The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130755

The information in this free writing prospectus, dated May 17, 2007 may be amended or completed prior to sale

Free Writing Prospectus (to accompany Prospectus dated May     , 2007)

$2,888,407,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Bear Stearns Commercial Mortgage, Inc.
Sponsor
Banc of America Commercial Mortgage Trust 2007-2
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2007-2

Consider carefully the risk factors beginning on page S-34 in this free writing prospectus and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates;

•	junior certificates consisting of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XW, Class A-M, Class A-J, Class B, Class C and Class D Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing July 10, 2007, as and to the extent of available funds as described in this free writing prospectus. The mortgage loans constitute the sole source of repayment on the certificates.
The trust’s assets will consist primarily of 180 mortgage loans and other property described in this free writing prospectus and the accompanying prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This free writing prospectus more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance or Notional Amount as of Delivery Date(1)		Approximate Initial Pass-Through Rate as of Delivery Date	Anticipated Ratings Fitch/S&P(2)	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)
Class A-1(4)	$58,000,000		%(5)	AAA/AAA	January 10, 2012	April 10, 2049
Class A-2(4)	$808,000,000		%(5)	AAA/AAA	June 10, 2012	April 10, 2049
Class A-3(4)	$162,600,000		%(5)	AAA/AAA	October 10, 2013	April 10, 2049
Class A-AB(4)	$60,562,000		%(5)	AAA/AAA	February 10, 2016	April 10, 2049
Class A-4(4)	$602,000,000		%(5)	AAA/AAA	March 10, 2017	April 10, 2049
Class A-1A(4)	$530,689,000		%(5)	AAA/AAA	March 10, 2017	April 10, 2049
Class XP	TBD	(6)	%(6)	AAA/AAA	N/A	April 10, 2049
Class XW	TBD	(6)	%(6)	AAA/AAA	N/A	April 10, 2049
Class A-M	$317,407,000		%(5)	AAA/AAA	April 10, 2017	April 10, 2049
Class A-J	$253,927,000		%(5)	AAA/AAA	April 10, 2017	April 10, 2049
Class B	$15,870,000		%(5)	AA+/AA+	April 10, 2017	April 10, 2049
Class C	$47,611,000		%(5)	AA/AA	April 10, 2017	April 10, 2049
Class D	$31,741,000		%(5)	AA−/AA−	May 10, 2017	April 10, 2049

(Footnotes to table start on page S-11)

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this free writing prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC and Bear, Stearns & Co. Inc. will be acting as co-lead managers. Banc of America Securities LLC and Bear, Stearns & Co. Inc. will also be acting as joint bookrunners with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-J and Class D Certificates. Banc of America Securities LLC will be the sole bookrunner with respect to all other classes of certificates. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC and Greenwich Capital Markets, Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June [  ], 2007. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately [        ]% of the initial principal amount of the offered certificates, plus accrued interest from June [  ], 2007 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC	Bear, Stearns & Co. Inc.

Credit Suisse	RBS Greenwich Capital

May     , 2007

Banc of America Commercial Mortgage Inc.

Commercial Mortgage Pass-Through Certificates, Series 2007-2

Geographic Overview of Mortgage Pool

Idaho
3 properties
$14,265,897
0.4% of total
Wyoming
1 property
$5,000,000
0.2% of total
Nebraska
2 properties
$30,450,000
1.0% of total
Missouri
1 property
$16,287,578
0.5% of total
Minnesota
2 properties
$96,181,758
3.0% of total
Illinois
8 properties
$27,922,794
0.9% of total
Indiana
17 properties
$91,183,462
2.9% of total
Pennsylvania
5 properties
$40,212,000
1.3% of total
New York
11 properties
$593,172,841
18.7% of total
New Hampshire
1 property
$6,002,753
0.2% of total
Washington
18 properties
$191,171,903
6.0% of total
Massachusetts
2 properties
$5,788,590
0.2% of total
Michigan
3 properties
$10,007,059
0.3% of total
Connecticut
3 properties
$191,400,000
6.0% of total
Oregon
2 properties
$122,650,000
3.9% of total
Ohio
7 properties
$83,404,672
2.6% of total
Rhode Island
7 properties
$20,593,710
0.6% of total
New Jersey
3 properties
$22,460,435
0.7% of total
Nevada
4 properties
$46,179,946
1.5% of total
District of Columbia
5 properties
$140,438,373
4.4% of total
California
19 properties
$113,855,389
3.6% of total
Maryland
1 property
$153,000,000
4.8% of total
Virginia
14 properties
$174,195,349
5.5% of total
Utah
1 property
$3,553,513
0.1% of total
North Carolina
2 properties
$55,021,600
1.7% of total
Arizona
2 properties
$18,300,000
0.6% of total
Georgia
10 properties
$225,692,208
7.1% of total
South Carolina
3 properties
$22,782,053
0.7% of total
New Mexico
1 properties
$1,468,217
0.0% of total
Self Storage 1.1%
Other 1.1%
Mixed Use 0.6%
Hotel 4.8%
Manufactured Housing 0.1%
Industrial 5.6%
Multifamily 16.7%
Office 40.7%
Retail 29.4%
Texas
27 properties
$167,941,844
5.3% of total
Arkansas
4 properties
$11,797,068
0.4% of total
Mississippi
4 properties
$37,498,807
1.2% of total
Kentucky
1 property
$44,305,560
1.4% of total
Florida
22 properties
$183,544,006
5.8% of total
Louisiana
3 properties
$162,428,603
5.1% of total
Alabama
1 property
$28,116,029
0.9% of total
Puerto Rico
2 properties
$15,800,000
0.5% of total
<1.0% of Initial Pool Balance
1.0% – 5.0% of Initial Pool Balance
5.1% – 10.0% of Initial Pool Balance
>10.0% of Initial Pool Balance
Percentages rounded to one decimal place.

Note regarding pie chart and map on opposite page: numbers may not total to 100% due to rounding.

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘AVAILABLE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this free writing prospectus relates is 333-130755.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-7
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	S-7
EUROPEAN ECONOMIC AREA	S-8
UNITED KINGDOM	S-9
NOTICE TO UNITED KINGDOM INVESTORS	S-9
EXECUTIVE SUMMARY	S-11
SUMMARY OF PROSPECTUS SUPPLEMENT	S-14
RISK FACTORS	S-34
Risks Related to the Certificates	S-34
Your Lack of Control Over the Trust Fund Can Create Risk	S-34
Transaction Party Roles and Relationships Create Potential Conflicts of Interest	S-34
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in a Particular Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-37
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	S-38
The Borrower’s Form of Entity May Cause Special Risks	S-38
Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	S-39
Subordination of Subordinate Certificates Increases Risk of Loss	S-39
Modeling Assumptions Are Unlikely to Match Actual Experience	S-39
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	S-39
Risks Related to the Mortgage Loans	S-41
Balloon Loans May Present Greater Risk than Fully Amortizing Loans	S-41
Particular Property Types Present Special Risks	S-42
Other Property Types—Medical Office Properties	S-42
Other Property Types—Automobile Dealerships	S-43
Other Property Types—Movie Theaters	S-43
Subordinate Financing May Make Recovery Difficult in the Event of Loss	S-43
Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	S-46
Enforcement of Environmental Laws in Puerto Rico	S-49
The Benefits Provided by Cross-Collateralization May Be Limited	S-50
Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	S-51
The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	S-52
Certain State-Specific Considerations—New York	S-53
Certain Jurisdiction-Specific Considerations—Puerto Rico	S-53
Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	S-55

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date of this securitization. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this free writing prospectus or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed in this free writing prospectus supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the Series 2007-2 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-11 of this free writing prospectus and shows certain characteristics of the offered certificates in tabular form;

Summary of Free Writing Prospectus, which begins on page S-13 of this free writing prospectus and gives a brief introduction of the key features of the Series 2007-2 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-34 of this free writing prospectus and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this free writing prospectus and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ beginning on page S-183 of this free writing prospectus. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘GLOSSARY’’ beginning on page 152 in the accompanying prospectus.

In this free writing prospectus, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a free writing prospectus and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until August [    ], 2007, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This free writing prospectus and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the annexes. Forward looking statements are also found in other places throughout this free writing prospectus and the accompanying prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this free writing prospectus. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(This Page Intentionally Left Blank)

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this free writing prospectus (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class R-II Certificates) that will be sold to investors in private transactions. This free writing prospectus is also referred to herein as the ‘‘prospectus supplement’’. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A ‘‘Glossary of Principal Definitions’’ is included at the end of this prospectus supplement. A ‘‘Glossary’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References in this prospectus supplement to ‘‘Loan No.’’ or ‘‘Loan Nos.’’ are references to the loan number or loan numbers set forth on ANNEX A to this prospectus supplement.

Class	Certificate Balance or Notional Amount as of Delivery Date(1)	Anticipated Ratings Fitch/S&P(2)	Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date	Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	$58,000,000	AAA/AAA	1.827%	30.000%	Fixed(5)	%(5)	3.22	1 – 55
A-2(4)	$808,000,000	AAA/AAA	25.456%	30.000%	Fixed(5)	%(5)	4.86	55 – 60
A-3(4)	$162,600,000	AAA/AAA	5.123%	30.000%	Fixed(5)	%(5)	6.34	76 – 76
A-AB(4)	$60,562,000	AAA/AAA	1.908%	30.000%	Fixed(5)	%(5)	6.90	60 – 104
A-4(4)	$602,000,000	AAA/AAA	18.966%	30.000%	Fixed(5)	%(5)	9.45	104 – 117
A-1A(4)	$530,689,000	AAA/AAA	16.719%	30.000%	Fixed(5)	%(5)	7.23	1 – 117
XP	TBD(6)	AAA/AAA	N/A	N/A	Variable Rate(6)	%(6)	(6)	N/A
XW	TBD(6)	AAA/AAA	N/A	N/A	Variable Rate(6)	%(6)	(6)	N/A
A-M	$317,407,000	AAA/AAA	10.000%	20.000%	Fixed(5)	%(5)	9.77	117 – 118
A-J	$253,927,000	AAA/AAA	8.000%	12.000%	Fixed(5)	%(5)	9.84	118 – 118
B	$15,870,000	AA+/AA+	0.500%	11.500%	Fixed(5)	%(5)	9.84	118 – 118
C	$47,611,000	AA/AA	1.500%	10.000%	Fixed(5)	%(5)	9.84	118 – 118
D	$31,741,000	AA−/AA−	1.000%	9.000%	Fixed(5)	%(5)	9.92	118 – 119
Private Certificates — Not Offered Hereby(7)
XC	TBD(6)	AAA/AAA	N/A	N/A	Variable Rate(6)	%(6)	(6)	N/A
E	$15,870,000	A+/A+	0.500%	8.500%	Fixed(5)	%(5)	9.93	119 – 119
F	$27,773,000	A/A	0.875%	7.625%	Fixed(5)	%(5)	9.93	119 – 119
G	$27,774,000	A−/A−	0.875%	6.750%	Fixed(5)	%(5)	9.93	119 – 119
H	$43,643,000	BBB+/BBB+	1.375%	5.375%	Fixed(5)	%(5)	9.93	119 – 119
J	$35,708,000	BBB/BBB	1.125%	4.250%	Fixed(5)	%(5)	9.93	119 – 119
K	$35,709,000	BBB−/BBB−	1.125%	3.125%	Fixed(5)	%(5)	9.93	119 – 119
L	$15,870,000	BB+/BB+	0.500%	2.625%	Fixed(5)	%(5)	10.00	119 – 120
M	$7,935,000	BB/BB	0.250%	2.375%	Fixed(5)	%(5)	10.01	120 – 120
N	$15,871,000	BB−/BB−	0.500%	1.875%	Fixed(5)	%(5)	10.01	120 – 120
O	$3,967,000	B+/B+	0.125%	1.750%	Fixed(5)	%(5)	10.01	120 – 120
P	$3,968,000	B/B	0.125%	1.625%	Fixed(5)	%(5)	10.01	120 – 120
Q	$11,903,000	B−/B−	0.375%	1.250%	Fixed(5)	%(5)	10.01	120 – 120
S	$39,676,016	NR/NR	1.250%	0.000%	Fixed(5)	%(5)	10.01	120 – 120

(1)	As of the delivery date. Subject to a variance of plus or minus 5.0%.
(2)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch, Inc. and/or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth in the chart above. The ratings on the offered certificates do not represent any assessments of: (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.
(3)	Based on the maturity assumptions (as defined under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement). As of the delivery date, the ‘‘assumed final distribution date’’ with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its related maturity date, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this free writing prospectus, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement. The ‘‘rated final distribution date’’ for each class of offered certificates is the distribution date in April 2049. With respect to unrated classes of certificates, the ‘‘rated final distribution date’’ is provided for reference only. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 133 mortgage loans, representing approximately 83.3% of the initial pool balance. Loan group 2 will consist of 47 mortgage loans, representing approximately 16.7% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial principal balance of all the mortgage loans secured by multifamily properties.
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. Interest distributions on the Class XC, Class XP and Class XW Certificates will be based on amounts available relating to mortgage loans in loan group 1 and loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.
(5)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.
(6)	The Class XC (which are private certificates), Class XP and Class XW Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC, Class XP and Class XW Certificates, as the case may be, as described in the prospectus supplement. The interest rates applicable to the Class XC (private certificates), Class XP and Class XW Certificates for each distribution date will be as described in the prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement. The Class XC Certificates are not offered by the prospectus supplement. Any information we provide herein regarding the terms of the Class XC Certificates is provided only to enhance your understanding of the offered certificates.
(7)	Not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ below.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘Glossary of Principal Definitions’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$3,174,074,017	$2,643,384,435	$530,689,582
Number of mortgage loans	180	133	47
Number of mortgaged properties	222	173	49
Number of balloon mortgage loans(2)	130	94	36
Number of fully amortizing loans	0	0	0
Number of ARD loans(3)	3	3	0
Number of full period interest only mortgage loans(3)	50	39	11
Number of partial interest only, balloon loans(4)	52	38	14
Number of partial interest only, ARD loans	0	0	0
Average cut-off date balance	$17,633,745	$19,875,071	$11,291,268
Range of cut-off date balances	$1,150,000 to $394,477,317	$1,150,000 to $394,477,317	$1,397,268 to $153,000,000
Weighted average mortgage rate	5.736%	5.730%	5.764%
Weighted average remaining lockout period(5)	70	67	88
Range of remaining terms to maturity (months)(6)	55 to 120	55 to 120	55 to 120
Weighted average remaining term to maturity (months)(6)	95	96	89
Weighted average underwritten debt service coverage ratio	1.34x	1.36x	1.26x
Weighted average cut-off date loan-to-value ratio	70.8%	69.5%	77.0%

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Excludes mortgage loans (including anticipated repayment date mortgage loans) that are interest only until maturity or until the anticipated repayment date.
(3)	Three mortgage loans, (Loan Nos. 49148, 49754 and 3405225 representing 0.8% of the initial pool balance and 1.0% of the group 1 balance) are ARD Loans and interest only mortgage loans which results in such mortgage loan appearing in each category.
(4)	The partial interest only, balloon loans are also included in the balloon mortgage loan category.
(5)	Excludes three mortgage loans (Loan Nos. 51006, 3403856 and 49918 representing 17.6% of the initial pool balance, one mortgage loan representing 14.9% of the group 1 balance and two mortgage loans, representing 31.0% of the group 2 balance) that have no remaining lockout period.
(6)	In the case of mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2.

Relevant Parties and Dates

Sponsors

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America, National Association originated and will be the mortgage loan seller with respect to 102 mortgage loans, representing 69.5% of the initial pool balance and will be the mortgage loan seller with respect to the mortgage loans discussed below that were originated by Bridger Commercial Funding LLC. Bank of America, National Association is an affiliate of Banc of America Securities LLC, one of the underwriters.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘The Mortgage Loan Program’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Bear Stearns Commercial Mortgage, Inc.

Bear Stearns Commercial Mortgage, Inc. originated and will be the mortgage loan seller with respect to 21 mortgage loans, representing 21.6% of the initial pool balance. Bear Stearns Commercial Mortgage, Inc. is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters.

See ‘‘The Sponsors—Bear Stearns Commercial Mortgage, Inc.’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Other Originator (other than the Sponsors)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC, which is not a sponsor, originated 57 underlying mortgage loans, representing 8.9% of the initial pool balance. See ‘‘Other Originator (other than the sponsors)’’ in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘The Depositor’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2007-2, will be a New York common law trust, formed on the closing date of the securitization pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. See ‘‘The Trustee’’ in this prospectus supplement.

REMIC Administrator

Wells Fargo Bank, N.A. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘The Pooling and Servicing Agreements—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to (A) the Beacon Seattle & DC Portfolio Mortgage Loan (identified as Loan No. 51006 on ANNEX A to this prospectus supplement), which will be serviced by Wells Fargo Bank, N.A. pursuant to the terms of the pooling and servicing agreement relating to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, and (B) the 575 Lexington Avenue Pari Passu Mortgage Loan (identified as Loan No. 3403716 on ANNEX A to this prospectus supplement), which will be serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1. See ‘‘THE SERVICERS—The Master Servicer’’ in this prospectus supplement.

Special Servicer

LNR Partners, Inc., a Florida corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to (A) the Beacon Seattle & DC Portfolio Mortgage Loan (identified as Loan No. 51006 on ANNEX A to this prospectus supplement), which will be specially serviced by Centerline Servicing Inc. pursuant to the terms of the pooling and servicing agreement relating to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and (B) the 575 Lexington Avenue Pari Passu Mortgage Loan (identified as Loan No. 3403716 on ANNEX A to this prospectus supplement), which will be specially serviced by LNR Partners, Inc. pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1. See ‘‘THE SERVICERS—The Special Servicer’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Bank of America, National

Association or its affiliates may also provide financing to the other originators of the mortgage loans. In this regard, Bank of America, National Association and Bridger Commercial Funding LLC (‘‘Bridger’’) are parties to a mortgage loan purchase arrangement providing for the funding and/or acquisition by Bank of America, National Association from time to time of commercial mortgage loans originated by Bridger in accordance with Bank of America, National Association’s underwriting standards. All of the mortgage loans originated by Bridger that are included in the mortgage pool were acquired by Bank of America, National Association pursuant to such arrangement. Banc of America Strategic Investments Corporation (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities. Bank of America Corporation is also the parent company of Bank of America, National Association, the master servicer and a sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. Bank of America, National Association, is also the master servicer under the 575 Lexington Avenue Pooling Agreement discussed in this prospectus supplement. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Certificates— Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

It is also anticipated that an affiliate of Bank of America, National Association will retain or otherwise be the initial holder of the Class R-I and Class R-II certificates and one or more other classes of certificates; however such entity will have the right to dispose of such certificates at any time.

Cut-off Date

June 1, 2007 or with respect to Loan No. 51006, June 7, 2007.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about June [    ], 2007.

Distribution Dates

The tenth day of each month or, if any such tenth day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in July 2007.

Determination Date

The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period

With respect to any distribution date (other than with respect to Loan No. 51006), the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. With respect to Loan No. 51006, the collection period will mean the period that begins immediately following the seventh day (or if such seventh day is not a business day, the immediately preceding business day) of the calendar month preceding the month in which such distribution date occurs and ends on and includes the seventh day of the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in July 2007.

Transaction Overview

On the closing date of this securitization, each mortgage loan seller will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated either to cure any material breach of any such representation or warranty made by it or repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See

‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Each mortgage loan seller will sell each of its mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘Description of the Mortgage Pool’’ and ‘‘RISK FACTORS—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans (except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the servicing of which will be governed by the Beacon Seattle & DC IQ14 Pooling Agreement and except with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the 575 Lexington Avenue Pooling Agreement) pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 180 commercial and multifamily mortgage loans. With respect to these mortgage loans, 133 of the mortgage loans are in loan group 1 and 47 of the mortgage loans are in loan group 2. One hundred fifty-nine of these mortgage loans (which include 114 mortgage loans in loan group 1 and 45 mortgage loans in loan group 2) were (a) originated or co-originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. Twenty-one of the mortgage loans (which include 19 mortgage loans in loan group 1 and two of the mortgage loans in loan group 2) were originated or co-originated by Bear Stearns Commercial Mortgage, Inc. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $3,174,074,017, which is referred to as the initial pool balance, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $2,643,384,435, which is referred to as the ‘‘group 1 balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $530,689,582, which is referred to as the ‘‘group 2 balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table entitled ‘‘Selected Mortgage Loan Characteristics’’ below. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘Description of the Mortgage Pool’’. In addition, ANNEX A contains information on each mortgage loan in the mortgage pool on an individual basis, and ANNEX B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	5.287% to 6.728%	5.287% to 6.728%	5.560% to 6.274%
Weighted average per annum mortgage rate	5.736%	5.730%	5.764%
Range of remaining terms to stated maturity (months)(1)	55 to 120	55 to 120	55 to 120
Weighted average remaining term to stated maturity (months)(1)	95	96	89
Range of remaining amortization terms (months)(2)	235 to 360	235 to 360	240 to 360
Weighted average remaining amortization term (months)(2)	351	351	354
Range of remaining lockout periods (months)(3)	7 to 118	7 to 118	11 to 116
Range of cut-off date loan-to-value ratios	34.0% to 83.6%	34.0% to 83.6%	50.0% to 81.3%
Weighted average cut-off date loan-to-value ratio	70.8%	69.5%	77.0%
Range of maturity date loan-to-value ratios(1)	28.5% to 81.3%	28.5% to 80.0%	32.5% to 81.3%
Weighted average maturity date loan-to-value ratio(1)	67.7%	66.5%	73.4%
Range of underwritten debt service coverage ratios	1.07x to 2.41x	1.07x to 2.41x	1.09x to 2.09x
Weighted average underwritten debt service coverage ratio	1.34x	1.36x	1.26x

(1)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.
(2)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.
(3)	Three mortgage loans, Loan Nos. 51006, 3403856 and 49918 (which are excluded from this category), do not have lockout periods and are open to prepayment as of the cut-off date.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
New York	11	$593,172,841	18.7%	21.6%	4.3%
Georgia	10	225,692,208	7.1	8.5	0.0
Connecticut	3	191,400,000	6.0	7.2	0.0
Washington	18	191,171,903	6.0	6.9	1.8
Florida	22	183,544,006	5.8	6.9	0.0
Virginia	14	174,195,349	5.5	5.6	4.7
Texas	27	167,941,844	5.3	1.6	23.8
Louisiana	3	162,428,603	5.1	5.9	1.0
Other	114	1,284,527,263	40.5	35.7	64.4
Total	222	$3,174,074,017	100.0%	100.0%	100.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 27 other states, the District of Columbia and the Commonwealth of Puerto Rico with no more than 4.8% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

One hundred thirty of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial or a multifamily or manufactured housing property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Office	48	$1,291,152,817	40.7%	48.8%	0.0%
Retail	61	933,018,475	29.4	35.3	0.0
Multifamily	48	528,495,872	16.7	0.0	99.6
Industrial	25	176,533,081	5.6	6.7	0.0
Hotel	20	151,228,932	4.8	5.7	0.0
Other(2)	5	36,274,295	1.1	1.4	0.0
Self Storage	10	36,096,646	1.1	1.4	0.0
Mixed Use	4	19,080,190	0.6	0.7	0.0
Manufactured Housing	1	2,193,710	0.1	0.0	0.4
Total	222	$3,174,074,017	100.0%	100.0%	100.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.
(2)	Other property consists of an automobile dealership, land and a movie theater.

For more detailed statistical information regarding the mortgage pool, see ANNEX A to this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘Description of the Mortgage Pool—Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘Glossary of Principal Definitions’’ in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth in ANNEX A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $1,150,000 to $394,477,317, and the average cut-off date balance is $17,633,745; (b) in loan group 1 range from $1,150,000 to $394,477,317, and the average cut-off date balance is $19,875,071; and (c) in loan group 2 range from $1,397,268 to $153,000,000, and the average cut-off date balance is $11,291,268.

One mortgage loan referred to as the Beacon Seattle & DC Portfolio Whole Loan (Loan No. 51006, representing 12.4% of the initial pool balance (14.9% of the group 1 balance) is evidenced by a split loan structure comprised of seven pari passu notes and a subordinate note referred to as follows (with the aggregate principal balances as of the cut-off date of each provided in the parentheses): Beacon Seattle & DC Portfolio Note A-1 ($775,000,000), Beacon Seattle & DC Portfolio Note A-2 ($86,000,000), Beacon Seattle & DC Portfolio Note A-3 ($75,000,000), Beacon Seattle & DC Portfolio Note A-4 ($394,477,317), Beacon Seattle & DC Portfolio Note A-5 ($485,522,683), Beacon Seattle & DC Portfolio Note A-6 ($414,000,000), Beacon Seattle & DC Portfolio Note A-7 ($414,000,000) and Beacon Seattle & DC Portfolio Note B-1 ($56,000,000). Only the Beacon Seattle & DC Portfolio Note A-4 is included in the trust fund and is sometimes referred to as the Beacon Seattle & DC Portfolio Mortgage Loan. The loan-to-value ratio of the Beacon Seattle & DC Portfolio Mortgage Loan is assumed to be 64.2% and the debt service coverage ratio is assumed to be 1.33x, calculated as described herein, unless otherwise noted. The weighting of debt service coverage ratios and loan-to-value ratios, is solely upon the outstanding principal balance of the pari passu promissory note included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3405209, representing 5.9% of the initial pool balance and 7.1% of the group 1 balance) is part of a whole loan referred to as the One Park Avenue Pari Passu Whole Loan. The One Park Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the One Park Avenue Pari Passu Note A-1 (with a cut-off date principal balance of $187,500,000) and the One Park Avenue Pari Passu Note A-2 (with a cut-off date principal balance of $187,500,000). Only the One Park Avenue Pari Passu Note A-1 is included in the trust fund and is sometimes referred to as the One Park Avenue Pari Passu Mortgage Loan. The One Park Avenue Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the One Park Avenue Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the One Park Avenue Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the One Park Avenue Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the One Park Avenue Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—One Park Avenue’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3403716, representing 5.1% of the initial pool balance and 6.1% of the group 1 balance) is part of a whole loan referred to as the 575 Lexington Avenue Pari Passu Whole Loan. The 575 Lexington Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the 575 Lexington Avenue Pari Passu Note A-1 (with a cut-off date principal balance of $162,500,000) and the 575 Lexington Avenue Pari Passu Note A-2 (with a cut-off date principal balance of $162,500,000). Only the 575 Lexington Avenue Pari Passu Note A-2 is included in the trust fund and is sometimes referred to as the 575 Lexington Avenue Pari Passu Mortgage Loan. The 575 Lexington Avenue Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the 575 Lexington Avenue Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the 575 Lexington Avenue Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the 575 Lexington Avenue Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue

Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—575 Lexington Avenue’’ in ANNEX C to this prospectus supplement.

Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the 575 Lexington Avenue Pari Passu Mortgage Loan are references only to the 575 Lexington Avenue Pari Passu Note A-2 (and exclude the 575 Lexington Avenue Pari Passu Note A-1). See ‘‘Description of the Mortgage Pool—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 48225, representing 0.2% of the initial pool balance and 0.3% of the group 1 balance) is referred to as the Parkway Chevrolet-Tomball A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Parkway Chevrolet-Tomball Note A (with a cut-off date principal balance of $7,872,296), and a subordinate note B referred to as the Parkway Chevrolet-Tomball Note B (with a cut-off date principal balance of $1,490,025). Only the Parkway Chevrolet-Tomball Note A is included in the trust fund. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Parkway Chevrolet-Tomball A/B Whole Loan are references only to the Parkway Chevrolet-Tomball Note A (and exclude the Parkway Chevrolet-Tomball Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

In the case of nine mortgage loans, (Loan Nos. 3403856, 3405108, 20685, 3405208, 22097, 20889, 21443, 21666 and 3403414, representing 7.3% of the initial pool balance, eight mortgage loans representing 3.0% of the group 1 balance and one mortgage loan representing 28.8% of the group 2 balance), the loan-to-value ratio was calculated using an as stabilized appraised value. In addition, certain calculations may reflect certain as stabilized calculations, including rent payable by a borrower principal under a master lease or removal of non-recurring expenses. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase and sale agreement. In addition, the related mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of 13 classes of the depositor’s Commercial Mortgage Pass-Through Certificates as part of Series 2007-2, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XW, Class A-M, Class A-J, Class B, Class C and Class D Certificates. As of the delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2007-2 consists of a total of 30 classes of certificates, the following 17 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V,

Class R-I and Class R-II. The pass-through rates applicable to each of the Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates for each distribution date are set forth on page S-11 of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP and Class XW Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Book Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’).

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class X Certificates

Notional Amount

The Class XC (which are private certificates), Class XP and Class XW Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

For a more detailed discussion of the notional amounts of the Class XC, Class XP and Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Pass-Through Rates

The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately [_____]% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date and through and including the [______] 20[__] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of [    ]% of all or a designated portion of the certificate balance of a specified class of certificates. If [    ]% of all or a designated portion of the certificate balance of any class of certificates is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP

Certificates immediately prior to any distribution date, then [    ]% of that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

Following the [______] 20[__] distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the [______] 20[__] distribution date and for each distribution date thereafter.

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XP Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The pass-through rate applicable to the Class XC Certificates (which are private certificates) for the initial distribution date will equal approximately [_____]% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of [    ]% of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if [    ]% of the portion, but not all, of the certificate balance of any particular class of Certificates is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then [    ]% of that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and [    ]% of the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of the accrual of interest on the Class XC Certificates (which are private certificates) for each distribution date subsequent to the [______] 20[__] distribution date, the certificate balance of each other class of certificates (other than the Class V, Class R-I, Class R-II, Class XP and Class XW Certificates) will constitute a component of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will, in general, equal the excess, if any, of: (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XC Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The pass-through rate applicable to the Class XW Certificates for the initial distribution date will equal approximately [_]% per annum. The pass-through rate for the Class XW Certificates for each distribution date subsequent to the initial distribution date will, in general, equal to the excess, if any, of: (1) the weighted average net mortgage rate, over (2) the weighted average of the pass-through rates applicable to the certificate balance of each other class of certificates (other than the Class V, Class R-I, Class R-II, Class XC and Class XP Certificates).

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Distributions

Distribution on the certificates will occur monthly on each distribution date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘COMPENSATION AND EXPENSES’’.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 133 mortgage loans, representing approximately 83.3% of the initial pool balance, and loan group 2 will consist of 47 mortgage loans, representing approximately 16.7% of the initial pool balance. Loan group 2 will include approximately 100.0%% of the initial principal balance of the mortgage loans secured by multifamily properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XC, Class XP and Class XW Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates pro rata in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently, (A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on ANNEX D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the

Class A-1, Class A-2 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to zero; and (vi) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M Certificates: To the Class A-M Certificates as follows: (a) interest on Class A-M Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-M Certificates until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse Class A-M Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J Certificates: To the Class A-J Certificates in a manner analogous to Class A-M Certificates allocations of the fourth step.

Sixth, Class B Certificates: To the Class B Certificates in a manner analogous to the Class A-M Certificates allocations of the fourth step.

Seventh, Class C Certificates: To the Class C Certificates in a manner analogous to the Class A-M Certificates allocations of the fourth step.

Eighth, Class D Certificates: To the Class D Certificates in a manner analogous to the Class A-M Certificates allocations of the fourth step.

Finally, Private Certificates: To the Private Certificates (other than the Class XC Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-AB Certificates), among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES —Distributions—The Available Distribution Amount’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

The amount of principal required to be distributed to the classes of offered certificates entitled to principal on a particular distribution date also can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of certificates is described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. As of the cut-off date, the master servicing fee rate applicable to the mortgage loans will range, on a loan-by-loan basis, from [    ]% per annum to [    ]% per annum and the weighted average master servicing fee rate will be approximately [        ]% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the same basis of as any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan

The trustee is entitled to a trustee fee which is payable monthly on each mortgage loan and each REO mortgage loan from general collections on the mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00063% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

With respect to the mortgage loans that are serviced under separate pooling agreements, only certain of the fees and expenses described above are payable on such mortgage loans under the pooling and servicing agreement but generally the service providers under those other pooling and servicing agreements are entitled to payment of similar fees and expenses.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lockout period during which voluntary principal prepayments are prohibited, and either: (a) followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium or (b) only followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. As of the cut-off date [            ] of the mortgage loans do not have a lockout period and are voluntarily prepayable as of the first monthly payment date after the closing date of the related mortgage loan accompanied by a prepayment premium. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the related funds may be applied to reduce the principal balance of such mortgage loans (including yield maintenance if required) if certain release criteria are not satisfied. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates, for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates, the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-M, Class A-J, Class B, Class C and Class D Certificates in that order of priority.

The Class XP and Class XW Certificates are interest only certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class XP and Class XW Certificates will be especially sensitive to the prepayment, repurchase, substitution and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class XP and Class XW Certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Sensitivity of the Class XP and Class XW Certificates’’ in this prospectus supplement.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee.

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A in respect of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ and ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class XC, Class XP, Class XW, Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class V, Class XC, Class XP and Class XW Certificates. However, the notional amount of the Class XC, Class XP and Class XW Certificates (which is used to calculate interest due on the Class XC, Class XP and Class XW Certificates, respectively) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC, Class XP and Class XW Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.
(2)	The Class A-AB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.
(3)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—The Available Distribution Amount’’ in this prospectus supplement.
(4)	The Class XC, Class XP and Class XW Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal. Credit support applies only to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property protection expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court or as a result of a workout or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II and Class V Certificates), including the Class XC, Class XP and Class XW Certificates (provided, however, the Class A-1 through Class K Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth in this prospectus supplement and in the pooling and servicing agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code and the grantor trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class [ ] Certificates will be issued at a premium, that the Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [ ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You may be subject to restrictions on investment in the offered certificates, particularly if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities. You should consult your own legal, tax, financial and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive ratings no lower than the following ratings from Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Fitch	S&P
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-AB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class XP	AAA	AAA
Class XW	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA
Class B	AA+	AA+
Class C	AA	AA
Class D	AA−	AA−

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A rating does not address the tax attributes of the offered certificates or of the trust; the frequency or likelihood of prepayments (either voluntary or involuntary); the possibility that certificateholders might suffer a lower than anticipated yield;

the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest; or the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls or the possibility that, as a result of prepayments, investors in the Class XP and Class XW Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See ‘‘RATINGS’’ in this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘Risk Factors’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with ownership of such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates or hold certain companion loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer or affiliates thereof may be holders of such non-offered certificates and/or companion loans. This could cause a conflict between the master servicer’s or the special servicer’s duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion or subordinate loan or interests therein. In addition, the master servicer is an originator of the mortgage loans and a sponsor. This could cause a conflict between the master servicer’s duty to the trust under the pooling and servicing agreement and its interest as a sponsor in such other capacities. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by a mortgage loan seller or an affiliate thereof. A mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust fund. A mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. A mortgage loan seller, the underwriters or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

A mortgage loan seller may hold mezzanine debt related to a borrower that is not held in the trust fund.

With respect to the Beacon Seattle & DC Portfolio Whole Loan, an affiliate of Bear Stearns Commercial Mortgage, Inc. (one of the mortgage loan sellers) is the current holder of a related pari passu note and a related note B. However, such pari passu note and such note B may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

With respect to the One Park Avenue Pari Passu Whole Loan, an affiliate of Bank of America, National Association (one of the mortgage loan sellers and the master servicer) is the current holder of the related pari passu note. However, such pari passu note may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

With respect to the Parkway Chevrolet-Tomball A/B Whole Loan, an affiliate of Bear Stearns Commercial Mortgage, Inc. (one of the mortgage loan sellers) is the current holder of the related note B. However, such note B may be sold to third party investors (including through a securitization) at any time. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

In addition, the mortgage loan sellers, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller or mortgage loan sellers. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘Risk Factors—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The terms of 25 of the mortgage loans (representing 42.0% of the initial pool balance, 21 mortgage loans representing 42.1% of the group 1 balance and 4 mortgage loans representing 41.6% of the group 2 balance), in connection with a partial release of the related mortgaged property, permit (a) a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral, (b) the payment of a prepayment premium or yield maintenance charge, as applicable or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See ‘‘Description of the Mortgage Pool—Release or Substitution of Properties’’ in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks	See generally ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 23 sets containing, in the aggregate, 71 mortgage loans and representing 32.8% of the initial pool balance (14 sets, 41 mortgage loans representing 32.0% of the group 1 balance and 9 sets, 30 mortgage loans representing 36.7% of the group 2 balance), are made to affiliated borrowers. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 12 mortgage loans, representing 4.3% of the initial pool balance (9 mortgage loans representing 2.9% of the group 1 balance and 3 mortgage loans representing 11.5% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP or Class XW Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower alphabetical designation. For example, the Class S Certificates will not receive principal or interest on a distribution date until the Class Q Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class S Certificates then to the Class Q Certificates and so on, in reverse alphabetical order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement are based on the maturity assumptions described in such section under ‘‘—Weighted Average Lives’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘Risk Factors—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Interest Only Loans	47	$2,141,382,553	67.5%	68.5%	62.5%
Balloon Loans	77	597,731,146	18.8	18.9	18.4
Partial Interest Only, Balloon Loans(1)	52	401,474,021	12.6	11.3	19.1
Interest Only, ARD Loan(s)	3	25,614,000	0.8	1.0	0.0
Scheduled Amortization	1	7,872,296	0.2	0.3	0.0
Total:	180	$3,174,074,017	100.0%	100.0%	100.0%

(1)	Interest only for the first 12 to 72 months of their respective terms.

One hundred thirty of the mortgage loans, excluding those mortgage loans that are interest only until maturity or the anticipated repayment date, representing 31.7% of the initial pool balance (94 mortgage loans representing 30.6% of the group 1 balance and 36 mortgage loans representing 37.5% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from January 1, 2012 through June 1, 2017 unless the mortgage loan is previously prepaid. Fifty of the mortgage loans, representing 68.3% of the initial pool balance (39 mortgage loans representing 69.4% of the group 1 balance and 11 mortgage loan representing 62.5% of the group 2 balance), will provide for payments of interest only until maturity or the anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower’s ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower’s equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated with Balloon Payments’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsors, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks	The table on entitled ‘‘Selected from Characteristics’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement summarizes the various property types that secure the mortgage loans. See generally ‘‘Risk Factors—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Medical Office Properties	Included in the office properties referenced in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement are medical office properties securing five mortgage loans, Loan Nos. 3405184, 21448, 21443, 21666 and 22552, representing 0.8% of the initial pool balance and 0.9% of the group 1 balance) as of the cut-off date. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties. See ‘‘RISK FACTORS—Particular Property

Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Automobile Dealerships	An automobile dealership secures one mortgage loan (Loan No. 48225, representing 0.2% of the initial pool balance and 0.3% of the group 1 balance) as of the cut-off date. Automobile dealerships are subject to various risks which may be in addition to those associated with retail establishments generally. The success of an automobile dealership is subject to factors such as the popularity of the brands being sold at such dealership and changes in demographics and consumer tastes which may negatively impact the appeal of the product lines being offered. Further, the United States motor vehicle industry generally is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. Significant factors affecting the sale of motor vehicles include rates of employment, income growth, interest rates and general consumer sentiment. In addition, where automobile dealerships have an on-site service department, it will be necessary for such automobile dealerships to manage and dispose of oil, batteries and other related automotive products. In addition, automobile dealerships may not be readily convertible to alternative uses.

Other Property Types—Movie Theaters	Included in the ‘‘Other Properties’’ category in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement is a movie theater property securing one mortgage loan (Loan No. 47941, representing 0.4% of the initial pool balance and 0.4% of the group 1 balance) as of the cut-off date, is a movie theater. This type of property is exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of a movie theater, which may, in turn, cause the tenant to experience financial difficulty. See ‘‘—Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates’’ above. Further, because of unique construction requirements of movie theaters, any vacant movie theater space is not easily convertible to other uses.

Subordinate Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower’s ability to make any balloon payment due at maturity or at the related anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	7	24.7%	28.5%	5.7%
Unsecured(3)(5)	7	26.3%	28.8%	14.4%
Future
Secured(6)	11	1.9%	1.8%	2.4%
Unsecured(5)(6)	33	30.6%	28.0%	43.6%

(1)	Two mortgage loans, Loan Nos. 3405209 and 3403716, have existing additional debt and allow future debt which results in such mortgage loans appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.

(2)	Existing and future categories include mezzanine debt.

(3)	Two mortgage loans, Loan Nos. 51006 and 3405209, have existing secured and existing unsecured debt which results in such mortgage loans appearing in both the ‘‘Existing Secured’’ and ‘‘Existing Unsecured’’ categories. With respect to the Beacon Seattle & DC Portfolio Mortgage Loan, three mortgaged properties known as the ‘‘Cash Flow Properties’’, (which properties were not given any allocated loan amount in the loan documents) are encumbered by existing secured debt to third parties in an amount of $339,177,299. The Cash Flow Properties do not secure the Beacon Seattle & DC Portfolio Mortgage Loan, but instead the related borrowers have covenanted to deposit the cash flows such borrowers have received from such properties.

(4)	Includes three loans, Loan Nos. 51006, 3405209 and 3403716, that have pari passu debt.

(5)	Excludes unsecured trade payables.

(6)	Loan Nos. 22420 and 22599 permit future secured and unsecured debt.

Certain information about the Beacon Seattle & DC Portfolio Mortgage Loan, the One Park Avenue Pari Passu Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Beacon Seattle & DC Portfolio Mortgage Loan	51006	12.4%	14.9%	$394,477,317	$2,249,522,683(1)	$56,000,000	(1)
One Park Avenue Pari Passu Mortgage Loan	3405209	5.9%	7.1%	$187,500,000	$187,500,000	NAP
575 Lexington Avenue Pari Passu Mortgage Loan	3403716	5.1%	6.1%	$162,500,000	$162,500,000	NAP

(1)	With respect to the Beacon Seattle & DC Portfolio notes (of which only Note A-4 is included in the trust fund) which have the following cut-off date principal balances (1) Note A-1 ($775,000,000), Note A-2 ($86,000,000), Note A-3 ($75,000,000), Note A-6 ($414,000,000), and Note A-7 ($414,000,000), as a unit are pari passu with Note A-4 ($394,477,317) and Note A-5 ($485,522,683) and Note B-1 ($56,000,000), as a unit, and (2) Note B-1 is subordinate to Note A-4 and Note A-5. See ‘‘ANNEX C—DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ of this prospectus supplement for the description of relationship among the Beacon Seattle & DC Portfolio notes.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’, ‘‘—One Park Avenue Pari Passu Whole Loan’’ and ‘‘—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the accompanying prospectus.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt(1)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	32	30.6%	27.9%	43.6%
Existing	7	26.3%	28.8%	14.4%

(1)	One mortgage loan, Loan No. 3405209, has existing mezzanine debt and allows for future mezzanine debt.

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the members or partners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. With respect to the seven mortgage loans that have existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or cure the default.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then:

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that:

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

Enforcement of Environmental Laws in Puerto Rico	Two mortgaged properties securing mortgage loans (Loan Nos. 49754 and 49148) representing 0.5% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties (0.6% of the group 1 balance), are located in Puerto Rico. The Puerto Rico Environmental Quality Board (the ‘‘EQB’’) has authority to enforce the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005, (‘‘Act No. 416’’) and the regulations promulgated thereunder. Act No. 416 grants EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid Waste Disposal Act, Resource Conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the EPA and the EQB. In those cases where enforcement of the environmental program has not been delegated to the EQB, the EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘Description of the Mortgage Pool— General’’ in this prospectus supplement, the mortgage pool includes one cross-collateralized set of mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
49148, 49754 and 49092	3	0.8%	1.0%	0.0%

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related loan documents. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 11.7% of the initial pool balance (one such set comprising 14.0% of the group 1 balance and another such set comprising 10.4% of the group 2 balance). In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower.

There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in ANNEX A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

Additionally, certain tenants may be owned by affiliates of the related borrower or otherwise related to or affiliated with the borrower. The interests of the borrower acting as a tenant may conflict with the borrower’s interests under the related loan documents and may be adverse to the interests of the certificateholders. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’ level but may not provide additional economic support for the mortgage loan. There can be no assurance the space ‘‘leased’’ by this borrower affiliate will eventually be occupied by third party tenants.

Loan No. 51006, the Beacon Seattle & DC Portfolio Mortgage Loan, represents approximately 12.4% of the initial outstanding pool balance, and therefore, the related borrowers/property group is a ‘‘significant obligor’’ as defined in Regulation AB. See ‘‘ANNEX C—DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ of this prospectus supplement for the description of the significant obligor and certain financial information thereof.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state, jurisdiction or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state, jurisdiction or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area’s economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in states with concentrations over 5.0% of the initial pool balance as of the cut-off date is as set forth in the following table:

States	Number of Mortgaged Properties	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
New York	11	18.7%	21.6%	4.3%
Georgia	10	7.1%	8.5%	0.0%
Connecticut	3	6.0%	7.2%	0.0%
Washington	18	6.0%	6.9%	1.8%
Florida	22	5.8%	6.9%	0.0%
Virginia	14	5.5%	5.6%	4.7%
Texas	27	5.3%	1.6%	23.8%
Louisiana	3	5.1%	5.9%	1.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

Certain State-Specific Considerations—New York	New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Certain Jurisdiction-Specific Considerations—Puerto Rico	Two mortgaged properties securing mortgage loans (loan Nos. 49754 and 49148) representing 0.5% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties (0.6% of the group 1 balance), are located in Puerto Rico. Commercial mortgage loans secured by properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a ‘‘mortgage note’’ payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgagor has only a single indebtedness to the mortgagee and in the event of a default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico.

Risks Related to Puerto Rico-United States Relationship. The Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the trust’s interest in the mortgaged property located in Puerto Rico.

Risks Relating to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, a foreign (non-Puerto Rico) entity that is not engaged in trade or business in Puerto Rico is related to the debtor if (A) it owns 50% or more of the value of the stock or participation of the debtor or (B) if the debtor owns 50% or more of the value of the stock or participation of said foreign entity. To determine the stock or participation ownership, certain attribution rules apply.

However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to ‘‘gross up’’ the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross up payments).

Risks Related to Foreclosure in Puerto Rico. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.

At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshall or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Mortgage and Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a mortgagee. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	with respect to 31 mortgage loans (representing 71.5% of the initial pool balance, 25 mortgage loans representing 75.1% of the group 1 balance and 6 mortgage loans representing 53.9% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 12.4% of the initial pool balance (14.9% of the group 1 balance), and one set of cross-collateralized mortgage loans represent in the aggregate approximately 0.8% of the initial pool balance (1.0% of the group 1 balance); and

•	the ten largest mortgage loans have cut-off date balances that represent in the aggregate 48.9% of the initial pool balance (nine mortgage loans representing 52.9% of the group 1 balance and one mortgage loan representing 28.8% of the group 2 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XC, Class XP, Class XW, Class V, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	With respect to 134 mortgage loans (representing 56.0% of the initial pool balance, 94 mortgage loans representing 55.1% of the group 1 balance and 40 mortgage loans representing 60.5% of the group 2 balance), as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final one to seven scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance.

In addition, 24 of the mortgage loans (representing 7.6% of the initial pool balance, 21 mortgage loans representing 7.9% of the group 1 balance and three mortgage loans representing 6.4% of the group 2 balance), (a) have an initial lockout period, (b) are then subject after expiration of the initial lockout period to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

In addition, 14 of the mortgage loans (representing 17.8% of the initial pool balance and 21.4% of the group 1 balance) (a) have an initial lockout period, (b) followed by a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium, (c) followed by a period that permits defeasance or prepayment subject to the payment of a yield maintenance charge and (d) are then followed by an open period.

In addition, one mortgage loan (representing 0.3% of the initial pool balance and 0.3% of the group 1 balance) (a) has an initial lockout period, (b) followed by a period that permits defeasance or prepayment subject to the payment of a yield maintenance charge and (c) is then followed by an open period.

In addition, one mortgage loan (representing 0.2% of the initial pool balance and 1.4% of the group 2 balance) (a) has an initial lockout period, (b) followed by a period that permits defeasance, (c) followed by a period that permits defeasance or prepayment subject to the greater of a yield maintenance charge and a 1% prepayment premium and (d) is then followed by an open period.

Meanwhile, two mortgage loans (representing 17.2% of the initial pool balance and 14.9% of the group 1 balance and 28.8% of the group 2 balance, respectively) (a) have no lockout period and permits prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium for an initial period of time, (b) followed by a period that permits defeasance or prepayment subject to the payment of a yield maintenance charge or a 1% prepayment premium and (c) which is then followed by an open period.

In addition, one mortgage loan (representing 0.1% of the initial pool balance and 0.7% of the group 2 balance) (a) has an initial lockout period, (b) followed by a period subject to a 2% prepayment premium and (c) is then followed by an open period.

In addition, one mortgage loan (representing 0.4% of the initial pool balance and 2.1% of the group 2 balance) (a) has no lockout period and permits prepayment subject to the greater of a yield maintenance charge or a 3% prepayment premium for an initial period of time, (b) followed by a period that permits prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium and (c) is then followed by an open period.

In addition, two mortgage loans, representing 0.3% of the initial pool balance (0.4% of the group 1 balance) (a) have an initial lockout period, (b) followed by a period that permits prepayment subject to the payment of the greater of a yield maintenance charge or a 3% prepayment premium and (c) is then followed by an open period.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the 575 Lexington Avenue Controlling Holder (with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class. Also, such prepayment premium or yield maintenance charge may not be payable by any of the aforementioned entities in connection with the exercise of a purchase right in respect of a defaulted mortgage loan pursuant to an intercreditor agreement; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See ANNEX A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Twelve of the mortgaged properties securing mortgage loans representing 7.2% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties (8.7% of the aggregate allocated amount of the group 1 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘Risk Factors—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Risks Related to the Beacon Seattle & DC Portfolio Whole Loan:	Four mortgaged properties, securing one mortgage loan (Loan No. 51006, representing 12.4% of the initial pool balance and 14.9% of the group 1 balance), are not subject to a mortgage lien, but the related lender has a pledge of the borrower’s joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. In addition, three properties (which do not have any allocated loan amount) out of the four properties are subject to existing mortgage debts. Another property out of these four properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See ‘‘ANNEX C—DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ to this prospectus supplement. With respect to such property, the lender would not be able to foreclose on or take possession of such property. Because a pledged equity interest in such property will not qualify as an interest in real property or as personal property incidental to real property, the REMIC Regulations will restrict the trust from taking title to such pledged interest. Therefore, upon the occurrence of an event of default under the related mortgage loan, the trust will not be permitted to take title to such pledged interest, but rather will be required to exercise the legal remedies available to it under applicable law to sell such pledged equity interest and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of such pledged equity interest could be less than the proceeds that would be received if the special servicer would have foreclosed on such interests and sold them at a later date. In addition, with respect to a property for which the lender does not have a mortgage lien but has only certain rights to proceeds from the related joint venture (or property owner), the lender does not have a lien on such property or a pledge of equity in the related property owner and has solely an unsecured contract right from the borrower to the payment of certain proceeds from the related property. Although failure by the borrower or its affiliates to exercise any available remedy (including commencing and diligently pursuing litigation) to cause proceeds to be delivered would constitute an event of default under the related mortgage loan, upon the occurrence of an event of default, the lender would not be able to foreclose or realize upon any such collateral with respect to such mortgage loan. Any misappropriation, conversion or application of such proceeds in contravention of the loan documents is a recourse carve-out event covered by the recourse guaranty from the borrower principal. In the event that the lender’s sole interest in the related property consists of a contractual obligation of the borrower to cause its affiliated property owners to pay certain proceeds from such properties to the lender, if the owner of such property were to become insolvent or become a debtor in a bankruptcy proceeding, the lender would not be a creditor of the owner, nor would the lender have a security interest in the underlying real property.

Condominium Ownership May Limit Use and Improvements	We are aware that two of the mortgage loans (representing 0.2% of the initial pool balance and 0.2% of the group 1 balance), are each secured by a property (or a portion of a property) that consists of the related borrower’s interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. See ‘‘Risk Factors— Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘Description of the Mortgage Pool’’ and in ANNEX A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

All of the mortgage loans other than Loan No. 59712 (representing 3.8% of the initial pool balance and 4.5% of the group 1 balance), were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain mortgage loans may allow for the substitution of a part or all of the related mortgaged property, subject to various conditions. See ‘‘Description of the Mortgage Pool—Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

With respect to the Beacon Seattle & DC Portfolio Whole Loan, a lawsuit involving the development of Market Square property filed in February 2001 (after a substantially similar action was dismissed from federal court following dismissal of a RICO count, upheld on appeal) is pending. The defendants are the general partner of the property owner and the current and former partners in and affiliates of such general partner and the plaintiff is the limited partner of the property owner. The complaint alleges fraud, conspiracy, breach of contract, breach of fiduciary duty, inducement of fiduciary breach, and failure to provide access to the books and records of the property owner and seeks monetary and injunctive relief. The defendants filed an answer in November 2001 denying liability. Document discovery was substantially completed in 2003 but depositions have not commenced. The case currently is stayed pending the interlocutory appeal noted above. The defendants appealed an order granting in part a motion by the plaintiff to compel the production of certain privileged documents. In connection with the above action, Western Associates Limited Partnership delivered a Notice of Lis Pendens January 30, 2007.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 40 mortgaged properties (securing mortgage loans representing 6.4% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties and 7.7% of the aggregate allocated amount of the group 1 balance), the mortgaged property is leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘RISK FACTORS—Particular Property Types Present Special Risks—Retail Properties’’, ‘‘—Office Properties’’, ‘‘—Multifamily Properties’’, ‘‘—Hotel Properties’’, ‘‘—Self Storage Properties’’, ‘‘—Industrial and Warehouse Properties’’ ‘‘—Manufactured Housing Communities’’, ‘‘—Parking Garages’’ and ‘‘—Other Properties’’ in the accompanying prospectus and ‘‘RISK FACTORS—Other Property Types—Medical Office Properties’’, ‘‘—Other Property Types—Automobile Dealerships’’ and ‘‘—Other Property Types—Movie Theaters’’ in this prospectus supplement.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Tenancies in Common May Hinder or Delay Recovery	With respect to 12 mortgage loans (representing 4.3% of the initial pool balance, nine mortgage loans representing 2.9% of the group 1 balance and three mortgage loans representing 11.5% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common or are permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. See ‘‘Risk Factors—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing 20 of the mortgage loans (representing 4.8% of the initial pool balance and 5.7% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘Risk Factors—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in locations such as California, Washington, Texas, Utah, Nevada, Idaho, seismic zones 3 and 4, the Commonwealth of Puerto Rico and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. In particular, although it is too soon to assess the full impact of recent hurricanes on the United States and local economies, in the short term, the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms have on occasion led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90.0% (or, in 2007, 85.0%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the directing certificateholder, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In addition, other loans either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. For example, all of the ten largest mortgage loans described in ANNEX C to this prospectus supplement require terrorism insurance subject to a premium cap. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower’s obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Hazard, Liability and Other Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan (or portion thereof) in connection with either a material breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘The Sponsors’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could adversely affect the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related mortgage loan seller and the related mortgage loan seller’s obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement.

See ‘‘Risk Factors’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 180 Mortgage Loans secured by first liens on 222 commercial and multifamily/manufactured housing properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 133 Mortgage Loans with an aggregate principal balance of $2,643,384,435 (the Group 1 Balance) representing approximately 83.3% of the aggregate initial principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 47 Mortgage Loans with an aggregate initial principal balance of $530,689,582 (the Group 2 Balance) (or approximately 100.0% of the aggregate initial principal balance of the Mortgage Loans secured by multifamily properties and 100.0% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties as of the Cut-off Date). ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $3,174,074,017, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances) (i) with respect to the Beacon Seattle & DC Portfolio Whole Loan includes only the Beacon Seattle & DC Portfolio Mortgage Loan (and excludes each Beacon Seattle & DC Portfolio Companion Loan; (ii) with respect to the One Park Avenue Pari Passu Whole Loan includes only the One Park Avenue Pari Passu Mortgage Loan (and excludes the One Park Avenue Pari Passu Note A-2); (iii) with respect to the 575 Lexington Avenue Pari Passu Whole Loan includes only the 575 Lexington Avenue Pari Passu Mortgage Loan (and excludes the 575 Lexington Avenue Pari Passu Note A-1); and (iv) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan includes only the Parkway Chevrolet-Tomball Note A (and excludes the Parkway Chevrolet-Tomball Note B). See ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

With respect to the Beacon Seattle & DC Portfolio Mortgage Loan (Loan No. 51006, representing 12.4% of the Initial Pool Balance and 14.9% of the Group 1 Balance), the lender does not have a mortgage lien on four properties, but has a pledge of the borrower’s joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. In addition, three (which do not have any allocated loan amounts) of the four properties are subject to existing mortgage debts. Another property out of the four properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Risks Related to the Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement and ‘‘ANNEX C—DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ to this prospectus supplement.

All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. For additional information see also ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a manufactured housing property or complex consisting of five or more rental living units) (47 of the mortgage loans (representing 16.7% of the Initial Pool Balance and 100.0% of the Group 2 Balance)). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, a retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, an automobile dealership, a movie theater, land or a mixed use property) 133 Mortgage Loans, representing 83.3% of the Initial Pool Balance and 100.0% of the Group 1 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

There is one set of Cross-Collateralized Mortgage Loans that consists of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Crossed Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
49148, 49754 and 49092	3	$25,304,000	0.8%	1.0%	0.0%

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. In addition, there are certain circumstances where one or more of the cross- collateralized Mortgage Loans can be released from the cross-collateralization and cross-default arrangement. See Annex A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘Risk Factors—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower’s obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Your Investment Is Not Insured or Guaranteed’’ in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

Geographic Concentration(1)

States	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
New York	11	$593,172,841	18.7%	21.6%	4.3%
Georgia	10	$225,692,208	7.1%	8.5%	0.0%
Connecticut	3	$191,400,000	6.0%	7.2%	0.0%
Washington	18	$191,171,903	6.0%	6.9%	1.8%
Florida	22	$183,544,006	5.8%	6.9%	0.0%
Virginia	14	$174,195,349	5.5%	5.6%	4.7%
Texas	27	$167,941,844	5.3%	1.6%	23.8%
Louisiana	3	$162,428,603	5.1%	5.9%	1.0%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 27 other states, the District of Columbia and the Commonwealth of Puerto Rico with no more than 4.8% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, each Mortgage Loan Seller will transfer its Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See ‘‘The Sponsors’’ and ‘‘Other Originator (OTHER THAN THE SPONSORS)’’ in this prospectus supplement.

The Mortgage Loans were originated between February 1, 2006 and June 1, 2007. Bank of America, National Association originated 102 of the Mortgage Loans, which represent 69.5% of the Initial Pool Balance (72 Mortgage Loans representing 68.9% of the Group 1 Balance and 30 Mortgage Loans representing 72.2% of the Group 2 Balance), and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described in the accompanying prospectus under ‘‘Bank of America, National Association, as Sponsor’’.

Bear Stearns Commercial Mortgage, Inc. originated or co-originated 21 of the Mortgage Loans, which represent 21.6% of the Initial Pool Balance (19 Mortgage Loans representing 23.9% of the Group 1 Balance and two Mortgage Loans representing 10.5% of the Group 2 Balance), generally in accordance with the underwriting criteria described in ‘‘THE SPONSORS—Bear Stearns Commercial Mortgage, Inc.’’ and ‘‘—BSCMI’s Underwriting Standards’’.

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America, National Association	159	178	$2,486,966,811	78.4%	76.1%	89.5%
Bear Stearns Commercial Mortgage, Inc.	21	44	687,107,206	21.6	23.9	10.5
Total	180	222	$3,174,074,017	100.0%	100.0%	100.0%

The Mortgage Loans were selected by the Mortgage Loan Sellers, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from each Mortgage Loan Seller’s portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table in the Executive Summary.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 50 Mortgage Loans that are interest only until maturity or the anticipated repayment date and represent 68.3% of the Initial Pool Balance (39

Mortgage Loans representing 69.4% of the Group 1 Balance and 11 Mortgage Loans representing 62.5% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 52 Mortgage Loans, representing 12.6% of the Initial Pool Balance (38 Mortgage Loans representing 11.3% of the Group 1 Balance and 14 Mortgage Loans representing 19.1% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on an ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.287% - 5.499%	15	$464,632,128	14.6%	17.6%	0.0%
5.500% - 5.749%	88	1,492,024,045	47.0	42.7	68.3
5.750% - 5.999%	50	736,055,493	23.2	24.1	18.6
6.000% - 6.249%	22	285,743,467	9.0	8.2	12.9
6.250% - 6.499%	3	191,752,667	6.0	7.2	0.3
6.500% - 6.728%	2	3,866,216	0.1	0.1	—
Total	180	$3,174,074,017	100.0%	100.0%	100.0%

One hundred thirty-six of the Mortgaged Properties securing Mortgage Loans representing 31.7% of the aggregate allocated amount of the Initial Pool Balance related to such Mortgaged Properties (30.6% of the aggregate allocated amount of the Group 1 Balance and 37.5% of the aggregate allocated amount of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated Maturity Date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Hyperamortization.    Three of the Mortgage Loans are ARD Loans (representing 0.8% of the Initial Pool Balance (and 1.0% of the Group 1 Balance), provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, ARD Loans will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the excess, if any, of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on an ARD Loan as called for in the related loan documents.

Amortization of Principal.    One hundred thirty Mortgage Loans are Balloon Loans, which represent 31.7% of the Initial Pool Balance (94 Mortgage Loans representing 30.6% of the Group 1 Balance and 36 Mortgage Loans representing 37.5% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates (the percentages also include Mortgage Loans with an Anticipated Repayment Date), unless prepaid prior thereto. In addition, 50 of the Mortgage Loans (including the Interest Only, Hyper Am Mortgage Loans), representing 68.3% of the Initial Pool Balance (69.4% of the Group 1 Balance and 62.5% of the Group

2 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement.

Prepayment Provisions.     The Mortgage Loans that permit voluntary prepayments generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lockout Period during which voluntary prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

Three Mortgage Loans, representing 17.6% of the Initial Pool Balance, do not have a lockout period and are prepayable as of the first monthly payment date after the closing date accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% or 3% of the amount prepaid.

The periods applicable to any particular Mortgage Loan are indicated in Annex A under the heading ‘‘Prepayment Penalty Description (Payments)’’. For example, Loan No. 3404536 is indicated as LO(12)/GRTR1%PPMTorYM(41)/OPEN(7), meaning that such Mortgage Loan has a Lockout Period for the first 12 payments, has a period for the following 41 payments during which a 1% prepayment premium or a yield maintenance charge applies, followed by an Open Period of seven payments, including the payment due on the Maturity Date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lockout Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lockout Periods ranged from seven to 118 scheduled monthly payments (seven to 118 scheduled monthly payments in Loan Group 1 and 11 to 116 scheduled monthly payments in Loan Group 2). As of the Cut-off Date the weighted average remaining Lockout Period was 70 scheduled monthly payments (67 scheduled monthly payments in Loan Group 1 and 88 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from one to 25 scheduled monthly payments (one to 12 for Loan Group 1 and one to 25 for Loan Group 2) prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was six scheduled monthly payments (six scheduled monthly payments in Loan Group 1 and six scheduled monthly payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

With respect to one Mortgage Loan (Loan No. 19986, representing 0.3% of the Initial Pool Balance and 2.1% of the Group 2 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $1,700,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents to obtain a release of the reserves. The borrower is permitted to request three times for the partial release of the reserves and to the extent the entire amount of the upfront reserve is not released within 24 months after the closing of the Mortgage Loan, then the mortgagee will apply the remaining reserves to reduce the outstanding principal balance of the Mortgage Loan to achieve the 1.20x debt service coverage ratio. The payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to one Mortgage Loan (Loan No. 23292, representing 0.3% of the Initial Pool Balance and 1.8% of the Group 2 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $1,385,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 36 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to satisfy the economic performance criteria within the 36-month period, then the mortgagee will apply the reserves to reduce the outstanding principal balance of the Mortgage Loan in order to achieve the 1.20x debt service coverage ratio, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the letter of credit proceeds.

With respect to one Mortgage Loan (Loan No. 20685, representing 0.3% of the Initial Pool Balance and 0.3% of the Group 1 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $700,000. The borrower must satisfy certain economic criteria specified in the related Mortgage Loan documents within 24 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to satisfy the economic performance criteria within the 24-month period, then the mortgagee will apply the reserves to reduce the outstanding principal balance to achieve the 1.20x debt service coverage ratio, and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to one Mortgage Loan (Loan No. 22097, representing 0.2% of the Initial Pool Balance and 0.3% of the Group 1 Balance), the related borrower deposited with the mortgagee an upfront reserve in the amount of $490,000 and provided the mortgagee with a letter of credit in the amount of $700,000. The borrower must satisfy certain economic criteria specified in the related Mortgage Loan documents within 24 months after the closing of the Mortgage Loan to obtain a release of the reserves and the letter of credit. If the borrower fails to fully satisfy the economic performance criteria within the 24-month period, then the mortgagee will draw on the letter of credit and release to the borrower a portion of those proceeds and reserves in the mortgagee’s sole discretion. Any amount of the proceeds not released to the borrower will be applied to reduce the outstanding principal balance of the Mortgage Loan. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the letter of credit proceeds.

With respect to one Mortgage Loan (Loan No. 21443, representing 0.1% of the Initial Pool Balance and 0.1% of the Group 1 Balance), the related borrower provided the mortgagee with an upfront reserve in the amount of $129,200. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 48 months after the closing of the Mortgage Loan to obtain a release of the reserves. If the borrower fails to fully satisfy the economic performance criteria within the 48-month period, then mortgagee will release to borrower a portion of those proceeds in the mortgagee’s sole discretion. Any amount of the reserves not released to the borrower will be applied to reduce the outstanding principal balance of the Mortgage Loan and the payment schedule under the Mortgage Loan will be re-amortized based on the reduced principal balance resulting from that prepayment. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the letter of credit proceeds.

With respect to one Mortgage Loan (Loan No. 19429, representing 0.1% of the Initial Pool Balance and 0.1% of the Group 1 Balance), the related borrower provided the mortgagee with a letter of credit in the amount of $130,000. The borrower must satisfy certain economic performance criteria specified in the related Mortgage Loan documents within 12 months after the closing of the Mortgage Loan to obtain a release of the letter of credit. If the borrower fails to fully satisfy the economic performance criteria within the 12-month period, then the mortgagee will draw on the letter of credit and release to the borrower a portion of those proceeds in the mortgagee’s sole discretion. Any amount of the proceeds not released to the borrower will be applied to reduce the outstanding principal balance of the Mortgage Loan. Any Prepayment Premium incurred in connection with any such prepayment of the Mortgage Loan will be the obligation of the borrower and will not be payable out of the letter of credit proceeds.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see Annex A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. In addition, generally no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to a condemnation or casualty. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    One-hundred fifty-two of the Mortgage Loans (including 18 Mortgage Loans that permit the exercise of either a Defeasance Option or Prepayment with a Yield Maintenance Payment), (representing 91.6% of the Initial Pool Balance, 110 Mortgage Loans representing 91.7% of the Group 1 Balance and 42 Mortgage Loans representing 90.8% of the Group 2 Balance), permit the applicable borrower at any time during the related Defeasance Period, which is at least two years from the Delivery Date, to obtain a release of a Mortgaged Property from the lien of the related Mortgage Loan by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option; provided that no event of default exists. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

Additional Prepayment Provisions. 10 of the Mortgage Loans, representing 2.3% of the Initial Pool Balance (2.0% of the Group 1 Balance and 3.8% of the Group 2 Balance), have holdbacks or letters of credit. For more information regarding the Mortgage Loans with holdbacks and/or letters of credit, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement.

Release or Substitution of Properties

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, at least 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

With respect to 29 mortgaged properties securing mortgage loans representing 16.5% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties (27 mortgaged properties representing 18.2% of the aggregate allocated amount of the group 1 balance and two mortgaged properties representing 8.4% of the aggregate allocated amount of the group 2 balance), the loan documents permit the related borrower to obtain the release of an individual property subject to satisfaction of, among other things, (i) payment of a release amount (as described in the loan documents), which will be deemed a voluntary prepayment of a portion of the Mortgage Loan, and will include any applicable prepayment premium (ii) after giving effect to such release, the debt service coverage ratio for the properties then remaining will be equal to or exceed the greater of (A) the debt service coverage ratio as of the closing date or (B) the debt service coverage ratio immediately prior to the release, and (iii) the applicable allocated loan amount of such individual property when added to the allocated loan amounts of all properties released prior to or simultaneously with such individual property may not exceed 15% of the original principal amount of the Mortgage Loan in any given 12 consecutive month period and may not exceed 40% of the original principal amount of such loan over the life of the loan.

With respect to 53 mortgaged properties securing mortgage loans representing 42.0% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties (48 mortgaged properties representing 42.1% of the aggregate allocated amount of the group 1 balance and five mortgaged properties representing 41.6% of the aggregate allocated amount of the group 2 balance), the loan documents permit the related borrower to obtain the release of an individual parcel subject to satisfaction of, among other things: the released parcel is not necessary for the borrower’s operation or use of the remaining portion of the Mortgaged Property; (b) no event of default exists; (c) after giving effect to the release, the absence of any adverse effect on the debt service coverage ratio; and (d) the released parcel is non-income producing and (A) vacant and unimproved or (B) improved, upon prior written consent by the mortgagee (subject to the delivery of a REMIC opinion). The substitution of another parcel in conjunction with such a release is permitted subject to, without limitation, satisfaction of the conditions required for a release with respect to the released parcel and the substitute parcel.

In the case of one Mortgage Loan (Loan No. 3403856, representing 4.8% of the Initial Pool Balance and 28.8% of the Group 2 Balance), pursuant to the loan documents the lender acknowledged that a to be defined portion of the Mortgaged Property upon which a single story building currently sits may be released during the term of the Mortgage Loan upon the satisfaction of certain conditions including, without limitation: (i) receipt of a separate tax parcel number for the release parcel (or escrow of the taxes on the entire parcel); (ii) receipt of subdivision approvals; (iii) entering into satisfactory access easements for the remaining Mortgaged Property, if required; and (iv) the payment of a release price equal to $1,600,000 together with the applicable prepayment premium, if any.

In the case of one Mortgage Loan (Loan No. 3403935, representing 0.6% of the Initial Pool Balance and 0.7% of the Group 1 Balance), the related loan documents permit the related borrower, at any time after May 1, 2008, to obtain the release of an individual Mortgaged Property upon the satisfaction of certain conditions including, but not limited to: (i) payment of 110% of the allocated loan amount set forth in the related loan agreement; (ii) payment of a transfer fee of 0.5% of the release price; (iii) payment of a $5,000 processing fee; and (iv) the delivery of confirmation from the Rating Agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving such Mortgage Loan.

In the case of one Mortgage Loan (Loan No. 3405525, representing 0.3% of the Initial Pool Balance and 0.3% of the Group 1 Balance), the related loan documents permit the related borrower to partially prepay the loan and obtain the release of a portion of the Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the principal amount of the Mortgage Loan attributable to the portion of the Mortgaged Property to be released (as determined by the mortgagee in it’s sole discretion); and (iii) the debt service coverage ratio after giving effect to such release must be the greater of (A) 1.55x or (B) the debt service coverage ratio immediately prior to such release and the loan-to-value ratio after giving effect to such release must not be the lesser of (A) 50% or (B) the loan-to-value ratio immediately prior to such release.

With respect to two Mortgaged Properties (securing Mortgage Loans representing 0.2% of the aggregate allocated amount of the Initial Pool Balance related to such Mortgaged Properties, and 0.2% of the aggregate allocated amount of the Group 1 Balance), the loan documents permit the related borrower to obtain the release of an individual Mortgaged Property, through a partial prepayment, subject to satisfaction of, among other things, (i) any partial prepayment is on a date that is two years after the closing date of the Mortgage Loan; (ii) partial prepayment of the Mortgage Loan is in an amount equal to 125% of the original allocated loan amount for the Mortgaged Property being released (which is $2,587,500 with respect to the ‘‘Coldwater property’’ (as defined in the related loan documents) and $3,162,500 with respect to the ‘‘Shelby property’’ (as defined in the related loan documents)); (iii) after giving effect to any such release, the debt service coverage ratio with respect to the remaining Mortgaged Property shall be equal to the greater of (x) 1.15x and (y) the debt-service-coverage ratio immediately prior to the release of the individual Mortgaged Property; and (iv) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property shall be equal to or less than 75%.

With respect to two Mortgaged Properties (securing Mortgage Loans representing 0.4% of the aggregate allocated amount of the Initial Pool Balance related to such Mortgaged Properties, and 0.4% of the aggregate allocated amount of the Group 1 Balance), the loan documents permit the related borrower to obtain the release of an individual Mortgaged Property, through a partial prepayment, subject to satisfaction of, among other things, (i) any partial prepayment is on a date that is two years after the closing date of the Mortgage Loan; (ii) partial prepayment of the Mortgage Loan is in an amount equal to 125% of the original allocated loan amount for the Mortgaged Property being released (which is $7,700,000 with respect to the ‘‘Guaynabo property’’ (as defined in the related loan documents) and $3,754,000 with respect to the ‘‘Georgia property’’ (as defined in the related loan documents)); (iii) after giving effect to any such release, the debt service coverage ratio with respect to the remaining Mortgaged Property shall be equal to the greater of (x) 1.15x and (y) the debt service coverage ratio immediately prior to the release of the individual Mortgaged Property; and (iv) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property shall be equal to or less than 75%.

With respect to the collateral securing the Beacon Seattle & DC Portfolio Mortgage Loan (Loan No. 51006, representing 12.4% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties and 14.9% of the aggregate allocated amount of the group 1 balance), the loan documents permit the partial releases of ‘‘Portfolio Properties’’ (as defined in the related loan agreement) in whole or in part subject to the satisfaction of certain conditions including but not limited to the following. If the debt service coverage ratio for the Beacon Seattle & DC Portfolio Whole Loan (based on actual net operating income, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount; provided that after such release, the debt service coverage ratio is at least equal to the greater of (i) 1.07x and (ii) the debt service coverage ratio immediately prior to such release. If the debt service coverage ratio is equal to or greater than 1.45x and will remain so after the release, partial releases are permitted subject to payment or defeasance of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount. With respect to the Beacon Seattle & DC Portfolio Whole Loan plus the mezzanine loans (‘‘Beacon Seattle & DC Portfolio Indebtedness’’), the related loan documents also permit partial releases of the ‘‘Cash Flow Properties’’ (as defined in the related loan agreement) (a) subject to payment of release amounts of (i) $235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town Center and (iii) $75,000,000 for 1300 North Seventeenth

Street and (b) provided that after such release, the debt service coverage ratio for the Beacon Seattle & DC Portfolio Indebtedness (based on actual net operating income, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to 1.07x. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the Beacon Seattle & DC Portfolio Whole Loan has been prepaid in the total amount of $100,000,000 pursuant to Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

With respect to two mortgaged properties securing mortgage loans (representing 1.4% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties and representing 8.4% of the aggregate allocated amount of the group 2 balance), the loan documents permit the related borrower to obtain the release of an individual mortgaged property, through a partial defeasance, subject to satisfaction of, among other things: (i) any partial defeasance is on a date that is two years after the closing date of the securitization; (ii) partial defeasance of the mortgage loan is in an amount equal to 115% of the allocated loan amount for the property being released, which is $32,545,000 with respect to ‘‘Castilian property’’ (as defined in the related loan documents) and $18,515,000 with respect to The Texan property (as defined in the related loan documents); (iii) after giving effect to any such release, the debt service coverage ratio with respect to the remaining Mortgaged Property shall be equal to or greater than the greater of (x) 1.20x (assuming a debt service constant of 7.08%) and (y) the debt service coverage ratio immediately prior to the proposed release of the individual mortgaged property; and (iv) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property shall be equal to or less than 75%.

With respect to two mortgaged properties securing mortgage loans (representing 1.9% of the aggregate allocated amount of the initial pool balance related to such mortgaged properties and 2.3% of the aggregate allocated amount of the group 1 balance), the loan documents permit the related borrower to obtain the release of an individual mortgaged property, through a partial prepayment, subject to satisfaction of, among other things, (i) any partial prepayment is on a date that is two years after the closing date of the securitization; (ii) the payment of a release price equal to 125% of the allocated loan amount with respect to the ‘‘Cheshire’’ property, which shall be $32,500,000, or 110% of the allocated loan amount with respect to the ‘‘North Haven’’ property, which shall be $38,500,000; (ii) after giving effect to the release, the debt service coverage ratio for the remaining Mortgaged Property shall equal or exceed the greater of (x) the greater of (1) 1.10x and (2) the debt service coverage ratio at the time of a previous release of an individual property and (y) the debt service coverage ratio for the Mortgaged Property for the 12 months immediately preceding the release of the individual mortgaged property; (ii) the loan-to-value ratio for the remaining Mortgaged Property shall not exceed the lesser of (x) the lesser of (1) 80% and (2) the loan to value ratio at the time of the previous release, if any and (y) the loan-to-value ratio for the Mortgaged Property immediately preceding the release of the individual property.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

Performance Escrows and Letters of Credit

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit; however, these Mortgage Loans do not contain conditions allowing the mortgagee to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions

The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the servicing of which will be governed by the Beacon Seattle & DC IQ14 Pooling Agreement and except with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the 575 Lexington Avenue Pooling Agreement), upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer’s consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master’s Servicer’s request for such consent and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Controlling Holder, any mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on- encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than a Whole Loan; provided that a Control Appraisal Period does not exist with respect to the related Whole Loan as described below) unless the Directing Certificateholder or the related Controlling Holder has approved such waiver and consent (except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the servicing of which will be governed by the Beacon Seattle & DC IQ14 Pooling Agreement and except with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the 575 Lexington Avenue Pooling Agreement), which approval will be deemed given if the Directing Certificateholder or the related Controlling Holder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder or the related Controlling Holder.

With respect to each Whole Loan, if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling

Holder is required with respect to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provision, such party’s consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the servicing of which will be governed by the Beacon Seattle & DC IQ14 Pooling Agreement and except with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the 575 Lexington Avenue Pooling Agreement) that (i) has a then outstanding principal balance of greater than $5,000,000 and represents greater than 5.0% of the then outstanding principal balance of the Mortgage Pool, (ii) has a then outstanding principal balance of greater than $35,000,000 or (iii) has a then outstanding principal balance of greater than $5,000,000 and is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan (except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the servicing of which will be governed by the Beacon Seattle & DC IQ14 Pooling Agreement and except with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the 575 Lexington Avenue Pooling Agreement) that (i) represents greater than 2.0% of the then outstanding principal balance of the Mortgage Pool, (ii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance, (iii) has a then outstanding principal balance of greater than $20,000,000 or (iv) after taking into consideration any additional indebtedness secured by the Mortgaged Property and any mezzanine debt, the loan-to-value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-encumbrance’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See ‘‘The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

Beacon Seattle & DC Portfolio Whole Loan

One Mortgage Loan, Loan No. 51006 (the ‘‘Beacon Seattle & DC Portfolio Mortgage Loan’’) (representing 12.4% of the Initial Pool Balance 14.9% of the Group 1 Balance) is part of a whole loan referred to as the ‘‘Beacon Seattle & DC Portfolio Whole Loan’’. The Beacon Seattle & DC Portfolio Whole Loan is evidenced by a split loan structure comprised of eight notes referred to as the ‘‘Beacon Seattle & DC Portfolio Note A-1’’ (with a Cut-off Date principal balance of $775,000,000), the ‘‘Beacon Seattle & DC Portfolio Note A-2’’ (with a Cut-off Date principal balance of $86,000,000), the ‘‘Beacon Seattle & DC Portfolio Note A-3’’ (with a Cut-off Date principal balance of $75,000,000), the ‘‘Beacon Seattle & DC Portfolio Note A-4’’ (with a Cut-off Date principal balance of $394,477,317), the ‘‘Beacon Seattle & DC Portfolio Note A-5’’ (with a Cut-off Date principal balance of $485,522,683), the ‘‘Beacon Seattle & DC Portfolio Note A-6’’ (with a Cut-off Date principal balance of $414,000,000), the ‘‘Beacon Seattle & DC Portfolio Note A-7’’ (with a Cut-off Date principal balance of $414,000,000) and the ‘‘Beacon Seattle & DC Portfolio Note B-1’’ (with a Cut-off Date principal balance of $56,000,000) (the Beacon Seattle & DC Portfolio Note A-1, Beacon Seattle & DC Portfolio Note A-2, Beacon Seattle & DC Portfolio Note A-3, Beacon Seattle & DC Portfolio Note

A-5, Beacon Seattle & DC Portfolio Note A-6, Beacon Seattle & DC Portfolio Note A-7 and the Beacon Seattle & DC Portfolio Note B-1 are collectively referred to as the ‘‘Beacon Seattle & DC Portfolio Companion Loans’’). The Beacon Seattle & DC Portfolio Whole Loan is secured by (i) first mortgages or deeds of trust encumbering (a) fee interests in 15 office properties and (b) a leasehold interest in one office property known as Key Center, located in Bellevue, Washington; (ii) with respect to one office property known as Market Square, located in Washington, D.C., (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrowers’ cash flows from the property; and (iii) a covenant to deposit the related borrowers’ cash flows from three additional properties. The Trust Fund will not be able to foreclose on and take ownership of the joint venture interests and the related loans described in clauses (ii)(a) and (b) above, but will be entitled to the proceeds in connection with the sale of such assets. Only the Beacon Seattle & DC Portfolio Note A-4 is included in the trust fund and is referred to as the Beacon Seattle & DC Portfolio Mortgage Loan. See ‘‘DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ in ANNEX C to this prospectus supplement.

The Beacon Seattle & DC Portfolio Mortgage Loan and the Beacon Seattle & DC Portfolio Companion Loans have the same maturity date and amortization term. The Beacon Seattle & DC Portfolio Note A-1 is expected to be held by the Morgan Stanley Capital I Trust 2007-IQ14. The Beacon Seattle & DC Portfolio Note A-2 and the Beacon Seattle & DC Portfolio Note A-3 are currently held by Morgan Stanley Mortgage Capital Inc. The Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1 are currently held by Bear Stearns Commercial Mortgage, Inc. The Beacon Seattle & DC Portfolio Note A-6 is currently held by Wachovia Bank, National Association and is expected to be held by the Wachovia Bank Commercial Mortgage Trust 2007-C31. The Beacon Seattle & DC Portfolio Note A-7 is currently held by Wachovia Bank, National Association. The Beacon Seattle & DC Portfolio Mortgage Loan and each of the Beacon Seattle & DC Portfolio Companion Loans will be serviced and administered pursuant to the pooling and servicing agreement relating to the Morgan Stanley Capital I Trust, Commercial Mortgage Pass Through Certificates, Series 2007-IQ14 (the ‘‘Beacon Seattle & DC IQ14 Pooling Agreement’’) by Wells Fargo Bank, National Association (the ‘‘Beacon Seattle & DC Portfolio Master Servicer’’) and Centerline Servicing Inc. (the ‘‘Beacon Seattle & DC Portfolio Special Servicer’’), as applicable, according to the servicing standard specified therein.

An intercreditor agreement (the ‘‘Beacon Seattle & DC Portfolio Intercreditor Agreement’’) between Morgan Stanley Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc. and Wachovia Bank, N.A. provides, among other things, for the application of payments among the holders of the Beacon Seattle & DC Portfolio Whole Loan and certain consultation rights to the holders of the Beacon Seattle & DC Portfolio Whole Loan.

All amounts paid by the related borrower or otherwise available for payment on the Beacon Seattle & DC Portfolio Whole Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the special servicer, the paying agent and/or the trustee under the Beacon Seattle & DC IQ14 Pooling Agreement, and the master servicer, the special servicer, the paying agent and/or the trustee (if any) of the securitization that may include the Beacon Seattle & DC Portfolio Companion Loans for servicing compensation, advances and/or interest on advances, among other things) will be applied on a pro rata and pari passu basis such that each holder of the Beacon Seattle & DC Portfolio Whole Loan (in the case of the case of the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Note A-5 and Beacon Seattle & DC Portfolio Note B-1, such loans taken as a collective whole) shall be of equal priority and no such holder shall have priority or preference over another.

The Beacon Seattle & DC Portfolio Intercreditor Agreement provides that the Operating Adviser appointed by the holder of the Beacon Seattle & DC Portfolio Note A-1 will have approval rights with respect to certain actions taken by the applicable master servicer or the special servicer, as the case may be, in regard to the Beacon Seattle & DC Portfolio Whole Loan, and the holders of the Beacon Seattle & DC Portfolio Mortgage Loan and the Beacon Seattle & DC Portfolio Companion Loans (other than the Beacon Seattle & DC Portfolio Note A-1) will have non-binding consultation rights with respect to such actions. Notwithstanding such consultation and approval rights, no advice, direction or objection from or by the holder of a Beacon Seattle & DC Portfolio Companion Loan or holder of the Beacon Seattle & DC Portfolio Mortgage Loan, as the case may be, to the Operating Adviser, may (and the applicable master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the Beacon Seattle & DC IQ14 Pooling Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Beacon Seattle & DC IQ14 Pooling Agreement or any provisions of the Beacon Seattle & DC Portfolio Intercreditor Agreement.

The applicable master servicer and the special servicer are required to comply with the applicable provisions of the Beacon Seattle & DC Portfolio Intercreditor Agreement, and in the event of any conflict between the terms of the Beacon Seattle & DC IQ14 Pooling Agreement and the terms of Beacon Seattle & DC Portfolio Intercreditor Agreement, the conflict shall be resolved in favor of the Beacon Seattle & DC Portfolio Intercreditor Agreement.

Beacon Seattle & DC Portfolio A/B Intercreditor Agreement.    An intercreditor agreement (the ‘‘Beacon Seattle & DC Portfolio A/B Intercreditor Agreement’’) has been entered into between the holders of the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1, which sets forth the rights of such noteholders. The Beacon Seattle & DC Portfolio A/B Intercreditor Agreement provides that expenses, losses and shortfalls allocated to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, under the Beacon Seattle & DC Portfolio Intercreditor Agreement will be allocated first to the Beacon Seattle & DC Portfolio Note B-1 and then pro rata, based on principal balances between the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5.

Distributions.    Pursuant to the terms of the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, prior to the occurrence of a monetary or other material event of default with respect to the Beacon Seattle & DC Portfolio Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Beacon Seattle & DC Portfolio Intercreditor Agreement and the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement and the Beacon Seattle & DC IQ14 Pooling Agreement, all payments and proceeds received with respect to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, will be generally paid in the following manner:

(i) first, to pay, pro rata, based upon their respective interest entitlements, (A) the holder of the Beacon Seattle & DC Portfolio Note A-4 in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note A-4 principal balance at the Beacon Seattle & DC Portfolio Note A-4 interest rate minus the sum of the related servicing fee rate and, if applicable, the trustee fee rate and (B) the holder of the Beacon Seattle & DC Portfolio Note A-5 in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note A-5 principal balance at the Beacon Seattle & DC Portfolio Note A-5 interest rate minus the sum of the related servicing fee rate and, if applicable, the trustee fee rate;

(ii) second, to pay, pro rata, based on their respective principal balances, (A) the holder of the Beacon Seattle & DC Portfolio Note A-4 in an amount equal to the scheduled principal payments, if any, due with respect to the Beacon Seattle & DC Portfolio Note A-4 and (B) the holder of the Beacon Seattle & DC Portfolio Note A-5 in an amount equal to the scheduled principal payments, if any, due with respect to the Beacon Seattle & DC Portfolio Note A-5;

(iii) third, to pay, pro rata, based on their respective principal balances, the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Note A-5 up to the amount of any unreimbursed costs and expenses paid by the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Note A-5 (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the Beacon Seattle & DC IQ14 Pooling Agreement;

(iv) fourth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, up to an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note B-1 principal balance, at the Beacon Seattle & DC Portfolio Note B-1 interest rate minus the sum of the related servicing fee rate and, if applicable, the trustee fee rate;

(v) fifth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, in an amount equal to the scheduled principal payments, if any, due with respect to the Beacon Seattle & DC Portfolio Note B-1;

(vi) sixth, any unscheduled principal payment allocable to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, shall be paid to the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Note A-5 and the holder of the Beacon Seattle & DC Portfolio Note B-1, pro rata, based on their respective principal balances, until such time as the unpaid principal amount of each of the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1 have been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of each of the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1 have been paid in full;

(vii) seventh, any prepayment premium, paid by the related borrower, and allocated to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5, the Beacon Seattle & DC Portfolio Note B-1, pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, shall be paid to each of the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Note A-5 and the holder of the Beacon Seattle & DC Portfolio Note B-1, pro rata, in the same proportion as are the respective amounts payable to each when the prepayment premium for the Beacon Seattle & DC Portfolio Whole Loan is separately computed on the basis of the prepaid amount of the respective principal balances, the Beacon Seattle & DC Portfolio Note A-4 interest rate, the Beacon Seattle & DC Portfolio Note A-5 interest rate and the Beacon Seattle & DC Portfolio Note B-1 interest rate, respectively, and any other applicable characteristics of the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1;

(viii) eighth, any remaining amount shall be paid as follows: (A) first to the respective holder of the Beacon Seattle & DC Portfolio Note B-1, up to the amount of any unreimbursed costs and expenses paid or reimbursed by such holder of the Beacon Seattle & DC Portfolio Note B-1 (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the Beacon Seattle & DC IQ14 Pooling Agreement, and (B) second, any remaining amount, pro rata, to the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Note A-5 and the holder of the Beacon Seattle & DC Portfolio Note B-1 in accordance with their respective original principal balances.

Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Beacon Seattle & DC Portfolio Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Beacon Seattle & DC Portfolio Intercreditor Agreement, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement, all payments and proceeds received with respect to the Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1, as a collective whole, pursuant to the Beacon Seattle & DC Intercreditor Agreement, will generally be paid in the following manner:

(i) first, to pay pro rata, based on their respective interest entitlements, (A) the holder of the Beacon Seattle & DC Portfolio Note A-4 in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note A-4 principal balance at the Beacon Seattle & DC Portfolio Note A-4 interest rate minus the sum of the related servicing fee rate and, if applicable, trustee fee rate and (B) the holder of the Beacon Seattle & DC Portfolio Note A-5 in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note A-5 principal balance at the Beacon Seattle & DC Portfolio Note A-5 interest rate minus the sum of the servicing fee rate and, if applicable, trustee fee rate;

(ii) second, to pay the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Note A-5, pro rata, based on their respective principal balances, in an amount equal to the Beacon Seattle & DC Portfolio Note A-4 principal balance and the Beacon Seattle & DC Portfolio Note A-5 principal balance until such time as the unpaid principal amount of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 have been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of each of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 have been paid in full;

(iii) third, to pay the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Note A-5 up to the amount of any unreimbursed costs and expenses paid by the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Note A-5, pro rata, based on their respective principal balances, (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the Beacon Seattle & DC IQ14 Pooling Agreement;

(iv) fourth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, in an amount equal to the accrued and unpaid interest on the Beacon Seattle & DC Portfolio Note B-1 principal balance at the Beacon Seattle & DC Portfolio Note B-1 interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate to pay the holder of the Beacon Seattle & DC Portfolio Note B-1, the outstanding Beacon Seattle & DC Portfolio Note B-1 principal balance;

(v) fifth, to the holder of the Beacon Seattle & DC Portfolio Note B-1 in an amount equal to the Beacon Seattle & DC Portfolio Note B-1 principal balance, until such time as the unpaid principal amount of the Beacon Seattle & DC Portfolio Note B-1 has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of the Beacon Seattle & DC Portfolio Note B-1 have been paid in full;

(vi) sixth, to the extent default interest or late payment charges otherwise allocable to the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Note A-5 and Beacon Seattle & DC Portfolio Note B-1 under the Beacon Seattle & DC Portfolio Intercreditor Agreement, is not required to be otherwise applied under the Beacon Seattle & DC IQ14 Pooling Agreement, any default interest in excess of the interest paid in accordance with clause (i) above to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5, pro rata, up to an amount equal to interest at the default interest rate on the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5, respectively and any late payment charges to the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Note A-5 allocated pro rata based on their respective principal balances;

(vii) seventh, to the extent default interest or late payment charges otherwise allocable to the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Note A-5 and Beacon Seattle & DC Portfolio Note B-1 under the Beacon Seattle & DC Portfolio Intercreditor Agreement is not required to be otherwise applied under the Beacon Seattle & DC IQ14 Pooling Agreement, any default interest in excess of the interest paid in accordance with clause (iv) above, to the Beacon Seattle & DC Portfolio Note B-1 up to an amount equal to interest at the default interest rate on the Beacon Seattle & DC Portfolio Note B-1 and any late payment charges to the holder of the Beacon Seattle & DC Portfolio Note B-1;

(viii) eighth, to the holder of the Beacon Seattle & DC Portfolio Note A-4 and the holder of the Beacon Seattle & DC Portfolio Note A-5, pro rata, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 principal balance, respectively, the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 interest rate, respectively, and any other applicable characteristics of the holder of the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5;

(ix) ninth, to the holder of the Beacon Seattle & DC Portfolio Note B-1, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Beacon Seattle & DC Portfolio Note B-1 principal balance, the Beacon Seattle & DC Portfolio Note B-1 interest rate and any other applicable characteristics of the Beacon Seattle & DC Portfolio Note B-1; and

(x) tenth, if any excess amount is paid by the related borrower and allocated to the Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Note A-5 and Beacon Seattle & DC Portfolio Note B-1 pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, and not otherwise applied in accordance with the foregoing clauses (i)-(ix), such remaining amount shall be paid as follows: (A) first to the holder of the Beacon Seattle & DC Portfolio Note B-1, up to the amount of any unreimbursed costs and expenses paid or reimbursed by the holder of the Beacon Seattle & DC Portfolio Note B-1 (or paid or advanced by any servicer or the trustee on its behalf) pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement or the Beacon Seattle & DC IQ14 Pooling Agreement, and (B) second, any remaining amount (other than late payment charges and default interest received from the related borrower required to be otherwise applied under the Beacon Seattle & DC IQ14 Pooling Agreement as described in clauses (iv) and (viii) above) to the holder of the Beacon Seattle & DC Portfolio Note A-4, the holder of the Beacon Seattle & DC Portfolio Note A-5 and the holder of the Beacon Seattle & DC Portfolio Note B-1 in accordance with their respective original principal balances.

Consultation Rights.    The Beacon Seattle & DC Portfolio Note A-4, the Beacon Seattle & DC Portfolio Note A-5 and the Beacon Seattle & DC Portfolio Note B-1 Holder also have limited rights of non-binding consultation with respect to certain servicing decisions.

One Park Avenue Pari Passu Whole Loan

One Mortgage Loan (Loan No. 3405209, representing 5.9% of the Initial Pool Balance and 7.1% of the group 1 balance) (the ‘‘One Park Avenue Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘One Park Avenue Pari Passu Whole Loan’’. The One Park Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘One Park Avenue Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $187,500,000) and the ‘‘One Park Avenue Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $187,500,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘One Park Avenue Mortgaged Property’’). Only the One Park Avenue Pari Passu Note A-1 is included in the Trust Fund and is sometimes referred to as the One Park Avenue Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—One Park Avenue’’ in ANNEX C to this prospectus supplement.

The One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 have the same maturity date and amortization term. The One Park Avenue Pari Passu Note A-2 is currently held by Bank of America, National Association or an affiliate thereof. The One Park Avenue Pari Passu Note A-2 or a portion thereof may be included in a future securitization. The One Park Avenue Pari Passu Note A-2 may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

An intercreditor agreement (the ‘‘One Park Avenue Intercreditor Agreement’’) between the holder of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2 sets forth the rights of the noteholders. The One Park Avenue Intercreditor Agreement generally provides that the Mortgage Loans that comprise the One Park Avenue Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The One Park Avenue Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the One Park Avenue Pari Passu Whole Loan will be allocated pro rata among the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. Pursuant to the terms of the One Park Avenue Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the One Park Avenue Intercreditor Agreement, all payments and proceeds received with respect to the One Park Avenue Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2, to (a) the holder of the One Park Avenue Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the One Park Avenue Pari Passu Note A-1, and to (b) the holder of the One Park Avenue Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the One Park Avenue Pari Passu Note A-2;

(ii) second, to each of the holders of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2, of all principal payments collected on the One Park Avenue Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the One Park Avenue pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the One Park Avenue Pari Passu Note A-1 and to the holder of the One Park Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the One Park Avenue Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of a One Park Avenue pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a One Park Avenue pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the One Park Avenue Pari Passu Note A-1 and the holder of the One Park Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related Trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the One Park Avenue Pari Passu Note A-1 is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the One Park Avenue Pari Passu Note A-1. Each option holder will have an option to purchase the One Park Avenue Pari Passu Note A-1 and the holders of the One Park Avenue Pari Passu Note A-2 (or its designees) will have an option to purchase the One Park Avenue Pari Passu Note A-2 at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

575 Lexington Avenue Pari Passu Whole Loan

One Mortgage Loan, Loan No. 3403716 (the ‘‘575 Lexington Avenue Pari Passu Mortgage Loan’’), (representing 5.1% of the Initial Pool Balance and 6.1% of the Group 1 Balance), is part of a whole loan referred to as the ‘‘575 Lexington Avenue Pari Passu Whole Loan’’. The 575 Lexington Avenue Pari Passu Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the ‘‘575 Lexington Avenue Pari Passu Note A-1’’ (with a Cut-off Date principal balance of $162,500,000) and the ‘‘575 Lexington Avenue Pari Passu Note A-2’’ (with a Cut-off Date principal balance of $162,500,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘575 Lexington Avenue Mortgaged Property’’). Only the 575 Lexington Avenue Pari Passu Note A-2 is included in the Trust Fund and is sometimes referred to as the 575 Lexington Avenue Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS—575 Lexington Avenue’’ in ANNEX C to this prospectus supplement.

The 575 Lexington Avenue Pari Passu Note A-1, and the 575 Lexington Avenue Pari Passu Note A-2 have the same maturity date and amortization term. The 575 Lexington Avenue Pari Passu Note A-1 is currently held by the Banc of America Commercial Mortgage Trust 2007-1 and each mortgage loan that comprises the 575 Lexington Avenue Pari Passu Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 (the ‘‘575 Lexington Avenue Pooling Agreement’’) by Bank of America, National Association (the ‘‘575 Lexington Avenue Master Servicer’’) and LNR Partners, Inc. (the ‘‘575 Lexington Avenue Special Servicer’’), as applicable, according to the servicing standard specified therein.

An intercreditor agreement (the ‘‘575 Lexington Avenue Intercreditor Agreement’’) between the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2 sets forth the rights of the noteholders. The 575 Lexington Avenue Intercreditor Agreement generally provides that the Mortgage Loans that comprise the 575 Lexington Avenue Pari Passu Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The 575 Lexington Avenue Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the 575 Lexington Avenue Pari Passu Whole Loan will be allocated pro rata among the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2. Pursuant to the terms of the 575 Lexington Avenue Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the 575 Lexington Avenue Intercreditor Agreement, all payments and proceeds received with respect to the 575 Lexington Avenue Pari Passu Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2, to (a) the holder of the 575 Lexington Avenue Pari Passu Note A-1 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 575 Lexington Avenue Pari Passu Note A-1, and holder of the (b) the 575 Lexington Avenue Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 575 Lexington Avenue Pari Passu Note A-2;

(ii) second, to each of the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2, of all principal payments collected on the 575 Lexington Avenue Pari Passu Whole Loan, to be applied in reduction of the outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of one of the 575 Lexington Avenue pari passu notes, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the 575 Lexington Avenue Pari Passu Note A-1 and to the holder of the 575 Lexington Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the 575 Lexington Avenue Pari Passu Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement), or payable to any party other than a holder of a 575 Lexington Avenue pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a 575 Lexington Avenue pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the holder of the 575 Lexington Avenue Pari Passu Note A-1 and the holder of the 575 Lexington Avenue Pari Passu Note A-2, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2).

If the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the Banc of America Commercial Mortgage Trust 2007-1 collection account.

Parkway Chevrolet-Tomball A/B Whole Loan

The Parkway Chevrolet-Tomball A/B Whole Loan (Loan No. 48225 representing 0.2% of the Initial Pool Balance 0.3% of the Group 1 Balance) is part of a split loan structure secured by the same mortgage instrument on the related mortgaged property (the ‘‘Parkway Chevrolet-Tomball A/B Mortgaged Property’’) comprised of a note A with principal balance as of the Cut-off Date of

$7,872,296 (the ‘‘Parkway Chevrolet-Tomball Note A’’) and a subordinate note B with a principal balance as of the Cut-off Date of $1,490,025 (the ‘‘Parkway Chevrolet-Tomball Note B’’). The Parkway Chevrolet-Tomball Note B is subordinate to the Parkway Chevrolet-Tomball Note A.

An intercreditor agreement (the ‘‘Parkway Chevrolet-Tomball A/B Intercreditor Agreement’’) between the holders of the Parkway Chevrolet-Tomball Note A and Parkway Chevrolet-Tomball Note B (the ‘‘Parkway Chevrolet-Tomball Note A Holder’’ and the ‘‘Parkway Chevrolet-Tomball Note B Holder’’, respectively) sets forth the rights of such noteholders. The Parkway Chevrolet-Tomball A/B Intercreditor Agreement provides that the mortgage loans that comprise the Parkway Chevrolet-Tomball A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement. The Parkway Chevrolet-Tomball A/B Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Parkway Chevrolet-Tomball A/B Whole Loan will be allocated first to the Parkway Chevrolet-Tomball Note B and then to the Parkway Chevrolet-Tomball Note A.

Distributions.    Pursuant to the terms of the Parkway Chevrolet-Tomball A/B Intercreditor Agreement and the Pooling and Servicing Agreement, prior to the occurrence of a monetary or material event of default with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Parkway Chevrolet-Tomball A/B Intercreditor Agreement and the Pooling and Servicing Agreement, all payments and proceeds received with respect to the Parkway Chevrolet-Tomball A/B Whole Loan will be generally paid in the following manner:

(i) first, to the Parkway Chevrolet-Tomball Note A Holder in an amount equal to the accrued and unpaid interest on the Parkway Chevrolet-Tomball Note A principal balance at the Parkway Chevrolet-Tomball Note A interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(ii) second, to the Parkway Chevrolet-Tomball Note A Holder in an amount equal to the scheduled principal payments, if any, due with respect to Parkway Chevrolet-Tomball Note A;

(iii) third, to the Parkway Chevrolet-Tomball Note A Holder up to the amount of any unreimbursed costs and expenses paid by the Parkway Chevrolet-Tomball Note A Holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Parkway Chevrolet-Tomball A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

(iv) fourth, to the Parkway Chevrolet-Tomball Note B Holder, up to an amount equal to the accrued and unpaid interest on the Parkway Chevrolet-Tomball Note B principal balance, at the Parkway Chevrolet-Tomball Note B interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(v) fifth, to the Parkway Chevrolet-Tomball Note B Holder, in an amount equal to the scheduled principal payments, if any, due with respect to Parkway Chevrolet-Tomball Note B;

(vi) sixth, any unscheduled principal payment allocable to the Parkway Chevrolet-Tomball A/B Whole Loan shall be paid to each of the Parkway Chevrolet-Tomball Note A Holder and the Parkway Chevrolet-Tomball Note B Holder, pro rata, based on their respective principal balances, until such time as the unpaid principal amount of the each of the Parkway Chevrolet-Tomball Note A and the Parkway Chevrolet-Tomball Note B have been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of such Note have been paid in full;

(vii) seventh, any prepayment premium, paid by the related borrower, shall be paid to each of the Parkway Chevrolet-Tomball Note A Holder and the Parkway Chevrolet-Tomball Note B Holder, pro rata, in the same proportion as are the respective amounts payable to each when the prepayment premium for the Parkway Chevrolet-Tomball A/B Whole Loan is separately computed on the basis of the prepaid amount of their respective principal balances, the Parkway Chevrolet-Tomball Note A interest rate and the Parkway Chevrolet-Tomball Note B interest rate, respectively, and any other applicable characteristics of the Parkway Chevrolet-Tomball Note A and the Parkway Chevrolet-Tomball Note B; and

(viii) eighth, any remaining amount shall be paid as follows: (A) first to the respective Parkway Chevrolet-Tomball Note B Holder, up to the amount of any unreimbursed costs and expenses paid or reimbursed by such Parkway Chevrolet-Tomball Note B Holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Parkway Chevrolet-Tomball A/B Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) second, any remaining amount to the Parkway Chevrolet-Tomball Note A Holder and the Parkway Chevrolet-Tomball Note B Holder in accordance with their respective original principal balances.

Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Parkway Chevrolet-Tomball A/B Intercreditor Agreement, all payments and proceeds received with respect to the Parkway Chevrolet-Tomball Note A and the Parkway Chevrolet-Tomball Note B, will generally be paid in the following manner:

(i) first, to the Parkway Chevrolet-Tomball Note A Holder in an amount equal to the accrued and unpaid interest on the Parkway Chevrolet-Tomball Note A principal balance at the Parkway Chevrolet-Tomball Note A interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(ii) second, to the Parkway Chevrolet-Tomball Note A Holder in an amount equal to the Parkway Chevrolet-Tomball Note A principal balance, until such time as the unpaid principal amount of such Note has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of such Note have been paid in full;

(iii) third, to the Parkway Chevrolet-Tomball Note A Holder up to the amount of any unreimbursed costs and expenses paid by the Parkway Chevrolet-Tomball Note A Holder (or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) pursuant to the Parkway Chevrolet-Tomball A/B Intercreditor Agreement or the Pooling and Servicing Agreement;

(iv) fourth, to the Parkway Chevrolet-Tomball Note B Holder, in an amount equal to the accrued and unpaid interest on the Parkway Chevrolet-Tomball Note B principal balance at the Parkway Chevrolet-Tomball Note B interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

(v) fifth, to the Parkway Chevrolet-Tomball Note B Holder in an amount equal to the Parkway Chevrolet-Tomball Note B principal balance, until such time as the unpaid principal amount of the Parkway Chevrolet-Tomball Note B has been reduced to zero and all accrued and unpaid interest and all other amounts (other than prepayment premiums) due in respect of the Parkway Chevrolet-Tomball Note B have been paid in full;

(vi) sixth, to the extent default interest or late payment charges otherwise allocable to the Parkway Chevrolet-Tomball A/B Whole Loan are not required to be otherwise applied under the Pooling and Servicing Agreement, any default interest in excess of the interest paid in accordance with clauses (i) and (iv) above (1)(A) first, to the Parkway Chevrolet-Tomball Note A up to an amount equal to interest at the default interest rate on Parkway Chevrolet-Tomball Note A and (B) then, to Parkway Chevrolet-Tomball Note B up to an amount equal to interest at the default interest rate on Parkway Chevrolet-Tomball Note B and (2) any late payment charges to the Parkway Chevrolet-Tomball Note A Holder and the Parkway Chevrolet-Tomball Note B Holder allocated pro rata based on their respective principal balances; and

(vii) seventh, to the Parkway Chevrolet-Tomball Note A Holder, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Parkway Chevrolet-Tomball Note A principal balance, the Parkway Chevrolet-Tomball Note A interest rate and any other applicable characteristics of Parkway Chevrolet-Tomball Note A;

(viii) eighth, to the Parkway Chevrolet-Tomball Note B Holder, its portion of the prepayment premium, to the extent due and payable by the related borrower, computed on the basis of the prepaid amounts of the Parkway Chevrolet-Tomball Note B principal balance, the Parkway Chevrolet-Tomball Note B interest rate and any other applicable characteristics of the Parkway Chevrolet-Tomball Note B; and

(ix) ninth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses (i)-(viii), such remaining amount shall be paid as follows: (A) first, to the respective Parkway Chevrolet-Tomball Note B Holder, up to the amount of any unreimbursed costs and expenses (including any cure payments pursuant to the Parkway Chevrolet-Tomball A/B Intercreditor Agreement) paid or reimbursed by such Parkway Chevrolet-Tomball Note B Holder (or paid or advanced by any servicer or the trustee on its behalf) pursuant to the Parkway Chevrolet-Tomball A/B Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) second, any remaining amount (other than late payment charges and default interest received from the related borrower required to be otherwise applied under the Pooling and Servicing Agreement as described in clause (viii) above) to the Parkway Chevrolet-Tomball Note A Holder and the Parkway Chevrolet-Tomball Note B Holder in accordance with their respective principal balances.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Parkway Chevrolet-Tomball A/B Whole Loan, resulting in a monetary event of default, the Parkway Chevrolet-Tomball Note B Holder will have the right to cure such monetary event of default, but may cure no more than four consecutive or six total monetary events of default. The Parkway Chevrolet-Tomball Note B Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing pursuant to the terms of the Parkway Chevrolet-Tomball A/B Intercreditor Agreement, the Parkway Chevrolet-Tomball Note B Holder will not be permitted to cure more than four consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

Purchase Option.    In the event that the Parkway Chevrolet-Tomball A/B Whole Loan becomes a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the Parkway Chevrolet-Tomball Note B Holder will have an option to purchase the Parkway Chevrolet-Tomball A/B Whole Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Parkway Chevrolet-Tomball A/B Whole Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Parkway Chevrolet-Tomball A/B Whole Loan, all related unreimbursed servicing advances together with accrued and unpaid interest on all advances and any recovered costs not previously reimbursed to the Parkway Chevrolet-Tomball Note A Holder.

Consent Rights.    For so long as the Parkway Chevrolet-Tomball Control Appraisal Period does not exist, the Parkway Chevrolet-Tomball Note B Holder has the right to consent to modifications, waivers and amendments as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

A ‘‘Parkway Chevrolet-Tomball Control Appraisal Period’’ exists with respect to the Parkway Chevrolet-Tomball A/B Whole Loan if and for so long as: (a) (1) the initial Parkway Chevrolet-Tomball Note B principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Parkway Chevrolet-Tomball Note B, (y) any Appraisal Reduction Amounts allocated to Parkway Chevrolet-Tomball Note B and (z) any losses realized with respect to either the Parkway Chevrolet-Tomball Note A or Parkway Chevrolet-Tomball Note B under the Pooling and Servicing Agreement, is less than (b) 25% of the excess of (1) the initial Parkway Chevrolet-Tomball Note B principal balance over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by the Parkway Chevrolet-Tomball Note B Holder on the Parkway Chevrolet-Tomball Note B.

Ten Largest Mortgage Loans

Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ and in ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Mortgage Loan Seller	Cut-off Balance	% of Initial Pool Balance	Loan Group	% of Applicable Loan Group	Property Type	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD	Underwritten DSCR	Mortgage Rate
Beacon Seattle & DC Portfolio	BSCMI	$394,477,317	12.4%	1	14.9%	Office	64.2%	64.2%	1.33x	5.797%
One Park Avenue	BofA	187,500,000	5.9	1	7.1%	Office	65.9%	65.9%	1.16x	6.281	%(1)
575 Lexington Avenue	BofA	162,500,000	5.1	1	6.1%	Office	74.9%	74.9%	1.08x	5.728	%(1)
Howard Crossing	BofA	153,000,000	4.8	2	28.8%	Multifamily	78.3%	78.3%	1.24x	5.699%
Mall of Acadiana	BofA	150,080,095	4.7	1	5.7%	Retail	79.8%	66.5%	1.10x	5.665%
Connecticut Financial Center	BofA	130,400,000	4.1	1	4.9%	Office	80.0%	80.0%	1.60x	5.603%
Valley River Center	BofA	120,000,000	3.8	1	4.5%	Retail	66.7%	66.7%	1.54x	5.589	%(1)
200 West 57th Street	BofA	91,000,000	2.9	1	3.4%	Office	67.2%	67.2%	1.22x	5.658	%(1)
Franklin Avenue Plaza	BofA	87,000,000	2.7	1	3.3%	Office	78.6%	78.6%	1.14x	6.011	%(1)
50 South Tenth Street	BofA	76,200,000	2.4	1	2.9%	Office	59.5%	59.5%	1.94x	5.287%
Total/Wtd. Avg.		$1,552,157,412	48.9%				70.7%	69.4%	1.30x	5.772%

(1)	Mortgage rate rounded to three decimals places.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans detailed above can be found in Annex C to this prospectus supplement. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans other than Loan No. 59712, representing 3.8% of the Initial Pool Balance (4.5% of the Group 1 Balance) were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Sixty-seven of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 30.8% of the Initial Pool Balance (36.9% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one Mortgaged Property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 5.9% of the Initial Pool Balance (7.1% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such Mortgaged Property, it may be significant to the success of such Mortgaged Properties.

Certain of the Multifamily Mortgaged Properties may have material concentrations of student or military tenants.

Ground Leases and Other Non-Fee Interests.    Twelve of the Mortgaged Properties securing mortgage loans representing 7.2% of the aggregate allocated amount of the Initial Pool Balance related to such mortgaged properties (8.7% of the aggregate allocated amount of the Group 1 Balance), are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower’s leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Four of the Mortgaged Properties, securing a Mortgage Loan (Loan No. 51006, representing 12.4% of the aggregate allocated amount of the Initial Pool Balance related to such mortgaged properties and 14.9% of the aggregate allocate amount of the Group 1 Balance), are not subject to a mortgage lien but the related lender has a pledge of the borrower’s joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. In addition, three properties (which do not have any allocated loan amount) out of those four properties are subject to existing mortgage debts. Another property out of these four properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Risks Related to the Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement and ‘‘ANNEX C—DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ to this prospectus supplement.

Lender/Borrower Relationships.    A Sponsor, a Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to such Sponsor, such Mortgage Loan Seller, the Depositor or such other entities.

Additional Financing.    Certain of the Mortgaged Properties are encumbered or may be encumbered by additional financing as described in the chart entitled ‘‘ADDITIONAL FINANCING’’

which follows. The existence of additional indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the additional debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

The various types of additional financing are set forth in the following table entitled ‘‘ADDITIONAL FINANCING’’ as well as in ‘‘—SPLIT LOANS’’, ‘‘—Existing Additional Debt Secured by the Related Mortgaged Property (Other than Split Loans)’’, ‘‘—Future Additional Debt Secured by the Related Mortgaged Property (Other than Split Loans)’’, ‘‘—MEZZANINE DEBT’’ and ‘‘—ADDITIONAL DEBT NOT SECURED BY THE RELATED MORTGAGED PROPERTY’’ below.

ADDITIONAL FINANCING

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	7	24.7%	28.5%	5.7%
Unsecured(4)(5)	7	26.3%	28.8%	14.4%
Future
Secured(6)	11	1.9%	1.8%	2.4%
Unsecured(5)(6)	33	30.6%	28.0%	43.6%

(1)	Existing and future categories include mezzanine debt.
(2)	Includes two Mortgage Loans (Loan Nos. 3405209 and 3403716, representing 11.0% of the Initial Pool Balance and 13.2% of the Group 1 Balance that have existing debt and allow for future debt, causing them to fall in both categories.
(3)	Includes pari passu debt.
(4)	Includes two Mortgage Loans (Loan Nos. 51006 and 3405209, representing 18.3% of the Initial Pool Balance and 22.0% of the Group 1 Balance that have both existing secured and unsecured debt, causing it to fall in both categories. With respect to the Beacon Seattle & DC Portfolio Mortgage Loan, three mortgaged properties known as the ‘‘Cash Flow Properties’’, (which properties were not given any allocated loan amount in the loan documents) are encumbered by existing secured debt to third parties in an amount of $339,177,299. The Cash Flow Properties do not secure the Beacon Seattle & DC Portfolio Mortgage Loan, but instead the related borrowers have covenanted to deposit the cash flows such borrowers have received from such properties.
(5)	Excludes unsecured trade payables.
(6)	Includes two Mortgage Loans (Loan Nos. 22420 and 22599, representing 0.1% of the Initial Pool Balance and 0.2% of the Group 1 Balance that allow for both future secured and unsecured debt causing it to fall in both categories.

SPLIT LOANS

Certain information about the Beacon Seattle & DC Portfolio Mortgage Loan, the One Park Avenue Pari Passu Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date		Subordinate Note Balance as of the Cut-off Date
Beacon Seattle & DC Portfolio Mortgage Loan	51006	12.4%	14.9%	$394,477,317	$2,249,522,683	(1)	$56,000,000(1)
One Park Avenue Pari Passu Mortgage Loan	3405209	5.9%	7.1%	$187,500,000	$187,500,000		N/A
575 Lexington Avenue Pari Passu Mortgage Loan	3403716	5.1%	6.1%	$162,500,000	$162,500,000		N/A

(1)	With respect to the Beacon Seattle & DC Portfolio notes (of which only Note A-4 is included in the trust fund) which have the following Cut-off Date principal balances (1) Note A-1 ($775,000,000), Note A-2 ($86,000,000), Note A-3 ($75,000,000), Note A-6 ($485,522,683), and Note A-7 ($414,000,000), as a unit are pari passu with Note A-4 ($394,477,317) and Note A-5 ($485,52,2,683) and Note B-1 ($56,000,000), as a unit, and (2) Note B-1 is subordinate to Note A-4 and Note A-5. See ‘‘ANNEX C—DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS—Beacon Seattle & DC Portfolio’’ of this prospectus supplement for the description of relationship among the Beacon Seattle & DC Portfolio notes.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’, ‘‘—One Park Avenue Pari Passu Whole Loan’’ and ‘‘—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Certain information about the A/B Whole Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	Group	% of Applicable Balance	Principal Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
Parkway Chevrolet-Tomball Note A Mortgage Loan	48225	0.2%	1	0.3%	$7,872,296	$1,490,025

See also ‘‘DESCRIPTION OF THE MORTGAGE POOL— Parkway Chevrolet-Tomball A/B Whole Loan in this prospectus supplement.

ADDITIONAL DEBT SECURED BY THE RELATED
MORTGAGED PROPERTY (OTHER THAN SPLIT LOANS)

Existing Additional Debt Secured by the Related Mortgaged Property (Other than Split Loans)

The borrowers under the following Mortgage Loans have incurred other debt secured by the related Mortgaged Property:

Loan No	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Existing Secured Debt Balance
21502	$21,000,000	0.7%	—	4.0%	$750,000
23292	$9,385,000	0.3%	—	1.8%	$450,000
19727	$2,000,000	0.1%	0.1%	—	$180,000

Future Additional Debt Secured by the Related Mortgaged Property (Other than Split Loans)

The borrowers under the following Mortgage Loans are permitted to incur other debt secured by the related Mortgaged Property subject to certain conditions in the related loan documents including, but not limited to, the execution of a subordination agreement in form and content satisfactory to the mortgagee in its reasonable discretion and:

Loan No	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
23195	$12,862,523	0.4%	0.5%	—	75.0%	1.30x
23471(1)	$10,400,000	0.3%	—	2.0%	85.0%	1.10x
20685(2)	$8,800,000	0.3%	0.3%	—	80.0%	1.20x
22486(3)	$7,784,741	0.2%	0.3%	—	85.0%	1.10x
22842(3)	$4,080,000	0.1%	0.2%	—	85.0%	1.10x
22484(3)	$3,800,000	0.1%	0.1%	—	85.0%	1.10x
21375(4)	$3,600,000	0.1%	0.1%	—	80.0%	1.20x
22420(3)	$2,650,000	0.1%	0.1%	—	70.0%	1.30x
22552(2)	$2,480,000	0.1%	0.1%	—	80.0%	1.20x
16464(3)	$2,193,710	0.1%	—	0.4%	75.0%	1.30x
22599(2)	$1,695,646	0.1%	0.1%	—	80.0%	1.20x

(1)	Only allowed subsequent to 18 months from inclusion in a securitization.
(2)	Only allowed subsequent to 24 months from inclusion in a securitization.
(3)	Only allowed subsequent to 36 months from inclusion in a securitization.
(4)	Only allowed subsequent to 12 months from inclusion in a securitization.

MEZZANINE DEBT

Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	32	30.6%	27.9%	43.6%
Existing	7	26.3%	28.8%	14.4%

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement. The holder of a mezzanine loan may have the right to approve certain alterations to the Mortgaged Property. In addition, with respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without the mortgagee’s consent. Finally, the holder of a mezzanine loan generally has limited cure and purchase rights with respect to the related Mortgage Loan.

As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing mezzanine debt:

Existing Mezzanine Debt as of the Cut-off Date

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Mezzanine Debt Balance
51006	$394,477,317	12.4%	14.9%	—	$205,000,000
3405209	$187,500,000	5.9%	7.1%	—	$75,400,000
3404620	$91,000,000	2.9%	3.4%	—	$17,000,000
3402813	$87,000,000	2.7%	3.3%	—	$10,000,000
49150	$44,400,000	1.4%	—	8.4%	$7,250,000
3405636	$18,640,000	0.6%	—	3.5%	$2,500,000
3404189	$13,300,000	0.4%	—	2.5%	$4,200,000

Mezzanine financing generally provides that the related borrower is permitted to incur future mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing: (b) a permitted mezzanine lender originates such mezzanine financing: (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee: (d) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan: and (e) the amount of such mezzanine loan will not exceed an amount that, when added to the outstanding principal balance of the related Mortgage Loan, results in a maximum loan-to-value ratio greater than, or a minimum debt service coverage ratio less than, those set forth in the following table:

Certain information regarding Mortgage Loans that allow future mezzanine debt is set forth in the following table:

Future Mezzanine Debt Permitted Under The Related Loan Documents

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Maximum Combined Maximum LTV Ratio	Combined Minimum DSCR
3405209(1)	$187,500,000	5.9%	7.1%	—	N/A	N/A
3403716	$162,500,000	5.1%	6.1%	—	80.0%	1.25x
3403856(2)	$153,000,000	4.8%	—	28.8%	80.0%	1.10x
3405764	$70,373,016	2.2%	2.7%	—	75.0%	1.20x
3405752	$50,712,288	1.6%	1.9%	—	75.0%	1.20x
3405765	$48,381,600	1.5%	1.8%	—	75.0%	1.20x
3405767	$40,425,230	1.3%	1.5%	—	75.0%	1.20x
3405769	$30,458,783	1.0%	1.2%	—	75.0%	1.20x
3405771	$28,116,029	0.9%	1.1%	—	75.0%	1.20x
3405757	$25,818,322	0.8%	1.0%	—	75.0%	1.20x
3404260	$25,200,000	0.8%	—	4.7%	85.0%	1.10x
3405758	$20,708,572	0.7%	0.8%	—	75.0%	1.20x
3405774	$17,417,561	0.5%	0.7%	—	75.0%	1.20x
3405775	$15,296,764	0.5%	0.6%	—	75.0%	1.20x
3405761	$12,903,920	0.4%	0.5%	—	75.0%	1.20x
3405763	$9,887,151	0.3%	0.4%	—	75.0%	1.20x
3402651(3)	$8,164,471	0.3%	—	1.5%	80.0%	1.20x
3405208	$7,385,000	0.2%	0.3%	—	80.0%	1.15x
3402673(3)	$6,810,408	0.2%	—	1.3%	80.0%	1.20x
3402664(3)	$5,874,575	0.2%	—	1.1%	80.0%	1.20x
3405846	$5,700,000	0.2%	0.2%	—	71.0%	1.20x
3402666(3)	$5,538,993	0.2%	—	1.0%	80.0%	1.20x
3402657(3)	$4,928,669	0.2%	—	0.9%	80.0%	1.20x
3402659(3)	$4,580,177	0.1%	—	0.9%	80.0%	1.20x
3402654(3)	$4,380,932	0.1%	—	0.8%	80.0%	1.20x
3402658(3)	$3,932,924	0.1%	—	0.7%	80.0%	1.20x
3402663(3)	$3,273,512	0.1%	—	0.6%	80.0%	1.20x
3402653(3)	$3,093,872	0.1%	—	0.6%	80.0%	1.20x
22420	$2,650,000	0.1%	0.1%	—	70.0%	1.30x
3400853(3)	$2,497,928	0.1%	0.1%	—	70.0%	1.40x
3402661(3)	$1,468,627	0.0%	—	0.3%	80.0%	1.20x
3405306(3)	$1,397,268	0.0%	—	0.3%	80.0%	1.20x

(1)	Only allowed up to $32,600,000.
(2)	Only allowed on a one-time basis.
(3)	Only allowed subsequent to two years from the closing date of the mortgage loan.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

ADDITIONAL DEBT NOT SECURED BY THE
RELATED MORTGAGED PROPERTY (OTHER THAN MEZZANINE DEBT)

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate secured debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

Future Additional Debt Not Secured by the Related Mortgaged Property (Other than Mezzanine Debt)

The borrowers under the following Mortgage Loans may incur additional unsecured indebtedness:

•	In the case of one Mortgage Loan (Loan No. 22420, representing 0.1% of the Initial Pool Balance and 0.1% of the Group 1 Balance), the related borrower is permitted to incur unsecured subordinate debt subject to the satisfaction of certain conditions specified in the related loan documents, including the execution of a subordination agreement.

•	In the case of one Mortgage Loan (Loan No. 22599, representing 0.1% of the Initial Pool Balance and 0.1% of the Group 1 Balance), the related borrower is permitted to incur unsecured subordinate debt subject to the satisfaction of certain conditions specified in the related Mortgage Loan documents, including the execution of a subordination agreement.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ for more information regarding the environmental condition of certain Mortgaged Properties.

No Mortgage Loan Seller will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

General.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby that the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels that the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, certain Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in Annex A to this prospectus supplement, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the Mortgaged Property. In some cases, including in the case of Loan No. 51006 (representing 12.4% of the Initial Pool Balance and 14.9% of the Group 1 Balance), an alternate appraisal may value the property, on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged

Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related loan documents and information that is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist; however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans that materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan’s origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining Mortgaged Property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the Mortgaged Property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Forty-nine of the Mortgaged Properties (41 of the Mortgaged Properties securing Mortgage Loans in Loan Group 1 and 8 of the Mortgaged Properties securing Mortgage Loans in Loan Group 2), securing 16.0% of the Initial Pool Balance (16.6% of the Group 1 Balance and 12.9% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the States of Washington, California, Utah, Oregon, Idaho, Nevada and the Commonwealth of Puerto Rico and seismic zones 3 and 4. None of the Mortgaged Properties has a PML in excess of 20%.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans (other than with respect to the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan, as to which only the related original Mortgage Note will be required to be delivered):

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

(11) a copy of the related mortgage loan checklist;

provided, however, with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) other than with respect to the One Park Avenue Pari Passu Mortgage Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loans only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a Mortgaged Property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the closing date of this securitization, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the closing date of this securitization, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property; provided that the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Mortgage Loan, to forbear from enforcing any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to such Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if such Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then such Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as such Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See ‘‘The Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1)  the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2)  based on the related lender’s title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment), each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph (3) below, enforceable first lien on the related Mortgaged Property, prior to all other liens and encumbrances, except for Permitted Encumbrances;

(3)  each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limiting deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (a) and (b)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided by such loan documents;

(4)  no Mortgage Loan was, since origination, 30 days or more past due in respect of any Payment, without giving effect to any applicable grace period;

(5)  to the Mortgage Loan Sellers’ knowledge, there is no valid defense, counterclaim or right of offset, rescission, abatement or diminution available to the related borrower with respect to any Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby;

(6)  to the Mortgage Loan Sellers’ knowledge, there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged Property;

(7)  in the case of each Mortgage Loan, the related Mortgaged Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

(8)  at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9)  in connection with the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no knowledge of any significant or material condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10)  each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11)  the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12)  the terms of each Mortgage have not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument which has been delivered to the Purchaser or its obligee in the related Mortgage File;

(13)  there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

(14)  the related borrower’s interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15)  no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for the ARD Loans to the extent described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans— Hyperamortization’’ in this prospectus supplement; and

(16)  the appraisal obtained in connection with the origination of each Mortgage Loan, based solely upon the representation of the related appraiser in the related appraisal or in a related supplemental letter, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the related Mortgage Loan Seller discovers or is notified of a material document defect or a material breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that material document defect or material breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such material document defect or material breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such material document defect or material breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such material document defect or material breach within the Initial Resolution Period, the related Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing to complete such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for such material breaches or document defects as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to a Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the related Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSORS

Bank of America, National Association. Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘Bank of America, National Association, as Sponsor,’’ ‘‘The Mortgage Loan Program,’’ ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Bear Stearns Commercial Mortgage, Inc.

Overview     Bear Stearns Commercial Mortgage, Inc., a New York corporation (‘‘BSCMI’’) is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI originated or co-originated and underwrote all of the mortgage loans being sold to the depositor by it, which represent 21.6% of the Initial Pool Balance. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-2000.

BSCMI’s primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities (‘‘CMBS’’) securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of April 30, 2007, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $39 billion, of which approximately $32 billion has been securitized. Of the approximately $32 billion of securitized commercial mortgage loans, approximately $20 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

BSCMI’s annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in its fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear, Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the ‘‘TOP’’ program, in which BSCMI, Wells Fargo Bank, N.A., Principal Commercial Funding, LLC Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc. (the ‘‘BSCMSI Depositor’’), which is an affiliate of BSCMI, and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the ‘‘PWR’’ program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, N.A., Principal Commercial Funding, LLC, Principal Commercial Funding II, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II Inc. acts as depositor. As of April 30, 2007, BSCMI securitized approximately $8 billion of commercial mortgage loans through the TOP program and approximately $8 billion of commercial mortgage loans through the PWR program.

Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, N.A. and Bank of America, National Association, a Master Servicer in this transaction.

BSCMI’s Underwriting Standards

General    All of the BSCMI mortgage loans were originated or co-originated by BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

Mortgage Loan Analysis    The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team or a third party professional property inspector acting on BSCMI’s behalf in the case of single tenant retail properties visits and inspects each property to confirm occupancy rates and to analyze the property’s market and utility within the market.

Loan Approval    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio    BSCMI’s underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

Property Type	DSCR Guideline	LTV Ratio Guideline
Multifamily	1.20x	80%
Office	1.25x	75%
Anchored Retail	1.20x	80%
Unanchored Retail	1.30x	75%
Self-storage	1.30x	75%
Hotel	1.40x	70%
Industrial	1.25x	70%
Manufactured Housing Community	1.25x	75%

Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

Escrow Requirements    BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

Taxes and Insurance    Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

Replacement Reserves    Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

Property Type	Reserve Guideline
Multifamily	$250 per unit
Office	$0.20 per square foot
Retail	$0.15 per square foot
Self-storage	$0.15 per square foot
Hotel	5% of gross revenue
Industrial	$0.10 to $0.15 per square foot
Manufactured Housing Community	$50 per pad

Deferred Maintenance/Environmental Remediation    An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

Re-tenanting    In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

OTHER ORIGINATOR (OTHER THAN THE SPONSORS)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC (‘‘Bridger’’), which is not a sponsor, originated 57 underlying mortgage loans, representing 8.9 the Initial Pool Balance. Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger’s loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is (415) 331-3220. Through May 1, 2007, Bridger has originated in excess of $4.4 billion in loans secured by commercial real estate.

Bridger funds many of the loans it originates or acquires through table-funding financing provided by Bank of America, National Association. Upon funding the loans it originated or acquired for contribution to the Trust Fund, Bridger sold those loans to Bank of America, National Association, which in turn is selling those loans to the Trust Fund. Bank of America Strategic Investment Corporation, (‘‘BASIC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America, National Association, owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger. In addition, BASIC and Banc of America Mortgage Capital Corporation (‘‘BAMCC’’), a non-bank subsidiary of Bank of America Corporation and an affiliate of Bank of America have extended working capital and other financing facilities to Bridger and Bridger is currently indebted to BASIC and BAMCC under those credit facilities.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘The Trustee’’, ‘‘The Servicers’’ and ‘‘Servicing of the Mortgage Loans’’. Additional information may also be found in the accompanying prospectus under ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’. Such persons are permitted only to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of Bank of America, National Association or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘Risk Factors—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance service throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the primary servicers and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 280 series of commercial mortgage-backed securities with an aggregate principal balance of over $270 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distributions reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 8-K and Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities since 1995 and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the 12 months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Loans and other contents of the mortgage loan files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in its Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance); provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in this prospectus supplement concerning the Trustee has been provided by the Trustee.

The Servicers

The Master Servicer

One of the Sponsors, Bank of America, National Association, through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than the

Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan). See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘Bank of America, National Association, as Servicer’’ in the accompanying prospectus.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan). See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of March 31, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; and (g) 144 domestic CMBS pools as of March 31, 2007 with a then current face value in excess of $217 billion. Additionally, LNR Partners has resolved over $17.6 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.2 billion for the three months ended March 31, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California, and Colorado and in Europe, in England and Germany. As of March 31, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 24,000 assets in the 50 states, Washington, D.C., Guam, Mexico, the Carribean and Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Fitch and S&P, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-2 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party — apart from the subject securitization transaction — between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

Other Servicers

Beacon Seattle & DC Portfolio Special Servicer

Centerline Servicing Inc. (‘‘CSI’’) (f/k/a ARCap Servicing, Inc.) will act as special servicer for the Beacon Seattle & DC Portfolio Whole Loan under the Beacon Seattle & DC IQ14 Pooling Agreement entered into in connection with the Morgan Stanley Capital I Trust, Commercial Mortgage Pass- Through Certificates, Series 2007-IQ14. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc. (f/k/a Charter Mac Corporation), a wholly-owned subsidiary of Centerline Holding Company (f/k/a CharterMac), a publicly traded company. Centerline REIT Inc. (f/k/a ARCap REIT, Inc.), an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

CSI has a special servicer rating of ‘‘CSS1’’ from Fitch. CSI is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. As of March 31, 2007, CSI was the named special servicer in approximately 67 transactions representing approximately 9,929 first mortgage loans, with an aggregate stated principal balance of approximately $77.604 billion. Of those 67 transactions, 63 are commercial mortgage-backed securities transactions representing approximately 9,845 first mortgage loans, with an aggregate stated principal balance of approximately $76.1 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately $175.525 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through March 31, 2007, CSI has resolved 270 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.473 billion.

CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

CSI has been special servicing assets for approximately four years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 63 transactions consisting of approximately 9,845 loans with an approximate stated aggregate principal balance of $76.1 billion on March 31, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 84 first mortgage loans with an aggregate stated principal balance of $1.504 billion as of March 31, 2007.

The information set forth in this prospectus supplement concerning CSI has been provided by CSI. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer, the underwriters nor any other person other than CSI and Centerline REIT Inc. makes any representation or warranty as to the accuracy or completeness of such information.

Beacon Seattle & DC Portfolio Primary Servicer

Wachovia Bank, National Association (‘‘Wachovia’’) will be a primary servicer of the Beacon Seattle & DC Portfolio Mortgage Loan (Loan No. 51006, representing 12.4% of the Initial Pool Balance and 14.9% of the Group 1 Balance) pursuant to a sub-servicing agreement entered into with Wells Fargo Bank, N.A. the master servicer under the pooling and servicing agreement related to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Compensation and Expenses

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, the monthly portion of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to Time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to Time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the monthly portion of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to Time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to Time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on Advances, or (ii) Additional Trust Fund Expenses (inclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to the monthly portion of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Reimbursement of Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to Time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related companion loan.	Monthly
Reimbursement of P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The Beacon Seattle & DC Portfolio Master Servicer and the Beacon Seattle & DC Portfolio Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Beacon Seattle & DC Portfolio Mortgage Loan pursuant to the Beacon Seattle & DC IQ14 Pooling Agreement. The 575 Lexington Avenue Master Servicer and 575 Lexington Avenue Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan pursuant to the 575 Lexington Avenue Pooling Agreement.
(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this

Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘The Pooling and Servicing Agreements—Amendment’’ in the accompanying prospectus.
(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.
(4)	As of the Cut-off Date the Master Servicing Fee Rate for each Mortgage Loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.09% per annum, and the weighted average Master Servicing Fee Rate is approximately 0.03% per annum as described in this ‘‘Compensation and Expenses’’ section.
(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘Compensation and Expenses’’ section.
(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘Compensation and Expenses’’ section.
(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.
(8)	The Trustee Fee Rate will equal 0.00063% per annum, as described in this Prospectus Supplement under ‘‘The Trustee’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’ will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan;

•	will accrue in accordance with the terms of the related Mortgage Note at a weighted average rate equal to 0.03% per annum; and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the Certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account;

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.25% per annum on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property; and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’:

•	will equal 1.0% (the ‘‘Workout Fee Rate’’) on all Corrected Mortgage Loans and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’:

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest) and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See ‘‘The Pooling and Servicing Agreements—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include Emergency Advances); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

As and to the extent described in this prospectus supplement, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘Description of the Certificates—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement, and accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee described in the above table. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The Depositor, the Servicer, the Special Servicer and the Trustee (and any co-trustee, if applicable) are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the accompanying prospectus under the headings ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (excluding the Beacon Seattle & DC Portfolio Note A-4 and the 575 Lexington Avenue Pari Passu Note A-1) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, each related Companion Loan Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, which will be serviced by the Beacon Seattle & DC Portfolio Master Servicer and the Beacon Seattle & DC Portfolio Special Servicer pursuant to the Beacon Seattle & DC IQ14 Pooling Agreement and with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, which will be serviced by the 575 Lexington Avenue Master Servicer and the 575 Lexington Avenue Special Servicer pursuant to the terms of the 575 Lexington Avenue Pooling Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

During such periods as the Trustee as holder of the Beacon Seattle & DC Portfolio Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Beacon Seattle & DC Controlling Holder, the Directing Certificateholder will direct the Trustee’s vote and the Beacon Seattle & DC Portfolio directing certificateholder under the Beacon Seattle & DC IQ14 Pooling Agreement will direct the vote of the Trustee of the Beacon Seattle & DC Portfolio as set forth in the Beacon Seattle & DC IQ14 Pooling Agreement. Additionally, during such periods as the Trustee as holder of the 575 Lexington Avenue Pari Passu Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the 575 Lexington Avenue Controlling Holder, the Directing Certificateholder will direct the Trustee’s vote and the 575 Lexington Avenue directing certificateholder under the 575 Lexington Avenue Pooling Agreement will direct the 575 Lexington Avenue Trustee’s vote as set forth in the 575 Lexington Avenue Pooling Agreement.

Subject to the limitations below, the Directing Certificateholder (except with respect to a Serviced Whole Loan), or with respect to a Serviced Whole Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party’s approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer’s request for approval and consent within ten business days (15 business days with respect to items (vi) and (vii) of the definition of ‘‘Special Action’’ set forth in the

‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to the prospectus supplement) of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the applicable time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition ‘‘Special Action’’ set forth in the ‘‘Glossary of Principal Definitions’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer’s request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘Glossary of Principal Definitions’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition ‘‘Special Action’’ set forth in the ‘‘Glossary of Principal Definitions’’ to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder, as applicable.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s or the Master Servicer’s, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Loan Holder, and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, (iii) that none of the Directing Certificateholder or any Controlling Holder has

any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion, Loan Holder, as applicable, (iv) that the Directing Certificateholder and any Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder, Controlling Holder or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any Cross-Collateralized Set of Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the servicing of which will be governed by the Beacon Seattle & DC IQ14 Pooling Agreement and except with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the servicing of which is governed by the 575 Lexington Avenue Pooling Agreement). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘The Pooling and Servicing Agreements’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (as to Non-Specially Serviced Mortgage Loans (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan)) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if a Whole Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Serviced Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the Maturity Date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

(iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer’s certificate;

(iv) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan consent to the Master Servicer’s extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date (or in the case of an ARD Loan, five years prior to the Rated Final Distribution Date) and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor’s leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II;

(vi) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

(vii) except for substitutions contemplated by the terms of the Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced

Mortgage Loan, consent to the Master Servicer’s permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special Servicer has first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(viii) with limited exceptions, including a permitted defeasance as described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s releasing), including in connection with a substitution contemplated by clause (vii) above, any real estate collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer’s reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); provided, further, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor’s ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting ‘‘sale’’ treatment for the Mortgage Loans under FASB 140.

With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess

Interest; provided that the Master Servicer’s determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder’s consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the second preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Holder(s) gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer or to obtain ratings confirmations from the Ratings Agencies in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or any Serviced Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan (except with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, which will be specially serviced by the Beacon Seattle & DC Portfolio Special Servicer pursuant to the Beacon Seattle & DC IQ14 Pooling Agreement and except with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, which will be specially serviced by the 575 Lexington Avenue Special Servicer pursuant to the 575 Lexington Avenue Pooling Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Loan Holder (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Loan Holder (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Loan Holder, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Serviced Whole Loan), from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than ten days’ prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further if the Special Servicer intends to make an offer on any REO Property: (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary in this prospectus supplement, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer (other than with respect to the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such REO Property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’. Generally, net income from foreclosure property means income that does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I such as a hotel or self storage facility will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2008, the Master Servicer (or an entity employed by the Master Servicer for such purpose) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans other than Mortgaged Properties securing either the Beacon Seattle & DC Portfolio Mortgage

Loan or the 575 Lexington Avenue Pari Passu Mortgage Loan, the inspection of which will be performed by the Beacon Seattle & DC Portfolio Master Servicer or 575 Lexington Avenue Master Servicer, as applicable, pursuant to the terms of the Beacon Seattle & DC IQ14 Pooling Agreement or the 575 Lexington Avenue Pooling Agreement, as applicable) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class and each Controlling Holder (with respect to the related Serviced Whole Loan) may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2007-2, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’), the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; and (iv) the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus).

The Certificates will consist of 30 classes to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A (collectively, the ‘‘Class A Senior Certificates’’ and together with the Class XC, Class XP and Class XW Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, with the Class A Senior Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class XC, Class XP and Class XW Certificates (the ‘‘Class X Certificates’’ and, collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’); (iv) the Class V Certificates; and (v) the Class R-I Certificates and the Class R-II Certificates (the Class R-I and Class R-II Certificates collectively, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XW, Class A-M, Class A-J, Class B, Class C and Class D Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’.

The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class V and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class B, Class C and Class D Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof; and (iii) the Class XP and Class XW Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with

DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor’s ability to pledge its securities. See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amounts

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

Class	Certificate Balance or Notional Amount	Approximate Percentage of Pool Balance	Approximate Credit Support
A-1	$58,000,000	1.827%	30.000	%(1)
A-2	$808,000,000	25.456%	30.000	%(1)
A-3	$162,600,000	5.123%	30.000	%(1)
A-AB	$60,562,000	1.908%	30.000	%(1)
A-4	$602,000,000	18.966%	30.000	%(1)
A-1A	$530,689,000	16.719%	30.000	%(1)
XP	TBD(2)	N/A	N/A
XC	TBD(2)	N/A	N/A
XW	TBD(2)	N/A	N/A
A-M	$317,407,000	10.000%	20.000%
A-J	$253,927,000	8.000%	12.000%
B	$15,870,000	0.500%	11.500%
C	$47,611,000	1.500%	10.000%
D	$31,741,000	1.000%	9.000%
E	$15,870,000	0.500%	8.500%
F	$27,773,000	0.875%	7.625%
G	$27,774,000	0.875%	6.750%
H	$43,643,000	1.375%	5.375%
J	$35,708,000	1.125%	4.250%
K	$35,709,000	1.125%	3.125%
L	$15,870,000	0.500%	2.625%
M	$7,935,000	0.250%	2.375%
N	$15,871,000	0.500%	1.875%
O	$3,967,000	0.125%	1.750%
P	$3,968,000	0.125%	1.625%
Q	$11,903,000	0.375%	1.250%
S	$39,676,016	1.250%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.
(2)	Notional amount.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

The Class XC (which are Private Certificates), Class XP and Class XW Certificates will not have Certificate Balances.

The Notional Amount of the Class XC Certificates will be equal to [__]% of the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $[          ] although it may be as much as 5.0% larger or smaller.

The Notional Amount of the Class XW Certificates will be equal to [__]% of the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial Notional Amount of the Class XW Certificates will be approximately $[          ] although it may be as much as 5.0% larger or smaller.

The notional amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) [ ]% of the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and [ ]% of the Certificate Balance of the Class [ ] Certificates outstanding from time to time; and

•	following the Distribution Date in [ ], $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $[            ], although it may be as much as 5.0% larger or smaller.

Neither the Class V Certificates nor REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates) for any Distribution Date will equal the pass-through rates set forth below.

The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class

N, Class O, Class P, Class Q and Class S Certificates will accrue interest at either: (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the [                    ] 20[    ] Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of [    ]% of all or a designated portion less than [    ]% of the Certificate Balance of a certain Classes of Certificates. If [    ]% of such designated portion of the Certificate Balance of any Class of Certificates is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balance and Notional Amounts’’ in this prospectus supplement as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then [    ]% of that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [                    ] 20[    ] Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a) with respect to the Class [    ] Certificates, [        ]% (the ‘‘Class XP (Class [    ]) Fixed Strip Rate’’); (b) with respect to the Class [    ] Certificates, [        ]% (the ‘‘Class XP (Class [    ]) Fixed Strip Rate’’); and (c) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component the excess, if any, of:

(1) the lesser of (a) the reference rate specified in ANNEX E to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

Following the [                    ] 20[    ] Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the [                    ] 20[    ] Distribution Date and for each Distribution Date thereafter.

The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately [    ]% per annum. The Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of [    ]% of all or a designated portion less than [    ]% of the Certificate Balance of certain Classes of Certificates. In general, [    ]% of the entire Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if [    ]% of the portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under ‘‘—Certificate Balances and Notional Amount’’ above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then [    ]% of that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and [    ]% of the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes

of accruing interest for each Distribution Date prior to [                    ] 20[    ] on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

(1) if such particular component consists of [    ]% of the entire Certificate Balance of any Class of Certificates and if [    ]% of such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal [    ]% of the excess, if any, of: (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [    ] Certificates, (y) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [    ] Certificates, and (z) for each other applicable Class of Certificates, the greater of (i) the reference rate specified in ANNEX E to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(2) if such particular component consists of [    ]% of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if [    ]% of such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of: (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b)(x) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [    ] Certificates, (y) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [    ] Certificates, and (z) for each applicable class of Certificates the greater of (i) the reference rate specified in ANNEX E to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

(3) if such particular component consists of [    ]% of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of: (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

(4) if such particular component consists of [    ]% of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of: (a) the Weighted Average Net Mortgage Rate for such interest accrual period over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the [                    ] 20[    ] Distribution Date, [    ]% of the Certificate Balance of each other Class of Certificates (other than the Class V, Class R-I, Class R-II, Class XP and Class XW Certificates) will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of: (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

The pass-through rate applicable to the Class XW Certificates for the initial Distribution Date will equal approximately [  ]% per annum. For purposes of the accrual of interest on the Class XW Certificates for each Distribution Date subsequent to the initial Distribution Date, [    ]% of the Certificate Balance of each other Class of Certificates (other than the Class V, Class R-I, Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the Notional Amount of the Class XW Certificates, and the applicable Class XW Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of: (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in July 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such

Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC, Class XP and Class XW Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; and (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the

Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-AB Planned Principal Balance or Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates

have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(52) to pay interest to the holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates have been reduced to zero, to pay principal to the holders of the Class S Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(54) to reimburse the holders of the Class S Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(55) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47), (50) and (53) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’s allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

The ‘‘interest accrual period’’ in respect of each Class of Certificates (other than the REMIC Residual Certificates and the Class V Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. Interest will be calculated assuming that each month has 30 days and each year has 360 days.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the Principal Distribution Amount, on such immediately preceding Distribution Date.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-AB Planned Principal Balance.    The Class A-AB Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and/or Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and

Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed: (i) to the holders of the Class XC, Class XP and Class XW Certificates, [    ]%, [    ]% and [    ]%, respectively until and including the Distribution Date in [                    ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC and Class XW Certificates, [    ]% and [    ]%, respectively. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed: (i) to the holders of the Class XC, Class XP and Class XW Certificates, [    ]%, [    ]% and [    ]%, respectively until and including the Distribution Date in [                    ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC and Class XW Certificates, [    ]% and [    ]%, respectively. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed: (i) to the holders of the Class XC, Class XP and Class XW Certificates, [    ]%, [    ]% and [    ]%, respectively until and including the Distribution Date in [                    ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC

and Class XW Certificates, [    ]% and [    ]%, respectively. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below (in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, any Realized Losses with respect to the 575 Lexington Avenue Pari Passu Whole Loan will be allocated to the 575 Lexington Avenue Pari Passu Note A-1, and the 575 Lexington Avenue Pari Passu Note A-2, pro rata (and such portion allocated to the 575 Lexington Avenue Pari Passu Note A-2 shall be further allocated to the applicable Class or Sequential Pay Certificates). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Trustee is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a

Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to the Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘Description of the Certificates—Appraisal Reductions’’ in this prospectus supplement.

Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See ‘‘The Trustee’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will conclusively rely on and be bound by the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer’s or the Special Servicer’s (or Trustee’s, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Whole Loan with a pari passu companion loan that will not be included in the Trust Fund, if: (i) the Master Servicer or any master servicer for a securitization relating to the pari passu companion loan determines that a proposed P&I Advance, if made, would be nonrecoverable or an outstanding P&I Advance is or would be nonrecoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the pari passu companion loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the related Mortgage Loan or the pari passu companion loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a nonrecoverable advance.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections on the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes. Notwithstanding the foregoing, the Master Servicer will not be required to abide by any determination of non-recoverability by another master servicer that is not an ‘‘approved’’ master servicer by any of the Rating Agencies rating the Certificates.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such

Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘Description of the Certificates— Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer’s judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Companion Loan Holder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within 60 days of the occurrence of the related Appraisal Trigger Event, the Appraisal Reduction Amount for the related Mortgage Loan (other than a Mortgage Loan related to a Serviced Whole Loan) or a Serviced Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Companion Loan Holder. If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing

Certificateholder and, if applicable, the related Companion Loan Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and such Companion Loan Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loans that comprise that Serviced Whole Loan. Pursuant to the terms of the Pooling and Servicing Agreement (i) any Appraisal Reduction Amount with respect to an the One Park Avenue Pari Passu Whole Loan will be allocated pro rata between the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 and (ii) any Appraisal Reduction Amount with respect to any A/B Whole Loan shall be calculated based upon the aggregate stated principal balances of the related Note A and the related Note B and shall be deemed allocated: first, to the related Note B to the extent of its outstanding principal balance and then to the related Note A.

The provisions of this section ‘‘Appraisal Reductions’’ are not applicable to either the Beacon Seattle & DC Portfolio Mortgage Loan (which is governed by the Beacon Seattle & DC IQ14 Pooling Agreement ) or to the 575 Lexington Avenue Pari Passu Mortgage Loan (which is governed by the 575 Lexington Avenue Pooling Agreement).

Reports to Certificateholders; Certain Available Information

Trustee Reports.    On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) The date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date.

(2) The amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursements and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof, if applicable.

(3) Material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice.

(4) As of the related Determination Date: (i) as to any REO Property sold during the related Collection Period, the date of the related determination by the related special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and (ii) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage pool.

(5) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool.

(6) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the Trustee Fees, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(7) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in Annex A this prospectus supplement in the tables under the caption ‘‘Annex A: Certain Characteristics of the Mortgage Loans’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee’s Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as specified in the Pooling and Servicing Agreement, will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as specified in the Pooling and Servicing Agreement, will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Sponsors and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Special Servicer and the Master Servicer will furnish to the Depositor and the Trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Trustee’s Website initially located at www.ctslink.com. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee’s Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Trustee will post the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (866) 846-4526. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘Description of the Certificates—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer’s certificates delivered to the Trustee since the Delivery Date as described under ‘‘Servicing of the Mortgage Loans—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant’s reports delivered to the Trustee since the Delivery Date as described under ‘‘Servicing of the Mortgage Loans—Evidence as to Compliance’’ in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No voting rights will be assigned to the Class V Certificates or REMIC Residual Certificates. See ‘‘Description of the Certificates—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last

Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or any Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates and Class V Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC (which are Private Certificates), Class XP and Class XW Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC (which are Private Certificates), Class XP and Class XW Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero. With respect to the Class A-AB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘Description of the Certificates — Distributions — Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates were outstanding.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and

Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of Certificates (other than the REMIC Residual Certificates and Class V Certificates). Such allocations to the REMIC II Certificates will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors—Risks Related to the Mortgage Loans’’, ‘‘Description of the Mortgage Pool’’ and ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of each ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-AB Certificates until reduced to the Class A-AB Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates may be shorter, and the weighted average lives of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

With respect to the Class A-AB Certificates, although based on the Maturity Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, however we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘Description of the Certificates—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lockout Period, if any, during such Mortgage Loan’s Defeasance Period, if any, during such Mortgage Loan’s yield maintenance period, if any, (or, with respect to the table entitled ‘‘Pre-Tax Yield to Maturity (CBE) of the Class XP Certificates (prepayments locked out through LOP, DP and YMP, then the following CPR)’’ or the table entitled ‘‘Pre-Tax Yield to Maturity (CBE) of the Class XW Certificates (prepayments locked out through LOP, DP and YMP, then the following CPR)’’ following the expiration of the later such Mortgage Loans Lockout Period or Defeasance Period only) and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period or fixed premium period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period, Defeasance Period, yield maintenance period or fixed premium period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in Annex A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lockout Period (‘‘LOP’’), if any, Defeasance Period (‘‘DP’’), if any, or yield maintenance period (‘‘YMP’’), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in July 2007 and (xiii) the Offered Certificates are settled on June 6, 2007 (the ‘‘Settlement Date’’). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. See ‘‘Risk Factors—Risks Related to the Certificates—Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for an Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	87.94	87.94	87.94	87.94	87.94
June 10, 2009	74.80	74.80	74.80	74.80	74.80
June 10, 2010	60.30	60.30	60.30	60.30	60.30
June 10, 2011	43.93	43.93	43.93	43.93	43.93
June 10, 2012	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	3.22	3.13	3.09	3.06	3.03

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.86	4.83	4.80	4.74	4.45

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	95.32	89.10	79.38	0.06
June 10, 2014	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.34	6.32	6.28	6.23	5.93

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	99.71	99.71	99.71	99.71	99.71
June 10, 2013	78.30	78.30	78.30	78.30	78.30
June 10, 2014	39.18	39.18	39.18	39.18	39.18
June 10, 2015	15.24	15.24	15.24	15.24	15.24
June 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.90	6.89	6.88	6.88	6.88

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	77.72	76.34	74.60	72.12	62.60
June 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.45	9.39	9.31	9.23	8.96

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	99.75	99.75	99.75	99.75	99.75
June 10, 2009	99.45	99.45	99.45	99.45	99.45
June 10, 2010	99.03	98.53	97.98	97.30	95.90
June 10, 2011	98.52	97.37	96.44	95.76	95.41
June 10, 2012	81.02	79.67	77.88	75.07	52.19
June 10, 2013	51.62	51.62	51.62	51.62	51.62
June 10, 2014	42.65	42.65	42.65	42.65	42.65
June 10, 2015	42.02	42.02	42.02	42.02	42.02
June 10, 2016	41.35	41.35	41.35	41.35	41.35
June 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.23	7.18	7.14	7.06	6.76

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	100.00	100.00	100.00	100.00	100.00
June 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.77	9.76	9.76	9.75	9.48

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	100.00	100.00	100.00	100.00	100.00
June 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.84	9.84	9.83	9.81	9.59

Percentages of the Initial Certificate Balance of
the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	100.00	100.00	100.00	100.00	100.00
June 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.84	9.84	9.84	9.84	9.59

Percentages of the Initial Certificate Balance of
the Class C Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	100.00	100.00	100.00	100.00	100.00
June 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.84	9.84	9.84	9.84	9.64

Percentages of the Initial Certificate Balance of
the Class D Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
June 10, 2008	100.00	100.00	100.00	100.00	100.00
June 10, 2009	100.00	100.00	100.00	100.00	100.00
June 10, 2010	100.00	100.00	100.00	100.00	100.00
June 10, 2011	100.00	100.00	100.00	100.00	100.00
June 10, 2012	100.00	100.00	100.00	100.00	100.00
June 10, 2013	100.00	100.00	100.00	100.00	100.00
June 10, 2014	100.00	100.00	100.00	100.00	100.00
June 10, 2015	100.00	100.00	100.00	100.00	100.00
June 10, 2016	100.00	100.00	100.00	100.00	100.00
June 10, 2017	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.92	9.89	9.84	9.84	9.68

Yield Sensitivity of the Class XP and Class XW Certificates

The yield to maturity of the Class XP and Class XW Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP or Class XW Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class XP and Class XW Certificates, as applicable, for the specified CPRs based on the Maturity Assumptions. It was further assumed: (i) that the purchase price of the Class XP and Class XW Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination Retirement of Certificates’’ in this prospectus supplement.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP or Class XW Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP or Class XW Certificates, as applicable (and accordingly does not purport to reflect the return on any investment in the Class XP or Class XW Certificates, as applicable, when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP or Class XW Certificates, as applicable, will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP or Class XW Certificates, as applicable, will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP or Class XW Certificates, as applicable, will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP or Class XW Certificates.

Pre-Tax Yield to Maturity (CBE)
of the Class XP Certificates
(Prepayments locked out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Assumed Purchase Price	0%		25%		50%		75%		100%
[________]%	[____]	%	[____]	%	[____]	%	[____]	%	[____]	%

Pre-Tax Yield to Maturity (CBE)
of the Class XW Certificates
(Prepayments locked out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Assumed Purchase Price	0%		25%		50%		75%		100%
[________]%	[____]	%	[____]	%	[____]	%	[____]	%	[____]	%

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater State Concentrations.    Eleven of the Mortgaged Properties (securing Mortgage Loans representing 18.7% of the Initial Pool Balance, 21.6% of the Group 1 Balance and 4.3% of the Group 2 Balance) are located in New York. Certain considerations under New York state law are discussed in this prospectus supplement under ‘‘Risk Factors—Certain State-Specific Considerations—New York’’.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. The assets of REMIC I generally will include the Mortgage Loans, the Trust’s interest in any REO Properties acquired on behalf of the Certificateholders (and a beneficial interest in any REO Properties acquired under the Beacon Seattle & DC IQ14 Pooling Agreement with respect to the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pooling Agreement with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interests’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interest’’ in REMIC II and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and compliance with all provisions of the Beacon Seattle & DC IQ14 Pooling Agreement and the 575 Lexington Avenue Pooling Agreement and continuing qualification of the REMICs formed thereunder, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership in the grantor trust. See ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus. The Offered Certificates are ‘‘Regular Certificates as defined in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class [        ] Certificates will be issued at a premium, that the Class [        ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [        ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class XP and Class XW Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any ‘‘negative’’ amounts of original issue discount on the Class XP or Class XW Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP or Class XW Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations may be promulgated with respect to the Certificates.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See ‘‘Yield and Maturity Considerations—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 16.7% of the Initial Pool Balance (0.0% of the Group 1 Balance and 100.0% of the Group 2 Balance) will represent Mortgage Loans secured by multifamily/manufactured housing properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying prospectus.

Possible Taxes on Income from Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC’s assets as set forth in this prospectus supplement under ‘‘Certain Federal Income Tax Consequences—Characterization of Investments in Offered Certificates’’ in this prospectus supplement will be made as required under the Treasury regulations, generally on an annual basis.

The Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued an individual prohibited transaction exemption to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31 as amended by PTE 2007-05, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate satisfies the second and third general conditions set forth above, noting, with respect to the third general condition, the discussion below regarding the Beacon Seattle & DC Portfolio Whole Loan. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody’s, S&P, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘Certain ERISA Considerations’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Persons who have an ongoing relationship with California State Teachers’ Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower under Loan No. 3403716. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

In addition, Plan fiduciaries should note that an affiliate of the Trustee is the master servicer under the pooling and servicing agreement for the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, pursuant to which the Beacon Seattle & DC Portfolio Whole Loan will be serviced. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement. Under the terms of such pooling and servicing agreement, the actions of the Morgan Stanley 2007-IQ14 master servicer will be subject to oversight by the Bank of New York in its capacity as the trustee for the Morgan Stanley Capital I Trust Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14. In addition, under the terms of the Beacon Seattle & DC Portfolio Intercreditor Agreement, the holders of the Morgan Stanley 2007-IQ14 certificates, by virtue of their ownership of one of the Beacon Seattle & DC Portfolio Whole Loan Companion Loans, have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Beacon Seattle & DC Portfolio Whole Loan. Although there is little authority in this regard, and therefore it is not free from doubt, the Depositor believes that this arrangement satisfies the requirement of the Exemption for an independent trustee. Plan fiduciaries should consult with their advisors in this regard.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Prospective investors, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the Offered Certificates. You should consult with your own legal, tax, financial and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and sale of the Offered Certificates.

See ‘‘Legal Investment’’ in the accompanying prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the ratings indicated below from Fitch and S&P:

Class	Fitch	S&P
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-AB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class XP	AAA	AAA
Class XW	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA
Class B	AA+	AA+
Class C	AA	AA
Class D	AA−	AA−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Sellers.

The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in April 2049. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of: (i) the tax attributes of the Offered Certificates; or of the Trust; (ii) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans; (iii) the degree to which such prepayments might differ from those originally anticipated; (iv) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; (v) whether and to what extent Default Interest will be received; (vi) payments of Excess Interest; (vii) the extent to which interest payable on any Class of Offered Certificates may be reduced in connection with Prepayment Interest Shortfalls; or (viii) the possibility that as a result of prepayments the Class XP and Class XW Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘Risk Factors—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘575 Lexington Avenue Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Master Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Pooling Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Special Servicer’’ is defined in DESCRIPTION OF THE MORTGAGE POOL—575 Lexington Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘575 Lexington Avenue Trustee’’ means the ‘‘Trustee’’ under the 575 Lexington Avenue Pooling Agreement.

‘‘A/B Whole Loan’’ means the Parkway Chevrolet-Tomball A/B Whole Loan.

‘‘Accrued Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘ACMs’’ means asbestos-containing materials.

‘‘Act No. 416’’ means the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under ‘‘The Trustee’’ in this prospectus supplement and under ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘Certain Federal Income Tax Consequences—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘The Pooling and Servicing

Agreements—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee.

‘‘Administrative Fees’’ means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘Amortization Schedule’’ means, for the Mortgage Loans or Serviced Whole Loans listed below, the amount of the related monthly payments of principal and interest as set forth in the related Annex to this prospectus supplement as follows:

•    One Mortgage Loan (Loan No. 48225 on ANNEX A to this prospectus supplement) on Annex E.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in Annex A to this prospectus supplement by 12.

‘‘Anticipated Repayment Date’’ means, with respect to any ARD Loan, the date specified in the related loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) or Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan or Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Whole Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser’s value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’, ‘‘as stabilized’’, ‘‘as completed’’ or ‘‘as renovated’’ value. For additional information on the Appraisal Value for the Beacon Seattle & DC Portfolio Mortgage Loan, see ANNEX A to this Prospectus Supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3403856 ($195,500,000 ‘‘as stabilized’’ value as of May 1, 2007 and $194,000,000 ‘‘as is’’ value as of December 30, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3405108 ($55,500,000 ‘‘as stabilized’’ value as of February 1, 2008 and $53,700,000 ‘‘as is’’ value as of January 29, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 20685 (a $11,200,000 value as of January 26, 2009 under the ‘‘as stabilized’’ and $10,500,000 ‘‘as is’’ value as of January 26, 2007 is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3405208 ($10,550,000 ‘‘as stabilized’’ value as of March 1, 2007 and $3,200,000 ‘‘as is’’ value as of December 1, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 22097 (a $8,310,000 value as of January 4, 2009 under the ‘‘as stabilized’’ and $7,780,000 ‘‘as is’’ value as of January 4, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 20889 (a $5,640,000 value as of February 1, 2007 under the ‘‘as stabilized’’ and $5,350,000 ‘‘as is’’ value as of December 1, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 21443 (a $4,400,000 value as of August 1, 2007 under the ‘‘as stabilized’’ and $4,250,000 ‘‘as is’’ value as of January 15, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 21666 (a $3,350,000 value as of May 1, 2007 under the ‘‘as stabilized’’ and $3,100,000 ‘‘as is’’ value as of January 6, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for Mortgaged Property with respect to Loan No. 3403414 ($5,900,000 ‘‘as stabilized’’ value as of May 1, 2007 and $5,100,000 ‘‘as is’’ value as of February 24, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP Whole Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Whole Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan or any Post CAP Whole Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any A/B Whole Loan during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if such A/B Whole Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

‘‘ARD Loan’’ means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated Maturity Date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated Maturity Date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan’s terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Automatic Termination’’ is defined in ‘‘IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES’’ in this prospectus supplement.

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date and (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), unless the related Distribution Date is the final Distribution Date, an amount equal to the related Withheld Amount; and

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, (or February, if the related Distribution Date is the final Distribution Date) the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads, Spaces, Acres or SF (as applicable), except:

(A) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan such calculation includes the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 and the 34.667% pari passu portion of the existing secured debt on certain properties divided by BSCMI’s 34.667% pari passu interest in the aggregate Beacon Seattle & DC Portfolio SF. With respect to the One Park Avenue Pari Passu Mortgage Loan, such calculation includes the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, such calculation includes the Parkway Chevrolet-Tomball Note A, but excludes the subordinate Parkway Chevrolet-Tomball Note B; and

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 49148, 49092 and 49754 on ANNEX A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads, Acres, Spaces or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon or ARD Loan-to-Value Ratio’’, ‘‘Balloon or ARD LTV Ratio’’, ‘‘Balloon or ARD LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date) divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan such calculation includes the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 and the 34.667% pari passu portion of the existing secured debt on certain properties divided by BSCMI’s 34.667% pari passu interest in the aggregate Beacon Seattle & DC Portfolio Appraisal Value. For additional information on the Balloon or ARD LTV Ratio for the Beacon Seattle & DC Portfolio Mortgage Loan, see ANNEX A to this Prospectus Supplement. With respect to the One Park Avenue Pari Passu Mortgage Loan, such calculation includes the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, such calculation includes the Parkway Chevrolet-Tomball Note A, but excludes the subordinate Parkway Chevrolet-Tomball Note B;

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 49148, 49092 and 49754 on ANNEX A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans;

(D) with respect the Holdback Loan, the Maturity Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraised Value of such Holdback Loan; and

(E) with respect to the Guaranty Loan, the Maturity Date Balance of such Guaranty Loan (net of the amount of the related guaranty) divided by the Appraised Value of such Guaranty Loan.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘BAMCC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Bank of America’’ or ‘‘BofA’’ means Bank of America, National Association.

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘BASIC’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Beacon Seattle & DC IQ14 Pooling Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Companion Loans’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio A/B Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Master Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note A-3’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note A-4’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note A-5’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note A-6’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note A-7’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Note B-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Beacon Seattle & DC Portfolio Special Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Beacon Seattle & DC Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Bridger’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘BSCMI’’ means Bear Stearns Commercial Mortgage, Inc.

‘‘BSCMSI Depositor’’ means Bear Stearns Commercial Mortgage Securities Inc.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations. In addition, Cash Flow may reflect certain stabilized calculations, including amounts payable by a Mortgage Loan borrower principal for unoccupied space under a master lease.

‘‘CBE’’ means corporate bond equivalent.

‘‘Certificate Balance’’ means for any Class of Sequential Pay Certificates outstanding at any time the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificate Registrar’’ means the Trustee in its capacity as registrar.

‘‘Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A-AB Planned Principal Balance’’ means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— General’’ in this prospectus supplement.

‘‘Class X Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class XP (Class [    ]) Fixed Strip Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘CMSA NOI Adjustment Worksheet’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES —Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to and including the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the 575 Lexington Avenue Pari Passu Note A-1, in the case of the related 575 Lexington Avenue Pari Passu Mortgage Loan, the One Park Avenue Pari Passu Note A-2, in the case of the One Park Avenue Pari Passu Mortgage Loan, or the related Note B) in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, a retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, a parking garage, land, an automobile dealership, a movie theater, or a mixed use property.

‘‘Companion Loan Holder’’ means with respect to each Whole Loan as follows: (i) with respect to the Beacon Seattle & DC Portfolio Whole Loan, the holder of each Beacon Seattle & DC Portfolio Companion Loan; (ii) with respect to the One Park Avenue Pari Passu Whole Loan, the holder of the One Park Avenue Pari Passu Note A-2; (iii) with respect to the 575 Lexington Avenue Pari Passu Whole Loan, the holder of the 575 Lexington Avenue Pari Passu Note A-1; and (iv) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, the Parkway Chevrolet-Tomball Note B Holder.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans) during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage

Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Control Appraisal Period’’ means with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, a Parkway Chevrolet-Tomball Control Appraisal Period exists.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class S Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

‘‘Controlling Holder’’ means, with respect to, the Parkway Chevrolet-Tomball A/B Whole Loan, the Parkway Chevrolet-Tomball Controlling Holder.

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan or Whole Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

‘‘Cross-Collateralized Set’’ means any set of Mortgage Loans that is cross-collateralized or cross-defaulted with each other.

‘‘CSI’’ means Centerline Servicing Inc.

‘‘Cut-off Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan such calculation includes the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 and the 34.667% pari passu portion of the existing secured debt on certain properties divided by BSCMI’s 34.667% pari passu interest in the aggregate Beacon Seattle & DC Portfolio Appraisal Value. For additional information on the Cut-off Date LTV Ratio for the Beacon Seattle & DC Portfolio Mortgage Loan, see ANNEX A to this Prospectus Supplement. With respect to the One Park Avenue Pari Passu Mortgage Loan, such calculation includes the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, such calculation includes the Parkway Chevrolet-Tomball Note A, but excludes the subordinate Parkway Chevrolet-Tomball Note B;

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 49148, 49092 and 49754 on ANNEX A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans;

(D)   with respect to the Holdback Loan, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan; and

(E) with respect to the Guaranty Loan, the Cut-off Date Balance of such Guaranty Loan (net of the amount of the related guaranty) divided by the Appraised Value of such Guaranty Loan.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan):

(i) that is delinquent 60 days (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note) or more in respect of a Monthly Payment (not including the Balloon Payment);

(ii) that is delinquent with respect to a Balloon Payment; provided, however:

(A) if (1) the related Borrower is actively seeking a refinancing commitment, (2) the related Borrower continues to make payments in the amount of its Assumed Monthly Payment and (3) the Directing Certificateholder consents, then such Mortgage Loan shall not become a Defaulted Mortgage Loan for 60 days beyond the related Maturity Date (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note); and

(B) if (1) the related Mortgagor delivers to the Master Servicer on or before the 60th day after the related Maturity Date (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note) a refinancing commitment reasonably acceptable to the Master Servicer, (2) the related Borrower continues to make payments in the amount of its Assumed Monthly Payment and (3) the Directing Certificateholder

consents, then such Mortgage Loan shall not become a Defaulted Mortgage Loan for such longer period, not to exceed 120 days beyond the related Maturity Date, during which the refinancing would occur; or

(iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of Annex A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Period’’ or ‘‘DP’’ means the time after the specified period, which is at least two years from the Delivery Date; provided that no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Period; provided that no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Depositor’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Determination Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is expected to be an affiliate of Hyperion Brookfield Asset Management Inc.

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Distribution Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Distribution Date Statement’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Emergency Advance’’ means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund.

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘EQB’’ means the Puerto Rico Environmental Quality Board.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Cash Flow’’ means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

‘‘Excess Interest’’ means interest accrued on an ARD Loan at the related Excess Interest Rate.

‘‘Excess Interest Distribution Account’’ means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V Certificateholders.

‘‘Excess Interest Rate’’ means the difference in rate of an ARD Loan’s Revised Rate over the related Mortgage Rate.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means the individual prohibited transaction exemption granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 2007-05.

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘FIRREA’’ means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

‘‘Fitch’’ means Fitch, Inc.

‘‘Fixed Premium’’ refers to a method of calculation of yield maintenance premium. Under this method for any prepayment occurring after the Lockout date, but prior to the open date, as defined in the loan document, will be assessed a fee in the amount of a fixed percentage, as defined in the loan document, of the principal amount prepaid.

•	Loan No. 3405707 has been assumed to be included in this category for purposes of ANNEX A.

‘‘FSMA’’ is defined in ‘‘UNITED KINGDOM’’ in this prospectus supplement.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan such calculations include BSCMI’s 34.667% pari passu interest in the aggregate Beacon Seattle & DC Portfolio Full Year Cash Flow divided by the annual debt service payable to the Beacon Seattle & DC Portfolio Pari Passu Note A-4 and the Beacon Seattle & DC Portfolio Pari Passu Note A-5 and the 34.667% pari passu portion of the existing secured debt on certain properties. With respect to the One Park Avenue Pari Passu Mortgage Loan, such calculation includes the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, such calculation includes the Parkway Chevrolet-Tomball Note A, but excludes the subordinate Parkway Chevrolet-Tomball Note B;

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 49148, 49092 and 49754 on ANNEX A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D) with respect to the Guaranty Loan, the Full Year Cash Flow for such Guaranty Loan divided by the related Annual Debt Service for such Mortgage Loan (net of the related guaranty).

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $2,643,384,435.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $530,689,582.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, collectively, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means the Group 1 Balance and the Group 2 Balance.

’’Guaranty Loan’’ means Loan No. 20442 on ANNEX A to this prospectus supplement, which, for purposes of calculating the related U/W DSCR, Maturity Date LTV and Cut-off Date LTV, nets out a related recourse guaranty equal to 10% outstanding principal balance of the related Mortgage Loan.

‘‘Holdback Loan’’ means Loan No. 23292 on ANNEX A to this prospectus supplement, which, for purposes of calculating Maturity Date LTV and Cut-off Date LTV, nets out the related holdback reserve.

Four Mortgage Loans (Loan Nos. 19986, 20685, 22097 and 21443), have holdbacks; however, the related holdback was not netted out for purposes of calculating the related debt service, U/W DSCR, Maturity Date LTV and Cut-off Date LTV.

‘‘Hyper Am’’ means (for purposes of Annex A to this prospectus supplement) ARD Loans.

‘‘Initial Certificate Balance’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS— Weighted Average Lives’’ in this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $3,174,074,017, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon a Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid and (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield Rate from (ii) the Mortgage Rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

1–(1+r)-n

r

where ‘‘r’’ is equal to the Yield Rate and ‘‘n’’ is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the Maturity Date of the related Mortgage Loan. As used in this definition, ‘‘Yield Rate’’ means the yield rate for the specified U.S. Treasury security, as described in the underlying Mortgage Note.

•	Loan No. 3404536 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally an amount equal to the greater of (a) 1.0% of the principal amount being prepaid, or (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the Maturity Date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related loan documents and the Maturity Date of the related Mortgage Loans. ‘‘Int Diff Payment Amount’’ means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

•	Loan Nos. 3403856, 3405346, 3405764, 3405752, 3405765, 3405108, 3405767, 3405769, 3405771, 3405757, 3404966, 3405758, 3405636, 3403935, 3405774, 3405775, 3404189, 3405761, 3405692, 3405763, 3405167, 3405525, 3405165, 3404816, 3405160, 3405225, 3405846, 3402711 and 3405733 have been assumed to be included in this category for purposes of Annex A.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

‘‘Interest Only, Hyper Am’’ means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘IO, Hyper Am’’, ‘‘Partial Interest Only, Hyper Am’’ and ‘‘Partial Interest Only, ARD’’ each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘LNR’’ is defined in ‘‘THE SERVICERS—The Special Servicer.’’

‘‘LNR Partners’’ is defined in ‘‘THE SERVICERS—The Special Servicer.’’

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 133 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 83.3% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 47 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 100.0% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and 100.0% of manufactured housing properties) and representing approximately 16.7% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lockout Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means principal compensation to be paid to the Master Servicer in respect of its master servicing activities (including compensation payable to the sub-servicers).

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

‘‘Maturity Assumptions’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS— Weighted Average Lives’’ in this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loan, the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Serviced Whole Loan except solely for purposes of Annex A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 monthly interest payments of the loan; and

(2) with respect to any IO, Balloon; Partial Interest Only, Balloon; and Partial Interest Only, Hyper Am Loan, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Sellers’’ means Bank of America, National Association and Bear Stearns Commercial Mortgage, Inc.

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 180 Multifamily and Commercial Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans, which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan such calculations include BSCMI’s 34.667% pari passu interest in the aggregate Beacon Seattle & DC Portfolio Most Recent Cash Flow divided by the annual debt service payable to the Beacon Seattle & DC Portfolio Pari Passu Note A-4 and the Beacon Seattle & DC Portfolio Pari Passu Note A-5 and the 34.667% pari passu portion of the existing secured debt on certain properties. With respect to the One Park Avenue Pari Passu Mortgage Loan, such calculation includes the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, such calculation includes the Parkway Chevrolet-Tomball Note A, but excludes the subordinate Parkway Chevrolet-Tomball Note B;

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 49148, 49092 and 49754 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D) With respect to each Guaranty Loan, the Most Recent Cash Flow for the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (net of the amount of the guaranty).

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent NOI’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses.

‘‘Most Recent NOI DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan such calculations include BSCMI’s 34.667% pari passu interest in the aggregate Beacon Seattle & DC Portfolio Most Recent NOI divided by the annual debt service payable to the Beacon Seattle & DC Portfolio Pari Passu Note A-4 and the Beacon Seattle & DC Portfolio Pari Passu Note A-5 and the pari passu portion of the existing secured debt on certain properties. With respect to the One

Park Avenue Pari Passu Mortgage Loan, such calculation includes the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, such calculation includes the Parkway Chevrolet-Tomball Note A, but excludes the subordinate Parkway Chevrolet-Tomball Note B;

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 49148, 49092 and 49754 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent NOI for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Mortgage Loans;

(D) With respect to the Guaranty Loan the Most Recent NOI for such Guaranty Loan divided by the Annual Debt Service for such Mortgaged Properties (net of the amount of the related guaranty).

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the four categories listed in (i) through (iv) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 12 Months’’ or ‘‘Trailing Twelve Months’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent Date.

(iv) ‘‘Actual’’ means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more apartment buildings each consisting of five or more rental living units or manufactured housing properties.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; provided, further, however, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year, if applicable. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 5.266% per annum to 6.627% per annum, with a Weighted Average Net Mortgage Rate of 5.698% per annum. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Non-Partitioned Loan’’ means any Mortgage Loan, other than a Mortgage Loan related to an A/B Whole Loan.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) or a Whole Loan that is not a Specially Serviced Mortgage Loan.

‘‘Not Rated’’ or ‘‘NR’’ means, when used with respect to tenant ratings, that either the tenant has not been rated or, if such tenant was rated, that such rating has been withdrawn.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XC, Class XP and Class XW Certificates.

‘‘NPV (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally an amount equal to the greater of (a) one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) the excess, if any, of (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note minus (z) the then outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 20685, 21448, 21067, 21375, 21443, 22968, 21949, 16464 and 22599 have been assumed to be included in this category for purposes of Annex A.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally an amount equal to the greater of (a) 1% of the principal amount being prepaid (except in the case of Loan Nos. 49411 and 49410 for which it will be the greater of 3%) or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the then outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

With respect to Loan No. 49918 the minimum payment after lockout and on or before May 1, 2009 shall be 3% and 1% thereafter.

•	Loan Nos. 51006, 49918, 49411, 49974, 50269 and 49410 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads/Acres/Spaces, as the case may be, of the Mortgaged Property that was occupied or leased as of a specified date, as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

‘‘Offered Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘One Park Avenue Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘One Park Avenue Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—One Park Avenue Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the loan documents. If such allocation is not provided in the loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘Parkway Chevrolet-Tomball A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL— Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘Parkway Chevrolet-Tomball Control Appraisal Period’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL— Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘Parkway Chevrolet-Tomball Controlling Holder’’ means the Parkway Chevrolet-Tomball Note B Holder unless and until a Parkway Chevrolet-Tomball Control Appraisal Period has occurred and is continuing.

‘‘Parkway Chevrolet-Tomball A/B Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘Parkway Chevrolet-Tomball A/B Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘Parkway Chevrolet-Tomball Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘Parkway Chevrolet-Tomball Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘Parkway Chevrolet-Tomball Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘Parkway Chevrolet-Tomball Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Parkway Chevrolet-Tomball A/B Whole Loan’’ in this prospectus supplement.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Partial Interest Only’’ means a loan which is interest only for a portion of its term and pays principal and interest for the remainder of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined in ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement.

‘‘Pass-Through Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel’s operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the related Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the related Cross-Collateralized Set of Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of June 1, 2007, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator.

‘‘Post CAP Whole Loan’’ means any A/B Whole Loan following the occurrence and during the continuance of a related Control Appraisal Period.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month’s interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

‘‘Prepayment Premium’’ means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related

Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘PML’’ means probable maximum loss.

‘‘Prospectus Directive’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of an A/B Whole Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan; (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; provided, further, however, no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller). With respect to the Beacon Seattle & DC Portfolio Whole Loan, for purposes of this definition ‘‘Mortgage Loan’’ will mean the portion of the Beacon Seattle & DC Portfolio Whole Loan transferred to the Depositor by the applicable Mortgage Loan Seller. With respect to the 575 Lexington Avenue Pari Passu Whole Loan, for purposes of this definition, ‘‘Mortgage Loan’’ will mean the portion of the 575 Lexington Avenue Pari Passu Whole Loan transferred to the Depositor by the applicable Mortgage Loan Seller.

‘‘Rated Final Distribution Date’’ means the Distribution Date in April 2049.

‘‘Rating Agencies’’ means Fitch and S&P.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, or Whole Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Member State’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Persons’’ is defined in ‘‘NOTICE TO UNITED KINGDOM INVESTORS’’ in this prospectus supplement.

‘‘REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC I’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES— General’’ in this prospectus supplement.

‘‘REMIC II’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES— General’’ in this prospectus supplement.

‘‘REMIC II Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REMIC Administrator’’ means the Trustee with respect to its duties with respect to REMIC administration.

‘‘REMIC Residual Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— General’’ in this prospectus supplement.

‘‘REO Extension’’ is defined in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES— Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) or Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, if the related Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply; provided that with respect to the 575 Lexington Avenue Pari Passu Whole Loan, for purposes of this definition, ‘‘Mortgage Loan’’ will mean the portion of the 575 Lexington Avenue Pari Passu Whole Loan transferred to the Depositor by the applicable Mortgage Loan Seller.

In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach; provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘Revised Rate’’ means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Sequential Pay Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— General’’ in this prospectus supplement.

‘‘Serviced Whole Loan’’ means each of the One Park Avenue Pari Passu Whole Loan and the Parkway Chevrolet-Tomball A/B Whole Loan.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), or a Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means to service and administer a Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan), Whole Loan and any REO Properties for which it is responsible on behalf of the Trust: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, in the case where a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate or any interest in any security backed by or an interest in any pari passu, subordinate debt or mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances; (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property or (vii) any obligation of the Master Servicer or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) or Serviced Whole Loan, any of the following events: (a) the related Mortgage Loan becoming a Defaulted Mortgage Loan; or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the applicable period contemplated in the definition of Defaulted Mortgage Loan; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Special Action’’ means, with respect to any Mortgage Loan or related REO Property (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of any Mortgage Loan or Whole Loan (excluding the waiver of any ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause, as set forth in clause (vi) below); (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ or pursuant to a Purchase Option as described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan) or Serviced Whole Loan, other than a Corrected Mortgage Loan, as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of: (i) its removal from the Trust Fund (in the case of a Mortgage Loan), (ii) an acquisition of the related

REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan.

‘‘Special Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.25% (25 basis points) per annum.

‘‘Sponsors’’ is defined in ‘‘THE SPONSORS’’ in this prospectus supplement.

‘‘Sponsor’’ is defined in ‘‘THE SPONSORS’’ in this prospectus supplement.

‘‘Startup Day’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES— Discount and Premium; Prepayment Premiums’’ in this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of REMIC II Certificates other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC, Class XP and Class XW Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan (or portion thereof) as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Trust’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Trustee’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement.

‘‘Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Underwriters’’ means, collectively, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC and Greenwich Capital Markets, Inc.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’, ‘‘Spaces’’, ‘‘Acres’’ and ‘‘SF’’ respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in Annex A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in Annex A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing property, the number of pads, regardless of the size of each pad (referred to in Annex A to this prospectus supplement as ‘‘Pads’’); (iv) in the case of Mortgaged Properties operating as parking garages, the number of parking spaces, regardless of the size of each parking space, referred to in ANNEX A to this prospectus supplement as ‘‘Spaces’’; and (v) in the case of a Mortgaged Property operated as an office or retail building, an automobile dealership, a movie theater or land, the number of square feet (referred to in Annex A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Generally’’ in this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement. For additional information on the Underwritten Cash Flows for the Beacon Seattle & DC Portfolio Mortgage Loan, see ANNEX A to this Prospectus Supplement.

(i) ‘‘U/W Revenues’’ or ‘‘U/W EGI’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property’s current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow. In addition, U/W Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease.

(iii) ‘‘U/W NOI’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses. See also the definition of ‘‘Cash Flow’’.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan such calculation includes BSCMI’s 34.667% pari passu interest in the aggregate Beacon Seattle & DC Portfolio U/W Cash Flow divided by the annual debt service payable to the Beacon Seattle & DC Portfolio Pari Passu Note A-4 and the Beacon Seattle & DC Portfolio Pari Passu Note A-5 and the 34.667% pari passu portion of the existing secured debt on certain properties. For additional information on the Underwritten DSCR for the Beacon Seattle & DC Portfolio Mortgage Loan, see ANNEX A to this Prospectus Supplement. With respect to the One Park Avenue Pari Passu Mortgage Loan, such calculation includes the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2. With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, such calculation includes the 575 Lexington Avenue Pari Passu Note A-1 and the 575 Lexington Avenue Pari Passu Note A-2;

(B) with respect to the Parkway Chevrolet-Tomball A/B Whole Loan, such calculation includes the Parkway Chevrolet-Tomball Note A, but excludes the subordinate Parkway Chevrolet-Tomball Note B;

(C) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 49148, 49092 and 49754 on ANNEX A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D)   with respect to the Guaranty Loan (a) the U/W Cash Flow for the Guaranty Loan divided by (b) the Annual Debt Service for such Holdback Loan (net of the debt service in respect of the guaranty).

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet, Acres, Pads or Spaces, as applicable.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances).

‘‘Wells Fargo Bank’’ means Wells Fargo Bank, N.A.

‘‘Whole Loan’’ means the Beacon Seattle & DC Portfolio Whole Loan, the One Park Avenue Pari Passu Whole Loan, the 575 Lexington Avenue Pari Passu Whole Loan and Parkway Chevrolet-Tomball A/B Whole Loan.

‘‘Withheld Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

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                                     ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

            LOAN    LOAN
SEQUENCE   NUMBER  GROUP  LOAN ORIGINATOR  PROPERTY NAME
--------------------------------------------------------------------------------------------------------------------

   1       51006     1    BSCMI            BEACON SEATTLE & DC PORTFOLIO (ROLLUP)
  1.1      51006     1    BSCMI            Market Square
  1.2      51006     1    BSCMI            Polk & Taylor
  1.3      51006     1    BSCMI            Wells Fargo Center
  1.4      51006     1    BSCMI            Lafayette Center
  1.5      51006     1    BSCMI            Booz Allen Complex
  1.6      51006     1    BSCMI            Key Center
  1.7      51006     1    BSCMI            Sunset North
  1.8      51006     1    BSCMI            City Center Bellevue
  1.9      51006     1    BSCMI            Plaza Center
  1.10     51006     1    BSCMI            1616 North Fort Myer Drive
  1.11     51006     1    BSCMI            American Center
  1.12     51006     1    BSCMI            Eastgate Office Park
  1.13     51006     1    BSCMI            Liberty Place
  1.14     51006     1    BSCMI            Lincoln Executive Center
  1.15     51006     1    BSCMI            11111 Sunset Hills Road
  1.16     51006     1    BSCMI            Army and Navy Building
  1.17     51006     1    BSCMI            Plaza East
  1.18     51006     1    BSCMI            1300 North Seventeenth Street
  1.19     51006     1    BSCMI            Reston Town Center
  1.20     51006     1    BSCMI            Washington Mutual Tower
   2      3405209    1    Bank of America  One Park Avenue
   3      3403716    1    Bank of America  575 Lexington Avenue
   4      3403856    2    Bank of America  Howard Crossing
   5      3405346    1    Bank of America  Mall of Acadiana
   6      3404331    1    Bank of America  Connecticut Financial Center
   7       59712     1    Bank of America  Valley River Center
   8      3404620    1    Bank of America  200 West 57th Street
   9      3402813    1    Bank of America  Franklin Avenue Plaza
   10     3404536    1    Bank of America  50 South Tenth Street
   11     3405764    1    Bank of America  Barrett Pavilion
   12      48595     1    BSCMI            INVESTCORP INDUSTRIAL PORTFOLIO (ROLLUP)
  12.1     48595     1    BSCMI            North Haven Distribution Center
  12.2     48595     1    BSCMI            Cheshire Commerce Center
   13     3405752    1    Bank of America  Fayette Pavilion III & IV
   14      49394     1    BSCMI            Palm Beach Gardens Marriott
   15     3405765    1    Bank of America  Sycamore Commons
   16      49150     2    BSCMI            AUSTIN STUDENT HOUSING PORTFOLIO (ROLLUP)
  16.1     49150     2    BSCMI            The Castillian
  16.2     49150     2    BSCMI            Texan West Campus
   17     3405108    1    Bank of America  Plaza at Fayette
   18     3405767    1    Bank of America  Sarasota Pavilion
   19     3405769    1    Bank of America  Pleasant Hill
   20     3402385    1    Bank of America  Harlem River Yard
   21     3405771    1    Bank of America  River Ridge
   22     3405757    1    Bank of America  Venture Pointe
          Rollup     1    BSCMI            TOTAL CROSSED LOANS
   23      49148     1    BSCMI            WALGREEN'S GUAYNABO & ECKERD MCDONOUGH (ROLLUP)
  23.1     49148     1    BSCMI            Walgreen's Guaynabo
  23.2     49148     1    BSCMI            Eckerd McDonough
   24      49754     1    BSCMI            WALGREEN'S CAROLINA
   25      49092     1    BSCMI            RITE AID - COLDWATER AND SHELBY (ROLLUP)
  25.1     49092     1    BSCMI            Rite Aid - Shelby
  25.2     49092     1    BSCMI            Rite Aid - Coldwater
   26     3404260    2    Bank of America  The Mark at Salem Station
   27     3404966    1    Bank of America  WEST PARK INDUSTRIAL PORTFOLIO (ROLLUP)
  27.1    3404966    1    Bank of America  West Park Industrial Portfolio - West Park XI
  27.2    3404966    1    Bank of America  West Park Industrial Portfolio - West Park VIII
  27.3    3404966    1    Bank of America  West Park Industrial Portfolio - West Park III
  27.4    3404966    1    Bank of America  West Park Industrial Portfolio - West Park VI
  27.5    3404966    1    Bank of America  West Park Industrial Portfolio - West Park VII
  27.6    3404966    1    Bank of America  West Park Industrial Portfolio - West Park IV
  27.7    3404966    1    Bank of America  West Park Industrial Portfolio - West Park V
  27.8    3404966    1    Bank of America  West Park Industrial Portfolio - West Park I
  27.9    3404966    1    Bank of America  West Park Industrial Portfolio - West Park II
 27.10    3404966    1    Bank of America  West Park Industrial Portfolio - West Park X
 27.11    3404966    1    Bank of America  West Park Industrial Portfolio - West Park IX
   28     3404479    2    Bank of America  Fairway Lakes
   29     3404622    1    Bank of America  Barr Building
   30      21502     2    Bridger          Century Village Apts-07
   31     3405758    1    Bank of America  Sand Lake Corners
   32     3404639    1    Bank of America  Buffets Headquarters
   33      20951     1    Bridger          North Park Business Park Portfolio 2
   34     3405636    2    Bank of America  Grande View Apartments
   35     3403935    1    Bank of America  BAKERSFIELD INDUSTRIAL PORTFOLIO (ROLLUP)
  35.1    3403935    1    Bank of America  Bakersfield Industrial Portfolio - 2309, 2351 and 2401 East Brundage Lane
  35.2    3403935    1    Bank of America  Bakersfield Industrial Portfolio - 1901 East Brundage Lane
  35.3    3403935    1    Bank of America  Bakersfield Industrial Portfolio - 6881 and 6901 District Boulevard
   36     3405774    1    Bank of America  City Crossing
   37     3404422    1    Bank of America  Watson Plaza
   38     3404478    2    Bank of America  Lakes of Brice Apartments
   39     3404481    2    Bank of America  Bent Tree Apartments
   40     3405775    1    Bank of America  Columbiana Station II
   41      49565     1    BSCMI            Davisville Shopping Center
   42     3404189    2    Bank of America  Harmony Square Apartments
   43     3402390    1    Bank of America  31 Columbia
   44     3405761    1    Bank of America  Ward's Crossing
   45      23195     1    Bridger          Holiday Inn Tinton Falls
   46     3404345    1    Bank of America  Corona Valley Marketplace
   47     3401997    1    Bank of America  DaimlerChrysler Building - Ameriplex at the Portage
   48      47941     1    BSCMI            Grand D'Iberville
   49      49918     2    BSCMI            Georgetown Apartments
   50      19986     2    Bridger          Cliff Park Apartments
   51      49756     1    BSCMI            Parkway Shopping Center
   52      20554     1    Bridger          North Park Business Park Portfolio 1
   53     3402293    1    Bank of America  Richmond Industrial
   54      49799     1    BSCMI            Radisson Phoenix
   55      50037     1    BSCMI            Best Western Fort Myers
   56      23471     2    Bridger          Lake Park Towers
   57     3405498    2    Bank of America  Prince Acaciawood Apartments
   58     3403866    1    Bank of America  SIMPLY SELF STORAGE PORTFOLIO (ROLLUP)
  58.1    3403866    1    Bank of America  Simply Self Storage Portfolio - Hawthorn
  58.2    3403866    1    Bank of America  Simply Self Storage Portfolio - Cooke
  58.3    3403866    1    Bank of America  Simply Self Storage Portfolio - West 10th
  58.4    3403866    1    Bank of America  Simply Self Storage Portfolio - Zionsville
   59     3405184    1    Bank of America  4234 Bronx Boulevard
   60     3405692    1    Bank of America  Park Place Emery
   61     3405763    1    Bank of America  Universal Plaza
   62     3402365    1    Bank of America  Marsh Store 21
   63      23292     2    Bridger          Brookside Villas Apartments
   64     3405266    1    Bank of America  PREMIER DEVELOPMENT PORTFOLIO (ROLLUP)
  64.1    3405266    1    Bank of America  Premier Development Portfolio - 111 Plain Street
  64.2    3405266    1    Bank of America  Premier Development Portfolio - 146 Westminster Street
  64.3    3405266    1    Bank of America  Premier Development Portfolio - 32 Custom House Street
  64.4    3405266    1    Bank of America  Premier Development Portfolio - 1 Custom House Street
   65     3405404    1    Bank of America  North Columbus Crossing
   66      49802     1    BSCMI            Sterling Plaza
   67      20685     1    Bridger          Storamerica El Monte
   68     3405018    2    Bank of America  Parkwood Terrace
   69     3405167    1    Bank of America  Residence Inn Marriott Columbus Easton
   70     3405715    2    Bank of America  Hill Court Apartments
   71     3402651    2    Bank of America  DTI- Chevy Chase Downs Apartments
   72     3405525    1    Bank of America  Newtown Business Commons
   73     3405165    1    Bank of America  Rita Ranch I
   74      48225     1    BSCMI            Parkway Chevrolet - Tomball
   75      22486     1    Bridger          Echelon
   76     3405922    1    Bank of America  Value Store It
   77     3405030    1    Bank of America  Remy International World Headquarters
   78     3404816    2    Bank of America  Daystar Retirement Village
   79     3405208    1    Bank of America  Boise Cascade - Florida
   80     3402367    1    Bank of America  Marsh Store 96
   81     3405160    1    Bank of America  Courtyard Marriott Baton Rouge Siegen Lane
   82     3404849    1    Bank of America  Moreno Valley Corporate Center
   83     3402673    2    Bank of America  DTI- Parkway Circle Apartments
   84      49411     1    BSCMI            Travelodge - South Padre Island
   85      22097     1    Bridger          Village at Oakhurst
   86     3404281    1    Bank of America  Marlow Center
   87     3405145    1    Bank of America  Ironwood Square Shopping Center
   88      20442     1    Bridger          Chester Road Square
   89     3405225    1    Bank of America  Best Buy - Burbank, IL
   90     3405685    1    Bank of America  Best Western - Keene
   91      21448     1    Bridger          Waterstone Professional Building
   92     3402664    2    Bank of America  DTI- University Club Apartments
   93      22629     1    Bridger          Suburban Lodge - SC
   94     3405164    2    Bank of America  PARKVIEW HEIGHTS HEIGHTS AND MEETINGHOUSE APARTMENTS  (ROLLUP)
  94.1    3405164    2    Bank of America  Parkview Heights Apartments
  94.2    3405164    2    Bank of America  Meetinghouse Apartments
   95      22562     1    Bridger          Best Western Bradbury Suites-Pooler
   96     3405846    1    Bank of America  Crossroads at Santa Maria Building #9
   97     3405714    2    Bank of America  Royale Apartments
   98     3402666    2    Bank of America  DTI-Brazos Apartments
   99      23357     2    Bridger          Richland Village
  100      22705     2    Bridger          Kingwood Forest
  101     3405713    2    Bank of America  Ivy Ridge Apartments
  102     3405263    1    Bank of America  Social Security Administration Building
  103     3405483    2    Bank of America  Main Street Village - Matawan, NJ
  104      49504     1    BSCMI            Hilltop Shopping Center
  105      21094     1    Bridger          Royal Montreal Plaza
  106      22242     1    Bridger          Seven Oaks Shopping Center
  107     3402657    2    Bank of America  DTI- Scandia Apartments
  108     3403589    1    Bank of America  Marsh Store 47
  109     3404802    1    Bank of America  Clarion Hotel
  110      22168     2    Bridger          English Village Apartments
  111      23247     2    Bridger          Albany Apartments
  112     3402659    2    Bank of America  DTI- Baywood Apartments
  113      21606     1    Bridger          Holiday Inn Express - Idaho Falls
  114      47852     1    BSCMI            1288 Springfield Avenue
  115      22718     2    Bridger          Shiloh Creek Apartments
  116     3403575    1    Bank of America  Lobill's Store 331
  117     3402654    2    Bank of America  DTI- Gables Apartments
  118     3402371    1    Bank of America  Marsh Store 73
  119     3405609    1    Bank of America  Walgreen's - Gaylord, MI
  120     3402711    1    Bank of America  300-350 East 22nd Street
  121      19409     1    Bridger          Sleep Inn - Jackson
  122      21067     1    Bridger          Market Place Office Building
  123      22842     1    Bridger          Plainfield Lot 1
  124     3405533    1    Bank of America  BofA Ground Lease - LaSalle & Grand
  125      21292     1    Bridger          Comfort Inn - Gloucester
  126     3402658    2    Bank of America  DTI- Walden Pond Apartments
  127     3405156    1    Bank of America  Monterey Park Office Building
  128      22484     1    Bridger          Main Street Crossing
  129     3403574    1    Bank of America  Lobill's Store 329
  130      20954     1    Bridger          Northmarket Center
  131      21375     1    Bridger          Rancho Self Storage
  132     3405707    2    Bank of America  Dean Estates
  133      21605     1    Bridger          Country Inn & Suites Bountiful
  134     3405652    1    Bank of America  Valley Mall Frontage
  135      22722     2    Bridger          Rena Valley Apartments
  136      22125     1    Bridger          Walgreens - New Lenox
  137      49974     1    BSCMI            Eckerd - Goucher Street
  138     3403951    2    Bank of America  Sunset Gardens
  139      23139     1    Bridger          Holly Plaza Shopping Center
  140      20889     1    Bridger          3485 Brookside Road
  141      50269     1    BSCMI            Rite Aid - McKeesport
  142      22568     1    Bridger          Best Western Hotel - Vancouver
  143      21443     1    Bridger          Everwood Professional Plaza
  144     3402663    2    Bank of America  DTI- Paper Moon Apartments
  145      20447     1    Bridger          Comfort Suites Shenandoah
  146     3405230    1    Bank of America  International Filing Company
  147      22214     2    Bridger          Briarwyck Apartments
  148     3402653    2    Bank of America  DTI- San Gabriel Square Apartments
  149      49410     1    BSCMI            Super 8 - South Padre Island
  150      22968     1    Bridger          Live Oak Retail
  151      22141     1    Bridger          Holiday Inn Express Champion
  152     3405235    1    Bank of America  Apollo Beach Mini Storage
  153      22210     1    Bridger          Bank Lane Apartments-Retail
  154     3403576    1    Bank of America  Lobill's Store 343
  155      21666     1    Bridger          Pepper Road Medical Office
  156      22420     1    Bridger          Emmert Hilltop Business Park
  157      22724     2    Bridger          Mill Creek Apartments
  158     3400853    1    Bank of America  The Homestead
  159     3403414    1    Bank of America  Walgreens - North Hollywood, CA
  160      21949     1    Bridger          Hinson Sobb Business Center
  161      22552     1    Bridger          363 Route 111
  162      12731     1    Bridger          Ramada Inn - Savannah
  163     3405582    1    Bank of America  Orchard and Belden Apartments
  164      22675     2    Bridger          Hearthstone Tumwater
  165      22364     1    Bridger          Briarcrest Shopping Center
  166      16464     2    Bridger          Leisure Village MHC-RI
  167     3405805    1    Bank of America  OfficeMax - Porterville, CA
  168      22126     1    Bridger          Office Depot
  169      19727     1    Bridger          Staples Office Building
  170      19429     1    Bridger          Shoppes at Tappahannock
  171      22599     1    Bridger          Stars & Stripes Storage
  172     3404115    2    Bank of America  Cortner Square Apartments
  173      19759     1    Bridger          Pacific Northwest Storage
  174     3402661    2    Bank of America  DTI- Hillside Apartments
  175      22239     2    Bridger          Park Terrace Apartments
  176      21919     1    Bridger          Byron Street Warehouse
  177     3405306    2    Bank of America  University Courtyard Apartments
  178     3403573    1    Bank of America  Lobill's Store 326
  179     3405733    1    Bank of America  Van Buren Retail Center
  180     3404728    1    Bank of America  Solana Beach Retail

SEQUENCE  PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------

   1      Various
  1.1     701 & 801 Pennsylvania Avenue, NW
  1.2     2521 S Clark Street & 2530 Crystal Drive
  1.3     999 Third Avenue
  1.4     1120 20th Street NW; 1133 21st Street, NW; 1155 21st Street, NW
  1.5     8251 Greensboro Drive; 8281 Greensboro Drive; 8283 Greensboro Drive
  1.6     601 108th Avenue NE
  1.7     3060 - 3180 139th Avenue SE
  1.8     500 108th Avenue NE
  1.9     10800 - 10900 NE 8th Street
  1.10    1616 North Fort Myer Drive
  1.11    8300 & 8330 Boone Boulevard
  1.12    15325 SE 30th Place
  1.13    325 7th Street, NW
  1.14    3380 146th Place SE & 3310 146th Place SE, 14432 SE Eastgate Way, 3245 146th Place SE & 3290 146th Place SE
  1.15    11111 Sunset Hills Road
  1.16    1627 I Street, NW
  1.17    11100 NE 8th Street
  1.18    1300 North 17th Street
  1.19    11911 Freedom Drive
  1.20    1201 Third Avenue
   2      One Park Avenue
   3      575 Lexington Avenue
   4      8732 Town & Country Boulevard
   5      5725 Johnston Street
   6      157 Church Street
   7      293 Valley River Center
   8      200 West 57th Street
   9      1205, 1225, 1305 and 1325 Franklin Avenue
   10     50 South Tenth Street
   11     740 Earnest West Barrett Parkway Northwest
   12     Various
  12.1    300 Montowese Avenue
  12.2    181 West Johnson Avenue
   13     96-405 Pavilion Parkway
   14     4000 RCA Blvd
   15     2113-2335 Matthews Township Parkway
   16     Various
  16.1    2323 San Antonio Street
  16.2    2616 Salado Street
   17     3801 Mall Road
   18     6507-6607 South Tamiani Trail
   19     2205 - 2275 Pleasant Hill Road
   20     98 Lincoln Avenue
   21     U.S. Highway 280
   22     3855-3885 Venture Drive, 3925-3950 Venture Drive, 3890 Satellite Boulevard
          Various
   23     Various
  23.1    State Road No.24 & State Road No. 165
  23.2    1825 Jonesboro Road
   24     State Road No. 190 & Campo Rico Road
   25     Various
  25.1    51037 Van Dyke Avenue
  25.2    450 East Chicago Road
   26     11132 Sunburst Lane
   27     3320, 3330, 3450 Vineland Road; 4102, 4104, 4125, 4171, 4542, 4549, 4551, 4560 LB McLeod Road
  27.1    4560 LB McLeod Road
  27.2    4542 LB McLeod Road
  27.3    3450 Vineland Road
  27.4    4125 LB McLeod Road
  27.5    4171 LB McLeod Road
  27.6    4102 LB McLeod Road
  27.7    4104 LB McLeod Road
  27.8    3320 Vineland Road
  27.9    3330 Vineland Road
 27.10    4551 LB McLeod Road
 27.11    4549 LB McLeod Road
   28     5191 Fairway Lakes Drive
   29     910 17th Street, NW
   30     4801 Spencer Street
   31     8111 to 8445  South John Young Parkway
   32     1460 Buffets Way
   33     2121 North 117th Avenue and 2525 North 117th Avenue
   34     151 Grande View Drive
   35     Various
  35.1    2309, 2351 and 2401 East Brundage Lane
  35.2    1901 East Brundage Lane
  35.3    6881 and 6901 District Boulevard
   36     2620 Watson Boulevard
   37     9809 Watson Road
   38     6060 Rossi Drive
   39     7200 Chadwood Lane
   40     1005-1009 & 1110-1270 Bower Parkway
   41     800 East Street Road
   42     1550 East Harmon Avenue
   43     31 Columbia
   44     4026-4040 Wards Road
   45     700 Hope Road
   46     7014-7084 Archibald Street
   47     6410 Ameriplex Drive
   48     11470 Cinema Drive
   49     4315 Wimbleton Court
   50     120 & 220 East Overton Road
   51     1471 Lehigh Street
   52     11808 Grant Street and 2301 North 117th Avenue
   53     845, 855 & 865 Marina Bay Parkway
   54     3600 North 2nd Avenue
   55     8955 Daniels Parkway
   56     13855 Superior Road
   57     1415 W. Ball Road
   58     Various
  58.1    6901 Hawthorn Park Drive
  58.2    810 East Cooke Road
  58.3    7937 West 10th Street
  58.4    4628 Northwestern Drive
   59     4234 Bronx Boulevard
   60     1888 & 1900 Emery Street
   61     5401-5555 North University Drive & 7720-7752 West Commercial Boulevard
   62     10679 Michigan Road
   63     1850 Idlewild Drive
   64     Various
  64.1    111 Plain Street
  64.2    146 Westminster Street
  64.3    32 Custom House Street
  64.4    1 Custom House Street
   65     6770 Veterans Parkway
   66     2904 North Beltline Road
   67     3830 Santa Anita Avenue
   68     1201 East Old Settlers Road
   69     3999 Easton Loop West
   70     580 East Ridge Road
   71     2504 Huntwick Drive
   72     105 and 140 Terry Drive
   73     9040 East Valencia Road
   74     25500 State Highway 249
   75     5252 E. 82nd Street
   76     9101 NW 7th Avenue
   77     2902 Enterprise Drive, 6512 & 6628 Production Drive
   78     2615 SW Barton Street
   79     8260 Armstrong Road
   80     715 South Tillotson Avenue
   81     10307 North Mall Drive
   82     22690 Cactus Avenue
   83     401 Southwest Parkway
   84     6200 Padre Blvd
   85     9606 Bailey Road
   86     1791-1793 Marlow Road
   87     208, 212, 224-230 West Ironwood Drive
   88     35840 Chester Road
   89     7600 South Cicero Avenue
   90     401 Winchester Street
   91     8012 112th Street Court East
   92     2424 Montgomery Road
   93     1376 Fording Island Road
   94     Various
  94.1    37-215 Manzella Court, 85-87 Pierce Road, 266-282 Hingham Street, 18-53 Cobb Drive
  94.2    33 Randolph Street
   95     155 Bourne Avenue
   96     2338, 2342, 2348, 2352, 2356 South Bradley Road
   97     65 & 75 Oaklawn Avenue
   98     1800 Lake Brazos Drive
   99     9999 Walnut Street
  100     8200 Wild Briar Drive
  101     2057 Hudson Avenue
  102     9502 Center Street
  103     90 Main Street
  104     201-275 Montana Avenue;2610-2616,2625,2629-2665 East 2nd St., 2501,2513,2547,2557,2655,2740 East 3rd St.
  105     2004 South Mason Road
  106     27607 State Road 56
  107     401 Anderson Drive
  108     3825 State Road 26 East
  109     1507 North First Street
  110     64 Fawn Road
  111     600 Warren Street, 317 New Scotland Avenue & 37 Avenue A
  112     5025 FM-2351
  113     2270 Channing Way
  114     1288-1300 Springfield Avenue
  115     803 Sandstone Circle
  116     3910 West Bethel Avenue
  117     401 University Oaks Boulevard
  118     10901 East Washington Street
  119     1290 West Main Street
  120     300-350 East 22nd Street
  121     4351 Lakeland Drive
  122     724 Columbia St NW
  123     2663 East Main Street
  124     530 North La Salle Street
  125     6639 Forest Hill Avenue
  126     1331 Harvey Mitchell Parkway South
  127     2630 Corporate Place
  128     120-154 North Perry Road
  129     1900 South Hoyt Avenue
  130     7208 Williamson Road
  131     12050 Arrow Route
  132     383 Oaklawn Avenue
  133     999 North 500 West
  134     2401 South 1st Street
  135     216 Rena Road
  136     450 Schoolhouse Road
  137     1759 Goucher Street
  138     2111-2219 North Winery Avenue
  139     180 Holly Street
  140     3485 Brookside Road
  141     3700 Walnut Street
  142     9420 NE Vancouver Mall Drive
  143     7210 40th Street West
  144     2213 Bobby K Marks Drive
  145     18456 Interstate 45 South
  146     5370 Highway 42
  147     10110 Walnut Street
  148     2212 San Gabriel Street
  149     4205 Padre Boulevard
  150     20301 Bruce B Downs Boulevard
  151     3555 FM 1960 Road West
  152     313 Apollo Beach Boulevard
  153     580 North Bank Lane
  154     1401 North Washington Street
  155     22285 Pepper Road Units 201-208
  156     275 Beavercreek Road
  157     1601 Welch Street
  158     1625 Hinman Avenue
  159     10955 Magnolia Boulevard & 5200 Vineland Avenue
  160     4125-4155 Sobb Avenue
  161     363 Route 111
  162     17007 Abercorn Street
  163     2256-2258 N. Orchard Street & 705-709 W. Belden Avenue
  164     285 & 291 Pinehurst Drive Southwest
  165     1498 Wilcrest Drive
  166     1880 Nooseneck Hill Road
  167     1260 West Henderson Avenue
  168     1900 West International Speedway Boulevard
  169     5262 South Staples Street
  170     1628-1638 Tappahannock Boulevard
  171     103 Luken Road
  172     201-275 East Cortner Street
  173     108 168th Street South
  174     1420 14th Street
  175     1036 Valencia Drive Southeast
  176     521-531 Byron Street
  177     3022 North Pecan Street
  178     1301 South East Street
  179     2008 Fayetteville Road
  180     305-315 South Coast Highway 101

                                                                         ZIP          PROPERTY
SEQUENCE  CITY                  COUNTY                       LOCATION   CODE            TYPE            PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------

   1      Various               Various                       Various  Various         Office                Various
  1.1     Washington            District of Columbia            DC      20004          Office                  CBD
  1.2     Arlington             Arlington                       VA      22202          Office                  CBD
  1.3     Seattle               King                            WA      98101          Office                  CBD
  1.4     Washington            District of Columbia            DC      20036          Office                  CBD
  1.5     McLean                Fairfax                         VA      22102          Office                Suburban
  1.6     Bellevue              King                            WA      98004          Office                  CBD
  1.7     Bellevue              King                            WA      98005          Office                Suburban
  1.8     Bellevue              King                            WA      98004          Office                  CBD
  1.9     Bellevue              King                            WA      98004          Office                  CBD
  1.10    Arlington             Arlington                       VA      22209          Office                  CBD
  1.11    Vienna                Fairfax                         VA      22182          Office                Suburban
  1.12    Bellevue              King                            WA      98007          Office                Suburban
  1.13    Washington            District of Columbia            DC      20004          Office                  CBD
  1.14    Bellevue              King                            WA      98007          Office                Suburban
  1.15    Reston                Fairfax                         VA      20190          Office                Suburban
  1.16    Washington            District of Columbia            DC      20006          Office                  CBD
  1.17    Bellevue              King                            WA      98004          Office                  CBD
  1.18    Arlington             Arlington                       VA      22209          Office                  CBD
  1.19    Reston                Fairfax                         VA      20191          Office                Suburban
  1.20    Seattle               King                            WA      98101          Office                  CBD
   2      New York              New York                        NY      10016          Office                  CBD
   3      New York              New York                        NY      10022          Office                  CBD
   4      Ellicott City         Howard                          MD      21043       Multifamily               Garden
   5      Lafayette             Lafayette Parish                LA      70503          Retail                Anchored
   6      New Haven             New Haven                       CT      06510          Office                  CBD
   7      Eugene                Lane                            OR      97401          Retail                Anchored
   8      New York              New York                        NY      10019          Office                  CBD
   9      Garden City           Nassau                          NY      11530          Office                Suburban
   10     Minneapolis           Hennepin                        MN      55403          Office                  CBD
   11     Atlanta               Cobb                            GA      30144          Retail                Anchored
   12     Various               New Haven                       CT     Various       Industrial             Warehouse
  12.1    North Haven           New Haven                       CT      06473        Industrial             Warehouse
  12.2    Cheshire              New Haven                       CT      06410        Industrial             Warehouse
   13     Fayetteville          Fayette                         GA      30214          Retail                Anchored
   14     Palm Beach Gardens    Palm Beach                      FL      33410          Hotel               Full Service
   15     Matthews              Mecklenburg                     NC      28105          Retail                Anchored
   16     Austin                Travis County                   TX      78705       Multifamily          Student Housing
  16.1    Austin                Travis County                   TX      78705       Multifamily          Student Housing
  16.2    Austin                Travis County                   TX      78705       Multifamily          Student Housing
   17     Lexington             Fayette                         KY      40503          Retail                Anchored
   18     Sarasota              Sarasota                        FL      34231          Retail                Anchored
   19     Duluth                Gwinnett                        GA      30096          Retail                Anchored
   20     Bronx                 Bronx                           NY      10454        Industrial                Flex
   21     Birmingham            Shelby                          AL      35242          Retail                Anchored
   22     Atlanta               Gwinnett                        GA      30096          Retail                Anchored
          Various               Various                       Various  Various         Retail                Anchored
   23     Various               Various                       Various  Various         Retail                Anchored
  23.1    Catano                Guaynabo Ward                   PR      00962          Retail                Anchored
  23.2    McDonough             Henry                           GA      30253          Retail                Anchored
   24     Carolina              Carolina                        PR      00979          Retail                Anchored
   25     Various               Various                         MI     Various         Retail                Anchored
  25.1    Shelby Township       Macomb                          MI      48316          Retail                Anchored
  25.2    Coldwater             Branch                          MI      49036          Retail                Anchored
   26     Fredericksburg        Spotsylvania                    VA      22407       Multifamily               Garden
   27     Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.1    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.2    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.3    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.4    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.5    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.6    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.7    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.8    Orlando               Orange                          FL      32811        Industrial             Warehouse
  27.9    Orlando               Orange                          FL      32811        Industrial             Warehouse
 27.10    Orlando               Orange                          FL      32811        Industrial             Warehouse
 27.11    Orlando               Orange                          FL      32811        Industrial             Warehouse
   28     Westerville           Franklin                        OH      43081       Multifamily               Garden
   29     Washington            District of Columbia            DC      20006          Office                  CBD
   30     Las Vegas             Clark                           NV      89119       Multifamily               Garden
   31     Orlando               Orange                          FL      32819          Retail                Anchored
   32     Eagan                 Dakota                          MN      55121          Office                Suburban
   33     Omaha                 Douglas                         NE      68164          Office                Suburban
   34     Biloxi                Harrison                        MS      39531       Multifamily               Garden
   35     Bakersfield           Kern                            CA      93313        Industrial             Warehouse
  35.1    Bakersfield           Kern                            CA      93313        Industrial             Warehouse
  35.2    Bakersfield           Kern                            CA      93313        Industrial             Warehouse
  35.3    Bakersfield           Kern                            CA      93313        Industrial             Warehouse
   36     Warner Robins         Houston                         GA      30266          Retail                Anchored
   37     Crestwood             St. Louis                       MO      63126          Retail                Anchored
   38     Canal Winchester      Franklin                        OH      43110       Multifamily               Garden
   39     Columbus              Franklin                        OH      43235       Multifamily               Garden
   40     Columbia              Lexington                       SC      29212          Retail                Anchored
   41     Warminster            Bucks                           PA      18974          Retail                Anchored
   42     Las Vegas             Clark                           NV      89119       Multifamily               Garden
   43     Aliso Viejo           Orange                          CA      92656          Office                Suburban
   44     Lynchburg             Lynchburg City                  VA      22222          Retail                Anchored
   45     Tinton Falls          Monmouth                        NJ      07724          Hotel               Full Service
   46     Corona                Riverside                       CA      92880          Retail                Anchored
   47     Portage               Porter                          IN      46368        Industrial       Warehouse/Distribution
   48     D'Iberville           Harrison                        MS      39540          Other                 Theater
   49     South Bend            St. Joseph                      IN      46637       Multifamily               Garden
   50     Dallas                Dallas                          TX      75216       Multifamily               Garden
   51     Allentown             Lehigh                          PA      18103          Retail                Anchored
   52     Omaha                 Douglas                         NE      68164          Office                Suburban
   53     Richmond              Contra Costa                    CA      94804        Industrial               R & D
   54     Phoenix               Maricopa                        AZ      85013          Other                   Land
   55     Fort Myers            Lee                             FL      33912          Hotel             Limited Service
   56     East Cleveland        Cuyahoga                        OH      44118       Multifamily             High-Rise
   57     Anaheim               Orange                          CA      92802       Multifamily           Age Restricted
   58     Various               Various                       Various  Various      Self Storage           Self Storage
  58.1    Indianapolis          Marion                          IN      46220       Self Storage           Self Storage
  58.2    Columbus              Franklin                        OH      43214       Self Storage           Self Storage
  58.3    Indianapolis          Marion                          IN      46214       Self Storage           Self Storage
  58.4    Zionsville            Hamilton                        IN      46077       Self Storage           Self Storage
   59     Bronx                 New York                        NY      10466          Office             Medical Office
   60     Atlanta               Fulton                          GA      30318          Office                Suburban
   61     Lauderhill            Broward                         FL      33351          Retail            Shadow Anchored
   62     Zionsville            Hamilton                        IN      46077          Retail                Anchored
   63     Reno                  Washoe                          NV      89509       Multifamily               Garden
   64     Providence            Providence                      RI      02903          Office                  CBD
  64.1    Providence            Providence                      RI      02903          Office                  CBD
  64.2    Providence            Providence                      RI      02903          Office                  CBD
  64.3    Providence            Providence                      RI      02903          Office                  CBD
  64.4    Providence            Providence                      RI      02903          Office                  CBD
   65     Columbus              Muscogee                        GA      31909          Retail                Anchored
   66     Irving                Dallas                          TX      75061          Retail            Shadow Anchored
   67     El Monte              Los Angeles                     CA      91731       Self Storage           Self Storage
   68     Round Rock            Williamson                      TX      78664       Multifamily               Garden
   69     Columbus              Franklin                        OH      43219          Hotel              Extended Stay
   70     Rochester             Monroe                          NY      14621       Multifamily               Garden
   71     Austin                Travis                          TX      78741       Multifamily               Garden
   72     Newtown               Bucks                           PA      18940          Office                Suburban
   73     Tucson                Pima                            AZ      85747          Retail                Anchored
   74     Tomball               Harris                          TX      77375          Other                Specialty
   75     Indianapolis          Marion                          IN      46250          Retail               Unanchored
   76     Miami                 Miami-Dade                      FL      33150       Self Storage           Self Storage
   77     Anderson              Madison                         IN      46013        Mixed Use          Industrial/Office
   78     Seattle               King                            WA      98126       Multifamily          Assisted Living
   79     Milton                Santa Rosa                      FL      32583        Industrial            Distribution
   80     Muncie                Delaware                        IN      47304          Retail                Anchored
   81     Baton Rouge           East Baton Rouge Parish         LA      70809          Hotel             Limited Service
   82     Moreno Valley         Riverside                       CA      92553          Office                Suburban
   83     College Station       Brazos                          TX      77840       Multifamily               Garden
   84     South Padre Island    Cameron                         TX      78597          Hotel             Limited Service
   85     Cornelius             Mecklenburg                     NC      28031        Mixed Use            Retail/Office
   86     Santa Rosa            Sonoma                          CA      95401          Retail            Shadow Anchored
   87     Coeur d'Alene         Kootenai                        ID      83814          Retail            Shadow Anchored
   88     Avon                  Lorain                          OH      44011          Retail            Shadow Anchored
   89     Burbank               Cook                            IL      60459          Retail                Anchored
   90     Keene                 Cheshire                        NH      03431          Hotel               Full Service
   91     Puyallup              Pierce                          WA      98373          Office             Medical Office
   92     Huntsville            Walker                          TX      77340       Multifamily               Garden
   93     Bluffton              Beaufort                        SC      29910          Hotel             Limited Service
   94     Various               Plymouth                        MA     Various      Multifamily               Garden
  94.1    Rockland              Plymouth                        MA      02370       Multifamily               Garden
  94.2    Abington              Plymouth                        MA      02351       Multifamily               Garden
   95     Pooler                Chatham                         GA      31322          Hotel             Limited Service
   96     Santa Maria           Santa Barbara                   CA      93455          Retail            Shadow Anchored
   97     Cranston              Providence                      RI      02920       Multifamily               Garden
   98     Waco                  McLennan                        TX      76704       Multifamily               Garden
   99     Dallas                Dallas                          TX      75243       Multifamily               Garden
  100     Shreveport            Caddo Parish                    LA      71108       Multifamily               Garden
  101     Rochester             Monroe                          NY      14617       Multifamily               Garden
  102     Manassas              Manassas City                   VA      20110          Office                  CBD
  103     Matawan               Monmouth                        NJ      07747       Multifamily               Garden
  104     Casper                Natrona                         WY      82601          Retail                Anchored
  105     Katy                  Harris                          TX      77450          Retail               Unanchored
  106     Wesley Chapel         Pasco                           FL      33543          Retail               Unanchored
  107     College Station       Brazos                          TX      77840       Multifamily               Garden
  108     Lafayette             Tippecanoe                      IN      47905          Retail                Anchored
  109     Yakima                Yakima                          WA      98901          Hotel               Full Service
  110     Gansevoort            Saratoga                        NY      12831       Multifamily               Garden
  111     Albany                Albany                          NY      12208       Multifamily               Garden
  112     Friendswood           Harris                          TX      77546       Multifamily               Garden
  113     Idaho Falls           Bonneville                      ID      83404          Hotel             Limited Service
  114     New Providence        Union                           NJ      07974          Retail               Unanchored
  115     Russellville          Pope                            AR      72802       Multifamily               Garden
  116     Muncie                Delaware                        IN      47304          Retail                Anchored
  117     College Station       Brazos                          TX      77840       Multifamily               Garden
  118     Indianapolis          Marion                          IN      46229          Retail                Anchored
  119     Gaylord               Otsego                          MI      49735          Retail                Anchored
  120     Lombard               DuPage                          IL      60148          Office                Suburban
  121     Flowood               Rankin                          MS      39232          Hotel             Limited Service
  122     Olympia               Thurston County                 WA      98501          Office                Suburban
  123     Plainfield            Hendricks                       IN      46168          Retail            Shadow Anchored
  124     Chicago               Cook                            IL      60610          Other                   Land
  125     Gloucester            Gloucester                      VA      23061          Hotel             Limited Service
  126     College Station       Brazos                          TX      77840       Multifamily               Garden
  127     Monterey Park         Los Angeles                     CA      91754        Industrial                Flex
  128     Plainfield            Hendricks                       IN      46168          Retail               Unanchored
  129     Muncie                Delaware                        IN      47302          Retail                Anchored
  130     Roanoke               Roanoke                         VA      24019          Retail                Anchored
  131     Rancho Cucamonga      San Bernardino                  CA      91739       Self Storage           Self Storage
  132     Cranston              Providence                      RI      02920       Multifamily               Garden
  133     West Bountiful        Davis                           UT      84010          Hotel             Limited Service
  134     Yakima                Yakima                          WA      98903          Retail            Shadow Anchored
  135     Van Buren             Crawford                        AR      72956       Multifamily               Garden
  136     New Lenox             Will                            IL      60451          Retail                Anchored
  137     Lower Yoder Township  Cambria                         PA      15905          Retail                Anchored
  138     Fresno                Fresno                          CA      93703       Multifamily               Garden
  139     Nampa                 Canyon                          ID      83686          Retail               Unanchored
  140     Stockton              San Joaquin                     CA      95219          Office                Suburban
  141     McKeesport            Allegheny                       PA      15132          Retail                Anchored
  142     Vancouver             Clark                           WA      98662          Hotel             Limited Service
  143     University Place      Pierce                          WA      98466          Office             Medical Office
  144     Huntsville            Walker                          TX      77340       Multifamily               Garden
  145     Shenandoah            Montgomery                      TX      77384          Hotel             Limited Service
  146     Hattiesburg           Forrest                         MS      39401        Industrial                Flex
  147     Dallas                Dallas                          TX      75243       Multifamily               Garden
  148     Austin                Travis                          TX      78705       Multifamily               Garden
  149     South Padre Island    Cameron                         TX      78597          Hotel             Limited Service
  150     Tampa                 Hillsborough                    FL      33647          Retail               Unanchored
  151     Houston               Harris                          TX      77068          Hotel             Limited Service
  152     Apollo Beach          Hillsborough                    FL      33572       Self Storage           Self Storage
  153     Lake Forest           Lake                            IL      60045        Mixed Use          Multifamily/Retail
  154     Kokomo                Howard                          IN      46901          Retail                Anchored
  155     Lake Barrington       Lake County                     IL      60010          Office             Medical Office
  156     Oregon City           Clackamas                       OR      97045        Industrial                Flex
  157     Arkadelphia           Clark                           AR      71923       Multifamily               Garden
  158     Evanston              Cook                            IL      60201          Hotel               Full Service
  159     North Hollywood       Los Angeles                     CA      91601          Other                   Land
  160     Las Vegas             Clark                           NV      89118        Industrial          Office/Warehouse
  161     Smithtown             Suffolk                         NY      11787          Office             Medical Office
  162     Savannah              Chatham                         GA      31419          Hotel             Limited Service
  163     Chicago               Cook                            IL      60614        Mixed Use          Multifamily/Retail
  164     Tumwater              Thurston                        WA      98501       Multifamily               Garden
  165     Houston               Harris                          TX      77042          Retail               Unanchored
  166     Coventry              Kent                            RI      02816   Manufactured Housing   Manufactured Housing
  167     Porterville           Tulare                          CA      93257          Retail                Anchored
  168     Daytona Beach         Volusia                         FL      32114          Retail                Anchored
  169     Corpus Christi        Nueces                          TX      78411          Office                Suburban
  170     Tappahannock          Essex                           VA      22560          Retail            Shadow Anchored
  171     Goose Creek           Berkeley                        SC      29445       Self Storage           Self Storage
  172     Hanford               Kings                           CA      93230       Multifamily               Garden
  173     Spanaway              Pierce                          WA      98387       Self Storage           Self Storage
  174     Huntsville            Walker                          TX      77340       Multifamily               Garden
  175     Albuquerque           Bernalillo                      NM      87108       Multifamily               Garden
  176     Chesapeake            Chesapeake Independent City     VA      23320        Industrial          Office/Warehouse
  177     Nacogdoches           Nacogdoches                     TX      75965       Multifamily          Student Housing
  178     Richmond              Wayne                           IN      47374          Retail                Anchored
  179     Van Buren             Crawford                        AR      72956          Retail            Shadow Anchored
  180     Solana Beach          San Diego                       CA      92075          Retail                Anchored

                              CUT-OFF                                                                             SUB-        NET
             ORIGINAL          DATE         MATURITY/ARD                            MORTGAGE  ADMINISTRATIVE   SERVICING   MORTGAGE
SEQUENCE    BALANCE(1)      BALANCE(1)    DATE BALANCE(1)         LOAN TYPE          RATE(2)  FEE RATE(2)(3)  FEE RATE(2)   RATE(2)
-----------------------------------------------------------------------------------------------------------------------------------

   1      $  394,477,317  $  394,477,317   $  394,477,317      Interest Only         5.797%       0.031%                    5.766%
  1.1         60,952,054      60,952,054       60,952,054
  1.2         48,277,714      48,277,714       48,277,714
  1.3         45,397,182      45,397,182       45,397,182
  1.4         41,030,296      41,030,296       41,030,296
  1.5         34,600,949      34,600,949       34,600,949
  1.6         23,124,910      23,124,910       23,124,910
  1.7         21,488,768      21,488,768       21,488,768
  1.8         21,333,219      21,333,219       21,333,219
  1.9         17,490,590      17,490,590       17,490,590
  1.10        16,130,978      16,130,978       16,130,978
  1.11        12,213,455      12,213,455       12,213,455
  1.12        10,669,490      10,669,490       10,669,490
  1.13        10,139,472      10,139,472       10,139,472
  1.14         9,851,419       9,851,419        9,851,419
  1.15         8,664,640       8,664,640        8,664,640
  1.16         7,316,551       7,316,551        7,316,551
  1.17         5,795,630       5,795,630        5,795,630
  1.18
  1.19
  1.20
   2         187,500,000     187,500,000      187,500,000       Interest Only        6.281%       0.021%                    6.260%
   3         162,500,000     162,500,000      162,500,000       Interest Only        5.728%       0.031%                    5.697%
   4         153,000,000     153,000,000      153,000,000       Interest Only        5.699%       0.021%                    5.678%
   5         150,400,000     150,080,095      124,998,329          Balloon           5.665%       0.021%                    5.644%
   6         130,400,000     130,400,000      130,400,000       Interest Only        5.603%       0.061%                    5.542%
   7         120,000,000     120,000,000      120,000,000       Interest Only        5.589%       0.021%                    5.569%
   8          91,000,000      91,000,000       91,000,000       Interest Only        5.658%       0.061%                    5.597%
   9          87,000,000      87,000,000       87,000,000       Interest Only        6.011%       0.021%                    5.991%
   10         76,200,000      76,200,000       76,200,000       Interest Only        5.287%       0.021%                    5.266%
   11         70,373,016      70,373,016       70,373,016       Interest Only        5.448%       0.021%                    5.427%
   12         61,000,000      61,000,000       57,171,727        IO, Balloon         6.041%       0.031%                    6.010%
  12.1        35,000,000      35,000,000       32,803,450
  12.2        26,000,000      26,000,000       24,368,277
   13         50,712,288      50,712,288       50,712,288       Interest Only        5.448%       0.021%                    5.427%
   14         50,000,000      50,000,000       50,000,000       Interest Only        5.724%       0.031%        0.025%      5.668%
   15         48,381,600      48,381,600       48,381,600       Interest Only        5.448%       0.031%                    5.417%
   16         44,400,000      44,400,000       44,400,000       Interest Only        5.982%       0.031%                    5.951%
  16.1        28,300,000      28,300,000       28,300,000
  16.2        16,100,000      16,100,000       16,100,000
   17         44,400,000      44,305,560       36,901,102          Balloon           5.665%       0.031%                    5.634%
   18         40,425,230      40,425,230       40,425,230       Interest Only        5.448%       0.031%                    5.417%
   19         30,458,783      30,458,783       30,458,783       Interest Only        5.448%       0.031%                    5.417%
   20         30,000,000      29,940,841       25,240,063          Balloon           5.660%       0.031%                    5.629%
   21         28,116,029      28,116,029       28,116,029       Interest Only        5.448%       0.031%                    5.417%
   22         25,818,322      25,818,322       25,818,322       Interest Only        5.448%       0.031%                    5.417%
              25,304,000      25,304,000       24,920,384
   23         11,454,000      11,454,000       11,454,000  Interest Only, Hyper Am   5.617%       0.031%                    5.586%
  23.1         7,700,000       7,700,000        7,700,000
  23.2         3,754,000       3,754,000        3,754,000
   24          8,100,000       8,100,000        8,100,000  Interest Only, Hyper Am   5.617%       0.031%                    5.586%
   25          5,750,000       5,750,000        5,366,384        IO, Balloon         5.719%       0.031%                    5.688%
  25.1         3,162,500       3,162,500        2,951,511
  25.2         2,587,500       2,587,500        2,414,873
   26         25,200,000      25,200,000       25,200,000       Interest Only        5.633%       0.031%                    5.602%
   27         24,650,000      24,650,000       24,650,000       Interest Only        5.797%       0.031%                    5.766%
  27.1         3,525,132       3,525,132        3,525,132
  27.2         3,509,524       3,509,524        3,509,524
  27.3         2,646,473       2,646,473        2,646,473
  27.4         2,325,103       2,325,103        2,325,103
  27.5         2,309,494       2,309,494        2,309,494
  27.6         2,197,889       2,197,889        2,197,889
  27.7         2,157,051       2,157,051        2,157,051
  27.8         2,004,883       2,004,883        2,004,883
  27.9         1,743,366       1,743,366        1,743,366
 27.10         1,524,899       1,524,899        1,524,899
 27.11           706,187         706,187          706,187
   28         23,560,000      23,560,000       23,560,000       Interest Only        6.077%       0.031%                    6.046%
   29         21,000,000      21,000,000       21,000,000       Interest Only        5.518%       0.031%                    5.487%
   30         21,000,000      21,000,000       21,000,000       Interest Only        5.802%       0.031%        0.070%      5.701%
   31         20,708,572      20,708,572       20,708,572       Interest Only        5.448%       0.031%                    5.417%
   32         20,000,000      19,981,758       16,814,297          Balloon           5.628%       0.031%                    5.597%
   33         19,950,000      19,950,000       18,661,352        IO, Balloon         5.895%       0.031%        0.070%      5.794%
   34         18,640,000      18,640,000       18,640,000       Interest Only        5.648%       0.031%                    5.617%
   35         17,500,000      17,500,000       17,500,000       Interest Only        5.560%       0.031%                    5.529%
  35.1        11,526,964      11,526,964       11,526,964
  35.2         4,074,839       4,074,839        4,074,839
  35.3         1,898,196       1,898,196        1,898,196
   36         17,417,561      17,417,561       17,417,561       Interest Only        5.448%       0.031%                    5.417%
   37         16,320,000      16,287,578       13,716,452          Balloon           5.626%       0.031%                    5.595%
   38         16,000,000      16,000,000       16,000,000       Interest Only        6.077%       0.031%                    6.046%
   39         15,440,000      15,440,000       15,440,000       Interest Only        6.075%       0.031%                    6.044%
   40         15,296,764      15,296,764       15,296,764       Interest Only        5.448%       0.031%                    5.417%
   41         14,600,000      14,600,000       13,602,256        IO, Balloon         5.592%       0.031%                    5.561%
   42         13,300,000      13,300,000       12,840,240        IO, Balloon         6.130%       0.031%                    6.099%
   43         13,300,000      13,224,021       11,303,311          Balloon           5.999%       0.031%                    5.968%
   44         12,903,920      12,903,920       12,903,920       Interest Only        5.448%       0.031%                    5.417%
   45         12,900,000      12,862,523        9,898,507          Balloon           5.630%       0.031%        0.070%      5.529%
   46         12,840,000      12,840,000       12,840,000       Interest Only        5.717%       0.031%                    5.686%
   47         11,952,000      11,872,892        8,272,390          Balloon           5.492%       0.031%                    5.461%
   48         11,550,000      11,504,070        8,996,747          Balloon           6.055%       0.031%                    6.024%
   49         11,381,325      11,381,325       10,229,461        IO, Balloon         5.634%       0.031%                    5.603%
   50         11,000,000      11,000,000        9,737,618        IO, Balloon         5.888%       0.071%        0.090%      5.727%
   51         10,750,000      10,750,000        9,662,418        IO, Balloon         5.636%       0.031%                    5.605%
   52         10,500,000      10,500,000        9,976,737        IO, Balloon         5.915%       0.031%        0.070%      5.814%
   53         10,500,000      10,500,000        9,632,360        IO, Balloon         5.730%       0.031%                    5.699%
   54         10,400,000      10,400,000        9,748,758        IO, Balloon         6.048%       0.031%                    6.017%
   55         10,400,000      10,400,000       10,008,020        IO, Balloon         5.670%       0.031%                    5.639%
   56         10,400,000      10,400,000        9,166,056        IO, Balloon         5.685%       0.041%        0.090%      5.554%
   57         10,350,000      10,340,493        8,693,984          Balloon           5.600%       0.031%                    5.569%
   58         10,300,000      10,300,000       10,300,000       Interest Only        5.567%       0.031%                    5.536%
  58.1         3,604,246       3,604,246        3,604,246
  58.2         3,287,555       3,287,555        3,287,555
  58.3         2,443,045       2,443,045        2,443,045
  58.4           965,154         965,154          965,154
   59         10,050,000      10,050,000        9,384,630        IO, Balloon         5.774%       0.031%                    5.743%
   60         10,000,000      10,000,000        9,302,962        IO, Balloon         5.500%       0.031%                    5.469%
   61          9,887,151       9,887,151        9,887,151       Interest Only        5.448%       0.031%                    5.417%
   62          9,599,646       9,543,421        8,130,017          Balloon           5.880%       0.031%        0.030%      5.819%
   63          9,385,000       9,385,000        8,424,998        IO, Balloon         5.574%       0.031%        0.070%      5.473%
   64          9,200,000       9,200,000        7,923,086        IO, Balloon         5.646%       0.031%                    5.615%
  64.1         2,934,500       2,934,500        2,527,206
  64.2         2,538,000       2,538,000        2,185,738
  64.3         1,903,500       1,903,500        1,639,304
  64.4         1,824,000       1,824,000        1,570,838
   65          9,000,000       8,983,011        7,617,273          Balloon           5.859%       0.031%                    5.828%
   66          8,920,000       8,912,359        7,554,766          Balloon           5.874%       0.031%                    5.843%
   67          8,800,000       8,800,000        7,894,285        IO, Balloon         5.549%       0.031%        0.070%      5.448%
   68          8,636,000       8,636,000        8,063,672        IO, Balloon         5.730%       0.031%                    5.699%
   69          8,500,000       8,492,118        7,131,701          Balloon           5.562%       0.031%                    5.531%
   70          8,200,000       8,200,000        7,235,820        IO, Balloon         5.728%       0.031%                    5.697%
   71          8,200,000       8,164,471        6,883,562          Balloon           5.597%       0.031%                    5.566%
   72          8,075,000       8,075,000        8,075,000       Interest Only        5.578%       0.031%                    5.547%
   73          7,900,000       7,900,000        7,900,000       Interest Only        5.712%       0.031%                    5.681%
   74          7,925,000       7,872,296        6,746,083   Scheduled Amortization   5.912%       0.031%        0.050%      5.831%
   75          7,784,741       7,784,741        7,280,330        IO, Balloon         5.887%       0.031%        0.070%      5.786%
   76          7,500,000       7,500,000        7,500,000       Interest Only        5.580%       0.031%                    5.549%
   77          7,400,000       7,400,000        6,677,486        IO, Balloon         5.834%       0.031%                    5.803%
   78          7,387,500       7,387,500        4,802,426          Balloon           5.624%       0.031%                    5.593%
   79          7,385,000       7,385,000        7,385,000       Interest Only        5.676%       0.031%                    5.645%
   80          7,093,317       7,051,772        6,007,387          Balloon           5.880%       0.031%        0.030%      5.819%
   81          7,000,000       6,993,509        5,873,166          Balloon           5.562%       0.031%                    5.531%
   82          6,900,000       6,900,000        6,445,257        IO, Balloon         5.798%       0.031%                    5.767%
   83          6,840,000       6,810,408        5,743,293          Balloon           5.605%       0.031%                    5.574%
   84          6,800,000       6,786,765        5,731,443          Balloon           5.720%       0.031%        0.040%      5.649%
   85          6,640,000       6,640,000        5,883,571        IO, Balloon         5.919%       0.041%        0.090%      5.788%
   86          6,500,000       6,500,000        6,500,000       Interest Only        5.529%       0.031%                    5.498%
   87          6,300,000       6,300,000        5,662,731        IO, Balloon         5.647%       0.031%                    5.616%
   88          6,225,000       6,225,000        5,600,560        IO, Balloon         5.694%       0.061%        0.090%      5.543%
   89          6,060,000       6,060,000        6,060,000  Interest Only, Hyper Am   5.458%       0.031%                    5.427%
   90          6,020,000       6,002,753        4,632,321          Balloon           5.712%       0.031%                    5.681%
   91          5,900,000       5,900,000        5,210,761        IO, Balloon         5.751%       0.031%        0.070%      5.650%
   92          5,900,000       5,874,575        4,957,163          Balloon           5.626%       0.031%                    5.595%
   93          5,800,000       5,789,643        5,441,121          Balloon           6.108%       0.041%        0.090%      5.977%
   94          5,800,000       5,788,590        4,881,369          Balloon           5.671%       0.031%                    5.640%
  94.1         4,168,988       4,160,787        3,508,685
  94.2         1,631,012       1,627,803        1,372,685
   95          5,800,000       5,784,011        4,497,215          Balloon           5.937%       0.041%        0.090%      5.806%
   96          5,700,000       5,700,000        5,318,890        IO, Balloon         5.722%       0.031%                    5.691%
   97          5,640,000       5,640,000        5,640,000       Interest Only        5.600%       0.031%                    5.569%
   98          5,550,000       5,538,993        4,665,736          Balloon           5.634%       0.031%                    5.603%
   99          5,440,000       5,440,000        4,899,832        IO, Balloon         5.751%       0.061%        0.090%      5.600%
  100          5,355,000       5,355,000        4,754,726        IO, Balloon         5.985%       0.031%        0.070%      5.884%
  101          5,250,000       5,250,000        4,632,689        IO, Balloon         5.728%       0.031%                    5.697%
  102          5,230,000       5,230,000        5,230,000       Interest Only        5.854%       0.031%                    5.823%
  103          5,060,000       5,060,000        5,060,000       Interest Only        5.680%       0.031%                    5.649%
  104          5,000,000       5,000,000        4,445,944        IO, Balloon         6.050%       0.031%                    6.019%
  105          5,000,000       5,000,000        4,667,253        IO, Balloon         5.736%       0.031%        0.070%      5.635%
  106          4,968,000       4,968,000        4,647,652        IO, Balloon         5.904%       0.031%        0.070%      5.803%
  107          4,950,000       4,928,669        4,158,975          Balloon           5.626%       0.031%                    5.595%
  108          4,738,500       4,710,747        4,013,074          Balloon           5.880%       0.031%        0.030%      5.819%
  109          4,690,000       4,690,000        3,663,083          Balloon           6.156%       0.031%                    6.125%
  110          4,652,000       4,652,000        4,176,801        IO, Balloon         5.566%       0.031%        0.070%      5.465%
  111          4,600,000       4,600,000        4,143,731        IO, Balloon         5.757%       0.031%        0.070%      5.656%
  112          4,600,000       4,580,177        3,864,906          Balloon           5.626%       0.031%                    5.595%
  113          4,600,000       4,572,511        3,551,976          Balloon           5.826%       0.031%        0.070%      5.725%
  114          4,550,000       4,537,912        3,871,110          Balloon           6.016%       0.031%                    5.985%
  115          4,480,000       4,475,843        3,758,596          Balloon           5.560%       0.031%        0.070%      5.459%
  116          4,436,767       4,410,781        3,757,534          Balloon           5.880%       0.031%        0.030%      5.819%
  117          4,400,000       4,380,932        3,693,507          Balloon           5.596%       0.031%                    5.565%
  118          4,322,500       4,297,183        3,660,760          Balloon           5.880%       0.031%        0.030%      5.819%
  119          4,261,000       4,257,059        3,576,283          Balloon           5.573%       0.031%                    5.542%
  120          4,160,000       4,160,000        3,740,127        IO, Balloon         5.660%       0.031%                    5.629%
  121          4,200,000       4,154,737        2,768,228          Balloon           5.991%       0.071%        0.090%      5.830%
  122          4,125,000       4,099,196        2,714,456          Balloon           5.922%       0.031%        0.070%      5.821%
  123          4,080,000       4,080,000        3,669,883        IO, Balloon         5.683%       0.031%        0.070%      5.582%
  124          4,000,000       4,000,000        4,000,000       Interest Only        5.700%       0.031%                    5.669%
  125          4,000,000       3,976,964        3,113,895          Balloon           6.069%       0.031%        0.070%      5.968%
  126          3,950,000       3,932,924        3,317,070          Balloon           5.609%       0.031%                    5.578%
  127          3,920,000       3,912,661        3,321,378          Balloon           5.896%       0.031%                    5.865%
  128          3,800,000       3,800,000        3,544,048        IO, Balloon         5.683%       0.031%        0.070%      5.582%
  129          3,797,364       3,775,123        3,216,018          Balloon           5.880%       0.031%        0.030%      5.819%
  130          3,680,000       3,669,986        3,121,539          Balloon           5.914%       0.031%        0.070%      5.813%
  131          3,600,000       3,600,000        3,248,701        IO, Balloon         5.820%       0.031%        0.070%      5.719%
  132          3,560,000       3,560,000        3,560,000       Interest Only        5.820%       0.031%                    5.789%
  133          3,575,000       3,553,513        2,756,956          Balloon           5.788%       0.031%        0.070%      5.687%
  134          3,550,000       3,550,000        3,550,000       Interest Only        5.550%       0.011%        0.060%      5.479%
  135          3,500,000       3,496,753        2,936,403          Balloon           5.560%       0.031%        0.070%      5.459%
  136          3,500,000       3,489,690        2,938,171          Balloon           5.569%       0.031%        0.070%      5.468%
  137          3,487,000       3,487,000        3,249,510        IO, Balloon         5.610%       0.031%                    5.579%
  138          3,420,152       3,413,406        2,877,409          Balloon           5.659%       0.031%                    5.628%
  139          3,400,000       3,393,385        2,865,894          Balloon           5.722%       0.031%        0.070%      5.621%
  140          3,370,000       3,367,340        2,880,051          Balloon           6.183%       0.031%        0.070%      6.082%
  141          3,300,000       3,300,000        3,080,715        IO, Balloon         5.740%       0.031%                    5.709%
  142          3,300,000       3,295,800        2,566,056          Balloon           6.014%       0.031%        0.070%      5.913%
  143          3,283,200       3,283,200        3,029,234        IO, Balloon         6.082%       0.031%        0.070%      5.981%
  144          3,280,000       3,273,512        2,758,411          Balloon           5.646%       0.031%                    5.615%
  145          3,225,000       3,206,331        2,507,746          Balloon           6.035%       0.031%        0.070%      5.934%
  146          3,200,000       3,200,000        2,709,513          Balloon           5.874%       0.031%                    5.843%
  147          3,200,000       3,191,088        2,706,323          Balloon           5.814%       0.091%        0.090%      5.633%
  148          3,100,000       3,093,872        2,607,272          Balloon           5.649%       0.031%                    5.618%
  149          3,000,000       2,994,161        2,528,579          Balloon           5.720%       0.031%        0.050%      5.639%
  150          2,800,000       2,800,000        2,617,710        IO, Balloon         5.847%       0.031%        0.070%      5.746%
  151          2,800,000       2,784,450        2,196,753          Balloon           6.306%       0.031%        0.070%      6.205%
  152          2,726,000       2,726,000        2,726,000       Interest Only        5.980%       0.031%                    5.949%
  153          2,700,000       2,692,326        2,277,435          Balloon           5.726%       0.031%        0.070%      5.625%
  154          2,694,691       2,678,908        2,282,155          Balloon           5.880%       0.031%        0.030%      5.819%
  155          2,680,000       2,674,987        2,271,006          Balloon           5.900%       0.031%        0.070%      5.799%
  156          2,650,000       2,650,000        2,344,712        IO, Balloon         5.855%       0.031%        0.070%      5.754%
  157          2,540,000       2,536,472        1,944,774          Balloon           5.560%       0.031%        0.070%      5.459%
  158          2,500,000       2,497,928        2,125,238          Balloon           6.000%       0.031%                    5.969%
  159          2,500,000       2,497,928        2,125,238          Balloon           6.000%       0.031%                    5.969%
  160          2,500,000       2,494,946        2,095,989          Balloon           5.545%       0.031%        0.070%      5.444%
  161          2,480,000       2,480,000        2,195,028        IO, Balloon         5.860%       0.031%        0.070%      5.759%
  162          2,400,000       2,391,216        1,897,468          Balloon           6.508%       0.091%        0.090%      6.327%
  163          2,350,000       2,347,864        1,976,521          Balloon           5.642%       0.031%                    5.611%
  164          2,340,000       2,340,000        2,184,154        IO, Balloon         5.742%       0.031%        0.070%      5.641%
  165          2,280,000       2,273,964        2,137,582          Balloon           6.031%       0.031%        0.070%      5.930%
  166          2,200,000       2,193,710        1,854,231          Balloon           5.700%       0.031%        0.070%      5.599%
  167          2,100,000       2,095,786        1,762,515          Balloon           5.580%       0.031%                    5.549%
  168          2,100,000       2,094,053        1,772,193          Balloon           5.742%       0.031%        0.070%      5.641%
  169          2,000,000       2,000,000        1,770,667        IO, Balloon         5.872%       0.031%        0.070%      5.771%
  170          1,900,000       1,900,000        1,681,786        IO, Balloon         5.848%       0.031%        0.070%      5.747%
  171          1,700,000       1,695,646        1,452,830          Balloon           6.170%       0.031%        0.070%      6.069%
  172          1,513,755       1,513,755        1,335,508        IO, Balloon         5.729%       0.011%        0.070%      5.648%
  173          1,475,000       1,475,000        1,329,652        IO, Balloon         6.728%       0.031%        0.070%      6.627%
  174          1,475,000       1,468,627        1,238,765          Balloon           5.612%       0.031%                    5.581%
  175          1,475,000       1,468,217        1,263,153          Balloon           6.274%       0.031%        0.070%      6.173%
  176          1,430,500       1,426,742        1,218,766          Balloon           6.064%       0.031%        0.070%      5.963%
  177          1,400,000       1,397,268        1,179,578          Balloon           5.708%       0.031%                    5.677%
  178          1,392,279       1,384,124        1,179,132          Balloon           5.880%       0.031%        0.030%      5.819%
  179          1,288,000       1,288,000        1,204,356        IO, Balloon         5.860%       0.031%                    5.829%
  180          1,150,000       1,150,000        1,150,000       Interest Only        5.757%       0.031%                    5.726%
-----------------------------------------------------------------------------------------------------------------------------------
          $3,175,766,790  $3,174,074,017   $3,036,867,114                            5.736%
===================================================================================================================================

                                                              ORIGINAL       ORIGINAL                           REMAINING
                        FIRST     INTEREST                     TERM TO     AMORTIZATION  INTEREST                 TERM TO
             NOTE      PAYMENT    ACCRUAL       MONTHLY     MATURITY/ARD       TERM        ONLY     SEASONING  MATURITY/ARD
SEQUENCE     DATE       DATE      METHOD     PAYMENT(4)(5)   (PAYMENTS)   (PAYMENTS)(6)   PERIOD   (PAYMENTS)   (PAYMENTS)
-----------------------------------------------------------------------------------------------------------------------------

    1      4/10/2007   6/7/2007  Actual/360    1,932,122          60            0           60         1            59
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
    2      2/28/2007   4/1/2007  Actual/360      994,958          60            0           60         3            57
    3      9/28/2006  11/1/2006  Actual/360      786,454          84            0           84         8            76
    4      12/8/2006   2/1/2007  Actual/360      736,714          72            0           72         5            67
    5      3/8/2007    5/1/2007      30/360      869,589          120          360          0          2           118
    6      2/28/2007   4/1/2007  Actual/360      617,316          120           0          120         3           117
    7      2/1/2006    3/1/2006  Actual/360      566,693          120           0          120        16           104
    8      1/25/2007   3/1/2007  Actual/360      435,021          120           0          120         4           116
    9      3/21/2007   5/1/2007  Actual/360      441,873          60            0           60         2            58
   10     12/21/2006   2/1/2007  Actual/360      340,387          60            0           60         5            55
   11      2/27/2007   4/1/2007  Actual/360      323,901          120           0          120         3           117
   12     12/19/2006   2/1/2007  Actual/360      367,335          120          360          60         5           115
  12.1
  12.2
   13      2/27/2007   4/1/2007  Actual/360      233,410          120           0          120         3           117
   14      5/2/2007    7/1/2007  Actual/360      241,791          60            0           60         0            60
   15      2/27/2007   4/1/2007  Actual/360      222,683          120           0          120         3           117
   16      2/1/2007    3/1/2007  Actual/360      224,408          84            0           84         4            80
  16.1
  16.2
   17      3/8/2007    5/1/2007      30/360      256,714          120          360          0          2           118
   18      2/27/2007   4/1/2007  Actual/360      186,063          120           0          120         3           117
   19      2/27/2007   4/1/2007  Actual/360      140,191          120           0          120         3           117
   20      3/6/2007    5/1/2007  Actual/360      173,360          120          360          0          2           118
   21      2/27/2007   4/1/2007  Actual/360      129,408          120           0          120         3           117
   22      2/27/2007   4/1/2007  Actual/360      118,832          120           0          120         3           117
   23      1/22/2007   3/1/2007  Actual/360       54,359          123           0          123         4           119
  23.1
  23.2
   24      4/17/2007   6/1/2007  Actual/360       38,441          120           0          120         1           119
   25      12/7/2006   2/1/2007  Actual/360       33,442          124          360          64         5           119
  25.1
  25.2
   26     12/11/2006   2/1/2007  Actual/360      119,936          120           0          120         5           115
   27      2/13/2007   4/1/2007  Actual/360      120,734          120           0          120         3           117
  27.1
  27.2
  27.3
  27.4
  27.5
  27.6
  27.7
  27.8
  27.9
  27.10
  27.11
   28      1/29/2007   3/1/2007  Actual/360      120,969          60            0           60         4            56
   29      2/27/2007   4/1/2007  Actual/360       97,906          120           0          120         3           117
   30      5/4/2007    7/1/2007  Actual/360      102,945          120           0          120         0           120
   31      2/27/2007   4/1/2007  Actual/360       95,314          120           0          120         3           117
   32      4/27/2007   6/1/2007  Actual/360      115,169          120          360          0          1           119
   33      1/10/2007   3/1/2007  Actual/360      118,267          120          360          60         4           116
   34      4/30/2007   6/1/2007  Actual/360       88,951          60            0           60         1            59
   35      4/11/2007   6/1/2007  Actual/360       82,209          60            0           60         1            59
  35.1
  35.2
  35.3
   36      2/27/2007   4/1/2007  Actual/360       80,167          120           0          120         3           117
   37      3/6/2007    5/1/2007  Actual/360       93,957          120          360          0          2           118
   38      1/29/2007   3/1/2007  Actual/360       82,152          60            0           60         4            56
   39      1/29/2007   3/1/2007  Actual/360       79,251          60            0           60         4            56
   40      2/27/2007   4/1/2007  Actual/360       70,405          120           0          120         3           117
   41      4/26/2007   6/1/2007  Actual/360       83,742          120          360          60         1           119
   42      12/8/2006   2/1/2007  Actual/360       80,855          60           360          24         5            55
   43     11/17/2006   1/1/2007  Actual/360       79,732          120          360          0          6           114
   44      2/27/2007   4/1/2007  Actual/360       59,392          120           0          120         3           117
   45      3/28/2007   5/1/2007  Actual/360       80,222          120          300          0          2           118
   46      4/13/2007   6/1/2007  Actual/360       62,016          120           0          120         1           119
   47      2/28/2007   4/1/2007  Actual/360       82,162          108          240          0          3           105
   48      2/21/2007   4/1/2007  Actual/360       74,806          120          300          0          3           117
   49      4/4/2007    6/1/2007  Actual/360       65,582          120          360          36         1           119
   50      1/11/2007   3/1/2007  Actual/360       65,161          120          360          24         4           116
   51      4/30/2007   6/1/2007  Actual/360       61,958          120          360          36         1           119
   52      1/10/2007   3/1/2007  Actual/360       62,380          120          360          72         4           116
   53         TBD      7/1/2007  Actual/360       61,142          120          360          48         0           120
   54      4/2/2007    6/1/2007  Actual/360       62,675          120          360          60         1           119
   55      3/14/2007   5/1/2007  Actual/360       60,164          84           360          48         2            82
   56      3/28/2007   5/5/2007  Actual/360       60,263          120          360          24         2           118
   57      4/16/2007   6/1/2007  Actual/360       59,417          120          360          0          1           119
   58     11/28/2006   1/1/2007  Actual/360       48,447          120           0          120         6           114
  58.1
  58.2
  58.3
  58.4
   59         TBD      7/1/2007  Actual/360       58,802          120          360          60         0           120
   60      5/9/2007    7/1/2007  Actual/360       56,779          120          360          60         0           120
   61      2/27/2007   4/1/2007  Actual/360       45,507          120           0          120         3           117
   62     11/22/2006   1/1/2007  Actual/360       56,816          120          360          0          6           114
   63      4/2/2007    6/1/2007  Actual/360       53,724          120          360          36         1           119
   64      3/15/2007   5/1/2007  Actual/360       53,082          120          360          12         2           118
  64.1
  64.2
  64.3
  64.4
   65      3/20/2007   5/1/2007  Actual/360       53,146          120          360          0          2           118
   66      4/20/2007   6/1/2007  Actual/360       52,759          120          360          0          1           119
   67      3/28/2007   5/1/2007  Actual/360       50,236          120          360          36         2           118
   68      2/9/2007    4/1/2007  Actual/360       50,288          120          360          60         3           117
   69      4/5/2007    6/1/2007  Actual/360       48,593          120          360          0          1           119
   70      4/27/2007   6/1/2007  Actual/360       47,738          120          360          24         1           119
   71      1/30/2007   3/1/2007  Actual/360       47,059          120          360          0          4           116
   72      3/19/2007   5/1/2007  Actual/360       38,057          120           0          120         2           118
   73      4/2/2007    6/1/2007  Actual/360       38,126          120           0          120         1           119
   74      10/5/2006  12/1/2006  Actual/360       46,831          120          360          0          7           113
   75      5/7/2007    7/1/2007  Actual/360       46,109          120          360          60         0           120
   76      3/5/2007    5/1/2007  Actual/360       35,359          120           0          120         2           118
   77      4/5/2007    6/1/2007  Actual/360       43,580          120          360          36         1           119
   78         TBD      7/1/2007  Actual/360       51,336          120          240          0          0           120
   79      5/3/2007    7/1/2007  Actual/360       35,416          120           0          120         0           120
   80     11/22/2006   1/1/2007  Actual/360       41,982          120          360          0          6           114
   81      4/5/2007    6/1/2007  Actual/360       40,018          120          360          0          1           119
   82      5/11/2007   7/1/2007  Actual/360       40,477          120          360          60         0           120
   83      1/30/2007   3/1/2007  Actual/360       39,289          120          360          0          4           116
   84      3/20/2007   5/1/2007  Actual/360       39,553          120          360          0          2           118
   85      3/14/2007   5/1/2007  Actual/360       39,465          120          360          24         2           118
   86      3/29/2007   5/1/2007  Actual/360       30,365          120           0          120         2           118
   87      3/20/2007   5/1/2007  Actual/360       36,354          120          360          36         2           118
   88      3/22/2007   5/1/2007  Actual/360       36,106          120          360          36         2           118
   89      3/23/2007   5/1/2007      30/360       27,563          120           0          120         2           118
   90      3/21/2007   5/1/2007  Actual/360       37,734          120          300          0          2           118
   91      2/9/2007    4/1/2007  Actual/360       34,435          120          360          24         3           117
   92      1/30/2007   3/1/2007  Actual/360       33,967          120          360          0          4           116
   93      3/9/2007    5/1/2007  Actual/360       35,178          60           360          0          2            58
   94      3/8/2007    5/1/2007  Actual/360       33,557          120          360          0          2           118
  94.1
  94.2
   95      3/2/2007    5/1/2007  Actual/360       37,146          120          300          0          2           118
   96      5/3/2007    7/1/2007  Actual/360       33,162          120          360          60         0           120
   97      4/30/2007   6/1/2007  Actual/360       26,686          120           0          120         1           119
   98      3/30/2007   5/1/2007  Actual/360       31,980          120          360          0          2           118
   99      3/22/2007   5/1/2007  Actual/360       31,750          120          360          36         2           118
   100     2/22/2007   4/1/2007  Actual/360       32,054          120          360          24         3           117
   101     4/27/2007   6/1/2007  Actual/360       30,564          120          360          24         1           119
   102     3/19/2007   5/1/2007  Actual/360       25,868          120           0          120         2           118
   103     4/19/2007   6/1/2007  Actual/360       24,283          120           0          120         1           119
   104     2/28/2007   4/1/2007  Actual/360       30,137          120          360          24         3           117
   105    12/11/2006   2/1/2007  Actual/360       29,134          120          360          60         5           115
   106     1/18/2007   3/1/2007  Actual/360       29,480          120          360          60         4           116
   107     1/30/2007   3/1/2007  Actual/360       28,498          120          360          0          4           116
   108    11/22/2006   1/1/2007  Actual/360       28,045          120          360          0          6           114
   109     5/4/2007    7/1/2007  Actual/360       30,667          120          300          0          0           120
   110     2/2/2007    4/1/2007  Actual/360       26,607          120          360          36         3           117
   111     3/6/2007    5/1/2007  Actual/360       26,865          120          360          36         2           118
   112     1/30/2007   3/1/2007  Actual/360       26,483          120          360          0          4           116
   113     1/18/2007   3/1/2007  Actual/360       29,151          120          300          0          4           116
   114     2/9/2007    4/1/2007  Actual/360       27,326          120          360          0          3           117
   115     4/9/2007    6/1/2007  Actual/360       25,606          120          360          0          1           119
   116    11/22/2006   1/1/2007  Actual/360       26,259          120          360          0          6           114
   117     1/30/2007   3/1/2007  Actual/360       25,248          120          360          0          4           116
   118    11/22/2006   1/1/2007  Actual/360       25,583          120          360          0          6           114
   119     4/4/2007    6/1/2007  Actual/360       24,389          120          360          0          1           119
   120     5/4/2007    7/1/2007  Actual/360       24,039          120          360          36         0           120
   121    12/14/2006   2/1/2007  Actual/360       30,068          120          240          0          5           115
   122     2/9/2007    4/1/2007  Actual/360       29,367          120          240          0          3           117
   123     5/7/2007    7/1/2007  Actual/360       23,636          120          360          36         0           120
   124     4/24/2007   6/1/2007  Actual/360       19,264          120           0          120         1           119
   125     1/11/2007   3/1/2007  Actual/360       25,941          120          300          0          4           116
   126     1/30/2007   3/1/2007  Actual/360       22,699          120          360          0          4           116
   127     3/15/2007   5/1/2007  Actual/360       23,241          120          360          0          2           118
   128     5/7/2007    7/1/2007  Actual/360       22,014          120          360          60         0           120
   129    11/22/2006   1/1/2007  Actual/360       22,475          120          360          0          6           114
   130     2/2/2007    4/1/2007  Actual/360       21,860          120          360          0          3           117
   131     2/6/2007    4/1/2007  Actual/360       21,169          120          360          36         3           117
   132     4/30/2007   6/1/2007  Actual/360       17,506          60            0           60         1            59
   133     1/18/2007   3/1/2007  Actual/360       22,573          120          300          0          4           116
   134     4/4/2007    6/1/2007  Actual/360       16,647          120           0          120         1           119
   135     4/9/2007    6/1/2007  Actual/360       20,005          120          360          0          1           119
   136     2/7/2007    4/1/2007  Actual/360       20,024          120          360          0          3           117
   137     4/25/2007   6/1/2007  Actual/360       20,040          120          360          60         1           119
   138     3/22/2007   5/1/2007  Actual/360       19,762          120          360          0          2           118
   139     3/27/2007   5/1/2007  Actual/360       19,781          120          360          0          2           118
   140     4/6/2007    6/1/2007  Actual/360       20,603          120          360          0          1           119
   141     4/25/2007   6/1/2007  Actual/360       19,237          120          360          60         1           119
   142     4/19/2007   6/1/2007  Actual/360       21,290          120          300          0          1           119
   143     3/9/2007    5/1/2007  Actual/360       19,858          120          360          48         2           118
   144     3/30/2007   5/1/2007  Actual/360       18,925          120          360          0          2           118
   145     1/12/2007   3/1/2007  Actual/360       20,848          120          300          0          4           116
   146        TBD      7/1/2007  Actual/360       18,927          120          360          0          0           120
   147     2/15/2007   4/1/2007  Actual/360       18,805          120          360          0          3           117
   148     3/30/2007   5/1/2007  Actual/360       17,892          120          360          0          2           118
   149     3/20/2007   5/1/2007  Actual/360       17,450          120          360          0          2           118
   150     4/2/2007    6/1/2007  Actual/360       16,513          120          360          60         1           119
   151     1/24/2007   3/1/2007  Actual/360       18,568          120          300          0          4           116
   152     2/12/2007   4/1/2007  Actual/360       13,773          60            0           60         3            57
   153     2/23/2007   4/1/2007  Actual/360       15,715          120          360          0          3           117
   154    11/22/2006   1/1/2007  Actual/360       15,949          120          360          0          6           114
   155     3/14/2007   5/1/2007  Actual/360       15,896          120          360          0          2           118
   156     3/1/2007    5/1/2007  Actual/360       15,642          120          360          24         2           118
   157     4/9/2007    6/1/2007  Actual/360       15,689          120          300          0          1           119
   158     4/24/2007   6/1/2007  Actual/360       14,989          120          360          0          1           119
   159     4/30/2007   6/1/2007  Actual/360       14,989          120          360          0          1           119
   160     3/16/2007   5/1/2007  Actual/360       14,265          120          360          0          2           118
   161     4/13/2007   6/1/2007  Actual/360       14,646          120          360          24         1           119
   162     2/7/2007    4/1/2007  Actual/360       16,217          120          300          0          3           117
   163     4/17/2007   6/1/2007  Actual/360       13,553          120          360          0          1           119
   164     3/16/2007   5/1/2007  Actual/360       13,644          120          360          60         2           118
   165     2/15/2007   4/1/2007  Actual/360       13,715          60           360          0          3            57
   166     2/27/2007   4/1/2007  Actual/360       12,769          120          360          0          3           117
   167     3/30/2007   5/1/2007  Actual/360       12,029          120          360          0          2           118
   168     2/13/2007   4/1/2007  Actual/360       12,244          120          360          0          3           117
   169     4/2/2007    6/1/2007  Actual/360       11,827          120          360          24         1           119
   170     2/9/2007    4/1/2007  Actual/360       11,206          120          360          24         3           117
   171     3/1/2007    4/1/2007  Actual/360       10,379          120          360          0          3           117
   172     3/20/2007   5/1/2007  Actual/360        8,814          120          360          24         2           118
   173    12/11/2006   2/1/2007  Actual/360        9,545          120          360          24         5           115
   174     1/30/2007   3/1/2007  Actual/360        8,479          120          360          0          4           116
   175    12/27/2006   2/1/2007  Actual/360        9,105          120          360          0          5           115
   176     2/15/2007   4/1/2007  Actual/360        8,636          120          360          0          3           117
   177     3/30/2007   5/1/2007  Actual/360        8,133          120          360          0          2           118
   178    11/22/2006   1/1/2007  Actual/360        8,240          120          360          0          6           114
   179     4/5/2007    6/1/2007  Actual/360        7,607          120          360          60         1           119
   180     1/31/2007   3/1/2007  Actual/360        5,594          120           0          120         4           116
                                                                  98           353                     3            95

          MATURITY/ARD  CROSS-COLLATERALIZED     RELATED
SEQUENCE      DATE              LOANS             LOANS               PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)
--------- --------------------------------------------------------------------------------------------------------------------

    1        5/7/2012            No                No                YM1%(25)/GRTR1%PPMTorYMorDEFEASANCE(28)/OPEN(7)
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
    2        3/1/2012            No                No                           LO(56)/OPEN(4)/DEFEASANCE
    3       10/1/2013            No                No                           LO(78)/OPEN(6)/DEFEASANCE
    4        1/1/2013            No                No           GRTR1%PPMTorYM(29)/GRTR1%PPMTorYMorDEFEASANCE(34)/OPEN(9)
    5        4/1/2017            No           BACM 2007-2 B  LO(24)/GRTR1%PPMTorYM(2)/GRTR1%PPMTorYMorDEFEASANCE(90)/OPEN(4)
    6        3/1/2017            No                No                          LO(115)/OPEN(5)/DEFEASANCE
    7        2/1/2016            No                No                          LO(114)/OPEN(6)/DEFEASANCE
    8        2/1/2017            No                No                          LO(108)/OPEN(12)/DEFEASANCE
    9        4/1/2012            No                No                           LO(53)/OPEN(7)/DEFEASANCE
   10        1/1/2012            No                No                       LO(12)/GRTR1%PPMTorYM(41)/OPEN(7)
   11        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   12        1/1/2017            No           BACM 2007-2 C                    LO(119)/OPEN(1)/DEFEASANCE
  12.1
  12.2
   13        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   14        6/1/2012            No           BACM 2007-2 C                     LO(58)/OPEN(2)/DEFEASANCE
   15        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   16        2/1/2014            No                No                           LO(83)/OPEN(1)/DEFEASANCE
  16.1
  16.2
   17        4/1/2017            No           BACM 2007-2 B  LO(24)/GRTR1%PPMTorYM(2)/GRTR1%PPMTorYMorDEFEASANCE(90)/OPEN(4)
   18        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   19        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   20        4/1/2017            No                No                          LO(113)/OPEN(7)/DEFEASANCE
   21        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   22        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   23        5/1/2017      BACM 2007-2 A      BACM 2007-2 I                    LO(119)/OPEN(4)/DEFEASANCE
  23.1
  23.2
   24        5/1/2017      BACM 2007-2 A      BACM 2007-2 I                    LO(116)/OPEN(4)/DEFEASANCE
   25        5/1/2017      BACM 2007-2 A      BACM 2007-2 I                    LO(120)/OPEN(4)/DEFEASANCE
  25.1
  25.2
   26        1/1/2017            No                No                          LO(114)/OPEN(6)/DEFEASANCE
   27        3/1/2017            No                No                       LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)
  27.1
  27.2
  27.3
  27.4
  27.5
  27.6
  27.7
  27.8
  27.9
  27.10
  27.11
   28        2/1/2012            No           BACM 2007-2 E                     LO(57)/OPEN(3)/DEFEASANCE
   29        3/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   30        6/1/2017            No           BACM 2007-2 G                    LO(116)/OPEN(4)/DEFEASANCE
   31        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   32        5/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   33        2/1/2017            No           BACM 2007-2 F                    LO(113)/OPEN(7)/DEFEASANCE
   34        5/1/2012            No                No                       LO(12)/GRTR1%PPMTorYM(44)/OPEN(4)
   35        5/1/2012            No                No                       LO(13)/GRTR1%PPMTorYM(40)/OPEN(7)
  35.1
  35.2
  35.3
   36        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   37        4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   38        2/1/2012            No           BACM 2007-2 E                     LO(57)/OPEN(3)/DEFEASANCE
   39        2/1/2012            No           BACM 2007-2 E                     LO(57)/OPEN(3)/DEFEASANCE
   40        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   41        5/1/2017            No           BACM 2007-2 H                    LO(119)/OPEN(1)/DEFEASANCE
   42        1/1/2012            No                No                      LO(18)/GRTR1%PPMTorYM(17)/OPEN(25)
   43       12/1/2016            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   44        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   45        4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   46        5/1/2017            No                No                          LO(115)/OPEN(5)/DEFEASANCE
   47        3/1/2016            No                No                          LO(101)/OPEN(7)/DEFEASANCE
   48        3/1/2017            No                No                          LO(118)/OPEN(2)/DEFEASANCE
   49        5/1/2017            No                No                GRTR3%PPMTorYM3(24)/GRTR1%PPMTorYM1(95)/OPEN(1)
   50        2/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   51        5/1/2017            No           BACM 2007-2 H                    LO(119)/OPEN(1)/DEFEASANCE
   52        2/1/2017            No           BACM 2007-2 F                    LO(113)/OPEN(7)/DEFEASANCE
   53        6/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   54        5/1/2017            No                No                          LO(119)/OPEN(1)/DEFEASANCE
   55        4/1/2014            No                No                           LO(83)/OPEN(1)/DEFEASANCE
   56        4/5/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   57        5/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   58       12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
  58.1
  58.2
  58.3
  58.4
   59        6/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   60        6/1/2017            No                No                       LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)
   61        3/1/2017            No           BACM 2007-2 A  LO(24)/GRTR1%PPMTorYM(3)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(7)
   62       12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   63        5/1/2017            No           BACM 2007-2 G                    LO(116)/OPEN(4)/DEFEASANCE
   64        4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
  64.1
  64.2
  64.3
  64.4
   65        4/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   66        5/1/2017            No                No                          LO(118)/OPEN(2)/DEFEASANCE
   67        4/1/2017            No           BACM 2007-2 M                 LO(35)/GRTR1%PPMTorYM(78)/OPEN(7)
   68        3/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   69        5/1/2017            No           BACM 2007-2 K                 LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)
   70        5/1/2017            No           BACM 2007-2 L                    LO(117)/OPEN(3)/DEFEASANCE
   71        2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   72        4/1/2017            No                No                 LO(26)/GRTR1%PPMTorYMorDEFEASANCE(87)/OPEN(7)
   73        5/1/2017            No                No                       LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)
   74       11/1/2016            No                No                          LO(119)/OPEN(1)/DEFEASANCE
   75        6/1/2017            No           BACM 2007-2 J                    LO(116)/OPEN(4)/DEFEASANCE
   76        4/1/2017            No                No                          LO(113)/OPEN(7)/DEFEASANCE
   77        5/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   78        6/1/2017            No                No         LO(24)/DEFEASANCE(24)/GRTR1%PPMTorYM(70)orDEFEASANCE/OPEN(2)
   79        6/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   80       12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   81        5/1/2017            No           BACM 2007-2 K                 LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)
   82        6/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   83        2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   84        4/1/2017            No           BACM 2007-2 O                 LO(47)/GRTR3%PPMTorYM(69)/OPEN(4)
   85        4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   86        4/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   87        4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   88        4/1/2017            No                No                          LO(113)/OPEN(7)/DEFEASANCE
   89        4/1/2017            No                No                       LO(26)/GRTR1%PPMTorYM(90)/OPEN(4)
   90        4/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   91        3/1/2017            No           BACM 2007-2 R                 LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
   92        2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   93        4/1/2012            No                No                           LO(56)/OPEN(4)/DEFEASANCE
   94        4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
  94.1
  94.2
   95        4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   96        6/1/2017            No                No                       LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)
   97        5/1/2017            No           BACM 2007-2 Q                    LO(117)/OPEN(3)/DEFEASANCE
   98        4/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   99        4/1/2017            No           BACM 2007-2 S                    LO(116)/OPEN(4)/DEFEASANCE
   100       3/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   101       5/1/2017            No           BACM 2007-2 L                    LO(117)/OPEN(3)/DEFEASANCE
   102       4/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   103       5/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   104       3/1/2017            No                No                          LO(119)/OPEN(1)/DEFEASANCE
   105       1/1/2017            No           BACM 2007-2 F                    LO(113)/OPEN(7)/DEFEASANCE
   106       2/1/2017            No                No                          LO(113)/OPEN(7)/DEFEASANCE
   107       2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   108      12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   109       6/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   110       3/1/2017            No           BACM 2007-2 P                    LO(116)/OPEN(4)/DEFEASANCE
   111       4/1/2017            No           BACM 2007-2 P                    LO(116)/OPEN(4)/DEFEASANCE
   112       2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   113       2/1/2017            No           BACM 2007-2 T                    LO(116)/OPEN(4)/DEFEASANCE
   114       3/1/2017            No                No                          LO(119)/OPEN(1)/DEFEASANCE
   115       5/1/2017            No           BACM 2007-2 N                    LO(116)/OPEN(4)/DEFEASANCE
   116      12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   117       2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   118      12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   119       5/1/2017            No                No                          LO(114)/OPEN(6)/DEFEASANCE
   120       6/1/2017            No                No                      LO(11)/GRTR1%PPMTorYM(106)/OPEN(3)
   121       1/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   122       3/1/2017            No                No                       LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
   123       6/1/2017            No           BACM 2007-2 J                    LO(116)/OPEN(4)/DEFEASANCE
   124       5/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   125       2/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   126       2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   127       4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   128       6/1/2017            No           BACM 2007-2 J                    LO(116)/OPEN(4)/DEFEASANCE
   129      12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   130       3/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   131       3/1/2017            No           BACM 2007-2 M                 LO(35)/GRTR1%PPMTorYM(78)/OPEN(7)
   132       5/1/2012            No           BACM 2007-2 Q                       LO(25)/2%(31)/OPEN(4)
   133       2/1/2017            No           BACM 2007-2 T                    LO(116)/OPEN(4)/DEFEASANCE
   134       5/1/2017            No                No                          LO(114)/OPEN(6)/DEFEASANCE
   135       5/1/2017            No           BACM 2007-2 N                    LO(116)/OPEN(4)/DEFEASANCE
   136       3/1/2017            No           BACM 2007-2 V                    LO(116)/OPEN(4)/DEFEASANCE
   137       5/1/2017            No           BACM 2007-2 U                 LO(25)/GRTR1%PPMTorYM(94)/OPEN(1)
   138       4/1/2017            No           BACM 2007-2 W                    LO(117)/OPEN(3)/DEFEASANCE
   139       4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   140       5/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   141       5/1/2017            No           BACM 2007-2 U                 LO(25)/GRTR1%PPMTorYM(94)/OPEN(1)
   142       5/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   143       4/1/2017            No           BACM 2007-2 R                 LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
   144       4/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   145       2/1/2017            No                No                          LO(113)/OPEN(7)/DEFEASANCE
   146       6/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   147       3/1/2017            No           BACM 2007-2 S                    LO(116)/OPEN(4)/DEFEASANCE
   148       4/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   149       4/1/2017            No           BACM 2007-2 O                 LO(47)/GRTR3%PPMTorYM(69)/OPEN(4)
   150       5/1/2017            No                No                       LO(35)/GRTR1%PPMTorYM(78)/OPEN(7)
   151       2/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   152       3/1/2012            No                No                           LO(57)/OPEN(3)/DEFEASANCE
   153       3/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   154      12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   155       4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   156       4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   157       5/1/2017            No           BACM 2007-2 N                    LO(116)/OPEN(4)/DEFEASANCE
   158       5/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   159       5/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   160       4/1/2017            No                No                       LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
   161       5/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   162       3/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   163       5/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   164       4/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   165       3/1/2012            No                No                           LO(53)/OPEN(7)/DEFEASANCE
   166       3/1/2017            No                No                       LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
   167       4/1/2017            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   168       3/1/2017            No           BACM 2007-2 V                    LO(116)/OPEN(4)/DEFEASANCE
   169       5/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   170       3/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   171       3/1/2017            No                No                       LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
   172       4/1/2017            No           BACM 2007-2 W                    LO(117)/OPEN(3)/DEFEASANCE
   173       1/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   174       2/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   175       1/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   176       3/1/2017            No                No                          LO(116)/OPEN(4)/DEFEASANCE
   177       4/1/2017            No           BACM 2007-2 D                    LO(113)/OPEN(7)/DEFEASANCE
   178      12/1/2016            No                No                          LO(117)/OPEN(3)/DEFEASANCE
   179       5/1/2017            No                No                       LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)
   180       2/1/2017            No                No                          LO(113)/OPEN(7)/DEFEASANCE

                                                              CUT-OFF DATE         MATURITY/ARD
                                    APPRAISAL    APPRAISAL        LTV                DATE
SEQUENCE  YIELD MAINTENANCE TYPE   VALUE(7)(8)     DATE     RATIO(9)(10)(11)  LTV RATIO(9)(10)(11)
--------------------------------------------------------------------------------------------------

    1             NPV MEY         4,453,034,000   Various         64.2%               64.2%
   1.1                              529,000,000   3/1/2007
   1.2                              419,000,000  3/15/2007
   1.3                              394,000,000   3/1/2007
   1.4                              356,100,000   3/1/2007
   1.5                              302,000,000  3/15/2007
   1.6                              200,700,000   3/1/2007
   1.7                              186,500,000   3/1/2007
   1.8                              182,150,000   3/1/2007
   1.9                              151,800,000   3/1/2007
  1.10                              144,000,000  3/15/2007
  1.11                              106,000,000  3/15/2007
  1.12                               92,600,000   3/1/2007
  1.13                               96,000,000   3/1/2007
  1.14                               85,500,000   3/1/2007
  1.15                               75,200,000  3/15/2007
  1.16                               63,500,000   3/1/2007
  1.17                               50,300,000   3/1/2007
  1.18                              200,000,000  3/15/2007
  1.19                              440,000,000  3/15/2007
  1.20                              378,684,000   3/1/2007
    2                               569,300,000  2/13/2007        65.9%               65.9%
    3                               434,200,000  9/14/2006        74.9%               74.9%
    4          Int Diff MEY         195,500,000   5/1/2007        78.3%               78.3%
    5          Int Diff MEY         188,000,000   2/5/2007        79.8%               66.5%
    6                               163,000,000  11/13/2006       80.0%               80.0%
    7                               180,000,000  1/20/2006        66.7%               66.7%
    8                               135,500,000  11/20/2006       67.2%               67.2%
    9                               110,700,000   2/6/2007        78.6%               78.6%
   10          Int Diff BEY         128,000,000  12/5/2006        59.5%               59.5%
   11          Int Diff MEY         103,000,000  1/31/2007        68.3%               68.3%
   12                                78,500,000   Various         77.7%               72.8%
  12.1                               43,500,000  9/25/2006
  12.2                               35,000,000  6/13/2006
   13          Int Diff MEY          73,500,000  2/10/2007        69.0%               69.0%
   14                                70,000,000  11/1/2006        71.4%               71.4%
   15          Int Diff MEY          69,600,000  2/12/2007        69.5%               69.5%
   16                                54,600,000  12/29/2006       81.3%               81.3%
  16.1                               34,800,000  12/29/2006
  16.2                               19,800,000  12/29/2006
   17          Int Diff MEY          55,500,000   2/1/2008        79.8%               66.5%
   18          Int Diff MEY          61,500,000   2/6/2007        65.7%               65.7%
   19          Int Diff MEY          46,200,000  1/31/2007        65.9%               65.9%
   20                                62,000,000  11/1/2006        48.3%               40.7%
   21          Int Diff MEY          42,200,000   2/7/2007        66.6%               66.6%
   22          Int Diff MEY          41,000,000  1/31/2007        63.0%               63.0%
                                     31,800,000  11/1/2006        79.6%               78.4%
   23                                14,400,000   Various         79.6%               78.4%
  23.1                                9,700,000  12/1/2006
  23.2                                4,700,000  12/2/2006
   24                                10,200,000  12/1/2006        79.6%               78.4%
   25                                 7,200,000  11/1/2006        79.6%               78.4%
  25.1                                4,000,000  11/1/2006
  25.2                                3,200,000  11/1/2006
   26                                31,500,000  11/6/2006        80.0%               80.0%
   27          Int Diff MEY          32,700,000  1/19/2007        75.4%               75.4%
  27.1                                4,600,000  1/19/2007
  27.2                                4,600,000  1/19/2007
  27.3                                3,600,000  1/19/2007
  27.4                                2,400,000  1/19/2007
  27.5                                3,300,000  1/19/2007
  27.6                                2,800,000  1/19/2007
  27.7                                2,900,000  1/19/2007
  27.8                                2,900,000  1/19/2007
  27.9                                2,500,000  1/19/2007
  27.10                               2,100,000  1/19/2007
  27.11                               1,000,000  1/19/2007
   28                                31,200,000   1/7/2007        75.5%               75.5%
   29                                31,800,000  1/19/2007        66.0%               66.0%
   30                                27,200,000  3/15/2007        77.2%               77.2%
   31          Int Diff MEY          33,000,000   2/6/2007        62.8%               62.8%
   32                                33,300,000   3/1/2007        60.0%               50.5%
   33                                31,000,000  10/17/2006       64.4%               60.2%
   34          Int Diff MEY          23,300,000   3/9/2007        80.0%               80.0%
   35          Int Diff MEY          25,000,000  2/16/2007        70.0%               70.0%
  35.1                               16,467,092  2/16/2007
  35.2                                5,821,199  2/16/2007
  35.3                                2,711,709  2/16/2007
   36          Int Diff MEY          25,100,000  2/10/2007        69.4%               69.4%
   37                                21,500,000  1/14/2007        75.8%               63.8%
   38                                20,800,000   1/7/2007        76.9%               76.9%
   39                                19,300,000   1/7/2007        80.0%               80.0%
   40          Int Diff MEY          23,300,000   2/9/2007        65.7%               65.7%
   41                                18,300,000  1/31/2007        79.8%               74.3%
   42          Int Diff MEY          16,800,000  11/2/2006        79.2%               76.4%
   43                                18,300,000  8/28/2006        72.3%               61.8%
   44          Int Diff MEY          19,900,000   2/7/2007        64.8%               64.8%
   45                                18,500,000   2/9/2007        69.5%               53.5%
   46                                21,400,000  1/24/2007        60.0%               60.0%
   47                                16,600,000  12/6/2006        71.5%               49.8%
   48                                15,600,000   1/5/2007        73.7%               57.7%
   49             NPV MEY            14,800,000  1/22/2007        76.9%               69.1%
   50                                14,000,000  11/7/2006        78.6%               69.6%
   51                                14,000,000  1/31/2007        76.8%               69.0%
   52                                16,300,000  10/17/2006       64.4%               61.2%
   53                                14,130,000  11/21/2006       74.3%               68.2%
   54                                14,800,000   2/1/2007        70.3%               65.9%
   55                                13,900,000  2/13/2007        74.8%               72.0%
   56                                13,000,000  2/20/2007        80.0%               70.5%
   57                                16,200,000  2/19/2007        63.8%               53.7%
   58                                13,730,000   Various         75.0%               75.0%
  58.1                                4,780,000  9/26/2006
  58.2                                4,430,000  9/26/2006
  58.3                                3,240,000  9/25/2006
  58.4                                1,280,000  9/26/2006
   59                                13,600,000   2/1/2007        73.9%               69.0%
   60          Int Diff MEY          14,500,000   3/7/2007        69.0%               64.2%
   61          Int Diff MEY          16,800,000   2/9/2007        58.9%               58.9%
   62                                13,350,000   9/1/2006        71.5%               60.9%
   63                                10,300,000  3/14/2007        77.7%               68.3%
   64                                11,000,000   2/7/2007        83.6%               72.0%
  64.1                                3,700,000   2/7/2007
  64.2                                3,000,000   2/7/2007
  64.3                                2,400,000   2/7/2007
  64.4                                1,900,000   2/7/2007
   65                                13,200,000  1/26/2007        68.1%               57.7%
   66                                11,925,000  3/15/2007        74.7%               63.4%
   67             NPV BEY            11,200,000  1/26/2009        78.6%               70.5%
   68                                12,100,000  1/12/2007        71.4%               66.6%
   69          Int Diff MEY          25,000,000   2/1/2007        34.0%               28.5%
   70                                10,250,000  2/22/2007        80.0%               70.6%
   71                                10,250,000  10/26/2006       79.7%               67.2%
   72          Int Diff MEY          16,200,000   2/6/2007        49.8%               49.8%
   73          Int Diff MEY          10,700,000   2/2/2007        73.8%               73.8%
   74                                14,500,000  6/26/2006        54.3%               46.5%
   75                                 9,800,000  2/23/2007        79.4%               74.3%
   76                                10,725,000  2/21/2007        69.9%               69.9%
   77                                 9,300,000  1/18/2007        79.6%               71.8%
   78          Int Diff MEY          14,775,000  2/17/2007        50.0%               32.5%
   79                                10,550,000   3/1/2007        70.0%               70.0%
   80                                 9,850,000   9/2/2006        71.6%               61.0%
   81          Int Diff MEY          15,450,000  1/27/2007        45.3%               38.0%
   82                                10,400,000   1/3/2007        66.3%               62.0%
   83                                 8,550,000  10/13/2006       79.7%               67.2%
   84             NPV MEY             8,900,000   2/3/2007        76.3%               64.4%
   85                                 8,310,000   1/4/2009        79.9%               70.8%
   86                                12,550,000  1/26/2007        51.8%               51.8%
   87                                10,850,000  1/29/2007        58.1%               52.2%
   88                                 7,900,000  1/26/2007        70.9%               63.8%
   89          Int Diff MEY          10,200,000  1/12/2007        59.4%               59.4%
   90                                 8,600,000   2/1/2007        69.8%               53.9%
   91             NPV BEY             8,000,000  12/21/2006       73.8%               65.1%
   92                                 7,600,000  11/1/2006        77.3%               65.2%
   93                                 7,700,000  1/17/2007        75.2%               70.7%
   94                                 7,610,000   Various         76.1%               64.1%
  94.1                                5,470,000   1/4/2007
  94.2                                2,140,000  1/12/2007
   95                                 7,800,000   2/1/2007        74.2%               57.7%
   96          Int Diff MEY          10,200,000  3/13/2007        55.9%               52.1%
   97                                 7,100,000   3/2/2007        79.4%               79.4%
   98                                 7,250,000  10/25/2006       76.4%               64.4%
   99                                 7,750,000   3/1/2007        70.2%               63.2%
   100                                6,750,000   1/3/2007        79.3%               70.4%
   101                                6,750,000  2/22/2007        77.8%               68.6%
   102                                6,550,000  2/15/2007        79.8%               79.8%
   103                                6,400,000  2/15/2007        79.1%               79.1%
   104                                6,350,000  1/19/2007        78.7%               70.0%
   105                                8,200,000  10/1/2006        61.0%               56.9%
   106                                6,220,000  11/6/2006        79.9%               74.7%
   107                                6,450,000  10/13/2006       76.4%               64.5%
   108                                7,280,000   9/2/2006        64.7%               55.1%
   109                                6,700,000  1/10/2007        70.0%               54.7%
   110                                5,950,000  12/20/2006       78.2%               70.2%
   111                                6,400,000  2/13/2007        71.9%               64.7%
   112                                5,750,000  11/1/2006        79.7%               67.2%
   113                                7,000,000  12/12/2006       65.3%               50.7%
   114                                5,800,000  9/11/2006        78.2%               66.7%
   115                                6,600,000  1/31/2007        67.8%               56.9%
   116                                6,140,000   9/2/2006        71.8%               61.2%
   117                                5,500,000  10/13/2006       79.7%               67.2%
   118                                6,650,000   9/4/2006        64.6%               55.0%
   119                                5,450,000   2/3/2007        78.1%               65.6%
   120         Int Diff MEY           5,200,000   2/5/2007        80.0%               71.9%
   121                                6,300,000  11/20/2006       65.9%               43.9%
   122            NPV BEY             9,100,000  12/5/2006        45.0%               29.8%
   123                                5,100,000  2/22/2007        80.0%               72.0%
   124                                5,200,000   2/2/2007        76.9%               76.9%
   125                                6,900,000  11/1/2006        57.6%               45.1%
   126                                5,650,000  10/13/2006       69.6%               58.7%
   127                                4,700,000  2/13/2007        83.2%               70.7%
   128                                4,950,000  2/22/2007        76.8%               71.6%
   129                                5,270,000   9/2/2006        71.6%               61.0%
   130                                5,300,000   1/8/2007        69.2%               58.9%
   131            NPV BEY             4,750,000  10/25/2006       75.8%               68.4%
   132                                4,500,000   3/2/2007        79.1%               79.1%
   133                                4,800,000  12/13/2006       74.0%               57.4%
   134                                4,980,000  2/27/2007        71.3%               71.3%
   135                                6,100,000  1/31/2007        57.3%               48.1%
   136                                5,500,000  12/14/2006       63.4%               53.4%
   137            NPV MEY             4,650,000  2/17/2007        75.0%               69.9%
   138                                5,000,000  10/24/2006       68.3%               57.5%
   139                                5,900,000   2/5/2007        57.5%               48.6%
   140                                5,640,000   2/1/2007        59.7%               51.1%
   141            NPV MEY             4,150,000  3/12/2007        79.5%               74.2%
   142                                5,100,000   2/2/2007        64.6%               50.3%
   143            NPV BEY             4,400,000   8/1/2007        74.6%               68.8%
   144                                4,100,000  11/1/2006        79.8%               67.3%
   145                                4,380,000  11/14/2006       73.2%               57.3%
   146                                4,810,000   1/9/2007        66.5%               56.3%
   147                                4,025,000  1/16/2007        79.3%               67.2%
   148                                4,400,000  10/26/2006       70.3%               59.3%
   149            NPV MEY             3,800,000   2/3/2007        78.8%               66.5%
   150            NPV BEY             3,670,000  2/22/2007        76.3%               71.3%
   151                                4,110,000  12/11/2006       67.7%               53.4%
   152                                4,000,000   1/8/2007        68.2%               68.2%
   153                                6,270,000  12/18/2006       42.9%               36.3%
   154                                3,720,000   9/2/2006        72.0%               61.3%
   155                                3,350,000   5/1/2007        79.9%               67.8%
   156                                4,300,000  1/12/2007        61.6%               54.5%
   157                                4,100,000  1/31/2007        61.9%               47.4%
   158                                6,300,000  11/1/2006        39.6%               33.7%
   159                                5,900,000   5/1/2007        42.3%               36.0%
   160            NPV BEY             5,150,000  11/7/2006        48.4%               40.7%
   161                                3,100,000  2/14/2007        80.0%               70.8%
   162                                3,700,000  9/26/2006        64.6%               51.3%
   163                                3,000,000  2/14/2007        78.3%               65.9%
   164                                3,500,000  11/3/2006        66.9%               62.4%
   165                                3,400,000   1/1/2007        66.9%               62.9%
   166            NPV BEY             3,280,000  11/12/2006       66.9%               56.5%
   167                                3,800,000   3/5/2007        55.2%               46.4%
   168                                3,840,000  12/8/2006        54.5%               46.2%
   169                                2,500,000  1/17/2007        80.0%               70.8%
   170                                2,500,000  12/19/2006       76.0%               67.3%
   171            NPV BEY             2,480,000  1/15/2007        68.4%               58.6%
   172                                2,540,000  11/21/2006       59.6%               52.6%
   173                                1,990,000   7/6/2006        74.1%               66.8%
   174                                1,850,000  11/1/2006        79.4%               67.0%
   175                                2,200,000  12/1/2006        66.7%               57.4%
   176                                2,000,000   1/3/2007        71.3%               60.9%
   177                                1,750,000  2/10/2007        79.8%               67.4%
   178                                1,920,000   9/1/2006        72.1%               61.4%
   179         Int Diff MEY           1,700,000  2/19/2007        75.8%               70.8%
   180                                3,250,000  12/29/2006       35.4%               35.4%

                                                             TOTAL                   LOAN
                                                             UNITS/      UNITS/   BALANCE PER                OCCUPANCY
                                           OWNERSHIP        SF/KEYS/    SF/KEYS/   UNIT/SF/     OCCUPANCY      AS OF         U/W
SEQUENCE  YEAR BUILT  YEAR RENOVATED  INTEREST(1)(8)(12)  PADS(13)(14)    PADS    KEY/PAD(15)  PERCENT(16)     DATE          EGI
------------------------------------------------------------------------------------------------------------------------------------

   1       Various      Various             Various         9,848,341       SF           290       96.9%      4/1/2007   354,117,597
  1.1        1991                           Pledge           678,348        SF                     95.4%      4/1/2007    41,074,705
  1.2        1970         2003                Fee            904,226        SF                    100.0%      4/1/2007    30,545,603
  1.3        1983                             Fee            944,141        SF                     92.8%      4/1/2007    28,071,027
  1.4        1980                             Fee            711,495        SF                     91.3%      4/1/2007    30,980,759
  1.5        1983         2001                Fee            731,234        SF                     99.5%      4/1/2007    24,118,682
  1.6        2000                          Leasehold         473,988        SF                     97.9%      4/1/2007    17,473,413
  1.7        1999                             Fee            463,182        SF                    100.0%      4/1/2007    13,695,876
  1.8        1986                             Fee            465,765        SF                     95.6%      4/1/2007    14,212,550
  1.9        1978                             Fee            466,948        SF                     95.8%      4/1/2007    12,942,281
  1.10       1975                             Fee            294,521        SF                     97.8%      4/1/2007    11,100,543
  1.11       1985                             Fee            329,695        SF                     94.8%      4/1/2007    10,080,811
  1.12       1985                             Fee            251,088        SF                    100.0%      4/1/2007     6,306,620
  1.13       1991         1991                Fee            163,936        SF                     99.4%      4/1/2007     8,901,737
  1.14       1984                             Fee            277,672        SF                     96.8%      4/1/2007     6,692,458
  1.15       2000                             Fee            216,469        SF                    100.0%      4/1/2007     6,512,906
  1.16       1913         1987                Fee            102,822        SF                    100.0%      4/1/2007     5,101,921
  1.17       1987                             Fee            148,952        SF                     91.5%      4/1/2007     3,941,992
  1.18       1980                           Pledge           380,743        SF                     99.4%      4/1/2007    15,077,516
  1.19       1988                           Pledge           764,103        SF                     98.3%      4/1/2007    30,503,227
  1.20       1988                           Pledge          1,079,013       SF                     96.9%      4/1/2007    36,782,970
   2         1925         1986                Fee            924,501        SF           406       98.0%      2/23/2007   47,313,588
   3         1958         1990                Fee            637,685        SF           510       92.0%      2/28/2007   35,065,700
   4         1968         2005                Fee             1,350       Units      113,333       90.7%      1/19/2007   16,224,038
   5         1978         2004                Fee            305,149        SF           492       96.7%      3/2/2007    16,788,754
   6         1990                          Leasehold         466,049        SF           280       90.6%      2/28/2007   19,123,399
   7         1968         1990                Fee            391,811        SF           306       93.0%     12/31/2006   16,238,589
   8         1917         2007                Fee            158,607        SF           574       97.3%      1/1/2007    11,242,375
   9         1979         2007                Fee            517,124        SF           168       89.4%     12/31/2006   13,606,152
   10        2001                             Fee            485,638        SF           157       98.9%     12/19/2006   14,976,434
   11        1995                             Fee            460,923        SF           153       95.0%      3/1/2007     8,142,003
   12      Various      Various               Fee           1,343,385       SF            45       78.0%       Various     7,702,111
  12.1       1962         2000                Fee            816,385        SF                     63.8%      7/7/2006
  12.2       1960         1996                Fee            527,000        SF                    100.0%     12/12/2006
   13        2000                             Fee            458,034        SF           111       93.6%      3/1/2007     5,579,987
   14        1990         2006                Fee              279         Keys      179,211       70.6%     12/31/2006   16,090,046
   15        2001                             Fee            262,775        SF           184       97.4%      3/1/2007     5,270,488
   16      Various      Various               Fee              262        Units      169,466      100.0%       Various     8,048,192
  16.1       1967         2004                Fee              200        Units                   100.0%      1/11/2007
  16.2       2005                             Fee               62        Units                   100.0%     10/16/2006
   17        2006                             Fee            217,479        SF           204      100.0%      3/2/2007     4,189,536
   18        1999                             Fee            324,213        SF           125       98.5%      3/1/2007     4,958,056
   19        1997                             Fee            282,137        SF           108       97.7%      3/1/2007     4,039,693
   20        1997                        Fee/Leasehold      1,551,546       SF            19      100.0%      3/6/2007     5,587,366
   21        2001                             Fee            172,304        SF           163       96.8%      3/1/2007     3,348,329
   22        1996                             Fee            335,420        SF            77      100.0%      3/1/2007     3,513,266
           Various                            Fee             67,594        SF
   23        2004                             Fee             29,574        SF           374      100.0%      6/1/2007       943,089
  23.1       2004                             Fee             15,750        SF                    100.0%      6/1/2007
  23.2       2004                             Fee             13,824        SF                    100.0%      6/1/2007
   24        2007                             Fee             15,660        SF           374      100.0%      6/1/2007       659,790
   25      Various                            Fee             22,360        SF           374      100.0%      6/1/2007       527,789
  25.1       1999                             Fee             11,180        SF                    100.0%      6/1/2007
  25.2       1998                             Fee             11,180        SF                    100.0%      6/1/2007
   26        1988         2005                Fee              224        Units      112,500       97.3%     11/30/2006    2,625,992
   27      Various                            Fee            535,385        SF            46       97.8%       Various     3,085,687
  27.1       1986                             Fee             76,564        SF                    100.0%      6/1/2007
  27.2       1985                             Fee             76,225        SF                    100.0%      6/1/2007
  27.3       1983                             Fee             57,480        SF                    100.0%      6/1/2007
  27.4       1985                             Fee             50,500        SF                     80.2%      12/1/2006
  27.5       1985                             Fee             50,161        SF                    100.0%      12/1/2006
  27.6       1984                             Fee             47,737        SF                     96.4%      12/1/2006
  27.7       1984                             Fee             46,850        SF                    100.0%      6/1/2007
  27.8       1983                             Fee             43,545        SF                    100.0%      12/1/2006
  27.9       1982                             Fee             37,865        SF                    100.0%      6/1/2007
 27.10       1986                             Fee             33,120        SF                    100.0%      6/1/2007
 27.11       1985                             Fee             15,338        SF                    100.0%      6/1/2007
   28        1988                             Fee              340        Units       69,294       95.9%      11/1/2006    2,976,437
   29        1927         1997                Fee             93,915        SF           224       97.1%      1/31/2007    3,267,877
   30        1978         2007                Fee              258        Units       81,395       95.0%      3/31/2007    2,405,119
   31        1999         2000                Fee            189,721        SF           109      100.0%      3/1/2007     3,022,597
   32        2000         2004                Fee             99,342        SF           201      100.0%      6/1/2007     1,972,592
   33        1990         2004                Fee            220,526        SF            90      100.0%      1/31/2007    3,582,577
   34        2003                             Fee              240        Units       77,667       94.7%      2/28/2007    2,457,026
   35      Various                            Fee            523,651        SF            33       96.5%      2/28/2007    2,370,361
  35.1       1989                             Fee            181,700        SF                     90.0%      2/28/2007
  35.2       2001                             Fee            121,932        SF                    100.0%      2/28/2007
  35.3       1985                             Fee            220,019        SF                    100.0%      2/28/2007
   36        1999                             Fee            190,433        SF            91       79.9%      3/1/2007     2,073,651
   37        1986         2006                Fee            152,708        SF           107       88.7%      2/28/2007    1,980,668
   38        1997                             Fee              256        Units       62,500       97.7%      1/16/2007    2,048,763
   39        1987                             Fee              256        Units       60,313       94.5%      11/1/2006    2,067,456
   40        2003                             Fee            107,000        SF           143       76.6%      3/1/2007     1,792,262
   41        1975         2001                Fee             98,508        SF           148      100.0%      2/1/2007     1,527,101
   42        1979         2005                Fee              243        Units       54,733       93.0%     11/30/2006    1,937,220
   43        1988         2005                Fee             78,365        SF           169       82.9%      6/1/2007     1,576,996
   44        2001                             Fee             90,377        SF           143       89.6%      3/1/2007     1,542,773
   45        1974         1986                Fee              174         Keys       73,923       66.5%     12/31/2006    6,769,533
   46        2007                             Fee             84,765        SF           151      100.0%      4/1/2007     1,533,086
   47        2001                             Fee            116,667        SF           102      100.0%      6/1/2007     1,637,690
   48        2004                             Fee             59,533        SF           193      100.0%      6/1/2007     1,249,495
   49        1973         2004                Fee              200        Units       56,907       96.0%      3/9/2007     1,758,243
   50        1985         2006                Fee              360        Units       30,556       93.1%      3/28/2007    2,294,449
   51        1953                             Fee            135,000        SF            80       77.0%      2/1/2007     1,353,977
   52        1986         2006                Fee            119,408        SF            88      100.0%      1/31/2007    2,008,922
   53        2006                             Fee             79,427        SF           132       67.9%      4/30/2007    1,159,159
   54        1985         2007             Leasehold           160         Keys       65,000       68.0%     12/31/2006    5,799,938
   55        1998         2005                Fee              106         Keys       98,113       77.1%     12/31/2006    2,652,095
   56        1963         2006                Fee              276        Units       37,681       93.8%      2/28/2007    2,116,076
   57        1988                             Fee              123        Units       84,069       99.2%      2/1/2007     1,213,474
   58      Various      Various               Fee             2,144       Units        4,804       67.9%      4/24/2007    1,343,404
  58.1       1975                             Fee              695        Units                    69.4%      4/24/2007
  58.2       1988         1991                Fee              734        Units                    67.8%      4/24/2007
  58.3       1983                             Fee              582        Units                    64.6%      4/24/2007
  58.4       1997                             Fee              133        Units                    75.9%      4/24/2007
   59        1929         2001                Fee             19,850        SF           506      100.0%      5/3/2007     1,095,349
   60        1973         1996                Fee            108,385        SF            92       97.5%      5/3/2007     1,848,540
   61        2002                             Fee             49,505        SF           200      100.0%      3/1/2007     1,537,965
   62        2001                             Fee             64,862        SF           147      100.0%      6/1/2007       969,266
   63        1973                             Fee              113        Units       83,053       93.8%      3/31/2007    1,164,282
   64      Various      Various               Fee             61,560        SF           149       84.4%      2/26/2007    1,320,622
  64.1       1875         2006                Fee             13,760        SF                    100.0%      2/26/2007
  64.2       1895         1990                Fee             24,000        SF                     60.0%      2/26/2007
  64.3       1875         2003                Fee             13,500        SF                    100.0%      2/26/2007
  64.4       1890                             Fee             10,300        SF                    100.0%      2/26/2007
   65        1999         2006                Fee             85,819        SF           105      100.0%      2/20/2007    1,157,661
   66        1968                             Fee             65,765        SF           136       89.9%      3/8/2007     1,193,797
   67        1998         2006             Leasehold           514        Units       17,121       91.8%      3/1/2007     1,199,750
   68        2001                             Fee              144        Units       59,972       91.5%      1/31/2007    1,301,974
   69        2000         2007                Fee              120         Keys       70,768       82.9%     12/31/2006    4,483,722
   70        1964                             Fee              185        Units       44,324       97.8%      3/15/2007    1,376,635
   71        1985                             Fee              240        Units       34,019       98.3%      9/6/2006     1,600,625
   72        1987                             Fee            127,014        SF            64       85.5%      2/28/2007    1,736,014
   73        1999                             Fee             62,775        SF           126      100.0%      3/8/2007     1,075,762
   74        2004                             Fee             77,000        SF           102      100.0%      6/1/2007     1,210,935
   75        2002                             Fee             30,817        SF           253       96.0%      4/25/2007      957,163
   76        1969         2003                Fee              678        Units       11,062       87.8%     11/30/2006    1,160,932
   77        1995                             Fee            143,500        SF            52      100.0%      6/1/2007     1,058,887
   78        1988                             Fee              110        Units       67,159       95.0%      5/3/2007     3,930,566
   79        2007                             Fee             90,000        SF            82      100.0%      6/1/2007       691,601
   80        1996                             Fee             63,815        SF           111      100.0%      6/1/2007       716,205
   81        1997         2004             Leasehold           121         Keys       57,798       82.8%     12/31/2006    3,303,491
   82        1998                             Fee             60,589        SF           114      100.0%      2/28/2007    1,240,709
   83        1982         2006                Fee              184        Units       37,013       89.1%      1/24/2007    1,198,384
   84        2001                             Fee              151         Keys       44,945       46.8%      2/28/2007    1,993,170
   85        2004                             Fee             42,241        SF           157       61.6%      2/28/2007      809,472
   86        1985         2005                Fee             38,177        SF           170      100.0%      3/6/2007     1,026,297
   87        1990                             Fee             59,884        SF           105       86.6%     12/31/2006      928,977
   88        2005                             Fee             40,600        SF           153       81.2%      3/22/2007      685,762
   89        1988         1995                Fee             71,113        SF            85      100.0%      6/1/2007     1,226,051
   90        1973         2005                Fee              131         Keys       45,823       60.4%     12/31/2006    3,502,236
   91        2003                             Fee             29,708        SF           199       90.2%      12/6/2006      710,013
   92        1975         2005                Fee              180        Units       32,637       98.3%      1/22/2007    1,154,070
   93        2000                             Fee              149         Keys       38,857       76.0%      1/31/2007    1,598,125
   94      Various      Various               Fee               63        Units       91,882      100.0%      2/6/2007       745,572
  94.1       1965         1995                Fee               46        Units                   100.0%      2/6/2007
  94.2       1839         2000                Fee               17        Units                   100.0%      2/6/2007
   95        2001                             Fee               92         Keys       62,870       68.7%     12/31/2006    1,783,084
   96        2000                             Fee             30,000        SF           190      100.0%      5/1/2007       661,391
   97        1972         2005                Fee               76        Units       74,211       89.5%      3/1/2007       965,548
   98        1985                             Fee              159        Units       34,836       95.0%      3/9/2007     1,033,378
   99        1980         2006                Fee              216        Units       25,185       93.5%      3/8/2007     1,317,792
  100        1984         1996                Fee              208        Units       25,745       91.8%      1/29/2007    1,059,087
  101        1967                             Fee              135        Units       38,889       97.0%      4/23/2007      991,688
  102        2003                             Fee             27,900        SF           187      100.0%      6/1/2007       594,270
  103        1958         2006                Fee               56        Units       90,357       91.1%      4/18/2007      714,354
  104        1957         1998                Fee            124,645        SF            40       96.2%      4/25/2007      586,123
  105        2005                             Fee             40,300        SF           124       97.6%      2/13/2007      823,074
  106        2006                             Fee             16,054        SF           309      100.0%     12/20/2006      600,216
  107        1974         1997                Fee              152        Units       32,425       90.8%      1/19/2007    1,081,125
  108        1995                             Fee             84,064        SF            56      100.0%      6/1/2007       533,314
  109        1968         1978                Fee              208         Keys       22,548       49.5%     12/31/2006    3,576,079
  110        1974         2006                Fee              111        Units       41,910       92.8%      1/12/2007      885,993
  111        1950         2006                Fee              130        Units       35,385       94.6%      2/28/2007    1,138,779
  112        1983         2006                Fee              124        Units       36,937       96.8%      1/19/2007      893,721
  113        2000                             Fee               79         Keys       57,880       78.7%     12/31/2006    1,826,921
  114        1948         2006                Fee             13,893        SF           327      100.0%      1/1/2007       519,274
  115        2002         2006                Fee              160        Units       27,974       98.1%      4/2/2007       763,143
  116        1978                             Fee             38,448        SF           115      100.0%      6/1/2007       447,975
  117        1979         2002                Fee              128        Units       34,226       96.1%      1/19/2007      736,061
  118        1992                             Fee             80,556        SF            53      100.0%      6/1/2007       486,937
  119        2007                             Fee             14,490        SF           294      100.0%      6/1/2007       341,040
  120        1982                             Fee             40,800        SF           102      100.0%      5/4/2007       639,624
  121        1998                          Leasehold            90         Keys       46,164       77.6%     12/31/2006    1,657,955
  122        1998                          Leasehold          47,725        SF            86      100.0%      2/9/2007     1,146,469
  123        2005                             Fee             14,026        SF           291      100.0%      3/22/2007      427,447
  124        2007                             Fee             8,700         SF           460      100.0%      6/1/2007       285,000
  125        1999         2005                Fee               79         Keys       50,341       79.6%     12/31/2006    1,724,814
  126        1984         2002                Fee              104        Units       37,817       99.0%      1/23/2007      740,780
  127        1985                             Fee             22,250        SF           176      100.0%      6/1/2007       444,933
  128        2000                             Fee             26,807        SF           142       89.6%      4/23/2007      476,930
  129        1963                             Fee             44,506        SF            85      100.0%      6/1/2007       383,415
  130        1982         2005                Fee             53,570        SF            69      100.0%     12/27/2006      605,859
  131        2004                          Leasehold           271        Units       13,284       94.6%      1/31/2007      558,131
  132        1972                             Fee               48        Units       74,167       91.7%      3/1/2007       593,908
  133        1999                             Fee               87         Keys       40,845       69.5%     12/31/2006    1,593,175
  134        2005                          Leasehold          16,522        SF           215       91.7%      3/13/2007      516,615
  135        2005                             Fee              128        Units       27,318       89.1%      4/2/2007       633,371
  136        2000                             Fee             15,120        SF           231      100.0%      6/1/2007       360,000
  137        1999                             Fee             10,908        SF           320      100.0%      6/1/2007       334,212
  138        1969         2002                Fee               68        Units       50,197       95.6%      3/16/2007      550,239
  139        1968         2004                Fee             81,320        SF            42       85.6%      4/1/2007       642,062
  140        2006                             Fee             17,228        SF           195      100.0%      4/9/2006       521,130
  141        2007                             Fee             11,157        SF           296      100.0%      6/1/2007       275,284
  142        2001                             Fee               75         Keys       43,944       70.4%      1/31/2007    1,355,693
  143        2005                             Fee             18,629        SF           176       86.6%      2/1/2007       423,325
  144        1984                             Fee              104        Units       31,476       97.1%      3/9/2007       612,314
  145        1998                             Fee               64         Keys       50,099       66.3%     11/30/2006    1,127,671
  146        1970                             Fee            283,458        SF            11      100.0%      6/1/2007       397,715
  147        1979         2006                Fee              112        Units       28,492       96.4%      3/12/2007      674,672
  148        1956                             Fee              112        Units       27,624       91.7%      3/9/2007       779,593
  149        1999                             Fee               66         Keys       45,366       65.9%      2/28/2007    1,090,579
  150        2005                             Fee             9,800         SF           286      100.0%      3/30/2007      363,381
  151        1997         2006                Fee               57         Keys       48,850       68.7%     12/31/2006    1,135,781
  152        1999                             Fee              368        Units        7,408       84.8%      2/7/2007       441,191
  153        1961         2005                Fee             24,621        SF           109       83.8%      1/11/2007      457,880
  154        1970                             Fee             28,747        SF            93      100.0%      6/1/2007       272,080
  155        2005                             Fee             10,493        SF           255       86.7%      3/1/2007       280,127
  156        1997                             Fee             55,735        SF            48       92.9%      2/20/2007      372,481
  157        2003                             Fee               96        Units       26,422       92.7%      4/2/2007       490,693
  158        1927         2005                Fee               91         Keys       27,450       71.3%     11/30/2006    1,776,071
  159        2007                        Fee/Leasehold        14,043        SF           178      100.0%      6/1/2007       344,350
  160        2006                             Fee             42,486        SF            59       92.3%      2/1/2007       433,657
  161        1977         2006                Fee             16,049        SF           155      100.0%      2/21/2007      372,037
  162        1993         2005                Fee               60         Keys       39,854       54.9%     12/31/2006      769,973
  163        1903         1940                Fee               12        Units      195,655      100.0%      3/30/2007      310,337
  164        2006                             Fee               22        Units      106,364       90.9%      2/1/2007       260,922
  165        1977                             Fee             33,791        SF            67       74.9%      1/31/2007      415,824
  166        1985                             Fee               70         Pads       31,339      100.0%     12/31/2006      340,016
  167        1997                             Fee             23,500        SF            89      100.0%      6/1/2007       238,878
  168        1998                             Fee             23,500        SF            89      100.0%      6/1/2007       269,692
  169        1981         1999                Fee             44,942        SF            45      100.0%      3/20/2007      494,667
  170        1996                             Fee             19,950        SF            95       84.2%      3/1/2007       240,083
  171        1986                             Fee              393        Units        4,315       77.1%      2/1/2007       311,159
  172        1978                             Fee               34        Units       44,522       97.1%      3/15/2007      230,610
  173        2002                             Fee              198        Units        7,449       97.0%     11/30/2006      245,773
  174        1965         2006                Fee               50        Units       29,373       90.0%      1/24/2007      383,386
  175        1955         2006                Fee               58        Units       25,314       98.3%     12/31/2006      362,144
  176        2001                             Fee             17,379        SF            82      100.0%      1/12/2007      168,264
  177        1965                             Fee               91        Units       15,355       92.3%      3/2/2007       466,662
  178        1950                             Fee             15,459        SF            90      100.0%      6/1/2007       140,577
  179        2006                             Fee             4,800         SF           268      100.0%      3/31/2007      135,822
  180        1956         2003             Leasehold          24,377        SF            47      100.0%      1/25/2007      603,522

                                                                                   U/W
                                                                               REPLACEMENT
                                                                     U/W      RESERVES PER                   MOST
               U/W         U/W         U/W NET         U/W       REPLACEMENT  UNIT/SF/KEY/                  RECENT
SEQUENCE    EXPENSES       NOI      CASH FLOW(17)  DSCR(10)(11)   RESERVES      PAD/ACRE                STATEMENT TYPE
--------------------------------------------------------------------------------------------------------------------------------

   1      112,306,489  232,287,136    217,631,011      1.33        2,462,085        0.25          Trailing Twelve Months
  1.1      14,894,479   26,180,226     25,307,068                    169,587                      Trailing Twelve Months
  1.2       7,021,511   23,524,092     22,263,095                    226,057                      Trailing Twelve Months
  1.3       8,301,024   19,770,003     18,616,234                    236,035                      Trailing Twelve Months
  1.4      12,711,966   18,268,793     17,388,129                    177,874                      Trailing Twelve Months
  1.5       7,495,676   16,623,006     15,469,519                    182,809                      Trailing Twelve Months
  1.6       5,634,675   11,838,738     11,014,878                    118,497                      Trailing Twelve Months
  1.7       4,460,723    9,235,154      8,370,682                    115,796                      Trailing Twelve Months
  1.8       4,356,452    9,856,098      9,183,434                    116,441                      Trailing Twelve Months
  1.9       3,754,953    9,187,329      8,466,919                    116,737                      Trailing Twelve Months
  1.10      3,398,937    7,701,606      7,127,979                     73,630                      Trailing Twelve Months
  1.11      2,814,064    7,266,746      6,801,602                     82,424                      Trailing Twelve Months
  1.12      2,302,082    4,004,538      3,555,517                     62,772                      Trailing Twelve Months
  1.13      3,370,195    5,531,542      5,225,760                     40,984                      Trailing Twelve Months
  1.14      2,332,365    4,360,093      3,898,128                     69,418                      Trailing Twelve Months
  1.15      1,845,476    4,667,430      4,199,874                     54,117                      Trailing Twelve Months
  1.16      2,523,180    2,578,741      2,376,221                     25,706                      Trailing Twelve Months
  1.17      1,323,042    2,618,950      2,352,485                     37,238                      Trailing Twelve Months
  1.18      3,851,100   11,226,415     10,655,509                     95,186                      Trailing Twelve Months
  1.19      8,733,694   21,769,534     20,292,034                    191,026                      Trailing Twelve Months
  1.20     11,180,896   16,078,102     15,065,944                    269,753                      Trailing Twelve Months
   2       17,697,948   29,615,641     27,591,586      1.16          184,900        0.20          Annualized Most Recent
   3       13,505,289   21,560,411     20,469,245      1.08          137,527        0.22                Full Year
   4        4,895,625   11,328,413     10,990,913      1.24          337,500      250.00          Trailing Twelve Months
   5        4,870,932   11,917,822     11,506,923      1.10           61,030        0.20                Full Year
   6        6,615,280   12,508,119     11,817,985      1.60           93,210        0.20          Annualized Most Recent
   7        5,435,125   10,803,465     10,502,139      1.54           78,842        0.20          Annualized Most Recent
   8        4,502,880    6,739,495      6,379,842      1.22           39,652        0.25          Annualized Most Recent
   9        7,159,774    6,446,378      6,052,445      1.14           77,569        0.15                Full Year
   10       6,481,969    8,494,465      7,928,061      1.94           97,128        0.20          Annualized Most Recent
   11       2,154,884    5,987,119      5,621,308      1.45           69,138        0.15                Full Year
   12       2,420,312    5,281,799      4,922,429      1.12          154,318        0.11
  12.1
  12.2
   13       1,623,049    3,956,937      3,785,583      1.35           68,705        0.15                Full Year
   14      11,347,461    4,742,585      4,098,983      1.41          643,602    2,306.82                Full Year
   15       1,298,316    3,972,173      3,821,682      1.43           39,416        0.15                Full Year
   16       4,250,433    3,797,759      3,738,777      1.39           58,982      225.12    Full Year & Trailing Twelve Months
  16.1
  16.2
   17         648,022    3,541,514      3,456,179      1.12           21,748        0.10
   18       1,547,524    3,410,532      3,255,845      1.46           48,632        0.15                Full Year
   19       1,028,409    3,011,285      2,865,618      1.70           42,321        0.15                Full Year
   20       1,363,874    4,223,492      4,223,492      2.03                0        0.00          Trailing Twelve Months
   21         796,433    2,551,896      2,459,727      1.58           17,230        0.10                Full Year
   22         953,239    2,560,027      2,442,705      1.71           50,313        0.15                Full Year
                                                       1.35
   23          28,293      914,796        904,981      1.35            2,074        0.07
  23.1
  23.2
   24          19,794      639,996        639,996      1.35                0        0.00
   25          15,834      511,956        494,515      1.35            3,354        0.15
  25.1
  25.2
   26         804,421    1,821,571      1,765,571      1.23           56,000      250.00          Annualized Most Recent
   27       1,092,962    1,992,725      1,740,856      1.20          123,975        0.23                Full Year
  27.1
  27.2
  27.3
  27.4
  27.5
  27.6
  27.7
  27.8
  27.9
 27.10
 27.11
   28       1,196,709    1,779,727      1,711,727      1.18           68,000      200.00          Annualized Most Recent
   29       1,402,763    1,865,115      1,687,895      1.44           14,087        0.15                Full Year
   30         764,171    1,640,949      1,580,835      1.28           60,114      233.00          Annualized Most Recent
   31         959,945    2,062,652      1,968,986      1.72           28,458        0.15                Full Year
   32          19,726    1,952,866      1,800,790      1.30            9,934        0.10          Annualized Most Recent
   33       1,462,176    2,120,401      1,821,664      1.28           44,105        0.20                Full Year
   34         886,585    1,570,441      1,510,441      1.42           60,000      250.00                Full Year
   35         816,155    1,554,206      1,394,001      1.41           78,548        0.15          Annualized Most Recent
  35.1
  35.2
  35.3
   36         493,799    1,579,852      1,498,748      1.56           28,565        0.15                Full Year
   37         426,242    1,554,425      1,479,301      1.31           22,906        0.15                Full Year
   38         836,899    1,211,864      1,160,664      1.18           51,200      200.00          Trailing Twelve Months
   39         892,541    1,174,915      1,123,715      1.18           51,200      200.00          Trailing Twelve Months
   40         593,078    1,199,183      1,150,980      1.36           16,050        0.15                Full Year
   41         354,267    1,172,834      1,132,485      1.13           14,776        0.15                Full Year
   42         817,445    1,119,775      1,057,636      1.09           62,139      255.71
   43         323,622    1,253,374      1,179,466      1.23           11,755        0.15
   44         433,008    1,109,765      1,057,492      1.48           13,557        0.15                Full Year
   45       5,252,617    1,516,916      1,246,135      1.29          270,781    1,556.21                Full Year
   46         285,971    1,247,114      1,213,546      1.63            9,324        0.11
   47         447,454    1,190,236      1,141,555      1.16           11,667        0.10
   48          37,485    1,212,010      1,170,486      1.30           11,907        0.20                Full Year
   49         698,659    1,059,584      1,009,584      1.28           50,000      250.00                Full Year
   50       1,253,410    1,041,039        939,818      1.20          101,221      281.17          Annualized Most Recent
   51         423,266      930,711        874,023      1.18           20,250        0.15                Full Year
   52         801,390    1,207,533      1,020,794      1.36           25,076        0.21                Full Year
   53         241,416      917,742        877,010      1.20            7,943        0.10
   54       4,283,922    1,516,016      1,284,018      1.71          231,998    1,449.99
   55       1,538,361    1,113,734      1,007,650      1.40          106,084    1,000.79                Full Year
   56       1,141,728      974,348        905,348      1.25           69,000      250.00          Annualized Most Recent
   57         323,204      890,270        862,288      1.21           27,983      227.50                Full Year
   58         594,073      749,331        707,008      1.22           42,323       19.74          Trailing Twelve Months
  58.1
  58.2
  58.3
  58.4
   59         277,970      817,378        792,144      1.12            3,970        0.20                Full Year
   60         805,053    1,043,487        821,898      1.21           17,342        0.16                Full Year
   61         527,854    1,010,112        984,559      1.80            7,426        0.15                Full Year
   62               0      969,266        903,160      1.32           16,216        0.25
   63         360,786      803,496        774,866      1.20           28,630      253.36          Annualized Most Recent
   64         456,619      864,204        797,723      1.25           15,339        0.25                Full Year
  64.1
  64.2
  64.3
  64.4
   65         282,848      874,813        817,049      1.28           15,447        0.18                Full Year
   66         365,192      828,605        767,636      1.21           13,153        0.20                Full Year
   67         423,175      776,575        768,094      1.27            8,481       16.50          Annualized Most Recent
   68         576,311      725,663        693,983      1.15           31,680      220.00                Full Year
   69       2,898,896    1,584,826      1,405,477      2.41          179,349    1,494.57                Full Year
   70         629,371      747,264        707,859      1.24           39,405      213.00                Full Year
   71         845,374      755,251        683,251      1.21           72,000      300.00          Trailing Twelve Months
   72         683,665    1,052,349        865,972      1.90           23,709        0.19          Annualized Most Recent
   73         366,478      709,285        673,296      1.47            9,416        0.15                Full Year
   74          36,328    1,174,607      1,086,231      1.93           13,090        0.17
   75         237,680      719,484        664,155      1.20            3,082        0.10                Full Year
   76         462,506      698,426        682,832      1.61           15,594       23.00          Trailing Twelve Months
   77         266,085      792,803        713,437      1.36           14,350        0.10
   78       2,617,978    1,312,587      1,285,087      2.09           27,500      250.00                Full Year
   79          18,332      673,269        633,267      1.49            9,000        0.10
   80               0      716,205        656,738      1.30           15,954        0.25
   81       2,308,881      994,610        768,970      1.60          132,140    1,092.06                Full Year
   82         567,739      672,970        592,090      1.22            9,090        0.15                Full Year
   83         564,978      633,407        578,207      1.23           55,200      300.00          Trailing Twelve Months
   84       1,220,712      772,458        692,731      1.46           79,727      527.99          Trailing Twelve Months
   85         149,738      659,734        619,589      1.31            6,336        0.15          Annualized Most Recent
   86         256,767      769,529        729,736      2.00            9,544        0.25                Full Year
   87         229,706      699,271        644,386      1.48           20,061        0.34                Full Year
   88         235,676      450,085        415,601      1.07            6,090        0.15          Annualized Most Recent
   89         605,424      620,628        568,566      1.72           24,178        0.34
   90       2,718,302      783,934        643,844      1.42          140,089    1,069.38                Full Year
   91         200,707      509,306        475,501      1.15            4,753        0.16          Annualized Most Recent
   92         600,525      553,544        499,544      1.23           54,000      300.00          Trailing Twelve Months
   93         924,380      673,745        609,820      1.44           63,925      429.03          Trailing Twelve Months
   94         264,543      481,029        467,671      1.16           13,358      212.03                Full Year
  94.1
  94.2
   95       1,041,075      742,009        670,686      1.50                         0.00                Full Year
   96         154,540      506,851        483,311      1.21            3,000        0.10                Full Year
   97         473,766      491,782        471,864      1.47           19,918      262.08                Full Year
   98         516,339      517,039        469,339      1.22           47,700      300.00          Trailing Twelve Months
   99         731,000      586,792        521,776      1.37           65,016      301.00                Full Year
  100         532,685      526,402        472,322      1.23           54,080      260.00                Full Year
  101         507,108      484,580        453,800      1.24           30,780      228.00                Full Year
  102         201,698      392,572        370,740      1.19            2,790        0.10                Full Year
  103         346,060      368,294        357,094      1.23           11,200      200.00
  104         154,034      432,089        418,167      1.16           10,700        0.09          Annualized Most Recent
  105         270,095      552,979        527,050      1.51            6,045        0.15                Full Year
  106         163,252      436,964        412,817      1.17            2,408        0.15          Annualized Most Recent
  107         625,043      456,082        410,482      1.20           45,600      300.00          Trailing Twelve Months
  108               0      533,314        470,945      1.40           21,016        0.25
  109       2,836,976      739,103        596,060      1.62          143,043      687.71                Full Year
  110         452,593      433,400        399,434      1.25           33,966      306.00                Full Year
  111         702,419      436,360        397,230      1.23           39,130      301.00          Annualized Most Recent
  112         454,460      439,261        402,061      1.27           37,200      300.00          Trailing Twelve Months
  113       1,178,869      648,052        574,975      1.64           73,077      925.03                Full Year
  114         131,090      388,184        385,405      1.18            2,779        0.20
  115         324,364      438,779        390,779      1.27           48,000      300.00          Annualized Most Recent
  116               0      447,975        413,965      1.31            9,588        0.25
  117         321,451      414,609        376,209      1.24           38,400      300.00          Trailing Twelve Months
  118               0      486,937        427,612      1.39           20,139        0.25
  119           6,821      334,219        332,770      1.14            1,449        0.10
  120         180,986      458,638        388,409      1.35            6,123        0.15                Full Year
  121       1,045,912      612,043        545,725      1.51           66,318      736.87                Full Year
  122         465,722      680,746        615,081      1.75            7,159        0.15                Full Year
  123          67,772      359,675        343,450      1.21            2,104        0.15                Full Year
  124               0      285,000        285,000      1.23                0        0.00
  125       1,194,948      529,866        460,873      1.48           68,993      873.33                Full Year
  126         381,846      358,934        327,734      1.20           31,200      300.00          Trailing Twelve Months
  127          83,646      361,287        335,039      1.20            2,596        0.12                Full Year
  128         126,367      350,563        321,803      1.22            4,021        0.15                Full Year
  129               0      383,415        347,667      1.29           11,127        0.25
  130         179,888      425,971        398,340      1.52            9,107        0.17                Full Year
  131         249,577      308,554        303,676      1.20            4,878       18.00                Full Year
  132         276,729      317,179        306,331      1.46           10,848      226.00                Full Year
  133       1,120,018      473,157        409,430      1.51           63,727      732.49                Full Year
  134         181,744      334,871        318,861      1.60            1,655        0.10                Full Year
  135         307,784      325,586        287,186      1.20           38,400      300.00          Annualized Most Recent
  136          11,556      348,444        346,164      1.44            2,280        0.15
  137          41,414      292,798        288,432      1.20            1,636        0.15
  138         245,610      304,630        284,570      1.20           20,060      295.00          Trailing Twelve Months
  139         185,984      456,078        407,767      1.72           12,198        0.15                Full Year
  140         171,307      349,823        327,608      1.33            2,592        0.15          Annualized Most Recent
  141          22,118      253,165        251,492      1.09            1,674        0.15
  142         898,293      457,400        403,172      1.58           54,228      723.04          Trailing Twelve Months
  143         124,673      298,652        286,335      1.20            2,794        0.15          Annualized Most Recent
  144         298,576      313,738        282,538      1.24           31,200      300.00          Trailing Twelve Months
  145         720,138      407,533        362,426      1.45           45,107      704.80          Trailing Twelve Months
  146           7,954      389,761        309,622      1.36           56,692        0.20
  147         374,446      300,226        272,786      1.21           27,440      245.00                Full Year
  148         481,210      298,383        264,783      1.23           33,600      300.00          Trailing Twelve Months
  149         737,879      352,700        309,077      1.48           43,623      660.95          Trailing Twelve Months
  150         112,409      250,972        232,987      1.18            1,470        0.15          Annualized Most Recent
  151         734,805      400,976        355,545      1.60           45,431      797.04                Full Year
  152         212,382      228,810        225,130      1.36            3,680       10.00                Full Year
  153         177,753      280,127        260,698      1.38            9,031        0.37                Full Year
  154               0      272,080        248,293      1.30            7,224        0.25
  155          38,317      241,810        232,018      1.22            1,574        0.15
  156         108,575      263,907        242,502      1.29            5,574        0.10                Full Year
  157         236,912      253,781        224,981      1.20           28,800      300.00          Annualized Most Recent
  158       1,427,923      348,148        277,105      1.54           71,043      780.69                Full Year
  159           6,887      337,463        336,059      1.87            1,404        0.10
  160          74,474      359,184        334,169      1.95            4,249        0.10
  161         132,347      239,689        212,179      1.21            2,407        0.15          Annualized Most Recent
  162         469,739      300,234        269,435      1.38                         0.00          Annualized Most Recent
  163         115,258      195,078        188,416      1.16            1,979      164.90                Full Year
  164          68,115      192,807        188,407      1.15            4,400      200.00          Annualized Most Recent
  165         168,097      247,727        222,243      1.35            5,069        0.15                Full Year
  166         127,432      212,584        209,084      1.36            3,500       50.00                Full Year
  167           7,166      231,711        219,127      1.52            6,345        0.27
  168           9,266      260,426        232,578      1.58           14,700        0.63
  169         274,936      219,731        170,667      1.20            6,744        0.15          Annualized Most Recent
  170          57,093      182,990        160,524      1.19            6,983        0.35          Annualized Most Recent
  171         141,396      169,763        161,470      1.30            8,292       21.10          Annualized Most Recent
  172          93,493      137,117        126,917      1.20           10,200      300.00          Trailing Twelve Months
  173          95,333      150,441        148,126      1.29            2,315       11.69          Annualized Most Recent
  174         235,976      147,410        132,410      1.30           15,000      300.00          Trailing Twelve Months
  175         198,867      163,277        132,827      1.22           30,450      525.00          Annualized Most Recent
  176          30,724      137,541        124,528      1.20            2,607        0.15                Full Year
  177         326,555      140,108        117,358      1.20           22,750      250.00          Trailing Twelve Months
  178               0      140,577        127,960      1.29            3,865        0.25
  179          15,888      119,935        115,575      1.27              816        0.17
  180         476,761      126,761        106,299      1.58            4,875        0.20          Annualized Most Recent

                    MOST               MOST         MOST              FULL               FULL        FULL
                   RECENT             RECENT       RECENT             YEAR               YEAR        YEAR
SEQUENCE          END DATE             NOI          NCF             END DATE             NOI          NCF
------------------------------------------------------------------------------------------------------------

   1             10/31/2006        197,747,703  197,747,703        12/31/2005        189,399,017  189,399,017
  1.1            10/31/2006         19,364,825   19,364,825        12/31/2005         21,208,805   21,208,805
  1.2            10/31/2006         20,383,775   20,383,775        12/31/2005         19,129,777   19,129,777
  1.3            10/31/2006         15,474,857   15,474,857        12/31/2005         15,503,742   15,503,742
  1.4            10/31/2006         16,104,255   16,104,255        12/31/2005         14,956,393   14,956,393
  1.5            10/31/2006         15,405,541   15,405,541        12/31/2005         15,571,132   15,571,132
  1.6            10/31/2006          9,838,198    9,838,198        12/31/2005          8,931,513    8,931,513
  1.7            10/31/2006          8,575,097    8,575,097        12/31/2005          7,998,450    7,998,450
  1.8            10/31/2006         10,562,260   10,562,260        12/31/2005          8,344,605    8,344,605
  1.9            10/31/2006          6,834,261    6,834,261        12/31/2005          6,448,792    6,448,792
  1.10           10/31/2006          4,633,934    4,633,934        12/31/2005          5,179,810    5,179,810
  1.11           10/31/2006          3,739,160    3,739,160        12/31/2005          2,523,151    2,523,151
  1.12           10/31/2006          2,887,632    2,887,632        12/31/2005          2,854,046    2,854,046
  1.13           10/31/2006          4,327,320    4,327,320        12/31/2005          3,856,832    3,856,832
  1.14           10/31/2006          3,183,144    3,183,144        12/31/2005          3,370,749    3,370,749
  1.15           10/31/2006          3,554,775    3,554,775        12/31/2005          2,901,808    2,901,808
  1.16           10/31/2006          2,900,420    2,900,420        12/31/2005          2,996,736    2,996,736
  1.17           10/31/2006          2,153,661    2,153,661        12/31/2005          1,354,073    1,354,073
  1.18           10/31/2006          9,108,594    9,108,594        12/31/2005          8,580,474    8,580,474
  1.19           10/31/2006         21,711,497   21,711,497        12/31/2005         20,866,819   20,866,819
  1.20           10/31/2006         17,004,497   17,004,497        12/31/2005         16,821,310   16,821,310
   2             9/30/2006          25,741,572   25,741,572        12/31/2005         20,196,384   20,196,384
   3             12/31/2005          9,796,482    8,836,917        12/31/2004          8,772,418    8,292,853
   4             8/31/2006           9,205,114    9,205,114        12/31/2005          9,499,529    9,499,529
   5             12/31/2006         12,750,897   12,750,897        12/31/2005         10,441,627   10,441,627
   6             10/31/2006         10,655,960   10,655,960        12/31/2005         10,520,481   10,520,481
   7             9/30/2006           9,782,350    9,782,350        12/31/2005          9,486,731    9,486,731
   8             6/30/2006           5,017,568    5,017,568        12/31/2005          4,734,729    4,734,729
   9              2/1/2006           5,155,700    5,155,700         2/1/2005           5,399,174    5,399,174
   10            10/31/2006          8,090,269    8,090,269        12/31/2005          8,050,900    8,050,900
   11            12/31/2006          6,679,219    6,679,219        12/31/2005          5,824,890    5,824,890
   12
  12.1
  12.2
   13            12/31/2006          3,617,863    3,617,863        12/31/2005          3,714,875    3,714,875
   14            12/31/2006          4,617,320    3,999,848        12/31/2005          3,880,212    3,281,716
   15            12/31/2006          4,158,022    4,158,022        12/31/2005          4,076,355    4,076,355
   16     12/31/2006 & 11/30/2006    3,662,987    3,662,987  7/31/2006 & 12/31/2005    3,571,850    3,571,850
  16.1
  16.2
   17
   18            12/31/2006          3,142,435    3,142,435        12/31/2005          3,322,125    3,322,125
   19            12/31/2006          2,923,124    2,923,124        12/31/2005          3,023,671    3,023,671
   20            10/31/2006          2,522,482    2,522,482        12/31/2005          2,572,752    2,572,752
   21            12/31/2006          2,477,458    2,477,458        12/31/2005          2,493,930    2,493,930
   22            12/31/2006          2,648,684    2,648,684        12/31/2005          2,553,154    2,553,154

   23
  23.1
  23.2
   24
   25
  25.1
  25.2
   26             9/6/2006           1,743,712    1,743,712        12/31/2005          1,480,479    1,480,479
   27            12/31/2006          1,892,399    1,892,399        12/31/2005          1,809,466    1,809,466
  27.1
  27.2
  27.3
  27.4
  27.5
  27.6
  27.7
  27.8
  27.9
 27.10
 27.11
   28            11/1/2006           1,601,411    1,601,411        12/31/2005          1,560,450    1,560,450
   29            12/31/2006          1,515,258    1,515,258        12/31/2005          1,111,844    1,111,844
   30            3/28/2007           1,765,527    1,765,527        12/31/2006          1,635,093    1,635,093
   31            12/31/2006          2,093,171    2,093,171        12/31/2005          2,015,793    2,015,793
   32            9/30/2006           2,288,327    2,288,327        12/31/2005          2,279,338    2,279,338
   33            12/31/2006          2,379,681    2,362,814        12/31/2005          2,455,754    2,455,754
   34            12/31/2006          1,555,405    1,525,783
   35            12/31/2006          1,360,696    1,360,696        12/31/2005            707,891      707,891
  35.1
  35.2
  35.3
   36            12/31/2006          2,013,414    2,013,414        12/31/2005          1,597,696    1,597,696
   37            12/31/2006            592,634      592,634        12/31/2005            435,795      425,253
   38            11/30/2006          1,124,680    1,124,680        12/31/2005          1,056,731    1,056,731
   39            11/30/2006          1,007,869    1,007,869        12/31/2005            959,549      959,549
   40            12/31/2006          1,028,253    1,028,253
   41            12/31/2006          1,033,745    1,033,745
   42
   43
   44            12/31/2006          1,096,070    1,096,070        12/31/2005            993,351      993,351
   45            12/31/2006          1,582,294    1,582,294        12/31/2005          1,445,177    1,445,177
   46
   47
   48            12/31/2006          1,083,358    1,083,358        12/31/2005          1,081,081    1,081,081
   49            12/31/2006          1,006,927    1,006,927        12/31/2005            958,687      958,687
   50            3/31/2007             799,904      781,149        12/31/2006            874,958      785,238
   51            12/31/2006            788,793      788,793        12/31/2005            713,277      713,277
   52            12/31/2006          1,336,493    1,235,879        12/31/2005            856,991      623,090
   53
   54
   55            12/31/2006          1,136,593    1,030,909        12/31/2005          1,175,461    1,067,040
   56            2/28/2007           1,181,796    1,181,796
   57            12/31/2006            898,600      822,653        12/31/2005            870,059      766,999
   58            9/30/2006             692,493      692,493        12/31/2005            634,918      634,918
  58.1
  58.2
  58.3
  58.4
   59            12/31/2006            864,120      864,120        12/31/2005            788,018      788,018
   60            12/31/2006            786,905      786,905        12/31/2005            517,981      517,981
   61            12/31/2006            865,257      865,257        12/31/2005            878,042      878,042
   62
   63            2/28/2007             640,194      606,818        12/31/2006            644,623      516,609
   64            12/31/2006            328,074      317,882        12/31/2005            314,719      314,719
  64.1
  64.2
  64.3
  64.4
   65            12/31/2006            979,360      907,433        12/31/2005            949,370      947,355
   66            12/31/2006            839,484      839,484        12/31/2005            816,767      816,767
   67            2/28/2007             725,610      725,610        12/31/2006            571,027      571,027
   68            12/31/2006            556,726      556,726
   69            12/31/2006          2,501,455    2,501,455        12/31/2005          2,479,016    2,479,016
   70            12/31/2006            804,519      804,519        12/31/2005            770,844      770,844
   71            9/30/2006             780,078      738,318        12/31/2005            635,803      505,881
   72            8/31/2006           1,130,054    1,130,054        12/31/2005          1,044,246    1,044,246
   73            12/31/2006            740,050      740,050        12/31/2005            709,286      709,286
   74
   75            12/31/2006            758,427      758,427        12/30/2005            727,096      727,096
   76            1/31/2007             812,023      812,023        12/31/2006            778,993      778,993
   77
   78            12/31/2006          1,509,888    1,509,888
   79
   80
   81            12/31/2006          2,001,194    1,916,198        12/31/2005          1,600,254    1,515,254
   82            12/31/2006            680,234      680,716        12/31/2005            560,739      555,892
   83            9/30/2006             649,331      311,643        12/31/2005            540,552       15,307
   84            2/28/2007             808,615      808,615        12/31/2006            760,164      760,164
   85            2/28/2007             518,182      518,182        12/31/2006            374,964      374,964
   86            12/31/2006            851,112      851,112        12/31/2005            673,960      673,960
   87            12/31/2006            745,314      745,314        12/31/2005            698,148      698,148
   88            2/28/2007             415,530      415,530        12/31/2006            179,544      157,988
   89
   90            12/31/2006            831,292      713,926         6/30/2006            847,154      847,154
   91            12/31/2006            393,122      377,456        12/31/2005            364,066      318,793
   92            9/30/2006             582,073      117,937        12/31/2005            544,007      215,779
   93            1/31/2007             666,669      648,890        12/31/2006            661,809      644,030
   94            12/31/2006            499,780      499,780        12/31/2005            449,384      449,384
  94.1
  94.2
   95            12/31/2006            858,774      841,475        12/31/2005            826,102      803,792
   96            12/31/2006            458,690      458,690        12/31/2005            433,073      433,073
   97            12/31/2006            484,896      484,896        12/31/2005            495,119      495,119
   98            2/28/2007             549,869      520,071        12/31/2006            556,594      516,137
   99            12/31/2006            556,263      513,161        12/31/2005            436,821      392,951
  100            12/31/2006            573,094      506,650        12/31/2005            539,560      480,838
  101            12/31/2006            488,720      488,720        12/31/2005            429,909      429,909
  102            12/31/2006            420,471      420,471        12/31/2005            413,749      413,749
  103                                        0            0                                    0            0
  104            10/7/2006             457,105      457,105        12/31/2005            438,827      438,827
  105            12/31/2006            347,073      347,073
  106            12/31/2006            168,849      161,839
  107            9/30/2006             468,293      413,275        12/31/2005            462,117      424,012
  108                                        0            0                                    0            0
  109            12/31/2006            955,372      955,372        12/31/2005            761,348      761,348
  110            12/31/2006            425,705      339,098        12/31/2005            418,494      366,762
  111            2/28/2007             458,084      366,181        12/31/2006            388,922      298,870
  112            9/30/2006             445,297      379,881        12/31/2005            389,239      285,451
  113            12/31/2006            773,225      730,883        12/31/2005            651,232      651,232
  114
  115            3/30/2007             539,420      539,420
  116                                                                                          0            0
  117            9/30/2006             430,971      403,756        12/31/2005            357,402      312,769
  118                                                                                          0            0
  119                                                                                          0            0
  120            12/31/2006             87,419       87,419
  121            12/31/2006            725,803      685,681        12/31/2005            676,104      626,530
  122            12/20/2006            694,582      694,582        12/31/2005            635,167      635,167
  123            12/31/2006            356,820      356,820        12/31/2005             97,499       97,499
  124                                                                                          0            0
  125            12/31/2006            592,271      592,271        12/31/2005            487,336      487,336
  126            9/30/2006             355,490      279,766        12/31/2005            395,872      292,329
  127            12/31/2006            458,970      458,970        12/31/2005            367,601      367,601
  128            12/31/2006            273,273      273,273        12/31/2005            137,685      137,685
  129                                                                                          0            0
  130            12/31/2006            322,565      322,271        12/31/2005            165,152      155,152
  131            12/31/2006            268,796      268,796        12/31/2005            202,146      202,146
  132            12/31/2006            308,937      308,937        12/31/2005            307,562      307,562
  133            12/31/2006            462,911      462,911        12/31/2005            426,181      426,181
  134            12/31/2006            361,898      361,898                                    0            0
  135            3/30/2007             421,622      421,622
  136
  137
  138            10/31/2006            340,193      340,193        12/31/2005            318,391      310,136
  139            12/31/2006            444,356      444,356        12/31/2005            417,305      417,305
  140            3/31/2007             246,903      246,903        12/31/2006            120,768      109,768
  141
  142            1/31/2007             440,392      440,392        12/31/2006            442,517      442,517
  143            2/28/2007             264,163      264,163        12/31/2006            197,088      197,088
  144            2/28/2007             340,264      308,386        12/31/2006            344,871      314,834
  145            11/30/2006            477,889      477,889        12/30/2004            305,066      305,066
  146                                                                                                       0
  147            12/31/2006            315,522      213,187        12/31/2005            292,084      228,531
  148            2/28/2007             334,438      314,090        12/31/2006            312,067      296,268
  149            2/28/2007             367,276      367,276        12/31/2006            377,239      377,239
  150            12/31/2006            140,022      140,022
  151            12/31/2006            494,703      494,703        12/31/2005            365,286      365,286
  152            12/31/2006            284,254      284,254        12/31/2005            270,808      270,808
  153            12/31/2006            246,854      246,854        12/31/2005            245,815      245,815
  154                                                                                          0            0
  155
  156            12/31/2006            209,959      209,959        12/31/2005            138,139      138,139
  157            3/31/2007             277,550      277,550
  158            12/31/2006            380,604      337,749        12/31/2005             42,650       42,650
  159                                                                                                       0
  160
  161            3/31/2007             329,673      269,673        12/31/2006            252,960      244,023
  162            12/31/2006            350,373      350,373        12/31/2005            781,427      781,427
  163            12/31/2006            211,337      211,337        12/31/2005            187,359      187,359
  164            2/28/2007             168,653      168,653        12/31/2006             59,097       59,097
  165            12/31/2006            300,739      291,065        12/31/2005            280,740      270,249
  166            12/31/2006            186,027      186,027        12/31/2005            143,831       89,039
  167                                                                                          0            0
  168
  169            2/28/2007             266,634      266,634        12/31/2006            211,890      211,890
  170            1/31/2007             178,591      178,591        12/31/2006            169,550      169,550
  171            1/31/2007             194,448      194,448        12/31/2006            155,185      155,185
  172            9/30/2006             110,232       86,940         2/1/2005             125,431       60,007
  173            10/31/2006            159,466      159,466
  174            9/30/2006             170,110      105,740        12/31/2005            131,744       63,508
  175            11/30/2006            178,657      178,657        12/31/2005            166,431      166,431
  176            12/31/2006            141,320      135,924        12/31/2005            144,091      129,783
  177            2/28/2007             123,539       58,908        12/31/2006            121,461       84,279
  178                                                                                          0            0
  179                                                                                          0            0
  180            11/30/2006            185,005      185,005        12/31/2005            182,789      182,789

                                                                       LARGEST
                                                              LARGEST   TENANT   LARGEST
                                                               TENANT    % OF     TENANT
                                                               LEASED   TOTAL     LEASE
SEQUENCE  LARGEST TENANT                                         SF     SF(16)  EXPIRATION
------------------------------------------------------------------------------------------

    1
   1.1    Fulbright & Jaworski                                127,804    18.8%  6/30/2015
   1.2    GSA - Department Of Defense                         524,867    58.0%  4/30/2008
   1.3    Wells Fargo Bank NA                                 128,421    13.6%  9/30/2008
   1.4    Commodity Future                                    161,785    22.7%  9/30/2015
   1.5    Booz Allen Hamilton                                 408,591    55.9%  12/31/2010
   1.6    Infospace                                           130,826    27.6%  2/28/2013
   1.7    Expedia                                             265,713    57.4%  9/30/2009
   1.8    HDR Engineering                                      54,290    11.7%  12/31/2012
   1.9    US Bank National                                     45,784     9.8%  12/31/2013
  1.10    DHS - GS-11B-01687                                   55,043    18.7%  5/31/2009
  1.11    SunTrust Bank                                        57,333    17.4%  11/30/2014
  1.12    Fiserv Seattle                                       36,940    14.7%  7/31/2008
  1.13    GSA-Department of Justice                            69,524    42.4%  1/31/2008
  1.14    High Tech Institute                                  31,244    11.3%  8/31/2014
  1.15    XO Communications                                   167,495    77.4%  11/30/2007
  1.16    New York Times                                       22,145    21.5%  12/31/2009
  1.17    Serena Software                                      28,803    19.3%  1/31/2012
  1.18    BAE Systems                                          73,300    19.3%  5/31/2014
  1.19    College Entrance Exam                                70,834     9.3%  9/30/2009
  1.20    Perkins Coie                                        282,592    26.2%  12/31/2011
    2     NYU Hospitals Center                                163,741    17.7%  9/30/2013
    3     Cornell University                                  106,055    16.6%  3/31/2018
    4
    5     Express                                              17,211     5.6%     MTM
    6     United Illuminating Company                         217,767    46.7%  6/14/2012
    7     Regal                                                75,000    19.1%  10/1/2021
    8     Trattoria Dell'Arte                                  11,006     6.9%  8/31/2028
    9     Merrill Lynch                                        50,154     9.7%  8/31/2012
   10     Oracle USA, Inc.                                    242,107    49.9%  3/31/2014
   11     AMC Theatre / American Multi                         94,774    20.6%  6/30/2019
   12
  12.1    New Breed                                           520,654    63.8%  3/31/2012
  12.2    Federated Corporate Services                        258,802    49.1%  3/31/2008
   13     Kohl's Department                                    86,584    18.9%  1/31/2022
   14
   15     Dick's Sporting Goods                                45,000    17.1%  1/31/2017
   16
  16.1    Italian Longhorm                                      2,017     1.9%  9/19/2011
  16.2
   17     Gordman's                                            60,000    27.6%  10/31/2016
   18     Publix SuperMarket                                   51,420    15.9%  1/31/2015
   19     J.C.Penney Company                                   50,000    17.7%  8/31/2007
   20     News America Inc. (NY Post)                         698,790    45.0%  9/29/2092
   21     Best Buy                                             45,504    26.4%  1/31/2017
   22     Kohl's Department                                    86,584    25.8%  1/31/2022
   23
  23.1    Walgreens                                            15,750   100.0%  10/31/2080
  23.2    Eckerd                                               13,824   100.0%  8/21/2024
   24     Walgreens                                            15,660   100.0%   5/1/2031
   25
  25.1    Perry Drug Stores, Inc.                              11,180   100.0%  5/30/2019
  25.2    Rite Aid of Michigan, Inc.                           11,180   100.0%  9/30/2018
   26
   27
  27.1    Central Florida Press                                76,564   100.0%  9/30/2011
  27.2    Central Florida Press                                76,225   100.0%  9/30/2011
  27.3    Heyder Florida dba Pictures                          57,480   100.0%  10/31/2008
  27.4    Specialty Products                                   20,500    40.6%  11/30/2007
  27.5    Dimensions Cabinetry                                 16,000    31.9%  2/28/2008
  27.6    Adelphia Cable                                       25,000    52.4%     MTM
  27.7    Arata Expositions                                    46,850   100.0%  12/31/2010
  27.8    John W Kennedy                                       26,560    61.0%  4/30/2013
  27.9    Air Traffic Services Inc                             37,865   100.0%  6/30/2011
  27.10   Cinnabar Florida Inc                                 33,120   100.0%  8/31/2009
  27.11   Cinnabar Florida Inc                                 15,338   100.0%  8/31/2009
   28
   29     Lawyers Choice Suites                                17,134    18.2%  12/31/2013
   30
   31     Beall's Dept. Store                                  66,700    35.2%  4/30/2014
   32     Buffets Holdings, Inc.                               89,165    89.8%  12/31/2020
   33     CSG Systems, Inc.                                   100,722    45.7%  8/31/2012
   34
   35
  35.1    Crystal Geyser Water Co.                             46,200    25.4%  12/31/2009
  35.2    Kern Surgical Supply                                 57,294    47.0%  4/30/2009
  35.3    MOR Furniture                                        57,682    26.2%   8/9/2011
   36     Ross Dress for LE Ross Stores                        30,038    15.8%  1/31/2012
   37     Shop 'n Save                                         53,774    35.2%  9/30/2021
   38
   39
   40     HH Gregg Appliances                                  30,110    28.1%  10/31/2015
   41     Acme                                                 52,843    53.6%  8/31/2021
   42                                                               0
   43     Clarient Inc                                         78,365   100.0%  11/30/2015
   44     Michael's Stores                                     23,910    26.5%  2/28/2011
   45
   46     Albertsons                                           52,443    61.9%   3/1/2032
   47     Daimler Chrysler Corporation                        116,667   100.0%   3/1/2016
   48     Grand 14 D'Iberville/Southern                        59,533   100.0%  12/31/2025
   49
   50
   51     Parkway Foods                                        14,928    11.1%  3/31/2022
   52     World Insurance                                      56,472    47.3%  5/31/2013
   53     Vicor, Inc.                                          21,667    27.3%  1/31/2013
   54
   55
   56
   57
   58
  58.1
  58.2
  58.3
  58.4
   59     Montefiore Medical Center                            15,950    80.4%  1/13/2013
   60     Prime Engineering                                    29,010    26.8%  5/31/2011
   61     CVS Pharmacy Inc                                     12,739    25.7%  3/31/2021
   62     Marsh Supermarket                                    64,862   100.0%  11/21/2026
   63
   64
  64.1    Rhode Island Hospital                                 7,870    57.2%  10/31/2016
  64.2    Hanson Curran, LLP                                    9,600    40.0%  12/31/2009
  64.3    Fox Title & Closing                                   2,700    20.0%  2/28/2012
  64.4    Japanese Acupuncture                                  4,400    42.7%  1/31/2010
   65     Winn Dixie #439                                      60,522    70.5%  12/1/2019
   66     99 cents Only Store                                  18,000    27.4%  1/31/2009
   67
   68
   69
   70
   71
   72     GSA- MAGLOCLEN                                       23,868    18.8%  8/31/2011
   73     Safeway                                              42,678    68.0%   3/2/2019
   74     Parkway Chevrolet                                    77,000   100.0%  8/31/2026
   75     Houseworks Inc.                                       8,491    27.6%  6/30/2012
   76
   77     Remy International                                  143,500   100.0%  11/30/2020
   78
   79     Boise Building Solutions Distribution                90,000   100.0%  3/30/2022
   80     Marsh Supermarket                                    63,815   100.0%  10/31/2026
   81
   82     Stantec Consulting                                   31,190    51.5%  9/30/2013
   83
   84
   85     131 Main, LLC                                         5,553    13.1%  9/30/2024
   86     Rite Aid                                             14,770    38.7%   3/1/2025
   87     Pay Less Drug Stores NW, Inc.                        22,645    37.8%  5/31/2017
   88     Fujiyama                                              8,000    19.7%  6/30/2011
   89     Best Buy                                             71,113   100.0%  1/31/2017
   90
   91     Ronald H. McCombs, DDS                                4,137    13.9%  12/31/2013
   92
   93
   94
  94.1
  94.2
   95
   96     Fashion Bug                                           8,160    27.2%  4/30/2011
   97
   98
   99
   100
   101
   102    GSA-Social Security Administration                   27,900   100.0%  12/2/2013
   103
   104    Albertsons, Inc.                                     51,034    40.9%  10/31/2020
   105    Champion Gymnastics                                  15,870    39.4%  12/1/2018
   106    Mattress Giant Corp.                                  4,454    27.7%  8/31/2011
   107
   108    Marsh store 47                                       84,064   100.0%  10/31/2026
   109
   110
   111
   112
   113
   114    Hardware                                              7,507    54.0%  2/28/2010
   115
   116    Lobill's store 331                                   38,448   100.0%  10/31/2026
   117
   118    Marsh Supermarket                                    80,556   100.0%  10/31/2026
   119    Walgreen's - Gaylord, MI                             14,490   100.0%  1/31/2032
   120    Carlson Group                                        20,575    50.4%  1/31/2014
   121
   122    AMBIA Enduring Architecture                          13,356    28.0%  12/31/2014
   123    Helzberg Diamond Shops Inc.                           4,500    32.1%  1/31/2016
   124    Bank of America                                       8,700   100.0%   4/1/2026
   125
   126
   127    Kotura Inc.                                          22,250   100.0%  8/31/2011
   128    Joe's Grill                                           4,800    17.9%  3/21/2010
   129    Lobill's store 329                                   44,506   100.0%  10/31/2026
   130    Goodwill                                             22,407    41.8%  8/31/2014
   131
   132
   133
   134    Verizon Wireless                                      2,700    16.3%  7/31/2010
   135
   136    Walgreen Co.                                         15,120   100.0%  1/31/2061
   137    Eckerd                                               10,908   100.0%   3/2/2020
   138
   139    Deseret Industries                                   12,844    15.8%  8/31/2007
   140    U.S. TelePacific Corp.                               13,056    75.8%  7/31/2013
   141    Rite Aid Corporation                                 11,157   100.0%  3/31/2027
   142
   143    Franciscan Medical                                   12,261    65.8%  4/30/2015
   144
   145
   146    International Filing Company                        283,458   100.0%  2/14/2027
   147
   148
   149
   150    HP Interiors                                          4,134    42.2%   2/2/2011
   151
   152
   153    Merrill Lynch, Pierce, Fenner & Smith Incorporated    3,405    13.8%  10/31/2015
   154    Lobill's store 343                                   28,747   100.0%  10/31/2026
   155    Gott, Goldrath & Troy, S.C.                          10,493   100.0%  12/31/2019
   156    ABC Glass, Inc.                                      16,522    29.6%  10/31/2011
   157
   158
   159    Walgreen's - North Hollywood, CA                     14,043   100.0%  1/31/2032
   160    Absolute Metals, LLC                                 13,836    32.6%  12/31/2009
   161    Dr. H. Lynn                                           2,300    14.3%  1/31/2011
   162
   163    Chipotle                                              2,614    19.8%  4/30/2009
   164
   165    Children's Choice Academy                             4,000    11.8%  11/30/2010
   166
   167    OfficeMax - Porterville, CA                          23,500   100.0%  9/17/2012
   168    Office Depot, Inc.                                   23,500   100.0%  10/31/2013
   169    Premier Executive Business Center                    13,816    30.7%  2/28/2010
   170    CATO                                                  4,800    24.1%  1/31/2012
   171
   172
   173
   174
   175
   176    Shock Metal America, Inc.                            12,703    73.1%  12/31/2011
   177
   178    Lobill's store 326                                   15,459   100.0%  10/31/2026
   179    Starbucks                                             1,800    37.5%  2/28/2017
   180    Long's Drug                                          18,403    75.5%  2/29/2024

                                                                 SECOND
                                                       SECOND   LARGEST    SECOND
                                                       LARGEST   TENANT   LARGEST
                                                       TENANT     % OF     TENANT
                                                       LEASED    TOTAL     LEASE
SEQUENCE  SECOND LARGEST TENANT                          SF        SF    EXPIRATION
-------------------------------------------------------------------------------------

    1
   1.1    Shearman & Sterling                           94,875    14.0%   3/31/2016
   1.2    Polk GS                                      130,624    14.4%   3/31/2015
   1.3    King County                                   98,017    10.4%   7/31/2007
   1.4    Jackson & Campbell                            44,309     6.2%   5/31/2010
   1.5    Booz Allen Hamilton                          180,000    24.6%   1/31/2012
   1.6    Keybank National Association                 103,701    21.9%   7/31/2010
   1.7    Sierra Entertainment                         128,040    27.6%   2/28/2010
   1.8    Oracle USA                                    30,735     6.6%   3/31/2009
   1.9    Business Service Center                       35,759     7.7%   3/31/2009
  1.10    GSA - GS-11B-01808                            47,198    16.0%   2/28/2011
  1.11    HQ Global Workplaces                          21,410     6.5%   3/31/2011
  1.12    Orrtax Software                               33,411    13.3%   9/30/2013
  1.13    American Hospital Association                 39,492    24.1%   8/31/2014
  1.14    John L Scott Real Estate Service              26,683     9.6%   4/30/2014
  1.15    Stanley Martin                                28,906    13.4%   1/31/2016
  1.16    Williams Companies                            12,550    12.2%   3/31/2009
  1.17    Barclay Dean                                  13,148     8.8%   8/31/2012
  1.18    Federal Network Systems                       42,802    11.2%  11/30/2008
  1.19    Pfizer, Inc.                                  62,974     8.2%   9/30/2009
  1.20    Washington Mutual Bank                       181,103    16.8%  12/31/2010
    2     Segal                                        157,947    17.1%  12/31/2009
    3     Boies, Schiller & Flexner                     65,045    10.2%   6/30/2019
    4
    5     Abercrombie & Fitch                           12,502     4.1%  12/31/2011
    6     General Services Administration (GSA)         94,085    20.2%  11/19/2012
    7     Sports Authority                              52,250    13.3%   3/31/2022
    8     American Tax Institute                         5,900     3.7%   6/30/2007
    9     Allstate                                      37,711     7.3%  10/31/2007
   10     Ryan Companies US, Inc.                       88,330    18.2%   7/31/2015
   11     Jo - Ann Fabrics / FCA of Ohio, Inc           46,000    10.0%   1/31/2011
   12
  12.1
  12.2    H&M                                          129,544    24.6%   2/28/2011
   13     Belks                                         65,927    14.4%    2/1/2015
   14
   15     Circuit City                                  33,413    12.7%   1/31/2023
   16
  16.1    Dance Zone                                     1,665     1.6%   4/30/2009
  16.2
   17     Cinemark                                      59,386    27.3%   6/30/2021
   18     Bed Bath & Beyond                             40,000    12.3%   1/31/2010
   19     Toys R Us                                     48,134    17.1%   1/31/2008
   20     Federal Express                              447,212    28.8%   6/30/2027
   21     Linens N Things                               35,000    20.3%   1/31/2012
   22     Hobby Lobby                                   53,000    15.8%   1/31/2011
   23
  23.1
  23.2
   24
   25
  25.1
  25.2
   26
   27
  27.1
  27.2
  27.3
  27.4    A-One-A Produce and Provisions                20,000    39.6%   9/30/2010
  27.5    Universal Truck and Part Sales                12,111    24.1%   4/30/2008
  27.6    Birmingham Vending Co                         16,027    33.6%   2/28/2008
  27.7
  27.8    Florida Wire and Rigging                       6,180    14.2%  10/31/2007
  27.9
  27.10
  27.11
   28
   29     Self Help Ventures Fund                        8,637     9.2%   8/31/2009
   30
   31     Petsmart, Inc                                 26,020    13.7%   5/31/2014
   32
   33     Convergys Customer Mgt.                       60,429    27.4%  12/31/2013
   34
   35
  35.1    JoRonco Rentals                               35,800    19.7%   7/14/2011
  35.2    Old West Ceramics                             33,474    27.5%  10/31/2010
  35.3    Material Control                              35,800    16.3%   9/30/2015
   36     Michaels Stores                               20,400    10.7%   2/28/2011
   37     Walgreens                                     14,820     9.7%    3/7/2080
   38
   39
   40     Wild Wings                                     7,295     6.8%   8/31/2015
   41     Dollar Tree                                    8,400     8.5%  12/31/2010
   42
   43
   44     Bed, Bath & Beyond                            20,627    22.8%   1/31/2013
   45
   46     Tarbell Financial Corporation                  5,074     6.0%    1/1/2014
   47
   48
   49
   50
   51     Lehigh Valley Physical Therapy                12,605     9.3%   6/30/2009
   52     Alegent Health                                30,280    25.4%   1/15/2010
   53     American Medical Response                      5,088     6.4%    4/8/2012
   54
   55
   56
   57
   58
  58.1
  58.2
  58.3
  58.4
   59     New Prime Care LLC                             3,500    17.6%   9/15/2010
   60     Harbor Payments                               23,536    21.7%   7/31/2008
   61     Ruby Tuesday                                   5,580    11.3%  12/31/2021
   62
   63
   64
  64.1    University Medicine                            5,890    42.8%  10/31/2016
  64.2    Kelly, Kelleher, Reilly & Simpson              4,800    20.0%  12/31/2008
  64.3    F. Moore McLaughlin                            2,700    20.0%  11/30/2009
  64.4    One Custom House Restaurant                    2,600    25.2%   5/31/2012
   65     HOBBYTOWN USA                                  3,500     4.1%  11/30/2010
   66     Bank One                                      11,050    16.8%   9/30/2012
   67
   68
   69
   70
   71
   72     Magellan Behavioral Health                    15,290    12.0%   1/31/2009
   73     Chinese Combo Express                          3,501     5.6%   1/31/2011
   74
   75     CIBO/Vapour Restaurant                         8,407    27.3%   6/30/2008
   76
   77
   78
   79
   80
   81
   82     County of Riverside                           27,131    44.8%   1/31/2012
   83
   84
   85     Peoples Bank                                   3,100     7.3%   1/31/2012
   86     Round Table Pizza                              3,900    10.2%   5/31/2008
   87     Only $1.00 Superstore                          8,000    13.4%   1/31/2008
   88     Simply Uniforms                                5,000    12.3%   3/31/2012
   89
   90
   91     David Crouch, DDS                              4,056    13.7%   8/31/2013
   92
   93
   94
  94.1
  94.2
   95
   96     Famous Footwear                                7,080    23.6%   2/28/2011
   97
   98
   99
   100
   101
   102
   103
   104    Hilltop Bingo                                 17,000    13.6%   7/31/2008
   105    LLJ Corporation                                4,200    10.4%    4/1/2012
   106    Gulfcoast Realty & Associates Inc.             3,200    19.9%  12/31/2016
   107
   108
   109
   110
   111
   112
   113
   114    Nail Salon                                     1,192     8.6%  12/31/2013
   115
   116
   117
   118
   119
   120    Greek Islander Restaurant, Inc.               12,484    30.6%   4/30/2012
   121
   122    Smith Barney                                   6,514    13.7%  12/31/2008
   123    Payless Shoesource Inc                         3,526    25.1%   3/31/2011
   124
   125
   126
   127
   128    Kid's Kloset                                   3,200    11.9%   5/31/2009
   129
   130    D&B Distributing                               8,896    16.6%   2/28/2012
   131
   132
   133
   134    New Cingular Wireless PCS, LLC                 2,500    15.1%  10/31/2011
   135
   136
   137
   138
   139    Razzle Dazzle College                         12,392    15.2%   9/30/2011
   140    Aaron Reeves, DMD & Patrick Creevan, DDS       4,172    24.2%  12/14/2016
   141
   142
   143    Youngren Medical Enterprises                   2,048    11.0%   4/30/2017
   144
   145
   146
   147
   148
   149
   150    AAA Auto Club, South, Inc.                     2,833    28.9%   3/31/2011
   151
   152
   153    Randall S. Zunker d/b/a Salon 580              2,252     9.1%   5/31/2008
   154
   155
   156    Tony Caranica dba Turnkey Building Products    9,241    16.6%   4/30/2009
   157
   158
   159
   160    Auto Body (Kitapszyran)                        7,933    18.7%   3/31/2012
   161    Corradino Lalli                                2,100    13.1%   2/28/2015
   162
   163    Don's Cleaners                                   866     6.6%   5/31/2010
   164
   165    Nick's Sports Bar                              3,780    11.2%   6/30/2011
   166
   167
   168
   169    Nextel WIP Lease Corporation                   5,043    11.2%   4/30/2008
   170    Best-Way Rent To Own                           4,000    20.1%   6/30/2010
   171
   172
   173
   174
   175
   176    W.M. Schlosser Company, Inc.                   4,676    26.9%   9/30/2008
   177
   178
   179    Firehouse Subs                                 1,650    34.4%  11/30/2011
   180    Nobu Japanese Restaurant                       5,821    23.9%   1/31/2009

                                                                             THIRD
                                                                    THIRD   LARGEST     THIRD
                                                                   LARGEST   TENANT    LARGEST
                                                                    TENANT    % OF     TENANT     % OF
                                                                    LEASED   TOTAL      LEASE     LOAN   % OF
SEQUENCE  THIRD LARGEST TENANT                                        SF       SF    EXPIRATION  GROUP   POOL
-------------------------------------------------------------------------------------------------------------

    1                                                                                            14.9%  12.4%
   1.1    Edison Electric Institute                                 76,793    11.3%   7/31/2015   2.3%   1.9%
   1.2    Polk GSA - Army Material Comma                            76,332     8.4%   3/31/2014   1.8%   1.5%
   1.3    Moss Adams                                                86,017     9.1%  11/30/2016   1.7%   1.4%
   1.4    AT&T Corp.                                                32,017     4.5%  12/31/2010   1.6%   1.3%
   1.5    Booz Allen Hamilton                                      125,646    17.2%   6/30/2014   1.3%   1.1%
   1.6    Symetra Financial Corporation                             71,531    15.1%   7/31/2015   0.9%   0.7%
   1.7    American Family Mutual Insurance                          18,079     3.9%  10/31/2010   0.8%   0.7%
   1.8    Cisco Systems                                             28,058     6.0%   2/28/2013   0.8%   0.7%
   1.9    Tectura Corporation                                       21,710     4.6%  12/31/2012   0.7%   0.6%
  1.10    EADS                                                      37,018    12.6%   8/31/2014   0.6%   0.5%
  1.11    Mercury Interactive                                       21,214     6.4%   6/30/2011   0.5%   0.4%
  1.12    Great American Insurance                                  24,770     9.9%  12/31/2009   0.4%   0.3%
  1.13    National Retail Federation                                26,752    16.3%   3/31/2014   0.4%   0.3%
  1.14    Peacehealth                                               25,881     9.3%   3/31/2014   0.4%   0.3%
  1.15    Akamai Technologies                                       15,511     7.2%   5/31/2011   0.3%   0.3%
  1.16    Cozen O'Connor                                            11,773    11.4%   4/30/2011   0.3%   0.2%
  1.17    National Medical Management                               12,681     8.5%   7/31/2008   0.2%   0.2%
  1.18    BBN Technologies                                          41,031    10.8%  11/30/2010   0.0%   0.0%
  1.19    Metron                                                    51,470     6.7%   2/29/2012   0.0%   0.0%
  1.20    Davis Wright Tremaine                                    169,533    15.7%  12/31/2013   0.0%   0.0%
    2     Coty                                                     100,629    10.9%   6/30/2015   7.1%   5.9%
    3     Palestrini Post Production                                41,585     6.5%   5/31/2008   6.1%   5.1%
    4                                                                                            28.8%   4.8%
    5     Limited                                                   11,506     3.8%   1/31/2008   5.7%   4.7%
    6     Bank of America                                           39,835     8.5%   3/31/2016   4.9%   4.1%
    7     Gap                                                        9,636     2.5%  12/31/2011   4.5%   3.8%
    8     Abraham Family Partnership                                 5,091     3.2%   7/31/2008   3.4%   2.9%
    9     Healthcare Partners                                       32,035     6.2%   1/31/2012   3.3%   2.7%
   10     Target Corp.                                              44,530     9.2%   8/31/2015   2.9%   2.4%
   11     Goody's Family Clothing                                   45,308     9.8%   5/31/2011   2.7%   2.2%
   12                                                                                             2.3%   1.9%
  12.1                                                                                            1.3%   1.1%
  12.2    Roadway Express, Inc                                      74,544    14.1%   7/31/2010   1.0%   0.8%
   13     Dicks Sporting                                            45,165     9.9%  10/31/2016   1.9%   1.6%
   14                                                                                             1.9%   1.6%
   15     Old Navy                                                  25,000     9.5%  10/31/2016   1.8%   1.5%
   16                                                                                             8.4%   1.4%
  16.1    Ron Parks Photography                                        674     0.6%  12/31/2007   5.3%   0.9%
  16.2                                                                                            3.0%   0.5%
   17     Old Navy                                                  19,000     8.7%  10/31/2011   1.7%   1.4%
   18     Stein Mart                                                38,165    11.8%   8/31/2009   1.5%   1.3%
   19     Jo-Ann Fabrics / FCA of Ohio, Inc                         45,970    16.3%   1/31/2011   1.2%   1.0%
   20     Waste Management Inc. (USA Waste Services of NYC, Inc.)  405,544    26.1%  12/31/2076   1.1%   0.9%
   21     Staples                                                   23,942    13.9%   7/31/2016   1.1%   0.9%
   22     Babies R US                                               43,000    12.8%   1/31/2014   1.0%   0.8%
                                                                                                  1.0%   0.8%
   23                                                                                             0.4%   0.4%
  23.1                                                                                            0.3%   0.2%
  23.2                                                                                            0.1%   0.1%
   24                                                                                             0.3%   0.3%
   25                                                                                             0.2%   0.2%
  25.1                                                                                            0.1%   0.1%
  25.2                                                                                            0.1%   0.1%
   26                                                                                             4.7%   0.8%
   27                                                                                             0.9%   0.8%
  27.1                                                                                            0.1%   0.1%
  27.2                                                                                            0.1%   0.1%
  27.3                                                                                            0.1%   0.1%
  27.4                                                                                            0.1%   0.1%
  27.5    The Post Card Factory/Weisdorf                            12,050    24.0%  11/30/2010   0.1%   0.1%
  27.6    Millenia Gallery                                           5,000    10.5%  10/31/2007   0.1%   0.1%
  27.7                                                                                            0.1%   0.1%
  27.8    EC Ernst Southeast                                         4,680    10.7%   2/28/2008   0.1%   0.1%
  27.9                                                                                            0.1%   0.1%
  27.10                                                                                           0.1%   0.0%
  27.11                                                                                           0.0%   0.0%
   28                                                                                             4.4%   0.7%
   29     Rust Insurance Agency                                      8,637     9.2%   2/28/2015   0.8%   0.7%
   30                                                                                             4.0%   0.7%
   31     Staples                                                   23,884    12.6%   5/31/2014   0.8%   0.7%
   32                                                                                             0.8%   0.6%
   33     Travelex Currency                                         20,320     9.2%  12/31/2011   0.8%   0.6%
   34                                                                                             3.5%   0.6%
   35                                                                                             0.7%   0.6%
  35.1    Velocity Express Inc.                                     17,600     9.7%   6/30/2008   0.4%   0.4%
  35.2    Storage Mobility LLC                                      31,164    25.6%   3/31/2010   0.2%   0.1%
  35.3    Clean Source Inc.                                         28,000    12.7%  12/31/2007   0.1%   0.1%
   36     Old Navy  L.P / Old Navy, LLC                             20,000    10.5%   8/31/2011   0.7%   0.5%
   37     Factory Card Outlet                                       10,515     6.9%   7/31/2007   0.6%   0.5%
   38                                                                                             3.0%   0.5%
   39                                                                                             2.9%   0.5%
   40     Miyo's Shanghai B / Miyo's Gourmet Gr                      6,648     6.2%   2/28/2014   0.6%   0.5%
   41     Citizens Bank                                              8,140     8.3%   1/31/2012   0.6%   0.5%
   42                                                                                             2.5%   0.4%
   43                                                                                             0.5%   0.4%
   44     Pier 1 Imports                                             9,440    10.4%   2/28/2011   0.5%   0.4%
   45                                                                                             0.5%   0.4%
   46     Carl's Jr.                                                 4,000     4.7%    1/1/2027   0.5%   0.4%
   47                                                                                             0.4%   0.4%
   48                                                                                             0.4%   0.4%
   49                                                                                             2.1%   0.4%
   50                                                                                             2.1%   0.3%
   51     Family Dollar                                              9,750     7.2%  12/31/2009   0.4%   0.3%
   52     Lumetra, Integrigard                                      22,924    19.2%  10/31/2010   0.4%   0.3%
   53     Eclips                                                     4,977     6.3%   2/29/2012   0.4%   0.3%
   54                                                                                             0.4%   0.3%
   55                                                                                             0.4%   0.3%
   56                                                                                             2.0%   0.3%
   57                                                                                             1.9%   0.3%
   58                                                                                             0.4%   0.3%
  58.1                                                                                            0.1%   0.1%
  58.2                                                                                            0.1%   0.1%
  58.3                                                                                            0.1%   0.1%
  58.4                                                                                            0.0%   0.0%
   59                                                                                             0.4%   0.3%
   60     Virtual Premise                                           14,505    13.4%  12/31/2009   0.4%   0.3%
   61     Radio Shack                                                2,500     5.0%   1/31/2012   0.4%   0.3%
   62                                                                                             0.4%   0.3%
   63                                                                                             1.8%   0.3%
   64                                                                                             0.3%   0.3%
  64.1                                                                                            0.1%   0.1%
  64.2                                                                                            0.1%   0.1%
  64.3    Blue Cross Blue Shield                                     2,700    20.0%  12/31/2008   0.1%   0.1%
  64.4    City View Mortgage                                         2,200    21.4%   1/31/2008   0.1%   0.1%
   65     Sumo To Go                                                 2,450     2.9%   9/30/2007   0.3%   0.3%
   66     Irving City Library                                        8,033    12.2%   3/31/2010   0.3%   0.3%
   67                                                                                             0.3%   0.3%
   68                                                                                             1.6%   0.3%
   69                                                                                             0.3%   0.3%
   70                                                                                             1.5%   0.3%
   71                                                                                             1.5%   0.3%
   72     Husky Injection Molding Systems                           13,173    10.4%   4/30/2008   0.3%   0.3%
   73     Blockbuster                                                3,305     5.3%   5/31/2009   0.3%   0.2%
   74                                                                                             0.3%   0.2%
   75     Premier Properties USA, Inc.                               6,989    22.7%   6/30/2020   0.3%   0.2%
   76                                                                                             0.3%   0.2%
   77                                                                                             0.3%   0.2%
   78                                                                                             1.4%   0.2%
   79                                                                                             0.3%   0.2%
   80                                                                                             0.3%   0.2%
   81                                                                                             0.3%   0.2%
   82     US GOV / GSA USDA                                          2,268     3.7%   4/30/2009   0.3%   0.2%
   83                                                                                             1.3%   0.2%
   84                                                                                             0.3%   0.2%
   85     LKN Pediatric Therapy                                      3,024     7.2%   3/31/2010   0.3%   0.2%
   86     Starbucks                                                  1,976     5.2%   7/31/2010   0.2%   0.2%
   87     Holiday's Hallmark & Florist Shop                          3,656     6.1%   1/31/2012   0.2%   0.2%
   88     Rush Inn                                                   3,800     9.4%   3/31/2016   0.2%   0.2%
   89                                                                                             0.2%   0.2%
   90                                                                                             0.2%   0.2%
   91     Rainier Rehabilitation                                     3,733    12.6%   12/7/2008   0.2%   0.2%
   92                                                                                             1.1%   0.2%
   93                                                                                             0.2%   0.2%
   94                                                                                             1.1%   0.2%
  94.1                                                                                            0.8%   0.1%
  94.2                                                                                            0.3%   0.1%
   95                                                                                             0.2%   0.2%
   96     One Way Board Shop                                         6,000    20.0%  11/30/2008   0.2%   0.2%
   97                                                                                             1.1%   0.2%
   98                                                                                             1.0%   0.2%
   99                                                                                             1.0%   0.2%
   100                                                                                            1.0%   0.2%
   101                                                                                            1.0%   0.2%
   102                                                                                            0.2%   0.2%
   103                                                                                            1.0%   0.2%
   104    Hilltop Laundromat                                         7,254     5.8%  11/30/2010   0.2%   0.2%
   105    Sea Sports, Inc.                                           4,200    10.4%    4/1/2016   0.2%   0.2%
   106    Republic Bancorp Inc.                                      2,000    12.5%   9/30/2011   0.2%   0.2%
   107                                                                                            0.9%   0.2%
   108                                                                                            0.2%   0.1%
   109                                                                                            0.2%   0.1%
   110                                                                                            0.9%   0.1%
   111                                                                                            0.9%   0.1%
   112                                                                                            0.9%   0.1%
   113                                                                                            0.2%   0.1%
   114    Cell Phones                                                1,108     8.0%  11/30/2011   0.2%   0.1%
   115                                                                                            0.8%   0.1%
   116                                                                                            0.2%   0.1%
   117                                                                                            0.8%   0.1%
   118                                                                                            0.2%   0.1%
   119                                                                                            0.2%   0.1%
   120    DANKA                                                      7,762    19.0%   3/31/2010   0.2%   0.1%
   121                                                                                            0.2%   0.1%
   122    W&H Pacific                                                6,293    13.2%   4/30/2010   0.2%   0.1%
   123    Aztec Partners, LLC dba Qdoba Mexican Grill                2,400    17.1%   8/31/2010   0.2%   0.1%
   124                                                                                            0.2%   0.1%
   125                                                                                            0.2%   0.1%
   126                                                                                            0.7%   0.1%
   127                                                                                            0.1%   0.1%
   128    Kelly Services, Inc #252A                                  2,000     7.5%   6/30/2012   0.1%   0.1%
   129                                                                                            0.1%   0.1%
   130    Double Dragon                                              4,400     8.2%  12/31/2012   0.1%   0.1%
   131                                                                                            0.1%   0.1%
   132                                                                                            0.7%   0.1%
   133                                                                                            0.1%   0.1%
   134    FedEx Kinko's                                              1,880    11.4%   9/30/2011   0.1%   0.1%
   135                                                                                            0.7%   0.1%
   136                                                                                            0.1%   0.1%
   137                                                                                            0.1%   0.1%
   138                                                                                            0.6%   0.1%
   139    Family Dollar Stores Inc.                                  9,785    12.0%   6/30/2013   0.1%   0.1%
   140                                                                                            0.1%   0.1%
   141                                                                                            0.1%   0.1%
   142                                                                                            0.1%   0.1%
   143    Franciscan Physical Therapy                                1,824     9.8%   4/30/2016   0.1%   0.1%
   144                                                                                            0.6%   0.1%
   145                                                                                            0.1%   0.1%
   146                                                                                            0.1%   0.1%
   147                                                                                            0.6%   0.1%
   148                                                                                            0.6%   0.1%
   149                                                                                            0.1%   0.1%
   150    Provo Enterprises LLC                                      1,455    14.9%   2/28/2011   0.1%   0.1%
   151                                                                                            0.1%   0.1%
   152                                                                                            0.1%   0.1%
   153    US Cellular                                                                 7/16/2010   0.1%   0.1%
   154                                                                                            0.1%   0.1%
   155                                                                                            0.1%   0.1%
   156    Cardphile, Inc                                             5,573    10.0%   9/30/2009   0.1%   0.1%
   157                                                                                            0.5%   0.1%
   158                                                                                            0.1%   0.1%
   159                                                                                            0.1%   0.1%
   160    Ferraro Marble Co. LLC                                     7,722    18.2%   9/30/2011   0.1%   0.1%
   161    New Beginnings                                             2,000    12.5%   2/14/2011   0.1%   0.1%
   162                                                                                            0.1%   0.1%
   163    For Being Good                                               675     5.1%   1/31/2010   0.1%   0.1%
   164                                                                                            0.4%   0.1%
   165    Whouata, Inc. (Black Belt Academy)                         3,250     9.6%  10/31/2009   0.1%   0.1%
   166                                                                                            0.4%   0.1%
   167                                                                                            0.1%   0.1%
   168                                                                                            0.1%   0.1%
   169    STAR Credit Union                                          5,035    11.2%   1/31/2011   0.1%   0.1%
   170    Dollar Tree                                                4,000    20.1%   6/30/2009   0.1%   0.1%
   171                                                                                            0.1%   0.1%
   172                                                                                            0.3%   0.0%
   173                                                                                            0.1%   0.0%
   174                                                                                            0.3%   0.0%
   175                                                                                            0.3%   0.0%
   176                                                                                            0.1%   0.0%
   177                                                                                            0.3%   0.0%
   178                                                                                            0.1%   0.0%
   179    Scoops-N-More, Inc                                         1,350    28.1%    4/1/2012   0.0%   0.0%
   180    The Surf Collection                                          153     0.6%  10/31/2007   0.0%   0.0%

Footnotes to ANNEX A

1)	For Loan No. 51006, three of the properties do not have a allocated loan amount associated with them and are generally referred to as the Cash Flow Properties. They do have release amounts associated with them which is further described in the Free Writing Prospectus and Collateral Term Sheet.
2)	Rates are to full precision on the ‘‘BACM2007_2.xls’’ file located on the computer diskette.
3)	Administrative Fee Rate includes the rates at which the maser servicing fee (and any sub-servicing fee) and trustee fee accrue.
4)	For Loan No. 48225, this loan has scheduled amortization as displayed in Annex F.
5)	For Loan No. 48225, the Monthly Payment is derived by the average of the first 12 payments of principal and interest starting with the July 1, 2007 payment. See amortizing schedule (Annex F) for more detail.
6)	For mortgage loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the mortgage loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.
7)	Some appraised values may include FF&E and personal property value.
8)	For Loan No. 51006, Appraised Value reflects a 62.8% ownership interest in Washington Mutual Tower. The appraised value of the Cash Flow Properties, reflecting a 62.8% ownership interest in Washington Mutual Tower, is $1,018,684,000. The appraised value of the Market Square property is $529,000,000, which reflects the total appraised value, and the borrower has a 70% ownership interest. See Free Writing Prospectus and Collateral Term Sheet for more information.
9)	For Loan No. 23292, the LTVs have been adjusted by applying the holdback of $1,385,000.
10)	For Loan No. 20442, the DSCR and LTVs have been adjusted to account for the loan structure containing an additional recourse obligation (10% of the outstanding balance) if the property does not stabilize within three years. The property is expected to stabilize within a year.
11)	For Loan No. 51006, all LTV and DSCR calculations reflect (i) 62.8% of the net cash flow and appraised value for Washington Mutual Tower, (ii) the full property net cash flow and appraised value for the other Cash Flow Properties (as defined in the Free Writing Prospectus and Collateral Term Sheet) and (iii) $339,177,299 of existing secured debt to third parties, with $19,245,124 in annual interest expense on such existing secured debt in both cases on the Cash Flow Properties. Additionally, all LTV and DSCR calculations reflect the full property net cash flow and appraised value for Market Square, which does not secure the Beacon Seattle & DC Whole Loan by means of a mortgage lien, but secures it through other means, as described herein. Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding LTV would be 71.2% and DSCR would be 1.19x for the Note A-4 and the corresponding LTV would be 75.7% and DSCR would be 1.12x for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Whole Loan is not secured by mortgages on the Cash Flow Properties. Assuming no value is attributed to the Cash Flow Properties, the LTV of the Note A-4 would be 73.9%. See Free Writing Prospectus and Collateral Term Sheet for more information.
12)	For Loan No. 23195, there are two Co-Borrowers; Tinton Falls Hotel LLC owns the business operation and Tinton Falls Lodging Realty LLC owns the land and improvements.
13)	For Loan No. 22214, the Property contains a total of 112 units, 1 of these units was not included in the 2 bedroom unit count of the average rent breakdown as it was down for renovation as of the date of the rent roll.

14)	Loan No. 49150. The Castillian property includes 4 retail units that account for 1% of the underwritten EGI of the portfolio.
15)	The loan per unit is based on the total number of units, which includes the retail units.
16)	For Loan No. 3402390, the building is 82.9% occupied and 100% leased.
17)	For Loan No. 51006, Underwritten Net Cash Flow reflects a 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington Mutual Tower. The related borrower did not grant a mortgage on and does not have a 100% ownership interest in the Market Square property. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the Cash Flow Properties, Underwritten Net Cash Flow would be $198,385,887. If the Cash Flow Properties were released, Underwritten Net Cash Flow would be $171,617,524. See Free Writing Prospectus and Collateral Term Sheet for more information.

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and the schedules and tables in this Annex A will be qualified by such definitions.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Jun-07	Jun-08	Jun-09	Jun-10	Jun-11	Jun-12	Jun-13	Jun-14	Jun-15	Jun-16
Locked Out(4)(5)	82.39%	79.22%	59.98%	57.14%	56.17%	61.40%	57.99%	61.85%	61.79%	53.19%
Yield Maintenance(5)(6)	17.61	20.78	40.02	42.33	43.30	31.67	34.04	38.15	38.21	41.25
Fixed Premium 2.0(7)	0.00	0.00	0.00	0.11	0.11	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.42	0.41	6.93	7.97	0.00	0.00	5.55
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(8)	$3,174.07	$3,165.75	$3,156.54	$3,145.91	$3,133.68	$2,207.18	$2,038.20	$1,804.31	$1,786.43	$1,639.50
Percent of Initial Balance	100.00%	99.74%	99.45%	99.11%	98.73%	69.54%	64.21%	56.85%	56.28%	51.65%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD loans will be repaid on the related anticipated repayment date, if any.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	One hundred thirty-four Mortgage Loans, representing 56.0% of the Initial Pool Balance (94 Mortgage Loans representing 55.1% of the Group 1 Balance and 40 Mortgage Loans representing 60.5% of the Group 2 Balance), (a) have an initial lockout period, (b) are then subject after expiration of the initial lockout period to a period where the borrower has an option to defease and (c) thereafter prepayable without an accompanying prepayment premium, prior to its maturity.
(5)	Twenty-four Mortgage Loans, representing 7.6% of the Initial Pool Balance (21 Mortgage Loans representing 7.9% of the Group 1 Balance and three Mortgage Loans representing 6.4% of the Group 2 Balance), (a) have an initial lockout period, (b) are then subject after expiration of the initial lockout period to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity. Two Mortgage Loans, representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), (a) have an initial lockout period, (b) are then subject after expiration of the initial lockout period to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 3% prepayment premium and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity. One Mortgage Loan, representing 0.3% of the Initial Pool Balance (0.3% of the Group 1 Balance), is after an initial lockout period subject to (a) defeasance or (b) subject to the greater of a yield maintenance charge or a 1% prepayment premium, and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity. Fourteen Mortgage Loans, representing 17.8% of the Initial Pool Balance (21.4% of the Group 1 Balance), (a) have an initial lockout period, (b) are then subject after expiration of the initial lockout period to a period where the borrower has an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium, (c) then the borrower has an option of defeasance or an option to prepay the loan subject to the greater of a yield maintenance charge or a 1% prepayment premium, and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity. One Mortgage Loan, representing 0.2% of the Initial Pool Balance (1.4% of the Group 2 Balance), is after a lockout period subject to defeasance, then subject to the greater of a yield maintenance charge or a 1% prepayment premium, and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(6)	One Mortgage Loan, representing 0.4% of the Initial Pool Balance (2.1% of the Group 2 Balance) has no lockout period but permits prepayment for an initial period of time subject to the greater of a yield maintenance charge or a 3% prepayment premium, then permits prepayment for a period of time subject to the greater of a yield maintenance charge or a 1% prepayment premium and becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge prior to its maturity. Two Mortgage Loans, representing 17.2% of the Initial Pool Balance (one Mortgage Loan representing 14.9% of the Group 1 Balance and one Mortgage Loan representing 28.8% of the Group 2 Balance), are not subject to an initial lockout period but permit prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium for an initial period of time after which either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance is permitted followed by an open period.
(7)	One Mortgage Loan, representing 0.1% of the Initial Pool Balance (0.7% of the Group 2 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to defease the Mortgage Loan; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 2% prepayment premium; and (d) becomes thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.
(8)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	48	$1,291,152,817	40.7%	1.31x	1.08x / 1.94x	68.7%	45.0% / 83.6%	5.808%
Retail	61	933,018,475	29.4	1.39x	1.07x / 2.00x	70.7%	35.4% / 80.0%	5.588%
Anchored	43	844,117,963	26.6	1.39x	1.09x / 1.72x	71.0%	35.4% / 79.8%	5.572%
Shadow Anchored	10	54,342,510	1.7	1.45x	1.07x / 2.00x	65.0%	51.8% / 80.0%	5.656%
Unanchored	8	34,558,002	1.1	1.30x	1.17x / 1.72x	73.1%	57.5% / 79.9%	5.852%
Multifamily	48	528,495,872	16.7	1.26x	1.09x / 2.09x	77.1%	50.0% / 81.3%	5.764%
Industrial	25	176,533,081	5.6	1.36x	1.12x / 2.03x	69.9%	48.3% / 83.2%	5.808%
Hotel	20	151,228,932	4.8	1.50x	1.29x / 2.41x	67.2%	34.0% / 78.8%	5.793%
Other	5	36,274,295	1.1	1.59x	1.23x / 1.93x	66.7%	42.3% / 76.9%	5.979%
Self Storage	10	36,096,646	1.1	1.33x	1.20x / 1.61x	74.0%	68.2% / 78.6%	5.698%
Mixed Use	4	19,080,190	0.6	1.32x	1.16x / 1.38x	74.4%	42.9% / 79.9%	5.825%
Manufactured Housing	1	2,193,710	0.1	1.36x	1.36x / 1.36x	66.9%	66.9% / 66.9%	5.700%
Total/Wtd. Avg.	222	$3,174,074,017	100.0%	1.34x	1.07x / 2.41x	70.8%	34.0% / 83.6%	5.736%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,150,000 — $ 1,999,999	11	$16,167,380	0.5%	1.27x	69.6%	5.972%
$ 2,000,000 — $ 2,999,999	21	52,244,699	1.6	1.39x	64.6%	5.861%
$ 3,000,000 — $ 3,999,999	24	83,822,547	2.6	1.34x	70.7%	5.799%
$ 4,000,000 — $ 4,999,999	19	84,555,748	2.7	1.33x	72.4%	5.780%
$ 5,000,000 — $ 7,499,999	30	182,543,519	5.8	1.39x	70.3%	5.736%
$ 7,500,000 — $ 9,999,999	17	145,435,568	4.6	1.46x	69.7%	5.688%
$ 10,000,000 — $ 14,999,999	21	240,583,244	7.6	1.29x	72.8%	5.731%
$ 15,000,000 — $ 19,999,999	9	156,513,661	4.9	1.34x	71.0%	5.709%
$ 20,000,000 — $ 29,999,999	9	219,993,764	6.9	1.50x	67.8%	5.645%
$ 30,000,000 — $ 49,999,999	5	207,971,173	6.6	1.40x	73.0%	5.608%
$ 50,000,000 — $ 99,999,999	7	486,285,304	15.3	1.37x	70.1%	5.665%
$100,000,000 — $394,477,317	7	1,297,957,412	40.9	1.28x	71.1%	5.793%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
New York	11	$593,172,841	18.7%	1.19x	70.1%	5.930%
Georgia	10	225,692,208	7.1%	1.48x	67.9%	5.493%
Connecticut	3	191,400,000	6.0%	1.44x	79.3%	5.743%
Washington	18	191,171,903	6.0%	1.37x	64.1%	5.811%
Florida	22	183,544,006	5.8%	1.45x	69.2%	5.627%
Virginia	14	174,195,349	5.5%	1.33x	67.1%	5.761%
Texas	27	167,941,844	5.3%	1.33x	75.9%	5.811%
Louisiana	3	162,428,603	5.1%	1.13x	78.3%	5.671%
Maryland	1	153,000,000	4.8%	1.24x	78.3%	5.699%
District of Columbia	5	140,438,373	4.4%	1.35x	64.5%	5.755%
Oregon	2	122,650,000	3.9%	1.54x	66.6%	5.595%
California	19	113,855,389	3.6%	1.37x	66.6%	5.723%
Minnesota	2	96,181,758	3.0%	1.81x	59.6%	5.358%
Indiana	17	91,183,462	2.9%	1.27x	73.8%	5.755%
Ohio	7	83,404,672	2.6%	1.31x	72.6%	5.927%
North Carolina	2	55,021,600	1.7%	1.42x	70.8%	5.504%
Nevada	4	46,179,946	1.5%	1.25x	76.3%	5.836%
Kentucky	1	44,305,560	1.4%	1.12x	79.8%	5.665%
Pennsylvania	5	40,212,000	1.3%	1.30x	72.5%	5.615%
Mississippi	4	37,498,807	1.2%	1.39x	75.4%	5.830%
Nebraska	2	30,450,000	1.0%	1.31x	64.4%	5.902%
Alabama	1	28,116,029	0.9%	1.58x	66.6%	5.448%
Illinois	8	27,922,794	0.9%	1.42x	65.7%	5.669%
South Carolina	3	22,782,053	0.7%	1.38x	68.3%	5.669%
New Jersey	3	22,460,435	0.7%	1.26x	73.4%	5.719%
Rhode Island	7	20,593,710	0.6%	1.36x	79.9%	5.669%
Arizona	2	18,300,000	0.6%	1.61x	71.8%	5.903%
Missouri	1	16,287,578	0.5%	1.31x	75.8%	5.626%
Puerto Rico	2	15,800,000	0.5%	1.35x	79.6%	5.617%
Idaho	3	14,265,897	0.4%	1.59x	60.3%	5.722%
Arkansas	4	11,797,068	0.4%	1.23x	64.3%	5.593%
Michigan	3	10,007,059	0.3%	1.26x	79.0%	5.657%
New Hampshire	1	6,002,753	0.2%	1.42x	69.8%	5.712%
Massachusetts	2	5,788,590	0.2%	1.16x	76.1%	5.671%
Wyoming	1	5,000,000	0.2%	1.16x	78.7%	6.050%
Utah	1	3,553,513	0.1%	1.51x	74.0%	5.788%
New Mexico	1	1,468,217	0.0%	1.22x	66.7%	6.274%
Total/Wtd. Avg.	222	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

▪	The Mortgaged Properties are located throughout 35 states, the District of Columbia and the Commonwealth of Puerto Rico.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio		Weighted Average Mortgage Rate
1.07x — 1.19x	34	$896,249,357	28.2%	1.13x	74.8%		5.903%
1.20x — 1.24x	41	499,061,134	15.7	1.23x	74.	%8	5.708%
1.25x — 1.29x	18	131,231,681	4.1	1.28x	73.6%		5.750%
1.30x — 1.34x	11	478,892,664	15.1	1.33x	65.3%		5.797%
1.35x — 1.39x	17	183,538,198	5.8	1.37x	72.6%		5.719%
1.40x — 1.49x	21	352,655,072	11.1	1.44x	69.8%		5.571%
1.50x — 1.59x	16	335,563,855	10.6	1.57x	71.7%		5.608%
1.60x — 1.69x	5	36,596,020	1.2	1.62x	61.2%		5.729%
1.70x — 1.79x	7	100,938,258	3.2	1.71x	63.4%		5.539%
1.80x — 1.89x	3	20,460,079	0.6	1.85x	53.3%		5.566%
1.90x — 1.99x	3	86,567,242	2.7	1.94x	58.7%		5.351%
2.00x — 2.41x	4	52,320,458	1.6	2.10x	46.6%		5.623%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%		5.736%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
34.0% — 49.9%	10	$68,933,790	2.2%	1.94x	45.3%	5.669%
50.0% — 59.9%	15	145,844,984	4.6	1.81x	57.9%	5.473%
60.0% — 64.9%	17	555,891,489	17.5	1.37x	63.8%	5.757%
65.0% — 69.9%	32	815,830,952	25.7	1.37x	67.1%	5.721%
70.0% — 74.9%	33	421,856,141	13.3	1.24x	73.2%	5.767%
75.0% — 79.9%	60	887,204,001	28.0	1.19x	78.4%	5.777%
80.0% — 83.6%	13	278,512,661	8.8	1.44x	80.4%	5.714%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio(1)	Weighted Average Mortgage Rate
28.5% — 49.9%	20	$117,814,628	3.7%	1.78x	41.4%	5.685%
50.0% — 59.9%	36	262,771,909	8.3	1.57x	56.2%	5.627%
60.0% — 64.9%	28	626,714,942	19.7	1.35x	63.6%	5.762%
65.0% — 69.9%	45	1,088,243,493	34.3	1.30x	67.0%	5.711%
70.0% — 74.9%	30	446,845,044	14.1	1.21x	72.9%	5.771%
75.0% — 81.3%	21	631,684,000	19.9	1.31x	78.7%	5.784%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	67.7%	5.736%

(1) Excludes the fully amortizing Mortgage Loan.

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.287% — 5.499%	15	$464,632,128	14.6%	1.57x	65.7%	5.422%
5.500% — 5.749%	88	1,492,024,045	47.0	1.33x	73.2%	5.652%
5.750% — 5.999%	50	736,055,493	23.2	1.32x	68.4%	5.835%
6.000% — 6.249%	22	285,743,467	9.0	1.21x	75.8%	6.049%
6.250% — 6.499%	3	191,752,667	6.0	1.16x	65.9%	6.281%
6.500% — 6.728%	2	3,866,216	0.1	1.35x	68.2%	6.592%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	16	$1,066,966,924	33.6%	1.31x	69.0%	5.860%
84 — 99	3	217,300,000	6.8	1.16x	76.2%	5.777%
100 — 120	159	1,872,603,093	59.0	1.38x	71.0%	5.661%
121 — 124	2	17,204,000	0.5	1.35x	79.6%	5.651%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	50	$2,166,996,553	68.3%	1.37x	70.0%	5.722%
240 — 299	4	27,514,324	0.9	1.55x	61.0%	5.667%
300 — 359	13	67,160,614	2.1	1.43x	69.3%	5.916%
360	113	912,402,525	28.7	1.27x	72.9%	5.758%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
55 — 59	14	$863,966,924	27.2%	1.32x	67.3%	5.897%
60 — 79	3	365,500,000	11.5	1.20x	75.8%	5.715%
80 — 99	2	54,800,000	1.7	1.39x	80.1%	5.923%
100 — 109	2	131,872,892	4.2	1.51x	67.1%	5.581%
110 — 119	145	1,651,296,960	52.0	1.37x	71.4%	5.662%
120	14	106,637,241	3.4	1.32x	71.3%	5.748%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS(1)

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	50	$2,166,996,553	68.3%	1.37x	70.0%	5.722%
235 — 274	4	27,514,324	0.9	1.55x	61.0%	5.667%
275 — 299	12	62,470,614	2.0	1.41x	69.3%	5.898%
300 — 324	1	4,690,000	0.1	1.62x	70.0%	6.156%
350 — 360	113	912,402,525	28.7	1.27x	72.9%	5.758%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual remaining amortization term would be longer.

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	157	$2,475,777,686	78.0%	1.34x	70.3%	5.746%
5 — 8	22	578,296,330	18.2	1.29x	73.5%	5.722%
9 — 16	1	120,000,000	3.8	1.54x	66.7%	5.589%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	23	$698,296,330	22.0%	1.34x	72.4%	5.699%
2007	157	2,475,777,686	78.0	1.34x	70.3%	5.746%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	15	$913,966,924	28.8%	1.32x	67.5%	5.887%
2013	2	315,500,000	9.9	1.16x	76.5%	5.714%
2014	2	54,800,000	1.7	1.39x	80.1%	5.923%
2016	13	201,121,268	6.3	1.46x	67.9%	5.677%
2017	148	1,688,685,825	53.2	1.37x	71.5%	5.659%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

MORTGAGE POOL Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	85	$2,208,503,160	69.6%	1.34x	69.5%	5.743%
Refinance	94	959,782,267	30.2	1.34x	73.5%	5.719%
Acquisition/Refinance	1	5,788,590	0.2	1.16x	76.1%	5.671%
Total/Wtd. Avg.	180	$3,174,074,017	100.0%	1.34x	70.8%	5.736%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	48	$1,291,152,817	48.8%	1.31x	1.08x / 1.94x	68.7%	45.0% / 83.6%	5.808%
Retail	61	933,018,475	35.3	1.39x	1.07x / 2.00x	70.7%	35.4% / 80.0%	5.588%
Anchored	43	844,117,963	31.9	1.39x	1.09x / 1.72x	71.0%	35.4% / 79.8%	5.572%
Shadow Anchored	10	54,342,510	2.1	1.45x	1.07x / 2.00x	65.0%	51.8% / 80.0%	5.656%
Unanchored	8	34,558,002	1.3	1.30x	1.17x / 1.72x	73.1%	57.5% / 79.9%	5.852%
Industrial	25	176,533,081	6.7	1.36x	1.12x / 2.03x	69.9%	48.3% / 83.2%	5.808%
Hotel	20	151,228,932	5.7	1.50x	1.29x / 2.41x	67.2%	34.0% / 78.8%	5.793%
Other	5	36,274,295	1.4	1.59x	1.23x / 1.93x	66.7%	42.3% / 76.9%	5.979%
Self Storage	10	36,096,646	1.4	1.33x	1.20x / 1.61x	74.0%	68.2% / 78.6%	5.698%
Mixed Use	4	19,080,190	0.7	1.32x	1.16x / 1.38x	74.4%	42.9% / 79.9%	5.825%
Total/Wtd. Avg	173	$2,643,384,435	100.0%	1.36x	1.07x / 2.41x	69.5%	34.0% / 83.6%	5.730%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,150,000 — $ 1,999,999	7	$10,319,513	0.4%	1.29x	68.8%	6.052%
$ 2,000,000 — $ 2,999,999	18	45,174,517	1.7	1.42x	64.5%	5.892%
$ 3,000,000 — $ 3,999,999	17	59,860,992	2.3	1.37x	70.3%	5.847%
$ 4,000,000 — $ 4,999,999	13	56,938,126	2.2	1.38x	70.9%	5.857%
$ 5,000,000 — $ 7,499,999	20	124,398,452	4.7	1.40x	68.7%	5.760%
$ 7,500,000 — $ 9,999,999	13	111,050,097	4.2	1.53x	67.5%	5.699%
$ 10,000,000 — $ 14,999,999	16	184,161,426	7.0	1.31x	71.8%	5.709%
$ 15,000,000 — $ 19,999,999	6	106,433,661	4.0	1.37x	67.2%	5.611%
$ 20,000,000 — $ 29,999,999	6	150,233,764	5.7	1.63x	63.2%	5.557%
$ 30,000,000 — $ 49,999,999	4	163,571,173	6.2	1.40x	70.7%	5.506%
$ 50,000,000 — $ 99,999,999	7	486,285,304	18.4	1.37x	70.1%	5.665%
$100,000,000 — $394,477,317	6	1,144,957,412	43.3	1.29x	70.1%	5.805%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
New York	7	$570,470,841	21.6%	1.19x	69.9%	5.939%
Georgia	10	225,692,208	8.5	1.48x	67.9%	5.493%
Connecticut	3	191,400,000	7.2	1.44x	79.3%	5.743%
Florida	22	183,544,006	6.9	1.45x	69.2%	5.627%
Washington	16	181,444,403	6.9	1.35x	64.6%	5.819%
Louisiana	2	157,073,603	5.9	1.12x	78.3%	5.660%
Virginia	13	148,995,349	5.6	1.34x	65.0%	5.782%
District of Columbia	5	140,438,373	5.3	1.35x	64.5%	5.755%
Oregon	2	122,650,000	4.6	1.54x	66.6%	5.595%
California	16	98,587,735	3.7	1.39x	66.9%	5.738%
Minnesota	2	96,181,758	3.6	1.81x	59.6%	5.358%
Indiana	16	79,802,137	3.0	1.27x	73.3%	5.772%
North Carolina	2	55,021,600	2.1	1.42x	70.8%	5.504%
Kentucky	1	44,305,560	1.7	1.12x	79.8%	5.665%
Texas	9	41,830,326	1.6	1.49x	69.0%	5.878%
Pennsylvania	5	40,212,000	1.5	1.30x	72.5%	5.615%
Nebraska	2	30,450,000	1.2	1.31x	64.4%	5.902%
Alabama	1	28,116,029	1.1	1.58x	66.6%	5.448%
Illinois	8	27,922,794	1.1	1.42x	65.7%	5.669%
South Carolina	3	22,782,053	0.9	1.38x	68.3%	5.669%
Mississippi	3	18,858,807	0.7	1.36x	70.8%	6.010%
Arizona	2	18,300,000	0.7	1.61x	71.8%	5.903%
Ohio	3	18,004,672	0.7	1.73x	54.2%	5.609%
New Jersey	2	17,400,435	0.7	1.26x	71.8%	5.731%
Missouri	1	16,287,578	0.6	1.31x	75.8%	5.626%
Puerto Rico	2	15,800,000	0.6	1.35x	79.6%	5.617%
Idaho	3	14,265,897	0.5	1.59x	60.3%	5.722%
Michigan	3	10,007,059	0.4	1.26x	79.0%	5.657%
Rhode Island	4	9,200,000	0.3	1.25x	83.6%	5.646%
New Hampshire	1	6,002,753	0.2	1.42x	69.8%	5.712%
Wyoming	1	5,000,000	0.2	1.16x	78.7%	6.050%
Utah	1	3,553,513	0.1	1.51x	74.0%	5.788%
Nevada	1	2,494,946	0.1	1.95x	48.4%	5.545%
Arkansas	1	1,288,000	0.0	1.27x	75.8%	5.860%
Total/Wtd. Avg	173	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

▪	The Mortgaged Properties are located throughout 32 states, the District of Columbia and the Commonwealth of Puerto Rico.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.07x — 1.19x	23	$800,224,382	30.3%	1.12x	74.8%	5.896%
1.20x — 1.24x	19	209,615,710	7.9	1.22x	71.0%	5.730%
1.25x — 1.29x	12	74,742,335	2.8	1.28x	70.9%	5.793%
1.30x — 1.34x	10	477,424,037	18.1	1.33x	65.3%	5.797%
1.35x — 1.39x	14	131,504,488	5.0	1.36x	69.9%	5.630%
1.40x — 1.49x	18	324,815,072	12.3	1.44x	68.9%	5.563%
1.50x — 1.59x	16	335,563,855	12.7	1.57x	71.7%	5.608%
1.60x — 1.69x	5	36,596,020	1.4	1.62x	61.2%	5.729%
1.70x — 1.79x	7	100,938,258	3.8	1.71x	63.4%	5.539%
1.80x — 1.89x	3	20,460,079	0.8	1.85x	53.3%	5.566%
1.90x — 1.99x	3	86,567,242	3.3	1.94x	58.7%	5.351%
2.00x — 2.41x	3	44,932,958	1.7	2.10x	46.1%	5.623%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
34.0% — 49.9%	10	$68,933,790	2.6%	1.94x	45.3%	5.669%
50.0% — 59.9%	12	133,446,976	5.0	1.82x	58.3%	5.460%
60.0% — 64.9%	15	543,014,524	20.5	1.38x	63.8%	5.761%
65.0% — 69.9%	26	798,006,851	30.2	1.37x	67.1%	5.722%
70.0% — 74.9%	29	400,086,269	15.1	1.24x	73.3%	5.769%
75.0% — 79.9%	34	543,663,365	20.6	1.17x	78.6%	5.789%
80.0% — 83.6%	7	156,232,661	5.9	1.54x	80.3%	5.624%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio(1)	Weighted Average Mortgage Rate
28.5% — 49.9%	17	$104,393,903	3.9%	1.79x	41.6%	5.696%
50.0% — 59.9%	28	232,339,689	8.8	1.61x	56.3%	5.623%
60.0% — 64.9%	22	598,078,690	22.6	1.36x	63.6%	5.765%
65.0% — 69.9%	31	1,003,450,109	38.0	1.31x	67.0%	5.714%
70.0% — 74.9%	26	418,238,044	15.8	1.20x	73.1%	5.774%
75.0% — 80.0%	9	286,884,000	10.9	1.38x	78.8%	5.751%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	66.5%	5.730%

(1)	Excludes the fully amortizing Mortgage Loan.

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.287% — 5.499%	15	$464,632,128	17.6%	1.57x	65.7%	5.422%
5.500% — 5.749%	54	1,129,648,769	42.7	1.35x	72.1%	5.649%
5.750% — 5.999%	42	637,509,406	24.1	1.32x	66.8%	5.825%
6.000% — 6.249%	18	217,443,467	8.2	1.23x	75.3%	6.037%
6.250% — 6.499%	2	190,284,450	7.2	1.16x	65.9%	6.281%
6.500% — 6.728%	2	3,866,216	0.1	1.35x	68.2%	6.592%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	9	$823,466,924	31.2%	1.33x	66.3%	5.876%
84 — 99	2	172,900,000	6.5	1.10x	74.8%	5.725%
100 — 120	120	1,629,813,511	61.7	1.40x	70.4%	5.658%
121 — 124	2	17,204,000	0.7	1.35x	79.6%	5.651%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	39	$1,835,496,553	69.4%	1.38x	68.4%	5.708%
240 — 299	3	20,126,824	0.8	1.35x	65.0%	5.683%
300 — 359	12	64,624,142	2.4	1.44x	69.6%	5.930%
360	79	723,136,915	27.4	1.28x	72.3%	5.770%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
55 — 59	8	$773,466,924	29.3%	1.33x	66.0%	5.886%
60 — 79	2	212,500,000	8.0	1.16x	74.0%	5.727%
80 — 99	1	10,400,000	0.4	1.40x	74.8%	5.670%
100 — 109	2	131,872,892	5.0	1.51x	67.1%	5.581%
110 — 119	108	1,436,894,878	54.4	1.39x	70.8%	5.660%
120	12	78,249,741	3.0	1.26x	71.8%	5.745%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS(1)

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	39	$1,835,496,553	69.4%	1.38x	68.4%	5.708%
235 — 274	3	20,126,824	0.8	1.35x	65.0%	5.683%
275 — 299	11	59,934,142	2.3	1.42x	69.6%	5.912%
300 — 324	1	4,690,000	0.2	1.62x	70.0%	6.156%
350 — 360	79	723,136,915	27.4	1.28x	72.3%	5.770%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual remaining amortization term would be longer.

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	114	$2,138,056,322	80.9%	1.35x	69.4%	5.740%
5 — 8	18	385,328,113	14.6	1.32x	71.1%	5.721%
9 — 16	1	120,000,000	4.5	1.54x	66.7%	5.589%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	19	$505,328,113	19.1%	1.38x	70.0%	5.689%
2007	114	2,138,056,322	80.9	1.35x	69.4%	5.740%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	9	$823,466,924	31.2%	1.33x	66.3%	5.876%
2013	1	162,500,000	6.1	1.08x	74.9%	5.728%
2014	1	10,400,000	0.4	1.40x	74.8%	5.670%
2016	13	201,121,268	7.6	1.46x	67.9%	5.677%
2017	109	1,445,896,243	54.7	1.39x	70.9%	5.655%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 1 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	68	$1,896,996,456	71.8%	1.35x	68.1%	5.745%
Refinance	65	746,387,979	28.2	1.37x	73.1%	5.694%
Total/Wtd. Avg	133	$2,643,384,435	100.0%	1.36x	69.5%	5.730%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	48	$528,495,872	99.6%	1.26x	1.09x/2.09x	77.1%	50.0%/81.3%	5.764%
Manufactured Housing	1	2,193,710	0.4	1.36x	1.36x/1.36x	66.9%	66.9%/66.9%	5.700%
Total/Wtd, Avg	49	$530,689,582	100.0%	1.26x	1.09x/2.09x	77.0%	50.0%/81.3%	5.764%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$1,397,268 — $1,999,999	4	$5,847,868	1.1%	1.23x	71.2%	5.831%
$2,000,000 — $2,999,999	3	7,070,182	1.3	1.23x	65.1%	5.664%
$3,000,000 — $3,999,999	7	23,961,555	4.5	1.25x	71.8%	5.678%
$4,000,000 — $4,999,999	6	27,617,622	5.2	1.24x	75.6%	5.622%
$5,000,000 — $7,499,999	10	58,145,067	11.0	1.37x	73.8%	5.685%
$7,500,000 — $9,999,999	4	34,385,471	6.5	1.20x	77.1%	5.655%
$10,000,000 — $14,999,999	5	56,421,818	10.6	1.20x	75.9%	5.804%
$15,000,000 — $19,999,999	3	50,080,000	9.4	1.27x	79.0%	5.917%
$20,000,000 — $29,999,999	3	69,760,000	13.1	1.23x	77.6%	5.834%
$30,000,000 — $49,999,999	1	44,400,000	8.4	1.39x	81.3%	5.982%
$100,000,000 — $153,000,000	1	153,000,000	28.8	1.24x	78.3%	5.699%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Maryland	1	$153,000,000	28.8%	1.24x	78.3%	5.699%
Texas	18	126,111,518	23.8	1.28x	78.2%	5.789%
Ohio	4	65,400,000	12.3	1.19x	77.6%	6.014%
Nevada	3	43,685,000	8.2	1.21x	77.9%	5.853%
Virginia	1	25,200,000	4.7	1.23x	80.0%	5.633%
New York	4	22,702,000	4.3	1.24x	77.5%	5.701%
Mississippi	1	18,640,000	3.5	1.42x	80.0%	5.648%
California	3	15,267,654	2.9	1.21x	64.4%	5.626%
Rhode Island	3	11,393,710	2.1	1.45x	76.9%	5.688%
Indiana	1	11,381,325	2.1	1.28x	76.9%	5.634%
Arkansas	3	10,509,068	2.0	1.23x	62.9%	5.560%
Washington	2	9,727,500	1.8	1.86x	54.1%	5.652%
Massachusetts	2	5,788,590	1.1	1.16x	76.1%	5.671%
Louisiana	1	5,355,000	1.0	1.23x	79.3%	5.985%
New Jersey	1	5,060,000	1.0	1.23x	79.1%	5.680%
New Mexico	1	1,468,217	0.3	1.22x	66.7%	6.274%
Total/Wtd, Avg	49	$530,689,582	100.0%	1.26x	77.0%	5.764%

▪	The Mortgaged Properties are located throughout 16 states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.09x — 1.19x	11	$96,024,976	18.1%	1.16x	74.9%	5.967%
1.20x — 1.24x	22	289,445,424	54.5	1.23x	77.6%	5.691%
1.25x — 1.29x	6	56,489,346	10.6	1.27x	77.2%	5.694%
1.30x — 1.34x	1	1,468,627	0.3	1.30x	79.4%	5.612%
1.35x — 1.39x	3	52,033,710	9.8	1.39x	79.5%	5.946%
1.40x — 1.49x	3	27,840,000	5.2	1.43x	79.8%	5.660%
2.00x — 2.09x	1	7,387,500	1.4	2.09x	50.0%	5.624%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
50.0% — 59.9%	3	$12,398,008	2.3%	1.73x	53.2%	5.619%
60.0% — 64.9%	2	12,876,965	2.4	1.21x	63.4%	5.592%
65.0% — 69.9%	6	17,824,101	3.4	1.23x	68.0%	5.690%
70.0% — 74.9%	4	21,769,872	4.1	1.23x	71.0%	5.729%
75.0% — 79.9%	26	343,540,636	64.7	1.23x	78.0%	5.758%
80.0% — 81.3%	6	122,280,000	23.0	1.31x	80.5%	5.829%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
32.5% — 49.9%	3	$13,420,725	2.5%	1.69x	39.4%	5.595%
50.0% — 59.9%	8	30,432,221	5.7	1.23x	56.1%	5.653%
60.0% — 64.9%	6	28,636,252	5.4	1.23x	64.0%	5.691%
65.0% — 69.9%	14	84,793,384	16.0	1.22x	67.8%	5.675%
70.0% — 74.9%	4	28,607,000	5.4	1.24x	70.5%	5.734%
75.0% — 81.3%	12	344,800,000	65.0	1.26x	78.6%	5.810%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	73.4%	5.764%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.560% — 5.749%	34	$362,375,277	68.3%	1.26x	76.5%	5.664%
5.750% — 5.999%	8	98,546,088	18.6	1.32x	78.8%	5.899%
6.000% — 6.249%	4	68,300,000	12.9	1.16x	77.6%	6.087%
6.250% — 6.274%	1	1,468,217	0.3	1.22x	66.7%	6.274%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	7	$243,500,000	45.9%	1.24x	78.2%	5.806%
84 — 99	1	44,400,000	8.4	1.39x	81.3%	5.982%
100 — 120	39	242,789,582	45.7	1.26x	75.0%	5.682%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	11	$331,500,000	62.5%	1.27x	78.7%	5.797%
240 — 299	1	7,387,500	1.4	2.09x	50.0%	5.624%
300 — 359	1	2,536,472	0.5	1.20x	61.9%	5.560%
360	34	189,265,610	35.7	1.22x	75.3%	5.713%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
55 — 59	6	$90,500,000	17.1%	1.23x	78.1%	5.986%
60 — 79	1	153,000,000	28.8	1.24x	78.3%	5.699%
80 — 99	1	44,400,000	8.4	1.39x	81.3%	5.982%
110 — 119	37	214,402,082	40.4	1.23x	75.7%	5.672%
120	2	28,387,500	5.3	1.49x	70.1%	5.756%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS(2)

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	11	$331,500,000	62.5%	1.27x	78.7%	5.797%
240 — 274	1	7,387,500	1.4	2.09x	50.0%	5.624%
275 — 299	1	2,536,472	0.5	1.20x	61.9%	5.560%
350 — 360	34	189,265,610	35.7	1.22x	75.3%	5.713%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

(2)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual remaining amortization term would be longer.

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	43	$337,721,364	63.6%	1.28x	76.2%	5.786%
5	4	192,968,217	36.4	1.23x	78.5%	5.724%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	4	$192,968,217	36.4%	1.23x	78.5%	5.724%
2007	43	337,721,364	63.6	1.28x	76.2%	5.786%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	6	$90,500,000	17.1%	1.23x	78.1%	5.986%
2013	1	153,000,000	28.8	1.24x	78.3%	5.699%
2014	1	44,400,000	8.4	1.39x	81.3%	5.982%
2017	39	242,789,582	45.7	1.26x	75.0%	5.682%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

LOAN GROUP 2 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Acquisition	17	$311,506,703	58.7%	1.28x	78.5%	5.734%
Refinance	29	213,394,288	40.2	1.24x	74.9%	5.809%
Acquisition/Refinance	1	5,788,590	1.1	1.16x	76.1%	5.671%
Total/Wtd, Avg	47	$530,689,582	100.0%	1.26x	77.0%	5.764%

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                                                           INITIAL
                                                                                                                           DEPOSIT
                                                                                                                         TO CAPITAL
            LOAN                                                                                         PROPERTY        IMPROVEMENT
SEQUENCE   NUMBER  PROPERTY NAME                                                  ORIGINATOR               TYPE           RESERVES
------------------------------------------------------------------------------------------------------------------------------------

    1     51006    BEACON SEATTLE & DC PORTFOLIO (ROLLUP)                         BSCMI                   OFFICE
    2     3405209  One Park Avenue                                                Bank of America         Office
    3     3403716  575 Lexington Avenue                                           Bank of America         Office
    4     3403856  Howard Crossing                                                Bank of America      Multifamily        $1,007,481
    5     3405346  Mall of Acadiana                                               Bank of America         Retail
    6     3404331  Connecticut Financial Center                                   Bank of America         Office
    7     59712    Valley River Center                                            Bank of America         Retail
    8     3404620  200 West 57th Street                                           Bank of America         Office
    9     3402813  Franklin Avenue Plaza                                          Bank of America         Office           6,500,000
   10     3404536  50 South Tenth Street                                          Bank of America         Office
   11     3405764  Barrett Pavilion                                               Bank of America         Retail
   12     48595    INVESTCORP INDUSTRIAL PORTFOLIO (ROLLUP)                       BSCMI                 INDUSTRIAL
   13     3405752  Fayette Pavilion III & IV                                      Bank of America         Retail
   14     49394    Palm Beach Gardens Marriott                                    BSCMI                   Hotel
   15     3405765  Sycamore Commons                                               Bank of America         Retail
   16     49150    AUSTIN STUDENT HOUSING PORTFOLIO (ROLLUP)                      BSCMI                MULTIFAMILY
   17     3405108  Plaza at Fayette                                               Bank of America         Retail
   18     3405767  Sarasota Pavilion                                              Bank of America         Retail
   19     3405769  Pleasant Hill                                                  Bank of America         Retail
   20     3402385  Harlem River Yard                                              Bank of America       Industrial
   21     3405771  River Ridge                                                    Bank of America         Retail
   22     3405757  Venture Pointe                                                 Bank of America         Retail
   23     49148    WALGREEN'S GUAYNABO & ECKERD MCDONOUGH (ROLLUP)                BSCMI                   RETAIL
   24     49754    Walgreen's Carolina                                            BSCMI                   Retail              17,500
   25     49092    RITE AID - COLDWATER AND SHELBY (ROLLUP)                       BSCMI                   RETAIL
   26     3404260  The Mark at Salem Station                                      Bank of America      Multifamily
   27     3404966  WEST PARK INDUSTRIAL PORTFOLIO (ROLLUP)                        BANK OF AMERICA       INDUSTRIAL           995,762
   28     3404479  Fairway Lakes                                                  Bank of America      Multifamily
   29     3404622  Barr Building                                                  Bank of America         Office
   30     21502    Century Village Apts-07                                        Bridger              Multifamily            10,500
   31     3405758  Sand Lake Corners                                              Bank of America         Retail
   32     3404639  Buffets Headquarters                                           Bank of America         Office
   33     20951    North Park Business Park Portfolio 2                           Bridger                 Office
   34     3405636  Grande View Apartments                                         Bank of America      Multifamily
   35     3403935  BAKERSFIELD INDUSTRIAL PORTFOLIO (ROLLUP)                      BANK OF AMERICA       INDUSTRIAL            23,750
   36     3405774  City Crossing                                                  Bank of America         Retail
   37     3404422  Watson Plaza                                                   Bank of America         Retail
   38     3404478  Lakes of Brice Apartments                                      Bank of America      Multifamily
   39     3404481  Bent Tree Apartments                                           Bank of America      Multifamily
   40     3405775  Columbiana Station II                                          Bank of America         Retail
   41     49565    Davisville Shopping Center                                     BSCMI                   Retail
   42     3404189  Harmony Square Apartments                                      Bank of America      Multifamily
   43     3402390  31 Columbia                                                    Bank of America         Office
   44     3405761  Ward's Crossing                                                Bank of America         Retail
   45     23195    Holiday Inn Tinton Falls                                       Bridger                 Hotel               17,813
   46     3404345  Corona Valley Marketplace                                      Bank of America         Retail
   47     3401997  DaimlerChrysler Building - Ameriplex at the Portage            Bank of America       Industrial
   48     47941    Grand D'Iberville                                              BSCMI                   Other
   49     49918    Georgetown Apartments                                          BSCMI                Multifamily             1,875
   50     19986    Cliff Park Apartments                                          Bridger              Multifamily            77,500
   51     49756    Parkway Shopping Center                                        BSCMI                   Retail              13,563
   52     20554    North Park Business Park Portfolio 1                           Bridger                 Office
   53     3402293  Richmond Industrial                                            Bank of America       Industrial
   54     49799    Radisson Phoenix                                               BSCMI                   Other
   55     50037    Best Western Fort Myers                                        BSCMI                   Hotel
   56     23471    Lake Park Towers                                               Bridger              Multifamily
   57     3405498  Prince Acaciawood Apartments                                   Bank of America      Multifamily            23,375
   58     3403866  SIMPLY SELF STORAGE PORTFOLIO (ROLLUP)                         BANK OF AMERICA      SELF STORAGE           43,181
   59     3405184  4234 Bronx Boulevard                                           Bank of America         Office
   60     3405692  Park Place Emery                                               Bank of America         Office             181,250
   61     3405763  Universal Plaza                                                Bank of America         Retail
   62     3402365  Marsh Store 21                                                 Bank of America         Retail
   63     23292    Brookside Villas Apartments                                    Bridger              Multifamily            17,000
   64     3405266  PREMIER DEVELOPMENT PORTFOLIO (ROLLUP)                         BANK OF AMERICA         OFFICE              82,656
   65     3405404  North Columbus Crossing                                        Bank of America         Retail
   66     49802    Sterling Plaza                                                 BSCMI                   Retail              14,375
   67     20685    Storamerica El Monte                                           Bridger              Self Storage
   68     3405018  Parkwood Terrace                                               Bank of America      Multifamily
   69     3405167  Residence Inn Marriott Columbus Easton                         Bank of America         Hotel
   70     3405715  Hill Court Apartments                                          Bank of America      Multifamily
   71     3402651  DTI- Chevy Chase Downs Apartments                              Bank of America      Multifamily
   72     3405525  Newtown Business Commons                                       Bank of America         Office
   73     3405165  Rita Ranch I                                                   Bank of America         Retail
   74     48225    Parkway Chevrolet - Tomball                                    BSCMI                   Other
   75     22486    Echelon                                                        Bridger                 Retail
   76     3405922  Value Store It                                                 Bank of America      Self Storage
   77     3405030  Remy International World Headquarters                          Bank of America       Mixed Use
   78     3404816  Daystar Retirement Village                                     Bank of America      Multifamily
   79     3405208  Boise Cascade - Florida                                        Bank of America       Industrial
   80     3402367  Marsh Store 96                                                 Bank of America         Retail
   81     3405160  Courtyard Marriott Baton Rouge Siegen Lane                     Bank of America         Hotel
   82     3404849  Moreno Valley Corporate Center                                 Bank of America         Office
   83     3402673  DTI- Parkway Circle Apartments                                 Bank of America      Multifamily
   84     49411    Travelodge - South Padre Island                                BSCMI                   Hotel                8,750
   85     22097    Village at Oakhurst                                            Bridger               Mixed Use
   86     3404281  Marlow Center                                                  Bank of America         Retail             131,463
   87     3405145  Ironwood Square Shopping Center                                Bank of America         Retail
   88     20442    Chester Road Square                                            Bridger                 Retail
   89     3405225  Best Buy - Burbank, IL                                         Bank of America         Retail
   90     3405685  Best Western - Keene                                           Bank of America         Hotel              107,400
   91     21448    Waterstone Professional Building                               Bridger                 Office
   92     3402664  DTI- University Club Apartments                                Bank of America      Multifamily
   93     22629    Suburban Lodge - SC                                            Bridger                 Hotel
   94     3405164  PARKVIEW HEIGHTS HEIGHTS AND MEETINGHOUSE APARTMENTS (ROLLUP)  BANK OF AMERICA      MULTIFAMILY             2,975
   95     22562    Best Western Bradbury Suites-Pooler                            Bridger                 Hotel
   96     3405846  Crossroads at Santa Maria Building #9                          Bank of America         Retail
   97     3405714  Royale Apartments                                              Bank of America      Multifamily
   98     3402666  DTI-Brazos Apartments                                          Bank of America      Multifamily
   99     23357    Richland Village                                               Bridger              Multifamily            59,000
   100    22705    Kingwood Forest                                                Bridger              Multifamily            80,125
   101    3405713  Ivy Ridge Apartments                                           Bank of America      Multifamily
   102    3405263  Social Security Administration Building                        Bank of America         Office
   103    3405483  Main Street Village - Matawan, NJ                              Bank of America      Multifamily
   104    49504    Hilltop Shopping Center                                        BSCMI                   Retail
   105    21094    Royal Montreal Plaza                                           Bridger                 Retail
   106    22242    Seven Oaks Shopping Center                                     Bridger                 Retail
   107    3402657  DTI- Scandia Apartments                                        Bank of America      Multifamily
   108    3403589  Marsh Store 47                                                 Bank of America         Retail
   109    3404802  Clarion Hotel                                                  Bank of America         Hotel                3,750
   110    22168    English Village Apartments                                     Bridger              Multifamily
   111    23247    Albany Apartments                                              Bridger              Multifamily            39,375
   112    3402659  DTI- Baywood Apartments                                        Bank of America      Multifamily
   113    21606    Holiday Inn Express - Idaho Falls                              Bridger                 Hotel
   114    47852    1288 Springfield Avenue                                        BSCMI                   Retail               6,000
   115    22718    Shiloh Creek Apartments                                        Bridger              Multifamily             9,375
   116    3403575  Lobill's Store 331                                             Bank of America         Retail
   117    3402654  DTI- Gables Apartments                                         Bank of America      Multifamily
   118    3402371  Marsh Store 73                                                 Bank of America         Retail
   119    3405609  Walgreen's - Gaylord, MI                                       Bank of America         Retail
   120    3402711  300-350 East 22nd Street                                       Bank of America         Office               6,250
   121    19409    Sleep Inn - Jackson                                            Bridger                 Hotel
   122    21067    Market Place Office Building                                   Bridger                 Office
   123    22842    Plainfield Lot 1                                               Bridger                 Retail
   124    3405533  BofA Ground Lease - LaSalle & Grand                            Bank of America         Other
   125    21292    Comfort Inn - Gloucester                                       Bridger                 Hotel
   126    3402658  DTI- Walden Pond Apartments                                    Bank of America      Multifamily
   127    3405156  Monterey Park Office Building                                  Bank of America       Industrial
   128    22484    Main Street Crossing                                           Bridger                 Retail
   129    3403574  Lobill's Store 329                                             Bank of America         Retail
   130    20954    Northmarket Center                                             Bridger                 Retail               3,500
   131    21375    Rancho Self Storage                                            Bridger              Self Storage
   132    3405707  Dean Estates                                                   Bank of America      Multifamily             2,000
   133    21605    Country Inn & Suites Bountiful                                 Bridger                 Hotel
   134    3405652  Valley Mall Frontage                                           Bank of America         Retail               5,000
   135    22722    Rena Valley Apartments                                         Bridger              Multifamily             3,750
   136    22125    Walgreens - New Lenox                                          Bridger                 Retail               2,500
   137    49974    Eckerd - Goucher Street                                        BSCMI                   Retail
   138    3403951  Sunset Gardens                                                 Bank of America      Multifamily
   139    23139    Holly Plaza Shopping Center                                    Bridger                 Retail
   140    20889    3485 Brookside Road                                            Bridger                 Office
   141    50269    Rite Aid - McKeesport                                          BSCMI                   Retail
   142    22568    Best Western Hotel - Vancouver                                 Bridger                 Hotel
   143    21443    Everwood Professional Plaza                                    Bridger                 Office
   144    3402663  DTI- Paper Moon Apartments                                     Bank of America      Multifamily
   145    20447    Comfort Suites Shenandoah                                      Bridger                 Hotel               48,750
   146    3405230  International Filing Company                                   Bank of America       Industrial
   147    22214    Briarwyck Apartments                                           Bridger              Multifamily
   148    3402653  DTI- San Gabriel Square Apartments                             Bank of America      Multifamily
   149    49410    Super 8 - South Padre Island                                   BSCMI                   Hotel                4,375
   150    22968    Live Oak Retail                                                Bridger                 Retail
   151    22141    Holiday Inn Express Champion                                   Bridger                 Hotel               28,650
   152    3405235  Apollo Beach Mini Storage                                      Bank of America      Self Storage
   153    22210    Bank Lane Apartments-Retail                                    Bridger               Mixed Use
   154    3403576  Lobill's Store 343                                             Bank of America         Retail
   155    21666    Pepper Road Medical Office                                     Bridger                 Office
   156    22420    Emmert Hilltop Business Park                                   Bridger               Industrial
   157    22724    Mill Creek Apartments                                          Bridger              Multifamily             6,300
   158    3400853  The Homestead                                                  Bank of America         Hotel               25,000
   159    3403414  Walgreens - North Hollywood, CA                                Bank of America         Other
   160    21949    Hinson Sobb Business Center                                    Bridger               Industrial
   161    22552    363 Route 111                                                  Bridger                 Office
   162    12731    Ramada Inn - Savannah                                          Bridger                 Hotel
   163    3405582  Orchard and Belden Apartments                                  Bank of America       Mixed Use
   164    22675    Hearthstone Tumwater                                           Bridger              Multifamily
   165    22364    Briarcrest Shopping Center                                     Bridger                 Retail              58,450
   166    16464    Leisure Village MHC-RI                                         Bridger          Manufactured Housing
   167    3405805  OfficeMax - Porterville, CA                                    Bank of America         Retail
   168    22126    Office Depot                                                   Bridger                 Retail               3,750
   169    19727    Staples Office Building                                        Bridger                 Office              17,600
   170    19429    Shoppes at Tappahannock                                        Bridger                 Retail               4,219
   171    22599    Stars & Stripes Storage                                        Bridger              Self Storage           36,500
   172    3404115  Cortner Square Apartments                                      Bank of America      Multifamily
   173    19759    Pacific Northwest Storage                                      Bridger              Self Storage
   174    3402661  DTI- Hillside Apartments                                       Bank of America      Multifamily
   175    22239    Park Terrace Apartments                                        Bridger              Multifamily
   176    21919    Byron Street Warehouse                                         Bridger               Industrial
   177    3405306  University Courtyard Apartments                                Bank of America      Multifamily
   178    3403573  Lobill's Store 326                                             Bank of America         Retail
   179    3405733  Van Buren Retail Center                                        Bank of America         Retail
   180    3404728  Solana Beach Retail                                            Bank of America         Retail
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          $9,732,388
====================================================================================================================================

            INITIAL      ANNUAL         INITIAL         ONGOING        INITIAL     ANNUAL       INITIAL    ANNUAL
          DEPOSIT TO   DEPOSIT TO       TAX AND         TAX AND      DEPOSIT TO  DEPOSIT TO     DEPOSIT    DEPOSIT
          REPLACEMENT  REPLACEMENT     INSURANCE       INSURANCE        TI/LC       TI/LC      TO OTHER   TO OTHER
SEQUENCE   RESERVES     RESERVES        ESCROW          ESCROW         ESCROW      ESCROW       ESCROW     ESCROW
------------------------------------------------------------------------------------------------------------------

    1                                     NO              NO        $18,200,095
    2                                    Yes             Yes          2,819,950
    3                     $127,537     Tax Only        Tax Only      15,000,000               $5,642,764
    4                                  Tax Only        Tax Only
    5                                     No              No
    6                                    Yes             Yes                       $700,000      100,000
    7                                     No              No
    8      $2,753,242       30,180     Tax Only        Tax Only                                2,500,000
    9                                  Tax Only        Tax Only       2,900,000
   10                                  Tax Only        Tax Only
   11                                     No              No
   12       1,125,000      147,772     TAX ONLY        TAX ONLY                                   25,000
   13                                     No              No
   14          54,133      649,601     Tax Only        Tax Only                                1,838,494
   15                                     No              No
   16       3,000,000                    YES             YES
   17                                     No              No
   18                                     No              No
   19                                     No              No
   20                                     No              No
   21                                     No              No
   22                                     No              No
   23                                     NO              NO                                      10,000
   24                                     No              No
   25                                     NO              NO
   26                       59,360       Yes             Yes
   27                                     NO              NO            214,918
   28                       63,580     Tax Only        Tax Only                                   35,812
   29                                     No              No
   30                       60,120       Yes             Yes
   31                                     No              No
   32                                     No              No                                     115,169
   33                                  Tax Only        Tax Only                     254,640       26,764
   34                       60,000       Yes             Yes
   35                       52,365       YES             YES            100,000
   36                                     No              No
   37                                     No              No             39,000
   38                       39,168     Tax Only        Tax Only
   39                       57,600     Tax Only        Tax Only
   40                                     No              No
   41           1,231       14,776       Yes             Yes              2,083      24,996      350,000
   42                       70,470       Yes             Yes
   43             980       11,760       Yes             Yes
   44                                     No              No
   45                                    Yes           Tax Only
   46                                    Yes             Yes            198,588
   47                               Insurance Only  Insurance Only                  150,000
   48                                     No              No                                     413,342
   49                                    Yes             Yes
   50                      101,220       Yes             Yes
   51           1,688       20,250       Yes             Yes              3,333      40,000      802,158
   52                                  Tax Only        Tax Only                     109,092
   53                        7,943        No           Tax Only          42,081
   54                                     No              No                                      52,500  $630,000
   55                      106,106       Yes             Yes
   56                       69,000       Yes             Yes
   57                       37,638       Yes             Yes
   58                       96,480     TAX ONLY        TAX ONLY
   59                        3,970        No             Yes                                     750,000
   60                       20,593        No           Tax Only         250,000                   21,522
   61                                     No              No
   62          21,764                     No              No                                     510,140
   63                       28,630       Yes             Yes                                       2,500
   64                                    YES             YES            200,000                  915,645
   65          50,000       10,298       Yes             Yes
   66           1,096       13,153       Yes             Yes              4,417      53,004
   67                        8,481       Yes             Yes
   68                       36,180     Tax Only        Tax Only
   69                                  Tax Only        Tax Only
   70                       39,405       Yes             Yes
   71                       48,000     Tax Only        Tax Only
   72                                     No              No
   73                        9,416       Yes             Yes            200,000
   74                                     No              No
   75                        3,082       Yes             Yes                         52,248      150,000
   76                       12,204       Yes             Yes
   77                       12,198       Yes             Yes
   78                       38,500        No             Yes
   79                                     No              No
   80                                     No              No                                     376,950
   81                                  Tax Only        Tax Only                                   14,167    85,000
   82                       12,120        No             Yes            300,000      60,000
   83                       36,800     Tax Only        Tax Only
   84           6,506       78,067       Yes             Yes                                      80,000
   85                        6,336       Yes             Yes                         23,241       93,000
   86                        7,254       Yes             Yes                                     385,000
   87                                     No              No
   88          12,200        6,090       Yes             Yes             75,000      17,500       23,468
   89                                     No              No
   90                      140,089       Yes             Yes
   91                        4,753       Yes             Yes             75,000      25,512       29,453
   92                       38,700     Tax Only        Tax Only
   93                       63,580       Yes             Yes                                      60,000
   94                       13,150  INSURANCE ONLY       YES
   95                       72,720       Yes             Yes
   96                        2,100       Yes             Yes
   97                       22,800     Tax Only        Tax Only
   98                       47,700     Tax Only        Tax Only
   99                       65,016       Yes             Yes
   100                      54,084       Yes             Yes
   101                      30,780       Yes             Yes
   102                                   Yes             Yes
   103         14,000                  Tax Only        Tax Only
   104          1,530       18,355  Insurance Only       Yes            350,000                  350,000
   105                                 Tax Only        Tax Only                                  506,450
   106                       2,412     Tax Only          Yes                         21,744        9,600
   107                      35,720     Tax Only        Tax Only
   108         94,758                     No              No                                     280,692
   109                     143,043       Yes             Yes                                      38,025   202,800
   110         19,500       33,966       Yes             Yes
   111                      39,130       Yes             Yes
   112                      27,900     Tax Only        Tax Only
   113                      71,159       Yes             Yes
   114            233        2,800       Yes             Yes            191,903                  150,000
   115        100,000       48,000       Yes             Yes
   116        234,705                     No              No                                     235,777
   117                      27,520     Tax Only        Tax Only
   118         98,982                     No              No                                     256,283
   119                                    No              No
   120                      13,879       Yes             Yes             29,324      49,527
   121                      66,408       Yes             Yes
   122                                   Yes             Yes
   123                       2,104       Yes             Yes                         14,116
   124                                    No              No
   125                      68,210       Yes             Yes
   126                      23,400     Tax Only        Tax Only
   127                       3,338       Yes             Yes
   128                       3,961       Yes             Yes                         24,739
   129         19,082                     No              No                                     201,798
   130                       9,108       Yes             Yes                         22,992
   131                       4,878       Yes             Yes
   132                      10,848     Tax Only        Tax Only
   133                      65,040       Yes             Yes                                      75,000
   134          1,655                  Tax Only        Tax Only
   135         90,000       38,400       Yes             Yes
   136                       2,280        No              No
   137            136        1,636     Tax Only        Tax Only             227       2,724
   138                      20,064       Yes             Yes
   139                                   Yes             Yes                                     105,325
   140                       2,592       Yes             Yes                         18,792       17,100
   141            139        1,674        No              No
   142                      54,228       Yes             Yes
   143                       2,808       Yes             Yes             60,000       9,060
   144                      31,200     Tax Only        Tax Only
   145                      45,348       Yes             Yes
   146                                    No              No                                      25,000
   147         75,000       27,440       Yes             Yes
   148                      33,600     Tax Only        Tax Only
   149          3,636       43,626       Yes             Yes                                      35,000
   150                       1,470       Yes             Yes                         16,567
   151                      44,642       Yes             Yes
   152                       7,360       Yes             Yes
   153                                   Yes             Yes                                      12,813
   154         90,624                     No              No                                     143,200
   155                                   Yes             Yes                                     152,400
   156                                   Yes             Yes
   157         60,000       28,800       Yes             Yes
   158                      71,043       Yes             Yes                                     145,000
   159                                    No              No                                     118,333
   160                                   Yes             Yes                                       7,735
   161                       1,642  Insurance Only       Yes             30,000
   162                      31,785       Yes             Yes                                     259,674
   163                       1,979       Yes             Yes                                      18,750
   164                       4,400       Yes             Yes
   165                       5,069       Yes             Yes             34,000                   36,000
   166                       3,500       Yes             Yes
   167                                    No              No
   168                      14,700        No              No                         18,384
   169                       6,744       Yes             Yes             40,000      45,444       10,200
   170                       6,983       Yes             Yes                         16,216       20,000
   171                       8,292       Yes             Yes
   172                      10,044       Yes             Yes
   173                       2,316       Yes             Yes
   174                      13,750     Tax Only        Tax Only
   175                      30,450       Yes             Yes
   176                       2,607       Yes             Yes             38,000      10,406
   177                      20,475     Tax Only        Tax Only
   178          4,223                     No              No                                      73,988
   179          1,500                    Yes             Yes                                       7,250
   180                                 Tax Only        Tax Only
------------------------------------------------------------------------------------------------------------------
           $7,937,543   $4,213,301                                  $41,397,919  $1,789,162  $18,615,239  $917,800
==================================================================================================================

                                                                                                 LOAN  % OF LOAN  % OF
SEQUENCE  OTHER ESCROW TYPE                                                                     GROUP    GROUP    POOL
------------------------------------------------------------------------------------------------------------------------

    1                                                                                             1       14.9%   12.4%
    2                                                                                             1        7.1%    5.9%
    3     Boies Schiller Reserve                                                                  1        6.1%    5.1%
    4                                                                                             2       28.8%    4.8%
    5                                                                                             1        5.7%    4.7%
    6     Ground Lease Escrow                                                                     1        4.9%    4.1%
    7                                                                                             1        4.5%    3.8%
    8     Debt Service Reserve                                                                    1        3.4%    2.9%
    9                                                                                             1        3.3%    2.7%
   10                                                                                             1        2.9%    2.4%
   11                                                                                             1        2.7%    2.2%
   12     NORTH HAVEN FACILITY REGULATORY COMPLIANCE RESERVE                                      1        2.3%    1.9%
   13                                                                                             1        1.9%    1.6%
   14     PIP Reserve                                                                             1        1.9%    1.6%
   15                                                                                             1        1.8%    1.5%
   16                                                                                             2        8.4%    1.4%
   17                                                                                             1        1.7%    1.4%
   18                                                                                             1        1.5%    1.3%
   19                                                                                             1        1.2%    1.0%
   20                                                                                             1        1.1%    0.9%
   21                                                                                             1        1.1%    0.9%
   22                                                                                             1        1.0%    0.8%
   23     ECKERD ESTOPPEL HOLDBACK                                                                1        0.4%    0.4%
   24                                                                                             1        0.3%    0.3%
   25                                                                                             1        0.2%    0.2%
   26                                                                                             2        4.7%    0.8%
   27                                                                                             1        0.9%    0.8%
   28     Radon Testing                                                                           2        4.4%    0.7%
   29                                                                                             1        0.8%    0.7%
   30                                                                                             2        4.0%    0.7%
   31                                                                                             1        0.8%    0.7%
   32     Debt Service Reserve                                                                    1        0.8%    0.6%
   33     Convergys Lease Reserve                                                                 1        0.8%    0.6%
   34                                                                                             2        3.5%    0.6%
   35                                                                                             1        0.7%    0.6%
   36                                                                                             1        0.7%    0.5%
   37                                                                                             1        0.6%    0.5%
   38                                                                                             2        3.0%    0.5%
   39                                                                                             2        2.9%    0.5%
   40                                                                                             1        0.6%    0.5%
   41     Environmental Holdback                                                                  1        0.6%    0.5%
   42                                                                                             2        2.5%    0.4%
   43                                                                                             1        0.5%    0.4%
   44                                                                                             1        0.5%    0.4%
   45                                                                                             1        0.5%    0.4%
   46                                                                                             1        0.5%    0.4%
   47                                                                                             1        0.4%    0.4%
   48     Construction Costs Escrow                                                               1        0.4%    0.4%
   49                                                                                             2        2.1%    0.4%
   50                                                                                             2        2.1%    0.3%
   51     Grocery Store Holdback and Environmental Holdback                                       1        0.4%    0.3%
   52                                                                                             1        0.4%    0.3%
   53                                                                                             1        0.4%    0.3%
   54     Ground Rent Reserve                                                                     1        0.4%    0.3%
   55                                                                                             1        0.4%    0.3%
   56                                                                                             2        2.0%    0.3%
   57                                                                                             2        1.9%    0.3%
   58                                                                                             1        0.4%    0.3%
   59     Debt Service Reserve                                                                    1        0.4%    0.3%
   60     Rental Escrow                                                                           1        0.4%    0.3%
   61                                                                                             1        0.4%    0.3%
   62     Rent Reserve Escrow                                                                     1        0.4%    0.3%
   63     Environmental Remediation Reserve                                                       2        1.8%    0.3%
   64     DEBT SERVICE RESERVE (726,000); ONE CUSTOM HOUSE RENT RESERVE (81,845);
          FOR TITLE INSURANCE RENT RESERVE (71,800); STONEHENGE CAPITAL RENT RESERVE (36,000)     1        0.3%    0.3%
   65                                                                                             1        0.3%    0.3%
   66                                                                                             1        0.3%    0.3%
   67                                                                                             1        0.3%    0.3%
   68                                                                                             2        1.6%    0.3%
   69                                                                                             1        0.3%    0.3%
   70                                                                                             2        1.5%    0.3%
   71                                                                                             2        1.5%    0.3%
   72                                                                                             1        0.3%    0.3%
   73                                                                                             1        0.3%    0.2%
   74                                                                                             1        0.3%    0.2%
   75     Leasehold Improvements Reserve                                                          1        0.3%    0.2%
   76                                                                                             1        0.3%    0.2%
   77                                                                                             1        0.3%    0.2%
   78                                                                                             2        1.4%    0.2%
   79                                                                                             1        0.3%    0.2%
   80     Rent Reserve Escrow                                                                     1        0.3%    0.2%
   81     Ground Lease Escrow                                                                     1        0.3%    0.2%
   82                                                                                             1        0.3%    0.2%
   83                                                                                             2        1.3%    0.2%
   84     Seasonality Reserve                                                                     1        0.3%    0.2%
   85     Peoples Bank Tenant Improvements                                                        1        0.3%    0.2%
   86     Environmental Remediation Reserve                                                       1        0.2%    0.2%
   87                                                                                             1        0.2%    0.2%
   88     Rent Reserve                                                                            1        0.2%    0.2%
   89                                                                                             1        0.2%    0.2%
   90                                                                                             1        0.2%    0.2%
   91     Debt Service Reserve                                                                    1        0.2%    0.2%
   92                                                                                             2        1.1%    0.2%
   93     Seasonality Holdback                                                                    1        0.2%    0.2%
   94                                                                                             2        1.1%    0.2%
   95                                                                                             1        0.2%    0.2%
   96                                                                                             1        0.2%    0.2%
   97                                                                                             2        1.1%    0.2%
   98                                                                                             2        1.0%    0.2%
   99                                                                                             2        1.0%    0.2%
   100                                                                                            2        1.0%    0.2%
   101                                                                                            2        1.0%    0.2%
   102                                                                                            1        0.2%    0.2%
   103                                                                                            2        1.0%    0.2%
   104    Debt Service Reserve                                                                    1        0.2%    0.2%
   105    Tenant Improvements/ Leasing Commissions Post-Closing Deposit (500,000); Rent Holdback  1        0.2%    0.2%
          Reserve (6,450)
   106    Seller's Lease Obligations Reserve                                                      1        0.2%    0.2%
   107                                                                                            2        0.9%    0.2%
   108    Rent Reserve Escrow                                                                     1        0.2%    0.1%
   109    Debt Service Reserve                                                                    1        0.2%    0.1%
   110                                                                                            2        0.9%    0.1%
   111                                                                                            2        0.9%    0.1%
   112                                                                                            2        0.9%    0.1%
   113                                                                                            1        0.2%    0.1%
   114    Free Rent Holdback                                                                      1        0.2%    0.1%
   115                                                                                            2        0.8%    0.1%
   116    Rent Reserve Escrow                                                                     1        0.2%    0.1%
   117                                                                                            2        0.8%    0.1%
   118    Rent Reserve Escrow                                                                     1        0.2%    0.1%
   119                                                                                            1        0.2%    0.1%
   120                                                                                            1        0.2%    0.1%
   121                                                                                            1        0.2%    0.1%
   122                                                                                            1        0.2%    0.1%
   123                                                                                            1        0.2%    0.1%
   124                                                                                            1        0.2%    0.1%
   125                                                                                            1        0.2%    0.1%
   126                                                                                            2        0.7%    0.1%
   127                                                                                            1        0.1%    0.1%
   128                                                                                            1        0.1%    0.1%
   129    Rent Reserve Escrow                                                                     1        0.1%    0.1%
   130                                                                                            1        0.1%    0.1%
   131                                                                                            1        0.1%    0.1%
   132                                                                                            2        0.7%    0.1%
   133    Seasonality Reserve                                                                     1        0.1%    0.1%
   134                                                                                            1        0.1%    0.1%
   135                                                                                            2        0.7%    0.1%
   136                                                                                            1        0.1%    0.1%
   137                                                                                            1        0.1%    0.1%
   138                                                                                            2        0.6%    0.1%
   139    Environmental Remediation Reserve                                                       1        0.1%    0.1%
   140    Rent Reserve                                                                            1        0.1%    0.1%
   141                                                                                            1        0.1%    0.1%
   142                                                                                            1        0.1%    0.1%
   143                                                                                            1        0.1%    0.1%
   144                                                                                            2        0.6%    0.1%
   145                                                                                            1        0.1%    0.1%
   146    Environmental Escrow                                                                    1        0.1%    0.1%
   147                                                                                            2        0.6%    0.1%
   148                                                                                            2        0.6%    0.1%
   149    Seasonality Reserve                                                                     1        0.1%    0.1%
   150                                                                                            1        0.1%    0.1%
   151                                                                                            1        0.1%    0.1%
   152                                                                                            1        0.1%    0.1%
   153    Environmental Remediation Reserve                                                       1        0.1%    0.1%
   154    Rent Reserve Escrow                                                                     1        0.1%    0.1%
   155    Build-Out Rent Reserve                                                                  1        0.1%    0.1%
   156                                                                                            1        0.1%    0.1%
   157                                                                                            2        0.5%    0.1%
   158    Seasonality Escrow                                                                      1        0.1%    0.1%
   159    Rental Escrow                                                                           1        0.1%    0.1%
   160    Rent Reserve                                                                            1        0.1%    0.1%
   161                                                                                            1        0.1%    0.1%
   162    Insurance Holdback (19,674); Holdback (240,000)                                         1        0.1%    0.1%
   163    Porch Repair Escrow                                                                     1        0.1%    0.1%
   164                                                                                            2        0.4%    0.1%
   165    Washateria Rent Reserve                                                                 1        0.1%    0.1%
   166                                                                                            2        0.4%    0.1%
   167                                                                                            1        0.1%    0.1%
   168                                                                                            1        0.1%    0.1%
   169    Rent Holdback Reserve Straight Edge Technology (6,000); Rent Holdback Reserve Staff     1        0.1%    0.1%
          Force (4,200)
   170    Holdback Reserve                                                                        1        0.1%    0.1%
   171                                                                                            1        0.1%    0.1%
   172                                                                                            2        0.3%    0.0%
   173                                                                                            1        0.1%    0.0%
   174                                                                                            2        0.3%    0.0%
   175                                                                                            2        0.3%    0.0%
   176                                                                                            1        0.1%    0.0%
   177                                                                                            2        0.3%    0.0%
   178    Rent Reserve Escrow                                                                     1        0.1%    0.0%
   179    Scoops-N-More Rent Reserve                                                              1        0.0%    0.0%
   180                                                                                            1        0.0%    0.0%

                                     ANNEX B

                    MULTIFAMILY/MANUFACTURED HOUSING SCHEDULE

           LOAN
SEQUENCE  NUMBER   LOAN ORIGINATOR  PROPERTY NAME                                           PROPERTY TYPE       CUT-OFF BALANCE
-------------------------------------------------------------------------------------------------------------------------------

   4      3403856  Bank of America  Howard Crossing                                           Multifamily       153,000,000.00
   16      49150   BSCMI            AUSTIN STUDENT HOUSING PORTFOLIO                          MULTIFAMILY        44,400,000.00
  16.1     49150   BSCMI            The Castillian                                            Multifamily        28,300,000.00
  16.2     49150   BSCMI            Texan West Campus                                         Multifamily        16,100,000.00
   26     3404260  Bank of America  The Mark at Salem Station                                 Multifamily        25,200,000.00
   28     3404479  Bank of America  Fairway Lakes                                             Multifamily        23,560,000.00
   30      21502   Bridger          Century Village Apts-07                                   Multifamily        21,000,000.00
   34     3405636  Bank of America  Grande View Apartments                                    Multifamily        18,640,000.00
   38     3404478  Bank of America  Lakes of Brice Apartments                                 Multifamily        16,000,000.00
   39     3404481  Bank of America  Bent Tree Apartments                                      Multifamily        15,440,000.00
   42     3404189  Bank of America  Harmony Square Apartments                                 Multifamily        13,300,000.00
   49      49918   BSCMI            Georgetown Apartments                                     Multifamily        11,381,325.00
   50      19986   Bridger          Cliff Park Apartments                                     Multifamily        11,000,000.00
   56      23471   Bridger          Lake Park Towers                                          Multifamily        10,400,000.00
   57     3405498  Bank of America  Prince Acaciawood Apartments                              Multifamily        10,340,492.83
   63      23292   Bridger          Brookside Villas Apartments                               Multifamily         9,385,000.00
   68     3405018  Bank of America  Parkwood Terrace                                          Multifamily         8,636,000.00
   70     3405715  Bank of America  Hill Court Apartments                                     Multifamily         8,200,000.00
   71     3402651  Bank of America  DTI- Chevy Chase Downs Apartments                         Multifamily         8,164,471.36
   78     3404816  Bank of America  Daystar Retirement Village                                Multifamily         7,387,500.00
   83     3402673  Bank of America  DTI- Parkway Circle Apartments                            Multifamily         6,810,408.25
   92     3402664  Bank of America  DTI- University Club Apartments                           Multifamily         5,874,575.12
   94     3405164  BANK OF AMERICA  PARKVIEW HEIGHTS HEIGHTS AND MEETINGHOUSE APARTMENTS      MULTIFAMILY         5,788,589.89
  94.1    3405164  Bank of America  Parkview Heights Apartments                               Multifamily         4,160,786.69
  94.2    3405164  Bank of America  Meetinghouse Apartments                                   Multifamily         1,627,803.20
   97     3405714  Bank of America  Royale Apartments                                         Multifamily         5,640,000.00
   98     3402666  Bank of America  DTI-Brazos Apartments                                     Multifamily         5,538,993.40
   99      23357   Bridger          Richland Village                                          Multifamily         5,440,000.00
  100      22705   Bridger          Kingwood Forest                                           Multifamily         5,355,000.00
  101     3405713  Bank of America  Ivy Ridge Apartments                                      Multifamily         5,250,000.00
  103     3405483  Bank of America  Main Street Village - Matawan, NJ                         Multifamily         5,060,000.00
  107     3402657  Bank of America  DTI- Scandia Apartments                                   Multifamily         4,928,668.94
  110      22168   Bridger          English Village Apartments                                Multifamily         4,652,000.00
  111      23247   Bridger          Albany Apartments                                         Multifamily         4,600,000.00
  112     3402659  Bank of America  DTI- Baywood Apartments                                   Multifamily         4,580,177.21
  115      22718   Bridger          Shiloh Creek Apartments                                   Multifamily         4,475,843.39
  117     3402654  Bank of America  DTI- Gables Apartments                                    Multifamily         4,380,932.29
  126     3402658  Bank of America  DTI- Walden Pond Apartments                               Multifamily         3,932,923.99
  132     3405707  Bank of America  Dean Estates                                              Multifamily         3,560,000.00
  135      22722   Bridger          Rena Valley Apartments                                    Multifamily         3,496,752.65
  138     3403951  Bank of America  Sunset Gardens                                            Multifamily         3,413,406.06
  144     3402663  Bank of America  DTI- Paper Moon Apartments                                Multifamily         3,273,512.15
  147      22214   Bridger          Briarwyck Apartments                                      Multifamily         3,191,087.66
  148     3402653  Bank of America  DTI- San Gabriel Square Apartments                        Multifamily         3,093,872.19
  157      22724   Bridger          Mill Creek Apartments                                     Multifamily         2,536,471.99
  164      22675   Bridger          Hearthstone Tumwater                                      Multifamily         2,340,000.00
  166      16464   Bridger          Leisure Village MHC-RI                                Manufactured Housing    2,193,709.77
  172     3404115  Bank of America  Cortner Square Apartments                                 Multifamily         1,513,755.00
  174     3402661  Bank of America  DTI- Hillside Apartments                                  Multifamily         1,468,627.10
  175      22239   Bridger          Park Terrace Apartments                                   Multifamily         1,468,217.40
  177     3405306  Bank of America  University Courtyard Apartments                           Multifamily         1,397,268.00
-------------------------------------------------------------------------------------------------------------------------------
                                    TOTAL MULTIFAMILY LOANS                                                      $ 530,689,582
===============================================================================================================================

                                                                                                           4 BEDROOM
                                                      STUDIO     1 BEDROOM      2 BEDROOM    3 BEDROOM     AND LARGER
            TOTAL                                 --------------------------------------------------------------------
           UNITS/                                  # OF   AVG   # OF    AVG    # OF   AVG    # OF   AVG   # OF    AVG
SEQUENCE  PADS (1)      UTILITIES TENANT PAYS     UNITS   RENT  UNITS   RENT  UNITS   RENT  UNITS   RENT  UNITS  RENT
----------------------------------------------------------------------------------------------------------------------

    4       1,350           Electric, Gas                         680    937    670  1,129
    16       262                                                   58  1,721    147  1,270    45   2,347     8   3,789
   16.1      200                                                   50  1,833    146  1,267
   16.2       62                                                    8  1,020      1  1,695    45   2,347     8   3,789
    26       224            Electric, Gas                         100    889    100    986    24   1,153
    28       340     Electric, Gas, Water, Sewer                  121    589    219    799
    30       258         Electric, Gas, Water                     128    721    116    858    14   1,216
    34       240                                                   60    792    148    885    32     999
    38       256     Electric, Gas, Water, Sewer                   44    509    192    655    20     983
    39       256     Electric, Gas, Water, Sewer                  112    621    144    710
    42       243     Electric, Gas, Water, Sewer                  138    608    102    711                   3   1,200
    49       200               Electric                            68    675    132    805
    50       360               Electric                            80    443    280    599
    56       276        Electric, Water, Sewer      50     461    101    576    100    727     25    884
    57       123                                     4     831    119    863
    63       113            Electric, Gas                          16    630     73    728     24    832
    68       144               Electric                            24    667    104    791     16    972
    70       185               Electric                            85    601    100    673
    71       240     Electric, Gas, Water, Sewer                  161    509     79    658
    78       110               Electric             41   3,643     54  2,680     15  3,012
    83       184           Electric, Sewer                         48    525    112    600     24    803
    92       180           Electric, Water                         80    516    100    619
    94        63               Various               6     792      6    983     51  1,069
   94.1       46         Electric, Gas, Water                                    46  1,043
   94.2       17            Electric, Gas            6     792      6    983      5  1,300
    97        76        Electric, Water, Sewer       3     658     47    956     26  1,269
    98       159               Electric                           117    488     42    670
    99       216               Electric             64     411    104    501     48    714
   100       208               Electric                           112    413     96    507
   101       135               Electric                            87    602     48    684
   103        56     Electric, Gas, Water, Sewer                   38    951     18  1,415
   107       152           Electric, Sewer                         48    506    104    566
   110       111            Electric, Gas                                       111    709
   111       130            Electric, Gas                          49    659     80    809      1    910
   112       124        Electric, Water, Sewer      16     416     32    525     68    654      8    852
   115       160                                                   96    406     64    470
   117       128           Electric, Sewer                         80    469     48    626
   126       104           Electric, Sewer                         52    614     52    749
   132        48        Electric, Water, Sewer                     24    908     24  1,122
   135       128                 Gas                               64    400     64    489
   138        68            Electric, Gas                                        68    692
   144       104               Electric             40     429     32    518     32    577
   147       112               Electric                            48    478     63    618
   148       112     Electric, Gas, Water, Sewer                   87    579     24    749      1  1,549
   157        96                                                   48    417     48    498
   164        22    Electric, Water, Sewer, Trash                   6    785     11    925      5  1,141
   166        70
   172        34            Electric, Gas                           6    517     28    596
   174        50           Electric, Water                         11    527     39    625
   175        58                                                   28    390     20    505     10    584
   177        91               Electric                            12    410     79    467

                             % OF
                      LOAN   LOAN  % OF
SEQUENCE  ELEVATORS  GROUP  GROUP  POOL
---------------------------------------

    4        No        2     28.8%  4.8%
    16                 2      8.4%  1.4%
   16.1                2      5.3%  0.9%
   16.2                2      3.0%  0.5%
    26       No        2      4.7%  0.8%
    28       No        2      4.4%  0.7%
    30       No        2      4.0%  0.7%
    34       No        2      3.5%  0.6%
    38       No        2      3.0%  0.5%
    39       No        2      2.9%  0.5%
    42       No        2      2.5%  0.4%
    49                 2      2.1%  0.4%
    50       No        2      2.1%  0.3%
    56      Yes        2      2.0%  0.3%
    57      Yes        2      1.9%  0.3%
    63       No        2      1.8%  0.3%
    68       No        2      1.6%  0.3%
    70       No        2      1.5%  0.3%
    71       No        2      1.5%  0.3%
    78      Yes        2      1.4%  0.2%
    83       No        2      1.3%  0.2%
    92       No        2      1.1%  0.2%
    94       No        2      1.1%  0.2%
   94.1      No        2      0.8%  0.1%
   94.2      No        2      0.3%  0.1%
    97      Yes        2      1.1%  0.2%
    98       No        2      1.0%  0.2%
    99       No        2      1.0%  0.2%
   100       No        2      1.0%  0.2%
   101       No        2      1.0%  0.2%
   103       No        2      1.0%  0.2%
   107       No        2      0.9%  0.2%
   110       No        2      0.9%  0.1%
   111       No        2      0.9%  0.1%
   112       No        2      0.9%  0.1%
   115       No        2      0.8%  0.1%
   117       No        2      0.8%  0.1%
   126       No        2      0.7%  0.1%
   132       No        2      0.7%  0.1%
   135       No        2      0.7%  0.1%
   138       No        2      0.6%  0.1%
   144       No        2      0.6%  0.1%
   147       No        2      0.6%  0.1%
   148       No        2      0.6%  0.1%
   157       No        2      0.5%  0.1%
   164       No        2      0.4%  0.1%
   166                 2      0.4%  0.1%
   172       No        2      0.3%  0.0%
   174       No        2      0.3%  0.0%
   175       No        2      0.3%  0.0%
   177       No        2      0.3%  0.0%

1)   BSCMI Loan No. 49150 - The Castillian property includes 4 addditional retail units that account for 1% of the underwritten EGI of the portfolio.

(This Page Intentionally Left Blank)

                               DESCRIPTION OF THE
                           TEN LARGEST MORTGAGE LOANS                    ANNEX C

--------------------------------------------------------------------------------
                         BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                                LOAN INFORMATION

LOAN SELLER:                  BSCMI
LOAN PURPOSE:                 Acquisition
ORIGINAL NOTE A-4 PRINCIPAL
   BALANCE:                   $394,477,317
FIRST PAYMENT DATE:           June 7, 2007
TERM/AMORTIZATION:            60/0 months
INTEREST ONLY PERIOD:         60 months
MATURITY DATE:                May 7, 2012
EXPECTED NOTE A-4 MATURITY
   BALANCE:                   $394,477,317
BORROWING ENTITIES:           24 Delaware limited
                              liability companies and
                              one general partnership
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              GRTR 1% PPMT or
                              Yield Maintenance,
                              Defeasance permitted the
                              earlier of October 10, 2010
                              and two years after
                              securitization of the
                              entire whole loan,
                              Open: 7 Payments
UPFRONT RESERVES:
   TI/LC RESERVE:             $18,200,095 (1)
ONGOING RESERVES:
   TAX RESERVE:               Springing
   INSURANCE RESERVE:         Springing
   TI/LC RESERVE:             Springing
   CAP EX RESERVE:            Springing
   OTHER RESERVE:             Springing
LOCKBOX:                      Hard

(1)  Represents funds for tenant concessions and leasing costs that the Beacon
     Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio
     Properties.

                                    FIGURE 1.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Note A-1   Note A-2   Note A-3   Note A-4    Note A-5    Note A-6   Note A-7

$775 MM    $86 MM     $75 MM     $394.5 MM   $485.5 MM   $414 MM    $414 MM

                              --------------------------
                                       Note B-1

                                       $56 MM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Crossed Mezzanine Loans
                                    $205 MM
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

NOTE A-1 CUT-OFF DATE BALANCE:      $  775,000,000
NOTE A-2 CUT-OFF DATE BALANCE:      $   86,000,000
NOTE A-3 CUT-OFF DATE BALANCE:      $   75,000,000
NOTE A-4 CUT-OFF DATE BALANCE:      $  394,477,317
NOTE A-5 CUT-OFF DATE BALANCE:      $  485,522,683
NOTE A-6 CUT-OFF DATE BALANCE:      $  414,000,000
NOTE A-7 CUT-OFF DATE BALANCE:      $  414,000,000
NOTE B-1 CUT-OFF DATE BALANCE(1):   $   56,000,000
                                    --------------
WHOLE LOAN CUT-OFF DATE BALANCE:    $2,700,000,000

                           NOTE A-4   WHOLE LOAN
                           --------   ----------
CUT-OFF DATE LTV(2)(3):      64.2%       68.2%
MATURITY DATE LTV(2)(3):     64.2%       68.2%
UNDERWRITTEN DSCR(2)(3):     1.33x       1.25x
MORTGAGE RATE:              5.797%      5.797%

(1)  The $56,000,000 Note B-1 is subordinate to the $394,477,317 Note A-4 and the $485,522,683 Note A-5.The combined Note A-4, Note A-5, and Note B-1 represent a 34.667% pari passu interest in a $2,700,000,000 whole loan. See
     Figure 1.

(2)  All LTV and DSCR calculations in this table reflect (i) 62.8% of the net cash flow and appraised value for Washington Mutual Tower, (ii) the full property net cash flow and appraised value for the other Cash Flow
     Properties (as defined below) and (iii) $339,177,299 of existing secured debt to third parties, with $19,245,124 in annual interest expense on such existing secured debt in both cases on the Cash Flow Properties.
     Additionally, all LTV and DSCR calculations reflect the full property net cash flow and appraised value for Market Square, which does not secure the
     Beacon Seattle & DC Whole Loan by means of a mortgage lien, but secures it through other means, as described herein.

(3)  Assuming the Cash Flow Properties were released, and as a result, the
     Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding LTV would be 71.2% and DSCR would be 1.19x for the Note A-4 and the corresponding LTV would be 75.7% and DSCR would be 1.12x for the
     Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Whole
     Loan is not secured by mortgages on the Cash Flow Properties. Assuming no value is attributed to the Cash Flow Properties, the LTV of the Note A-4
     would be 73.9%.

                              PROPERTY INFORMATION

PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            CBD & Suburban
LOCATION:                     Various
YEAR BUILT/RENOVATED:         Various
NET RENTABLE SQUARE FEET:     9,848,341
CUT-OFF BALANCE PER SF:       $290
OCCUPANCY AS OF 04/01/2007:   96.9% (1)
OWNERSHIP INTEREST:           Fee / Leasehold / Pledge
PROPERTY MANAGEMENT:          19 Properties are managed
                              by affiliates of the sponsor.
                              Washington Mutual Tower is
                              managed by an affiliate of the
                              sponsor's joint venture
                              partner.
UNDERWRITTEN NET CASH FLOW:   $217,631,010(2)
APPRAISED VALUE:              $4,453,034,000(3)

(1)  Occupancy reflects 100% interests in all 20 properties associated with the
     Beacon DC & Seattle Portfolio Loan.

(2)  Underwritten Net Cash Flow reflects a 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington Mutual Tower. The related borrower did not grant a mortgage on and does not have a 100%
     ownership interest in the Market Square property, as more fully set forth in the Property section below. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the
     Cash Flow Properties, Underwritten Net Cash Flow would be $198,385,887. If the Cash Flow Properties were released, Underwritten Net Cash Flow would be
     $171,617,524.

(3)  Appraised Value reflects a 62.8% ownership interest in Washington Mutual
     Tower. The appraised value of the Cash Flow Properties, reflecting a 62.8%
     ownership interest in Washington Mutual Tower, is $1,018,684,000. The appraised value of the Market Square property is $529,000,000.

                                      C-1

--------------------------------------------------------------------------------
                          BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

                                                                                       NET                         ALLOCATED
                                                      YEAR BUILT/YEAR                RENTABLE      OWNERSHIP          LOAN
PROPERTY NAME                            LOCATION        RENOVATED     OCCUPANCY %  AREA (SF)      INTEREST        AMOUNT (1)
------------------------------------  --------------  ---------------  -----------  ---------  ----------------  ------------

Wells Fargo Center .................  Seattle, WA        1983 / NAP        92.8%      944,141         Fee        $310,721,015
Washington Mutual Tower(2)..........  Seattle, WA        1988 / NAP        96.9%    1,079,013      Cash Flow     $235,000,000
City Center Bellevue ...............  Bellevue, WA       1986 / NAP        95.6%      465,765         Fee        $146,015,218
Sunset North .......................  Bellevue, WA       1999 / NAP       100.0%      463,182         Fee        $147,079,871
Plaza Center .......................  Bellevue, WA       1978 / NAP        95.8%      466,948         Fee        $119,714,340
Eastgate Office Park ...............  Bellevue, WA       1985 / NAP       100.0%      251,088         Fee        $ 73,027,325
Lincoln Executive Center ...........  Bellevue, WA       1984 / NAP        96.8%      277,672         Fee        $ 67,428,037
Plaza East .........................  Bellevue, WA       1987 / NAP        91.5%      148,952         Fee        $ 39,668,190
Key Center .........................  Bellevue, WA       2000 / NAP        97.9%      473,988      Leasehold     $158,278,446
Lafayette Center ...................  Washington, DC     1980 / 1993       91.3%      711,495         Fee        $280,831,860
Market Square(3) ...................  Washington, DC     1991 / NAP        95.4%      678,348  Pledge/Cash Flow  $417,186,336
Army and Navy Building .............  Washington, DC     1913 / 1987      100.0%      102,822         Fee        $ 50,078,133
Liberty Place ......................  Washington, DC     1991 / NAP        99.4%      163,936         Fee        $ 69,399,617
Reston Town Center(4) ..............  Reston, VA         1988 / NAP        98.3%      764,103      Cash Flow     $130,000,000
1616 North Fort Myer Drive .........  Arlington, VA      1975 / NAP        97.8%      294,521         Fee        $110,408,482
1300 North Seventeenth Street(4) ...  Arlington, VA      1980 / NAP        99.4%      380,743      Cash Flow     $ 75,000,000
Booz Allen Complex .................  McLean, VA         1983 / 2001       99.5%      731,234         Fee        $236,826,194
Polk & Taylor ......................  Arlington, VA      1970 / 2003      100.0%      904,226         Fee        $330,436,815
American Center ....................  Vienna, VA         1985 / NAP        94.8%      329,695         Fee        $ 83,594,994
11111 Sunset Hills Road ............  Reston, VA         2000 / NAP       100.0%      216,469         Fee        $ 59,305,127

(1)  For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties'
     corresponding Allocated Loan Amounts. For the Cash Flow Properties, the
     amounts represented are the properties' release amounts, subject to the provisions set forth in the "Release of Parcels" section below.

(2)  Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. Washington Mutual Tower is also encumbered by existing secured debt to a third party. The Beacon
     Seattle & DC Portfolio Loan is not secured by a mortgage on the property, but by collateral as described in the "Loan" section. The amount represented in the Allocated Loan Amount column is the property's release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the
     Beacon Seattle & DC Whole Loan loan up to a total of $100,000,000, as described in the "Release of Parcels" section below.

(3)  Market Square is owned in fee by a joint venture in which the borrower represents a 70% partnership interest. Market Square is also encumbered by existing secured debt to the borrower, which debt has been pledged as collateral for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon
     Seattle & DC Portfolio Whole Loan is not secured by a mortgage on the property. The amount represented in the Allocated Loan Amount column is the property's release amount in connection with a release other than as a result of a sale of the property.

(4)  Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing secured debt to third parties. The Beacon
     Seattle & DC Portfolio Whole Loan is not secured by a mortgage on the properties. The amounts represented in the Allocated Loan Amount column are the properties' release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the Beacon Seattle & DC Whole Loan loan up to a total of $100,000,000, as described in the "Release of Parcels" section below.

                                      C-2

--------------------------------------------------------------------------------
                          BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                        PERCENTAGE LEASED INFORMATION(1)

PROPERTY                             2000    2001    2002    2003    2004    2005    2006   RENT ROLL(2)
---------------------------------   -----   -----   -----   -----   -----   -----   -----   ------------

Wells Fargo Center ..............    97.4%   97.0%   98.4%   90.6%   83.3%   91.0%   94.7%      92.8%
Washington Mutual Tower .........    99.6%   99.6%   99.4%   98.7%   98.6%   98.1%   98.4%      96.9%
City Center Bellevue ............    95.5%   81.9%   75.7%   89.5%   94.5%   96.6%   95.9%      95.6%
Sunset North ....................    99.9%  100.0%  100.0%   98.1%   88.0%   98.0%  100.0%     100.0%
Plaza Center ....................    95.9%   87.9%   86.7%   81.7%   84.8%   87.6%   90.2%      95.8%
Eastgate Office Park ............    99.0%   97.6%   95.4%   76.5%   90.6%   92.6%   96.1%     100.0%
Lincoln Executive Center ........    95.7%   88.0%   86.9%   83.9%   86.1%   89.0%   90.6%      96.8%
Plaza East ......................    97.6%   79.2%   54.2%   71.2%   70.4%   89.0%   98.6%      91.5%
Key Center ......................    96.9%   98.8%   96.5%   99.2%   96.9%   99.5%   98.5%      97.9%
Lafayette Center ................    98.8%   98.0%   92.9%   92.9%   92.3%   98.4%   95.0%      91.3%
Market Square ...................    98.1%   99.0%   99.3%   96.5%   97.5%   92.2%   94.0%      95.4%
Army and Navy Building ..........    93.4%   85.3%   92.4%   92.6%   92.6%   94.3%   91.5%     100.0%
Liberty Place ...................   100.0%  100.0%  100.0%  100.0%   95.9%   95.9%  100.0%      99.4%
Reston Town Center ..............   100.0%   99.4%   92.2%   93.5%   99.2%   99.7%   97.0%      98.3%
1616 North Fort Myer Drive ......   100.0%  100.0%  100.0%   79.6%   93.1%   98.0%  100.0%      97.8%
1300 North Seventeenth Street ...   100.0%   98.5%   94.8%   82.6%   93.5%  100.0%   99.5%      99.4%
Booz Allen Complex ..............   100.0%   99.4%   99.7%   99.9%  100.0%  100.0%  100.0%      99.5%
Polk & Taylor ...................   100.0%   71.5%   81.0%   60.8%   79.7%   99.6%   99.9%     100.0%
American Center .................    96.4%   87.1%   67.5%   67.2%   73.8%   76.0%   92.9%      94.8%
11111 Sunset Hills Road .........   100.0%  100.0%  100.0%   84.9%   79.9%   88.1%  100.0%     100.0%

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

                       TOTAL GROSS RENT PSF INFORMATION(1)

PROPERTY                             2000     2001     2002     2003     2004     2005     2006    RENT ROLL(2)
---------------------------------   ------   ------   ------   ------   ------   ------   ------   ------------

Wells Fargo Center ..............   $41.34   $40.40   $30.83   $32.75   $30.23   $27.07   $25.47      $26.31
Washington Mutual Tower .........   $40.53   $41.98   $34.68   $32.56   $31.94   $28.32   $28.73      $31.53
City Center Bellevue ............   $38.06   $34.70   $24.33   $22.88   $24.59   $27.29   $29.36      $24.15
Sunset North ....................   $32.25   $26.80   $23.96   $22.99   $22.26   $24.38   $24.60      $26.36
Plaza Center ....................   $32.45   $32.04   $23.91   $22.08   $23.62   $21.58   $25.76      $22.49
Eastgate Office Park ............   $29.09   $27.11   $22.52   $21.90   $22.72   $21.50   $23.96      $21.55
Lincoln Executive Center ........   $30.25   $28.66   $20.62   $19.60   $21.42   $22.64   $25.17      $22.27
Plaza East ......................   $32.02   $29.97   $19.55   $21.37   $21.37   $22.78   $22.98      $22.17
Key Center ......................   $24.67   $26.26   $29.55   $25.45   $26.69   $29.50   $30.19      $30.28
Lafayette Center ................   $33.09   $38.42   $38.16   $37.49   $37.59   $34.53   $39.91      $42.67
Market Square ...................   $43.80   $41.43   $45.74   $47.52   $53.01   $51.09   $53.20      $54.36
Army and Navy Building ..........   $39.76   $36.92   $39.52   $44.00   $44.73   $45.82   $50.47      $49.66
Liberty Place ...................   $44.33   $45.00   $ 0.00   $ 0.00   $49.00   $47.75   $49.31      $54.27
Reston Town Center ..............   $28.81   $38.14   $30.71   $27.15   $29.79   $36.69   $41.28      $39.49
1616 North Fort Myer Drive ......   $ 0.00   $ 0.00   $27.75   $28.33   $28.83   $34.03   $36.00      $30.48
1300 North Seventeenth Street ...   $27.04   $27.60   $26.74   $29.10   $31.19   $32.00   $29.08      $33.33
Booz Allen Complex ..............   $ 0.00   $24.48   $21.68   $19.84   $42.50   $42.50   $ 0.00      $32.79
Polk & Taylor ...................   $ 0.00   $ 0.00   $ 0.00   $30.78   $30.78   $30.78   $30.00      $30.04
American Center .................   $32.54   $33.06   $26.11   $24.77   $24.29   $27.66   $32.66      $28.81
11111 Sunset Hills Road .........   $27.91   $ 0.00   $23.00   $23.00   $23.00   $26.38   $30.70      $26.73

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

                                      C-3

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                              NET OPERATING INCOME

PROPERTY                                   2001          2002          2003          2004          2005
------------------------------------   -----------   -----------   -----------   -----------   -----------

Washington Mutual Tower(1) .........   $15,653,359   $15,708,846   $16,537,073   $16,488,332   $16,274,293
Market Square(2) ...................   $22,391,620   $24,703,280   $23,708,640   $23,025,123   $20,808,432
Reston Town Center(3) ..............   $18,269,923   $19,016,596   $16,708,954   $19,786,226   $20,712,822
1300 North Seventeenth Street(4) ...   $ 7,544,643   $ 7,042,444   $ 6,893,756   $ 6,638,448   $ 8,580,337

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro rata portion) on approximately $79,250,000 of existing secured debt to third parties ($49,769,000 based on a 62.8% pro rata portion).

(2)  Represents a 100% interest in the Market Square property, prior to payment of debt service on existing secured debt to the borrower, and prior to disbursement of 70% of cash flows after debt service to the borrower, and
     30% to a non-affiliate, as described in the "Market Square Joint Venture"
     section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing secured debt to third parties.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing secured debt to third parties.

                              NET OPERATING INCOME

PROPERTY                                 1Q 2006       1Q 2007       TTM 10/06        2006         TTM 03/07         U/W
------------------------------------   -----------   -----------   ------------   ------------   ------------   ------------

Wells Fargo Center .................   $ 4,226,437   $ 3,823,528   $ 15,474,857   $ 14,736,945   $ 14,334,036   $ 19,770,003
Washington Mutual Tower(1) .........     4,327,781     3,196,469     17,004,496     15,919,520     14,788,209     16,078,102
City Center Bellevue ...............     3,509,664     2,043,796     10,562,260     10,221,829      8,755,961      9,856,098
Sunset North .......................     2,267,063     2,153,086      8,575,097      8,819,911      8,705,934      9,235,154
Plaza Center .......................     1,481,715     1,976,353      6,834,261      6,508,781      7,003,419      9,187,329
Eastgate Office Park ...............       757,101       834,861      2,887,632      3,016,207      3,093,967      4,004,538
Lincoln Executive Center ...........       966,130       922,832      3,183,144      3,523,447      3,480,149      4,360,093
Plaza East .........................       392,372       507,342      2,153,661      2,237,310      2,352,280      2,618,950
Key Center .........................     2,549,048     2,806,179      9,838,198     10,992,380     11,249,511     11,838,738
Lafayette Center ...................     4,266,839     4,040,525     16,104,255     15,594,015     15,367,700     18,268,793
Market Square(2) ...................     4,862,203     6,140,006     19,364,825     18,729,016     20,006,818     26,180,226
Army and Navy Building .............       403,192       675,478      2,900,420      2,495,189      2,767,475      2,578,741
Liberty Place ......................       922,440     1,081,290      4,327,320      4,618,507      4,777,357      5,531,542
Reston Town Center(3) ..............     5,011,711     5,310,612     21,711,497     21,366,057     21,664,959     21,769,534
1616 North Fort Meyer Drive ........     1,608,930       969,419      4,633,934      4,865,953      4,226,442      7,701,606
1300 North Seventeenth Street(4) ...     2,366,966     2,346,056      9,108,594      9,069,143      9,048,233     11,226,415
Booz Allen Complex .................     3,946,806     3,929,315     15,405,541     15,448,290     15,430,798     16,623,006
Polk & Taylor ......................     5,232,204     5,448,565     20,383,775     20,794,628     21,010,989     23,524,092
American Center ....................       642,333     1,280,969      3,739,160      3,823,597      4,462,232      7,266,746
11111 Sunset Hills Road ............       674,461       756,493      3,554,775      3,296,475      3,378,506      4,667,430
                                       -----------   -----------   ------------   ------------   ------------   ------------
TOTAL/WEIGHTED AVERAGE .............   $50,415,397   $50,243,174   $197,747,702   $196,077,199   $195,904,976   $232,287,136

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro rata portion) on approximately $79,250,000 of existing secured debt ($49,769,000 based on a 62.8% pro rata portion) to third parties.

(2)  Represents a 100% interest in the Market Square property, prior to payment of debt service on existing secured debt to the borrower, and prior to disbursement of 70% of cash flows after debt service to the borrower, and
     30% to a non-affiliate, as described in the "Market Square Joint Venture"
     section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing secured debt to third parties.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing secured debt to third parties.

Pursuant to Rule 409 under the Securities Act of 1933, as amended, the Depositor has not included herein selected financial data (as defined in Item 3.01 of
Regulation S-K) for the five most recent fiscal years and most recent interim period, for the borrowers related to the property known as Market Square or the borrowers related to the Cash Flow Properties (the "Non-Provided Information").
The financial information with respect to such borrowers or the related properties set forth in the "Net Operating Income" table herein (other than under "U/W") and under "Market Square Associates" was provided by the Beacon
Seattle & DC Portfolio Borrower. The Beacon Seattle & DC

                                      C-4

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                         BEACON SEATTLE & DC PORTFOLIO
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Portfolio Borrower did not own the Beacon Seattle & DC Portfolio Properties
during the foregoing periods. The Beacon Seattle & DC Portfolio Properties (or equity interests in the owners thereof) were acquired by the Beacon Seattle & DC
Portfolio Borrower on April 10, 2007 from EOP Operating Limited Partnership and/or affiliates or subsidiaries thereof (collectively, "EOP/Blackstone"). The
Depositor and its affiliates are not affiliated with the Beacon Seattle & DC
Portfolio Borrower or EOP/Blackstone and the Beacon Seattle & DC Portfolio
Borrower is not affiliated with EOP/Blackstone. The Depositor has requested the
Non-Provided Information from the Beacon Seattle & DC Portfolio Borrower and has requested that the Beacon Seattle & DC Portfolio Borrower request the information from EOP/Blackstone. The Beacon Seattle & DC Portfolio Borrower has
informed the Depositor that the Beacon Seattle & DC Portfolio Borrower does not possess the Non-Provided Information, and that EOP/Blackstone has informed the
Beacon Seattle & DC Portfolio Borrower that either EOP/Blackstone does not possess the Non-Provided Information or the Non-Provided Information has not
been located.

                              FINANCIAL INFORMATION

                                          FULL YEAR      FULL YEAR         TTM
                                        (12/31/2004)   (12/31/2005)   10/31/2006(1)   UNDERWRITTEN
                                        ------------   ------------   -------------   ------------

Effective Gross Income ..............   $290,368,776   $309,548,688   $327,007,471    $354,117,597
Total Expenses ......................   $ 99,953,705   $110,185,456   $119,187,041    $112,306,489
Net Operating Income (NOI) (1)(2) ...   $180,327,374   $189,399,017   $197,747,703    $232,287,136
Cash Flow (CF) (1) ..................   $180,327,374   $189,399,017   $197,747,703    $217,631,011
DSCR on NOI (3)(4) ..................           1.08x          1.14x          1.20x           1.43x
DSCR on CF (3)(4) ...................           1.08x          1.14x          1.20x           1.33x

(1)  All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington
     Mutual Tower. The related borrower did not grant a mortgage on, and does not have a 100% ownership interest in the Market Square property, as more fully set forth in the "Additional Information" section below. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the Cash Flow Properties, U/W Net Operating Income
     and U/W Net Cash Flow would be $213,010,561 and $198,385,887 respectively.
     If the Cash Flow Properties were released, U/W Net Operating Income and U/W
     Net Cash Flow would be $183,213,085 and $171,617,524 respectively.

(2)  Net Operating Income for the year ended December 31, 2006 and for the trailing-12 month period ended March 31, 2007 was set forth previously in the Net Operating Income tables.

(3)  All DSCR numbers reflect the cash flows attributable to a 62.8% ownership interest in Washington Mutual Tower and take into account the existing debt service required to be paid to third parties with regard to the Cash Flow
     Properties.

(4)  Assuming the Cash Flow Properties were released, and as a result, the
     Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding DSCR would be 1.19x for the Note A-4 and 1.12x for the Beacon
     Seattle & DC Portfolio Whole Loan.

                              TENANT INFORMATION(1)

                                         RATINGS          TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                         FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT           RENT      EXPIRATION
---------------------------------   -----------------   ---------   --------   --------   -----------   -----------   ----------

Booz Allen Hamilton .............       Not Rated         714,237      7.3%     $29.93    $21,376,474       7.6%         Various(2)
GSA -- Department of Defense ....      AAA/Aaa/AAA        554,294      5.6      $32.21     17,854,320       6.4          Various(3)
Polk GSA ........................      AAA/Aaa/AAA        354,909      3.6      $25.24      8,956,668       3.2          Various(4)
Perkins Coie ....................       Not Rated         285,716      2.9      $31.04      8,868,398       3.2          Various(5)
Expedia .........................      NR/Baa3/BBB-       265,713      2.7      $14.94      3,970,211       1.4       09/30/2009
Wells Fargo Bank NA .............       AA/Aa1/AA+        214,662      2.2      $27.30      5,861,101       2.1          Various(6)
Washington Mutual Bank ..........        A/A2/A-          191,758      1.9      $34.26      6,568,730       2.3          Various(7)
Davis Wright Tremaine ...........       Not Rated         169,533      1.7      $26.00      4,407,858       1.6       12/31/2018
XO Communications ...............       Not Rated         167,495      1.7      $25.70      4,304,628       1.5       11/30/2007
Commodity Future ................       Not Rated         161,785      1.6      $43.38      7,018,452       2.5       09/30/2015
                                                        ---------     ----                -----------
TOTAL ...........................                       3,080,102     31.3%               $89,186,840      31.8%

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  For Booz Allen Hamilton, 408,591 SF expire on December 31, 2010, 180,000 SF expire on January 31, 2012 and 125,646 SF expire on June 30, 2014.

(3)  For the GSA -- Department of Defense, 4,977 SF expire on July 31, 2007,
     524,867 SF expire on April 30, 2008 and 24,450 SF expire on November 30,
     2009.

(4)  For the Polk GSA, 41,410 SF expire on May 31, 2009, 60,380 SF expire on
     February 28, 2010, 46,163 SF expire on August 31, 2010, 76,332 SF expire on
     March 31, 2014 and 130,624 SF expire on March 31, 2015.

(5)  For Perkins Coie, 10,546 SF expire on July 31, 2011, 272,046 SF expire on
     December 31, 2011 and 3,124 SF expire on December 31, 2035.

(6)  For Wells Fargo Bank NA, 59,544 SF expire on February 2 4, 2008, 128,421 SF expire on September 29, 2008, 2,515 SF expire on November 30, 2008, 1,913
     SF expire on November 30, 2009, 7,018 SF expire on November 30, 2010,
     15,075 SF expire on March 31, 2011 and 176 SF expire on December 31, 2035.

(7)  For Washington Mutual Bank, 3,569 SF expire on May 31, 2008, 7,086 SF expire on February 28, 2010 and 181,103 SF expire on December 31, 2010.

                                      C-5

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                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES    EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION      EXPIRING         SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
------------------   -------------   ---------   --------   ----------   ------------   -----------

2007 .............         115         651,151      6.6%       651,151        6.6%      $17,728,284
2008 .............         152       1,412,975     14.3      2,064,126       21.0%      $43,535,953
2009 .............         163       1,251,256     12.7      3,315,382       33.7%      $32,188,604
2010 .............         187       1,716,954     17.4      5,032,336       51.1%      $46,248,277
2011 .............         132       1,030,943     10.5      6,063,279       61.6%      $32,561,611
2012 .............          75         683,791      6.9      6,747,070       68.5%      $19,902,474
2013 .............          74         719,205      7.3      7,466,275       75.8%      $19,678,430
2014 .............          64         690,402      7.0      8,156,677       82.8%      $21,116,703
2015 .............          57         791,731      8.0      8,948,408       90.9%      $26,840,676
2016 .............          30         358,770      3.6      9,307,178       94.5%      $14,983,237
2017 .............           6          24,067      0.2      9,331,245       94.7%      $   928,371
2018 .............           8         169,533      1.7      9,500,778       96.5%      $ 4,407,858
2035 .............          34          37,696      0.4      9,538,474       96.9%      $     4,800
Vacant ...........          --         309,867      3.1      9,848,341      100.0%      $        --
                         -----       ---------    -----
TOTAL ............       1,209       9,848,341    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-6

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                         BEACON SEATTLE & DC PORTFOLIO
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                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 19.4% of the total net rentable square feet, are:

o    BOOZ ALLEN HAMILTON (not rated) occupies 714,237 square feet (7.3% of total square feet, 7.6% of income under numerous leases expiring between 2010 and
     2014. The leases provide for underwritten base rents ranging from $24.67 per square foot to $36.75 per square foot with a weighted average of $29.93 per square foot. As one of the world's leading management consulting firms,
     Booz Allen Hamilton provides strategy and technology consulting services worldwide. Booz Allen Hamilton provides services to the world's leading corporations, government and other public agencies, emerging growth companies and institutions, specializing in strategy and leadership, organization and change management, operations, innovation, sales and marketing and information technology. Booz Allen Hamilton was founded in
     1914 by Edwin Booz and now has more than 19,000 employees in six continents. In their fiscal year 2006, Booz Allen Hamilton recorded sales of more than $3.7 billion.

o    GSA -- DEPARTMENT OF DEFENSE (rated "AAA" by Fitch, "Aaa" by Moody's and
     "AAA" by S&P) occupies 554,294 square feet (5.6% of total square feet, 6.4%
     of income) under several leases expiring between 2007 and 2009. The leases provide for base rents ranging from $22.00 per square foot to $33.15 per square foot, with a weighted average of $32.21 per square foot. Of the total square footage occupied by GSA -- Department of Defense, 99% is located at the Polk & Taylor Building in Arlington, Virginia due to its
     proximity to the Pentagon.

o    POLK GSA (rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by S&P) occupies numerous spaces containing 354,909 square feet (3.6% of total square feet and 3.2% of income) under leases expiring between 2009 and 2014. The leases provide for base rents ranging from $22.65 per square foot to $26.65 per square foot, with a weighted average of $25.24 per square foot. All of the space occupied by Polk GSA is located at the Polk & Taylor Building in
     Arlington, Virginia due to its proximity to the Pentagon.

o    PERKINS COIE (not rated) occupies several spaces containing 285,716 square feet (2.9% of square feet, 3.2% of income) under leases expiring between
     2011 and 2035. The leases provide for base rents ranging from $23.85 per square foot to $43.00 per square foot, with a weighted average of $31.04 per square foot. The Perkins Coie law firm was founded in 1912, and now consists of more than 600 lawyers in 15 offices throughout the United
     States and China. Perkins Coie offers a broad range of services, but focuses primarily on litigation, corporate finance, intellectual property, real estate and labor and employment.

                                      C-7

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                          BEACON SEATTLE & DC PORTFOLIO
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                             ADDITIONAL INFORMATION

THE LOAN:

o    The largest loan (the "Beacon Seattle & DC Portfolio Loan") as evidenced by a promissory note in the amount of $394,477,317 (the "Beacon Seattle & DC
     Portfolio Note") is secured by: (i) first mortgages or deeds of trust encumbering (a) fee interests in 15 office properties and (b) a leasehold interest in one office property known as Key Center, located in Bellevue,
     WA; (ii) with respect to one office property known as Market Square, located in Washington, D.C., (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrowers' cash flow from the property
     (collectively, (i) and (ii) are the "Portfolio Properties"); and (iii) a
     covenant to deposit the related borrowers' cash flows from three additional properties (the "Cash Flow Properties") (together with the Portfolio
     Properties, the "Beacon Seattle & DC Portfolio Properties"). The Trust will not be able to foreclose on and take ownership of the joint venture interest and the related loans described in clauses (ii) (a) and (b) above, but will be entitled to the proceeds in connection with the sale of such assets.

o    The Cash Flow Properties consist of: (i) Washington Mutual Tower, located in Seattle, Washington, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account;
     (ii) Reston Town Center, located in Reston, Virginia; and (iii) 1300 North
     Seventeenth Street, located in Arlington, Virginia. With regard to Reston
     Town Center and 1300 North Seventeenth Street, the respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by
     $339,177,299 of existing secured debt to third parties.

o    All properties are located in the State of Washington, in Washington, D.C.
     or in Northern Virginia. The Beacon Seattle & DC Portfolio Whole Loan was
     originated on April 10, 2007 by or on behalf of Bear Stearns Commercial
     Mortgage, Inc. and two other lenders.

o    MARKET SQUARE JOINT VENTURE. The property known as Market Square is owned in fee by a joint venture partnership in which the borrower has a 70%
     partnership interest and a non-affiliated party owns a 30% interest. The
     Market Square property is also encumbered by existing debt in favor of the borrower, in the form of: (i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan.
     As of December 31, 2006 and December 31, 2005, the balances of the mortgage loan were $154,041,348, and $158,230,992, respectively, and the balances of the unsecured loan were $103,100,945 and $85,141,825, respectively. The
     Beacon Seattle & DC Portfolio Whole Loan is secured by: (a) a pledge of the related borrowers' ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage loan and unsecured loans.
     With regard to the entity that owns Market Square, total assets were
     $148,088,171 and $140,925,442 as of December 31, 2006 and December 31,
     2005, respectively. For the same time periods: (i) net losses were
     $8,398,185 and $6,622,252, respectively; (ii) total operating revenues were
     $35,474,940 and $33,724,342, respectively; (iii) long term obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817, respectively; and (iv) interest expenses paid to affiliates were $23,713,659 and $21,653,336, respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans;
     (ii) in payment of any principal outstanding under any optional loans;
     (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made; (iv) to the borrower in payment of the aggregate accrued preferred return; and (v) to the partners in accordance with their respective percentage interests. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i) in payment of any accrued interest under any optional loans;
     (ii) in payment of any principal outstanding under any optional loans;
     (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made; (iv) to the borrower in payment of the aggregate accrued preferred return; (v) to the borrower in payment of certain unrecovered capital; (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement; and (vii) to the partners in accordance with their respective percentage interests (70% in the case of the borrower).

                                      C-8

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                          BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

THE BORROWER:

o    The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership (collectively, the "Beacon Seattle & DC Portfolio Borrower"). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon Seattle & DC Portfolio Whole Loan. The sponsors of the Beacon Seattle & DC Portfolio Whole Loan are Beacon Capital
     Partners, LLC and its affiliate Beacon Capital Strategic Partners V, L.P.
     Beacon Capital Partners was founded in 1998 following the merger of its predecessor company, Beacon Properties Corporation, with Equity Office
     Properties Trust in a transaction valued at $4.0 billion. Beacon Capital
     Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, Massachusetts. Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

THE PROPERTY:

o    The "Beacon Seattle & DC Portfolio Whole Loan" has a Cut-off Date balance of $2,700,000,000 and is secured by: (i) first mortgages or deeds of trust encumbering the Portfolio Properties (other than Market Square); (ii) a pledge of ownership interests in, and a collateral assignment of a first mortgage loan in favor of the borrower secured by, Market Square; and (iii)
     a covenant to deposit the related borrowers' cash flows from the Cash Flow
     Properties.

o    The 20 properties contain a total of 9,848,341 square feet of office space.
     As of April 1, 2007, the occupancy rate for the portfolio was approximately
     96.9%.

o    The Cash Flow Properties consist of the Washington Mutual Tower located in
     Seattle, Washington; Reston Town Center located in Reston, Virginia; and
     1300 North Seventeenth Street, located in Arlington, Virginia. With respect to the Washington Mutual Tower, the related borrower has agreed to deposit distributions from the joint venture owning the property into a designated deposit account, and with respect to Reston Town Center and 1300 North
     Seventeenth Street the related borrowers have agreed to deposit distributions from the owner of the related property to such account. The
     Beacon Seattle & DC Portfolio Whole Loan is not secured by mortgages on the
     Cash Flow Properties. The Cash Flow Properties are otherwise directly encumbered by existing secured debt to third parties.

PROPERTY MANAGEMENT:

o    The Beacon Seattle & DC Portfolio Properties are managed by four entities.
     Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright
     Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific
     Northwest.

CURRENT PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The combined Note A-4, Note A-5, and Note B-1 represent a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Whole
     Loan. The pari passu interests in the Beacon Seattle & DC Portfolio Whole
     Loan are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I Inc. Series 2007-IQ14 transaction. In addition, the Cash Flow Properties are currently encumbered by $339,177,299 of existing secured debt to third parties.

o    Mezzanine loans with the aggregate original principal balance of
     $205,000,000 were originated on April 10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers and are subject to an intercreditor agreement with the holders of the Beacon Seattle & DC
     Whole Loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      C-9

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                          BEACON SEATTLE & DC PORTFOLIO
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RELEASE OF PARCELS:

o    The Beacon Seattle & DC Portfolio Whole Loan permits partial releases of the Portfolio Properties in whole or in part subject to the satisfaction of certain conditions including but not limited to the following. If the debt service coverage ratio for the Beacon Seattle & DC Portfolio Whole Loan
     (based on actual net operating income, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of
     (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such release, the debt service coverage ratio is at least equal to the greater of (i) 1.07x and (ii) the debt service coverage ratio immediately prior to such release. If the debt service coverage ratio is equal to or greater than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such release, the debt service coverage ratio is at least equal to the greater of (i) 1.45x and (ii) the debt service coverage ratio immediately prior to such release.

o    The Beacon Seattle & DC Portfolio Whole Loan plus the mezzanine loans
     ("Beacon Seattle & DC Portfolio Indebtedness") permits partial releases of the Cash Flow Properties (a) subject to payment of release amounts of (i)
     $235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town
     Center and (iii) $75,000,000 for 1300 North Seventeenth Street and (b)
     provided that after such release, the debt service coverage ratio for the
     Beacon Seattle & DC Portfolio Indebtedness (based on actual net operating income, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to 1.07x. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the Beacon Seattle & DC Portfolio
     Whole Loan has been prepaid in the total amount of $100,000,000 pursuant to
     Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

                                      C-10

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                                ONE PARK AVENUE
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                                LOAN INFORMATION

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Acquisition
ORIGINAL NOTE A-1 PRINCIPAL
   BALANCE(1):                     $187,500,000
FIRST PAYMENT DATE:                April 1, 2007
TERM/AMORTIZATION:                 60/0 months
INTEREST ONLY PERIOD:              60 months
MATURITY DATE:                     March 1, 2012
EXPECTED NOTE A-1 MATURITY
   BALANCE(1):                     $187,500,000
BORROWING ENTITY:                  One Park Avenue Partners LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   56 payments
                                   Open: 4 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:          Yes
   TI/LC RESERVE:                  $2,819,950
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                    Yes
PARI PASSU DEBT:                   Note A-2 -- $187,500,000
MEZZANINE DEBT(2):                 Note M1 -- $75,400,000
                                   Note M2 -- $32,600,000
LOCKBOX:                           Hard

(1)   The $375,000,000 One Park Avenue Pari Passu Whole Loan has been split into two pari passu notes: the $187,500,000 Note A-1 (included in the
      Trust Fund) and the $187,500,000 Note A-2 (not included in the Trust
      Fund).

(2)  This loan is structured with a $32,600,000 junior mezzanine loan, which was not funded at closing and is to be funded over the first 12 months of the loan term for interest reserves ($18 million), replacement reserves ($10 million) and tenant improvements ($4.6 million) and leasing commissions.
     Any portion of the $32,600,000 junior mezzanine not funded within the first
     12 months will be funded into escrows.

                              FINANCIAL INFORMATION

WHOLE LOAN CUT-OFF DATE BALANCE:   $375,000,000
NOTE A-1 CUT-OFF DATE BALANCE:     $187,500,000
NOTE A-2 CUT-OFF DATE BALANCE:     $187,500,000
CUT-OFF DATE LTV(1):               65.9%
MATURITY DATE LTV(1):              65.9%
UNDERWRITTEN DSCR(1):              1.16x
MORTGAGE RATE(2):                  6.281%

(1)  Calculated based on the aggregate Cut-off Date principal balance of the
     Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the
     Trust Fund).

(2)  Mortgage rate rounded to three decimal places.

                              PROPERTY INFORMATION

PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Central Business District
LOCATION:                          New York, New York
YEAR BUILT/RENOVATED:              1925/1986
NET RENTABLE SQUARE FEET:          924,501
CUT-OFF BALANCE PER SF(1):         $406
OCCUPANCY AS OF 02/23/2007:        98.0%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Murray Hill Properties LLC
UNDERWRITTEN NET CASH FLOW:        $27,591,586
APPRAISED VALUE:                   $569,300,000

(1)  Calculated based on the aggregate Cut-off Date principal balance of the
     Note A-1 (included in the Trust Fund) and the Note A-2 (not included in the
     Trust Fund).

                                      C-11

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                                ONE PARK AVENUE
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                              FINANCIAL INFORMATION

                                         FULL YEAR      FULL YEAR       ANNUALIZED
                                       (12/31/2004)   (12/31/2005)   (09/30/2006)(1)   UNDERWRITTEN
                                       ------------   ------------   ---------------   ------------

Effective Gross Income .............    $35,190,714    $36,824,135     $43,280,801      $47,313,588
Total Expenses .....................    $15,243,121    $16,627,751     $17,539,229      $17,697,948
Net Operating Income (NOI) .........    $19,947,593    $20,196,384     $25,741,572      $29,615,641
Cash Flow (CF) .....................    $19,947,593    $20,196,384     $25,741,572      $27,591,586
DSCR on NOI ........................           0.84x          0.85x           1.08x            1.24x
DSCR on CF .........................           0.84x          0.85x           1.08x            1.16x

(1)  The Effective Gross Income for the Annualized September 30, 2006 financials includes a one time Lease Buyout Fee totaling $2,983,940.

                             TENANT INFORMATION(1)

                                            RATINGS          TOTAL       % OF                  POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                            FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT      EXPIRATION
------------------------------------   -----------------   ---------   --------   --------   ------------   -----------   ----------

NYU Hospitals Center(2) ............       Not Rated        163,741      17.7%     $36.52     $ 5,979,259      17.7%      09/30/2013
Segal ..............................       Not Rated        157,947      17.1      $36.21       5,720,000      16.9       12/31/2009
Coty ...............................       Not Rated        100,629      10.9      $38.93       3,917,021      11.6       06/30/2015
American Media Operations(3) .......      NR/ NR/ CCC+       78,058       8.4      $35.54       2,774,095       8.2       05/31/2011
Public Service Mutual Insurance
   Company .........................      NR/ NR/ BBB-       75,180       8.1      $36.59       2,750,502       8.1       12/31/2012
                                                            -------      ----                 -----------      ----
TOTAL ..............................                        575,555      62.3%                $21,140,877      62.5%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  NYU and NYU Hospitals Center combined have five spaces. 60,600 square feet expires on September 30, 2013, 23,141 square feet of NYU space expires on
     January 31, 2015 and 80,000 square feet expires on February 28, 2015.

(3)  Advanstar Comm Inc subleases 33,000 square feet to America Media Operations with an expiration date of April 30, 2010, after which the lease will be direct to America Media Operations at $39 per square foot.

                           LEASE ROLLOVER SCHEDULE(1)

                               NO. OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %     BASE RENT
YEAR OF EXPIRATION                EXPIRING        SF      TOTAL SF    TOTAL SF     OF TOTAL SF     EXPIRING
----------------------------   -------------   --------   --------   ----------   ------------    ----------

2007 .......................         6           16,725      1.8%       16,725         1.8%       $  764,669
2008 .......................         2           10,545      1.1        27,270         2.9%       $  221,367
2009 .......................         7          160,920     17.4       188,190        20.4%       $5,781,244
2010 .......................         5          110,715     12.0       298,905        32.3%       $4,534,432
2011 .......................         3           45,058      4.9       343,963        37.2%       $1,537,255
2012 .......................         9          132,097     14.3       476,060        51.5%       $4,718,724
2013 .......................         1           60,600      6.6       536,660        58.0%       $2,262,804
2014 .......................         3           15,889      1.7       552,549        59.8%       $  688,398
2015 .......................         6          203,770     22.0       756,319        81.8%       $7,633,476
2020 .......................         1           53,494      5.8       809,813        87.6%       $1,765,302
2022 .......................         6           90,956      9.8       900,769        97.4%       $3,385,594
2036 .......................         1            1,000      0.1       901,769        97.5%       $       --
Vacant .....................        --           18,785      2.0       920,554        99.6%       $       --
Management/Storage .........        --            3,947      0.4       924,501       100.0%       $       --
                                   ---          -------    -----
TOTAL ......................        50          924,501    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-12

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                                ONE PARK AVENUE
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                         SUMMARY OF SIGNIFICANT TENANTS

The five largest tenants, representing 62.3% of the total net rentable square feet and 62.5% of total income, are:

o    NYU HOSPITALS CENTER AND NYU (not rated) occupy 163,741 square feet (17.7%
     of square feet, 17.7% of income). NYU Hospitals Center occupies 140,600 square feet under two 16-year leases expiring September 30, 2013 and
     February 28, 2015 with two 5-year renewal options at 3% annual increases with 15 months written notice and one 10-year lease expiring September 30,
     2013. The leases provide for rental rates of $34.17 to $37.34 per square foot, depending on the location, with annual increases of 3%. NYU separately leases 23,141 square feet on the 10th floor under two 10-year leases expiring January 31, 2015. NYU Hospitals Center consistently ranks among the nation's top hospitals in U.S. News & World Report's annual survey of health care providers. The NYU Hospital Center and NYU have administrative offices located at the Mortgaged Property.

o    THE SEGAL COMPANY (not rated) occupies 157,947 square feet (17.1% of square feet, 16.9% of income) under a lease with several expansion amendments expiring December 31, 2009 with one 5-year renewal option at the greater of the fixed rent payable during the preceding 12 months or fair market rental value with 18 months written notice. The lease provides for rate increases of $4.00 per square foot at the end of the first five year period, $4.20 per square foot at the end of the second five year period and $3.50 per square foot at the end of the third five year period. The lease also provides for rental increases of $4.00 per square foot every five years for the expansion space of 50,000 square feet. The Segal Group covers more than
     8 million employees worldwide under its benefits programs. The Segal
     Company is an employee-owned actuarial, benefits, compensation and consulting services firm that does business primarily through its subsidiary, The Segal Company and focuses on employees in the corporate, government, and non-profit sectors offering its services to clients throughout North America, as well as in the Bahamas, Europe, Puerto Rico and the Virgin Islands. Established in 1939, the Segal Group operates through offices across the United States and Canada. The Segal Company is a founding member of the Multinational Group of Actuaries and Consultants and
     is headquartered at One Park Avenue.

o    COTY (not rated) occupies 100,629 square feet (10.9% of square feet, 11.6%
     of income) under one 16-year lease and one 12-year lease expiring June 30,
     2015 with one 5-year renewal option at rates determined by the landlord and written notice given to the tenant within 15 months of the expiration. Coty must provide written notice of his acceptance or dispute within 12 months of expiration. The lease provides for a rental rate of $35.00 per square foot with increases to $36.00 per square foot on the second anniversary,
     $38.00 per square foot on the fifth anniversary, $39.00 per square foot on the seventh anniversary and $40.00 per square foot on the tenth anniversary. The tenant has first right of offer on any available space on the 3rd or 6th floors within one year of the expiration date and within one year of the extension period expiration date. Coty is a leading maker of mass-market fragrances for men and women. Coty products include moderately priced fragrances and colognes sold by mass retailers and prestige brands found in department stores. Coty's brands include Jennifer Lopez, JOOP!,
     Jovan, Rimmel, Stetson and Vivienne Westwood. Coty also offers Calgon bath products, as well as aromatherapy, foot care, and sun care items. German consumer goods giant, Joh. A. Benckiser GmbH, acquired Coty in 1996 to operate its fragrance and cosmetics businesses.

o    AMERICAN MEDIA OPERATIONS, INC. (not rated by Fitch or Moody's, rated
     "CCC+" by S&P) occupies 78,058 square feet (8.4% of square feet, 8.2% of income) under a two 6-year leases expiring April 30, 2010 and May 31, 2011 with no renewal option. The lease provides for rental rates of $35.00 per square foot on 43,467 square feet with rate increase of $4.00 per square foot on the third anniversary and a rental rate of $37.48 per square foot on 33,000 square feet with a rate increase to $39.14 per square foot on May
     1, 2010. American Media Operations, the nation's top publisher of tabloid newspapers and magazines, has revamped its leading gossip publications,
     National Enquirer and Star, to focus on celebrity coverage. Its 16 magazine titles also include Globe, Sun, National Examiner and Weekly World News. In
     addition, American Media Operations publishes a number of fitness magazines, Shape and Men's Fitness, through its Weider Publications subsidiary. American Media Operations also operates Distribution Services, which places the periodicals in supermarkets throughout the United States and Canada. American Media Operations, Inc. reported over $500 million in revenues last year and is headquartered in Boca Raton, Florida.

o    PUBLIC SERVICE MUTUAL INSURANCE COMPANY (not rated by Fitch and Moody's, rated "BBB-" by S&P) now under the Magna Carta Companies umbrella, occupies
     75,180 square feet (8.1% of square feet, 8.1% of income) under two ten-year leases and one 11-year lease expiring December 31, 2012. The Public Service
     Mutual Insurance Company was founded in New York City in 1925 as a mutual insurance carrier for the taxicab industry. On the Public Service Mutual
     Insurance Company's 75th anniversary in 2000, the Public Service Mutual
     Casualty Insurance Corporation (a/k/a PSM Insurance Companies) adopted the trade name of Magna Carta Companies. The Magna Carta Companies umbrella now consists of Public Service Mutual Insurance Company, Paramount Insurance
     Company and Western Select Insurance Company. The Magna Carta Companies
     specializes in insurance underwriting in various business lines, including commercial real estate, restaurants and workers compensation. Headquartered at One Park Avenue, the Magna Carta Companies has offices nationwide including Boston, Chicago, Dallas and Los Angeles.

                                      C-13

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                                ONE PARK AVENUE
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                             ADDITIONAL INFORMATION

THE LOAN:

o    The One Park Avenue Pari Passu Whole Loan is a $375.0 million, five-year fixed rate loan secured by first mortgage on one twenty-story office/retail building containing 924,501 square feet located in New York, New York. The
     One Park Avenue Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu notes referred to as the One Park Avenue Pari
     Passu Note A-1 (which is included in the Trust Fund and represents the One
     Park Avenue Mortgage Loan) and the One Park Avenue Pari Passu Note A-2
     (which is not included in the Trust Fund). The One Park Avenue Pari Passu
     Note A-1 Mortgage Loan is interest-only for the entire loan term, matures on March 1, 2012 and accrues interest at an annual rate, rounded to three decimal places, of 6.281%.

THE BORROWER:

o    The One Park Avenue Borrower, One Park Avenue Partners LLC, a Delaware
     limited liability company, is a special-purpose, bankruptcy remote, single-member entity with at least two independent directors for which a non-consolidation opinion has been issued by the Borrower's legal counsel.
     Equity ownership in the One Park Avenue Borrower is held indirectly by
     Blackacre Institutional Capital Management, LLC (80%) and Murray Hill
     Properties, LLC (20%). Both will act as the Sponsors. Norman Sturner is the borrower principal.

o    Blackacre Institutional Capital Management, LLC is the real estate investment affiliate of Cerberus Capital Management, L.P. which is one of the largest private equity/hedge funds in the country. Blackacre
     Institutional Capital Management, LLC and Cerberus Capital Management, L.P.
     were founded in 1992 by Steve Feinberg and the combined holdings amounted to over $16 billion in 2005 and generated over $45 billion in annual revenue. Blackacre Institutional Capital Management, LLC currently owns a number of entities including LNR Property Corporation and the Kyo-ya
     Portfolio. Cerberus Capital Management, L.P. is a leading private investment firm that specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus Capital
     Management, L.P. is headquartered in New York City with affiliate and/or advisory offices in Atlanta, Chicago, Los Angeles, London, Baarn,
     Frankfurt, Tokyo, Osaka and Taipei. Cerberus Capital Management, L.P. holds controlling or significant minority interests in companies around the world that generate over $60 billion in annual revenues.

o    Norman Sturner co-founded Murray Hill Properties, LLC in 1972. Murray Hill
     Properties, LLC invests in, develops, leases and manages commercial and residential real estate in the New York Tri-state area. Within the past 24 months, Murray Hill Properties, LLC has acquired seven Manhattan office buildings in excess of $450 million. It manages several million square feet for itself and for third-party owners. The Murray Hill Properties, LLC property and management portfolio includes office, retail, medical, multifamily and industrial real estate.

THE PROPERTY:

o    The One Park Avenue Mortgaged Property consists of a fee simple interest in a twenty-story office/retail building containing a total of 924,501 net rentable square feet covering the entire block on Park Avenue between 32nd
     Street and 33rd Street. The One Park Avenue Mortgaged Property contains
     770,304 square feet of office space with 11 office tenants and 154,197 square feet of retail/storage space with 10 retail tenants. There are six parking spaces located in the rear service area. The building has two cellar levels, a mezzanine level, a roof setback on the 16th floor, seven service entries, six low-rise, six high-rise elevators (two exclusively for
     Equinox), one freight and four service elevators and a loading dock. The
     One Park Avenue Mortgaged Property is 98.0% occupied by 21 tenants. Five tenants, The Segal Company, NYU Hospitals Center, Coty, American Media
     Operations Inc. and Public Service Mutual Insurance Company, represent
     62.3% of the net rentable square feet.

o    The One Park Avenue Mortgaged Property is located in the Murray Hill section of Manhattan, which is bounded by the Garment Center to the west, by Gramercy Park to the south, Kips Bay to the east and Grand Central to the north. Murray Hill is a mixed use area situated along the edge of the
     Midtown business district. Among the brownstones and low-rise pre-war apartment buildings are more modern mid- and high-rise structures, which are both residential and commercial in use.

                                      C-14

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                                 ONE PARK AVENUE
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o    Within Murray Hill, Madison Avenue and Park Avenue South are generally commercial in nature, with residential condominium conversions located among Class "A" and "B" office buildings on these avenues. Access to public transportation in this area is excellent. The One Park Avenue Mortgaged
     Property is located directly in front of the IRT local subway line #6 at
     East 33rd Street and Park Avenue. Major transfer stations are located at
     East 14th Street and Union Square and at Grand Central Station and East
     42nd Street. Buses operate in a north/south direction along the avenues and in the east/west directions on East 23rd and East 34th Streets. The largest employers in the area are New York Presbyterian Healthcare System (29,921),
     Citigroup, Inc. (27,144), JPMorgan Chase & Co. (20,257), Verizon
     Communications, Inc. (18,500) and Continuum Health Partners, Inc. (16,108).
     The estimated 2006 average household income is $94,087 in Manhattan.

o    The One Park Avenue Borrower is generally required at its sole cost and expense to keep the One Park Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The One Park Avenue Mortgaged Property is managed by Murray Hill Properties
     LLC, a sponsor related entity which currently manages over 7.0 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    There is a mezzanine loan of $108,000,000, which is split into two components, a $75,400,000 loan funded at closing and $32,600,000 to be funded for interest reserves, replacement reserves and tenant improvements and leasing commission reserves during the first 12 months of the loan term. Any portion of the $32,600,000 junior mezzanine not funded within the first 12 months will be funded into escrows.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    There will be a $32,600,000 mezzanine loan to be funded for reserves during the first 12 months of the loan term as $18 million for interest reserve,
     $10 million for replacement reserves and $4.6 million for tenant improvements and leasing commissions. Any portion of the $32,600,000 junior mezzanine not funded within the first 12 months will be funded into escrows.

                                      C-15

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                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                                LOAN INFORMATION

LOAN SELLER:                     Bank of America
LOAN PURPOSE:                    Acquisition
ORIGINAL NOTE A-2 PRINCIPAL
   BALANCE(1):                   $162,500,000
FIRST PAYMENT DATE:              November 1, 2006
TERM/AMORTIZATION:               84/0 months
INTEREST ONLY PERIOD:            84 months
MATURITY DATE:                   October 1, 2013
EXPECTED NOTE A-2 MATURITY
   BALANCE(1):                   $162,500,000
BORROWING ENTITY:                575 Lexington Avenue
                                 Acquisition LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/Defeasance:
                                 78 payments
                                 Open: 6 payments
UP-FRONT RESERVES:
   TAX RESERVE:                  Yes
   TI/LC RESERVE:                $15,000,000
   OTHER RESERVE(2):             $5,642,764
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                  Yes
   REPLACEMENT RESERVE:          $10,628
PARI PASSU DEBT:                 Note A-1 -- $162,500,000
FUTURE MEZZANINE DEBT:           Yes
LOCKBOX:                         Hard

(1)  The $325,000,000 575 Lexington Avenue Pari Passu Whole Loan has been split into two pari passu notes: the $162,500,000 Note A-1 (not included in the
     Trust Fund) and the $162,500,000 Note A-2 (included in the Trust Fund).

(2)  Represents $1,300,900 to fund tenant improvements relating to that portion of the Property leased to Boies, Schiller & Flexner LLP; $3,902,700 to fund tenant improvements pursuant to the Boies, Schiller Lease; and $439,164 which shall be held as additional collateral for the Loan representing the aggregate rent that would otherwise be payable during the free rent period by the tenant under the Boies, Schiller Lease.

                              FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:            $325,000,000
NOTE A-1 CUT-OFF DATE BALANCE:   $162,500,000
NOTE A-2 CUT-OFF DATE BALANCE:   $162,500,000
CUT-OFF DATE LTV(1):             74.9%
MATURITY DATE LTV(1):            74.9%
UNDERWRITTEN DSCR(1):            1.08x
MORTGAGE RATE(2):                5.728%

(1)  Calculated based on the aggregate Cut-off Date principal balance of the
     Note A-1 (not included in the Trust Fund) and the Note A-2 (included in the
     Trust Fund).

(2)  The interest rate is rounded to three decimal places.

                              PROPERTY INFORMATION

PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Central Business District
LOCATION:                        New York, New York
YEAR BUILT/RENOVATED:            1958/1990
NET RENTABLE SQUARE FEET:        637,685
CUT-OFF BALANCE PER SF(1):       $510
OCCUPANCY AS OF 02/28/2007:      92.0%
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Silverstein Properties, Inc.
UNDERWRITTEN NET CASH FLOW:      $20,469,245
APPRAISED VALUE:                 $434,200,000

(1)  Calculated based on the aggregate Cut-off Date principal balance of the
     Note A-1 (not included in the Trust Fund) and the Note A-2 (included in the
     Trust Fund).

                                      C-16

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                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR      FULL YEAR
                                 (12/31/2003)   (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                 ------------   ------------   ------------   ------------

Effective Gross Income .......   $18,304,373    $20,692,087    $21,735,921    $35,065,700
Total Expenses ...............   $10,857,834    $11,919,669    $11,939,439    $13,505,289
Net Operating Income (NOI) ...   $ 7,446,539    $ 8,772,418    $ 9,796,482    $21,560,411
Cash Flow (CF) ...............   $ 5,955,092    $ 8,292,853    $ 8,836,917    $20,469,245
DSCR on NOI ..................          0.39x          0.46x          0.52x          1.14x
DSCR on CF ...................          0.32x          0.44x          0.47x          1.08x

                          OFFICE TENANT INFORMATION(1)

                                          RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                          FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
----------------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

Cornell University ...............       Not Rated        106,055      16.6%     $35.93    $3,810,622      16.6%      03/31/2018
Boies, Schiller, & Flexner(2) ....       Not Rated         65,045      10.2      $29.76     1,935,528       8.4       06/30/2019
Palestrini Post Production .......       Not Rated         41,585       6.5      $33.89     1,409,258       6.1       05/31/2008
Regent Business Centers ..........       Not Rated         34,333       5.4      $30.00     1,029,990       4.5       12/31/2009
                                                          -------      ----                ----------      ----
TOTAL ............................                        247,018      38.7%               $8,185,398      35.6%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  The base rent increases to $39.50 per square foot, $42.00 per square foot and $44.50 per square foot on January 1, 2008, January 1, 2010 and January
     1, 2014, respectively.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION      EXPIRING        SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
------------------   -------------   --------   --------   ----------   ------------   ----------

2007 .............         2           13,039      2.0%       13,039         2.0%      $  400,322
2008 .............        23          102,482     16.1       115,521        18.1%      $3,628,990
2009 .............        11          110,764     17.4       226,285        35.5%      $3,293,645
2010 .............         5           33,982      5.3       260,267        40.8%      $1,462,460
2011 .............         7           39,462      6.2       299,729        47.0%      $2,217,608
2012 .............         2           30,008      4.7       329,737        51.7%      $  980,364
2013 .............         4           33,471      5.2       363,208        57.0%      $1,209,261
2014 .............         1            8,238      1.3       371,446        58.2%      $  288,330
2015 .............         2           41,780      6.6       413,226        64.8%      $1,588,820
2016 .............         3           20,400      3.2       433,626        68.0%      $  751,396
2018 .............         7           86,315     13.5       519,941        81.5%      $3,155,452
2019 .............         1           65,045     10.2       584,986        91.7%      $1,935,528
2020 .............         1            9,425      1.5       594,411        93.2%      $  329,875
MTM ..............         7            7,397      1.2       601,808        94.4%      $  469,007
Vacant ...........        --           35,877      5.6       637,685       100.0%      $       --
                         ---          -------    -----
TOTAL ............        76          637,685    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-17

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                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 38.7% of the total net rentable square feet, are:

o    CORNELL UNIVERSITY (not rated) occupies a total of 106,055 square feet
     (16.6% of square feet, 16.6% of income) under nine leases of various terms ranging from eight to 16 years and expiring from April 30, 2009 to March
     31, 2018. The current blended rental rate per square foot of $35.93 increases on April 1, 2008 and every five years thereafter for all leases except for 19,740 square feet, which expires April 30, 2009. There are two
     5-year options to renew the leases on 86,315 square feet and one 5-year option to renew the leases on 19,740 square feet with the rental rates per square foot determined at 95% of the then fair market. Founded in 1898, and affiliated with what is now New York-Presbyterian Hospital since 1927,
     Weill Medical College of Cornell University is a clinical and medical research center. In addition to offering degrees in medicine, Weill Cornell also has PhD programs in biomedical research and education at the Weill
     Graduate School of Medical Sciences, and with neighboring Rockefeller
     University and the Sloan-Kettering Institute, has established a joint
     MD-PhD program for students. The Joan and Sanford I. Weill Medical College and Graduate School of Medical Sciences of Cornell University are
     accredited by the Liaison Committee for Medical Education of the American
     Medical Association and the Association of American Medical Colleges.

o    BOIES, SCHILLER & FLEXNER (not rated) occupies 65,045 square feet (10.2% of square feet, 8.4% of income) under a 14-year lease expiring on June 30,
     2019. The current base rental rate per square foot of $29.76 increases to
     $39.50 on January 1, 2008, $42.00 on January 1, 2010 and $44.50 on January
     1, 2014. There is one five-year option to renew the lease with the rental rates per square foot determined at the then fair market. Boies, Schiller &
     Flexner is a private law firm specializing in complex commercial litigation, including antitrust, securities and class actions, and international arbitration. Boies, Schiller & Flexner also represents corporate clients and financial institutions in mergers and acquisitions, corporate finance, commercial banking, and project finance and private fund transactions. Boies, Schiller & Flexner has 195 attorneys located in 12 offices nationwide.

o    PALESTRINI POST PRODUCTION (doing business as The Blue Rock Editing Co.)
     (not rated) occupies a total of 41,585 square feet (6.5% of square feet,
     6.1% of income) under ten leases of various terms ranging from five to 14 years, all expiring on May 31, 2008. The current blended rental rate per square foot of $33.89 is constant during the remaining lease terms. There are no options to renew the leases. Blue Rock Editing Co. is a commercial editing company specializing in post production services for the advertising, film, and music video industries. Blue Rock Editing Co. has been an industry leader known for its creative diversity and innovative integration of technology for more than 20 years.

o    REGENT BUSINESS CENTERS (not rated) occupies a total of 34,333 square feet
     (5.4% of square feet, 4.5% of income) under two leases of various terms, both expiring on December 31, 2009. The current rental rate per square foot of $30.00 is constant during the remaining lease terms. There are no options to renew the leases. Regent Business Centers is a provider of business facilities and services for corporations requiring flexible, cost-effective office space. Lease terms are flexible, allowing companies the ability to expand and contract space as necessary. Regent Business
     Centers services, such as secretarial service, conference rooms, catering and state-of-the-art business equipment. Regent Business Centers operates
     12 business centers located in New York, Georgia, Colorado and California.
     Additionally, through Regent Business Centers' association with The
     Alliance Business Centers Network, Regent Business Centers provides access to more than 475 offices worldwide.

                                      C-18

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                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The 575 Lexington Avenue Pari Passu Whole Loan is a $325.0 million, seven-year fixed rate loan secured by a first mortgage on a central business district office building located in New York, New York County, New
     York. The 575 Lexington Avenue Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu promissory notes referred to as the 575 Lexington Avenue Pari Passu Note A-1 (which is not included in the
     Trust Fund) and the 575 Lexington Avenue Pari Passu Note A-2 (which is included in the Trust Fund and secures the 575 Lexington Avenue Mortgage
     Loan). The 575 Lexington Avenue Pari Passu Whole Loan is interest only for the entire loan term, matures on October 1, 2013 and accrues interest at an annual rate, rounded to three decimal places, of 5.728%.

THE BORROWER:

o    The 575 Lexington Avenue Borrower is 575 Lexington Avenue Acquisition LLC,
     a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the 575 Lexington
     Avenue Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership is held 97.0% by California State Teachers' Retirement
     System, a public entity, and 3.0% by Silverstein Metro Fund LLC, a Delaware limited liability company.

o    California State Teachers' Retirement System is the second largest public pension plan and the largest teachers' retirement fund in the United
     States. California State Teachers' Retirement System had a total membership of approximately 775,917 and assets of approximately $156.1 billion as of
     November 2006. The primary responsibility of the California State Teachers'
     Retirement System is to provide retirement related benefits and services to teachers in public schools from kindergarten through community college.

o    Silverstein Properties is one of the New York metropolitan area's most active real estate development, ownership and management organizations.
     Silverstein Properties has consummated in excess of $8 billion in transactions, developed and/or improved more than 20 million square feet of real estate, and owns, manages and leases over 7 million square feet of office and residential space in Manhattan.

THE PROPERTY:

o    The 575 Lexington Avenue Mortgaged Property consists of a fee simple interest in a central business district office building built in 1958. The
     34-story Class "A" improvements contain 637,685 square feet and are situated on 0.86 acres. The major tenants are Cornell University, Boies,
     Schiller, & Flexner, Palestrini Post Production, and Regent Business
     Centers, which together occupy 38.7% of the total square feet and contribute 35.6% of the gross potential rental income. The 575 Lexington
     Avenue Mortgaged Property is currently occupied by approximately 30 additional office tenants located on floors three to 34, 20 retail tenants located on the ground level and the New York Sports Club located on the second floor. Additional improvements include a basement-level parking garage containing 230 spaces.

o    The 575 Lexington Avenue Mortgaged Property is located on the northeast corner of Lexington Avenue and East 51st Street in the Midtown office district. The neighborhood includes some of Manhattan's attractions, including Radio City Music Hall, Rockefeller Center, St. Patrick's
     Cathedral and Grand Central Station. Land uses in the immediate area consist of Class "A" office buildings, upscale retail, restaurants, hotels and mid-to high-rise residential buildings.

o    The 575 Lexington Avenue Borrower is generally required at its sole cost and expense to keep the 575 Lexington Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-19

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                              575 LEXINGTON AVENUE
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    The 575 Lexington Avenue Mortgaged Property is managed by Silverstein
     Properties, Inc. Silverstein Properties, Inc. currently manages over 7 million square feet of office and residential space in Manhattan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 575 Lexington Avenue Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing;
     (b) a permitted mezzanine lender originates such mezzanine financing; (c)
     the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the 575 Lexington Avenue Mortgage Loan, results in a loan-to-value ratio no greater than 80% and a debt service coverage ratio of at least 1.25x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the
     575 Lexington Avenue Mortgage Loan.

                                      C-20

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                                 HOWARD CROSSING
--------------------------------------------------------------------------------

                                LOAN INFORMATION

LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $153,000,000
FIRST PAYMENT DATE:           February 1, 2007
TERM/AMORTIZATION:            72/0 months
INTEREST ONLY PERIOD:         72 months
MATURITY DATE:                January 1, 2013
EXPECTED MATURITY BALANCE:    $153,000,000
BORROWING ENTITY:             HC Magazine Portfolio
                              Holdings, L.L.C.
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              GRTR 1% PPMT or Yield
                              Maintenance: 29 payments
                              GRTR 1% PPMT or Yield
                              Maintenance or
                              Defeasance: 34 payments
                              Open: 9 payments
UP-FRONT RESERVES:
   TAX RESERVE:               Yes
   IMMEDIATE REPAIR:          $1,007,481
ONGOING MONTHLY RESERVES:
   TAX RESERVE:               Yes
FUTURE MEZZANINE DEBT:        Yes

                              FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:         $153,000,000
CUT-OFF DATE LTV:             78.3%
MATURITY DATE LTV:            78.3%
UNDERWRITTEN DSCR:            1.24x
MORTGAGE RATE:                5.699%

                              PROPERTY INFORMATION

PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Garden
LOCATION:                     Ellicott City, Maryland
YEAR BUILT/RENOVATED:         1968/2005
UNITS:                        1,350
CUT-OFF BALANCE PER UNIT:     $113,333
OCCUPANCY AS OF 01/19/2007:   90.7%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Hirschfeld Management, Inc.
UNDERWRITTEN NET CASH FLOW:   $10,990,913
APPRAISED VALUE:              $195,500,000

                                      C-21

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                                 HOWARD CROSSING
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR    TRAILING TWELVE
                                 (12/31/2004)   (12/31/2005)    (08/31/2006)     UNDERWRITTEN
                                 ------------   ------------   ---------------   ------------

Effective Gross Income .......    $13,074,776    $13,982,755     $13,918,574      $16,224,038
Total Expenses ...............    $ 3,802,831    $ 4,483,226     $ 4,713,460      $ 4,895,625
Net Operating Income (NOI) ...    $ 9,271,945    $ 9,499,529     $ 9,205,114      $11,328,413
Cash Flow (CF) ...............    $ 9,271,945    $ 9,499,529     $ 9,205,114      $10,990,913
DSCR on NOI ..................           1.05x          1.07x           1.04x            1.28x
DSCR on CF ...................           1.05x          1.07x           1.04x            1.24x

                             OPERATIONAL STATISTICS

                                 1 BEDROOM   2 BEDROOM
                                 ---------   ---------
Number of Units ..............      680           670
Average Rent .................     $937        $1,129
Average Unit Size (SF) .......      773           993

                                      C-22

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                                 HOWARD CROSSING
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Howard Crossing Mortgage Loan is a $153.0 million, six-year fixed rate loan secured by a first mortgage on 42 three-story garden style apartment buildings located in Ellicott City, Maryland. The Howard Crossing Mortgage
     Loan is structured as an "Indemnity Deed of Trust", which is specific to the State of Maryland, whereby the owner of the Howard Crossing Borrower owns the Howard Crossing Mortgaged Property and therefore the owner executed the related loan agreement and security agreement. The Howard
     Crossing Mortgage Loan is interest only for the entire loan term, matures on January 1, 2013 and accrues interest at an annual rate of 5.699%.

THE BORROWER:

o    The Howard Crossing Borrower is HC Magazine Portfolio Holdings, L.L.C., a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Howard
     Crossing Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Star/Hirsch HC Subsidiary
     Holdings, L.L.C. Equity ownership of Star/Hirsch HC Subsidiary Holdings,
     L.L.C is held 100% by Star/Hirsch Portfolio, L.L.C. The guarantors, collectively and individually, are Star/Hirsch Howard Crossing, L.L.C.,
     Star/Hirsch HC Subsidiary Holdings, L.L.C. and Star/Hirsch Portfolio,
     L.L.C., all Delaware Limited liability companies. Ultimate ownership is held by Starwood Capital Group (95%) and Hirschfeld Properties (5%).
     Hirschfeld Properties is a fully diversified real estate developer engaged in the acquisition, development, leasing, management, and ownership of multi-family, retail, office and hotel properties throughout the United
     States. Hirschfeld Properties has been in business for over 40 years and currently owns 40 properties.

o    Starwood Capital Group Global, LLC, the borrower sponsor, is a real estate investment company specializing in commercial and residential land development, multifamily units, hotels, offices, retail locations, mixed use and industrial facilities, health clubs, golf courses and Mezzanine debt. Based in Greenwich, Connecticut, Starwood Capital Group Global, LLC
     has completed over 300 transactions representing assets in excess of $15.9 billion. Public companies created by Starwood have gone on to acquire an additional $20 billion in assets. Starwood Capital Group Global, LLC is controlled by Starwood Capital Group, LLC, which has investments in more than 22 million square feet of office and retail space, about 950 hotels,
     1,450 senior housing units, 3.3 million square feet of industrial space,
     20,000 acres of residential land, and 260 golf courses. Starwood Capital
     Group has investments in the United States, Europe, Japan and Thailand.

THE PROPERTY:

o    The Howard Crossing Mortgaged Property consists of a fee simple interest in
     42 three-story garden style apartment buildings containing 1,350 units constructed between 1968 and 1975. The improvements contain 1,190,931 net rentable square feet and are situated on 97.264 acres. The apartment unit mix consists of 680 one bedroom/one bath units, 624 two bedroom/one bath units and 46 two bedroom/two bath units.

o    Unit amenities include a standard kitchen package consisting of a frost-free refrigerator with ice maker, gas range/oven with vent hood, microwave, dishwasher, disposal, washer/dryer, walk-in closets and a patio/balcony. The Howard Crossing Mortgaged Property amenities include a clubhouse with community room, 24-hour fitness center, two outdoor swimming pools with a sundeck, business center, tennis courts, basketball court, a children's playground, car wash area and high speed Internet access. The
     Howard Crossing Mortgaged Property has undergone an extensive $18.5 million renovation since 2005 which included new kitchens, baths, HVAC units, washer/dryers, windows, sliding doors, new plumbing and a new clubhouse. An additional $1.0 million capital expenditure is planned for final exterior and entrance improvements.

o    The Howard Crossing Mortgaged Property is located in a neighborhood with a mix of well-established and planned residential communities comprising single family detached, townhouse and multi-family apartment complexes. A grocery-anchored neighborhood shopping center (Normandy Shopping Center) is located within walking distance, just east of the Howard Crossing Mortgaged
     Property. A single-family residential development, fronting Rogers Avenue, is located north of the Howard Crossing Mortgaged Property. Direct access to the Howard Crossing Mortgaged Property is provided via Rogers Avenue
     (Maryland Route 99), which is a two-lane connector roadway that intersects
     U.S. Route 40 about one-half mile south of the Howard Crossing Mortgaged
     Property. The Howard Crossing Mortgaged Property's main entrance and roadway known as Town & Country Boulevard, is accessible by a curb cut along the west side of Rogers Avenue. Metro Transit Authority buses provide public transportation throughout Ellicott City, with a bus stop fronting the Howard Crossing Mortgaged Property along Town & Country Boulevard.

                                      C-23

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                                 HOWARD CROSSING
--------------------------------------------------------------------------------

o    The Howard Crossing Borrower is generally required at its sole cost and expense to keep the Howard Crossing Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Hirschfeld Management, Inc. manages the Howard Crossing Mortgaged Property.
     Hirschfeld Management, Inc., a Borrower related entity, has over 40 years experience and currently manages 3,194 units located in the Baltimore
     Metropolitan Statistical Area and Columbia/Howard County submarket.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Howard Crossing Borrower is permitted, on a one-time basis, to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Howard
     Crossing Mortgage Loan, results in a minimum debt service coverage ratio
     (as calculated by the mortgagee on a trailing 12-month basis) less than
     1.10x; (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Howard Crossing Mortgage
     Loan; and (f) the loan-to-value ratio, giving effect to the Howard Crossing
     Mortgage Loan and the mezzanine loan, must not exceed 80%.

COLLATERAL RELEASE:

o    The lender acknowledged that a to be defined portion of the Howard Crossing
     Mortgaged Property upon which a single story building currently sits and is adjacent to the clubhouse at the Howard Crossing Mortgaged Property is contemplated for release during the term of the Howard Crossing Mortgage
     Loan upon the satisfaction of certain conditions including, without limitation: (i) receipt of a separate tax parcel number for the release parcel (or escrow of the taxes on the entire parcel); (ii) subdivision approvals; (iii) entering into satisfactory access easements for the Howard
     Crossing Mortgaged Property, if required; and (iv) the payment of a release price equal to $1,600,000 together with the applicable prepayment premium.

                                      C-24

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                                MALL OF ACADIANA
--------------------------------------------------------------------------------

                                LOAN INFORMATION

LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $150,400,000
FIRST PAYMENT DATE:           May 1, 2007
TERM/AMORTIZATION:            120/360 months
MATURITY DATE:                April 1, 2017
EXPECTED MATURITY BALANCE:    $124,998,329
BORROWING ENTITY:             Acadiana Mall CMBS, LLC
INTEREST CALCULATION:         30/360
CALL PROTECTION:              Lockout: 24 payments
                              GRTR 1% PPMT or Yield Maintenance: 2 payments
                              GRTR 1% PPMT or Yield Maintenance or Defeasance:
                              90 payments
                              Open: 4 payments
LOCKBOX:                      Hard

                              FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:         $150,080,095
CUT-OFF DATE LTV:             79.8%
MATURITY DATE LTV:            66.5%
UNDERWRITTEN DSCR:            1.10x
MORTGAGE RATE:                5.665%

                              PROPERTY INFORMATION

PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Lafayette, Louisiana
YEAR BUILT/RENOVATED:         1978/2004
NET RENTABLE SQUARE FEET:     305,149
CUT-OFF BALANCE PER SF:       $492
OCCUPANCY AS OF 03/02/2007:   96.7%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          CBL & Associates Management, Inc.
UNDERWRITTEN NET CASH FLOW:   $11,506,923
APPRAISED VALUE:              $188,000,000

                                      C-25

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                                MALL OF ACADIANA
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                   5 MONTHS
                                  ANNUALIZED      FULL YEAR
                                 (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------
Effective Gross Income .......   $14,757,242    $16,923,497    $16,788,754
Total Expenses ...............   $ 4,315,615    $ 4,172,600    $ 4,870,932
Net Operating Income (NOI) ...   $10,441,627    $12,750,897    $11,917,822
Cash Flow (CF) ...............   $10,441,627    $12,750,897    $11,506,923
DSCR on NOI ..................          1.00x          1.22x          1.14x
DSCR on CF ...................          1.00x          1.22x          1.10x

                              TENANT INFORMATION(1)

                                                                                                  %
                                 RATINGS          TOTAL       % OF                 POTENTIAL   POTENTIAL    SALES     LEASE
TOP TENANTS                 FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT        RENT      PSF(2)   EXPIRATION
-------------------------   -----------------   ---------   --------   --------   ----------   ---------   ------   ----------

Express(3) ..............     NR/ Baa2/ BBB      17,211        5.6%     $21.58    $  371,390      3.6%       NAV       MTM
Abercrombie & Fitch .....       Not Rated        12,502        4.1      $25.00       312,550      3.0       $256    12/31/2011
Limited(4) ..............     NR/ Baa2/ BBB      11,506        3.8      $22.14       254,739      2.4       $352    01/31/2008
Gap(5) ..................     BB+/ Ba1/ BB+      11,130        3.6      $25.24       280,952      2.7       $451    10/31/2007
                                                 ------       ----                ----------     ----
TOTAL ...................                        52,349       17.2%               $1,219,631     11.7%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Sales based on trailing 12 months as of September 30, 2006.

(3)  Express has two separate leases, one of 10,416 square feet (Express) and one of 6,795 square feet (Express Men).

(4)  Limited has two separate leases, one of 7,989 square feet (Limited) and one of 3,517 square feet (Limited Too).

(5)  Gap has three separate leases with two different lease expiration dates.
     5,988 square feet (Gap) expire October 31, 2010, and 3,352 square feet
     (Gap/Gap Kids) and 1,790 square feet (Gap/Baby Gap) expire on October 31,
     2007.

                           LEASE ROLLOVER SCHEDULE(1)

                      NO. OF LEASES   EXPIRING    % OF      CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION       EXPIRING        SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
-------------------   -------------   --------   --------   ----------   ------------   ----------

2007 ..............         4           12,795      4.2%       12,795         4.2%      $  331,138
2008 ..............        17           38,012     12.5        50,807        16.6%      $1,395,413
2009 ..............        10           19,270      6.3        70,077        23.0%      $  756,583
2010 ..............        15           43,104     14.1       113,181        37.1%      $1,570,719
2011 ..............        13           38,351     12.6       151,532        49.7%      $1,333,497
2012 ..............         8           18,505      6.1       170,037        55.7%      $  841,176
2013 ..............         3            4,151      1.4       174,188        57.1%      $  223,373
2014 ..............         8           30,137      9.9       204,325        67.0%      $  859,906
2015 ..............         6           19,711      6.5       224,036        73.4%      $  636,417
2016 ..............         9           28,125      9.2       252,161        82.6%      $  941,006
2017 ..............         4           17,119      5.6       269,280        88.2%      $  539,822
MTM ...............         7           23,881      7.8       293,161        96.1%      $  595,483
Vacant ............        --           11,988      3.9       305,149       100.0%      $       --
                          ---          -------    -----
TOTAL .............       104          305,149    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-26

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                                MALL OF ACADIANA
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 17.2% of the total net rentable square feet, are:

o    EXPRESS AND EXPRESS MEN (Limited Brands, NYSE: "LTD") (not rated by Fitch, rated "Baa2" by Moody's and "BBB" by S&P) occupies 17,211 square feet (5.6%
     of square feet, 3.6% of rental income) on a month-to-month basis. Express occupies 10,416 square feet and Express Men occupies 6,795 square feet. The rental rate per square foot of $21.58 is constant. Express and Express Men are operating divisions of Limited Brands. Limited Brands is a specialty retailer operating in three segments: Victoria's Secret, Bath & Body Works, and Apparel. The Victoria's Secret segment sells women's intimate and other apparel, personal care and beauty products, and accessories through 1,003 stores located in the United States and 323 stores located in Canada. The
     Bath & Body Works segment sells personal care, beauty, and home fragrance products through 1,546 stores located throughout the United States. The
     Apparel segment sells women's and men's apparel through 658 Express stores and 260 Limited Stores located throughout the United States. As of the fiscal year ended February 3, 2007, Limited Brands reported revenue of approximately $10.7 billion, net income of $676.0 million and stockholder equity of $3.0 billion.

o    ABERCROMBIE & FITCH (NYSE: "ANF") (not rated) occupies 12,502 square feet
     (4.1% of square feet, 3.0% of rental income) under a ten-year lease expiring on December 31, 2011. The rental rate per square foot of $25.00 is constant during the lease term. There are no options to renew the lease.
     Abercrombie & Fitch Co., through its subsidiaries, operates as a specialty retailer in the United States and Canada and sells casual apparel for men, women and children under the Abercrombie & Fitch, Abercrombie, Hollister and RUEHL brands. As of March 23, 2007, it operated 950 stores in 49 states, the District of Columbia and Canada. Abercrombie & Fitch was
     founded in 1892 and is headquartered in New Albany, Ohio. According to financial reports dated February 3, 2007, Abercrombie & Fitch reported revenue of approximately $3.3 billion, net income of $422.2 million and stockholder equity of $1.4 billion.

o    LIMITED/LIMITED TOO (Limited Brands, NYSE: "LTD") (not rated by Fitch, rated "Baa2" by Moody's and "BBB" by S&P) occupy a total of 11,506 square feet (3.8% of square feet, 2.4% of rental income) under various lease terms, both expiring on January 31, 2008. Limited occupies 7,989 square feet and Limited Too occupies 3,517 square feet. The blended rental rate per square foot of $22.14 is constant during the lease terms. There are no options to renew the leases. Limited and Limited Too are operating divisions of Limited Brands. Limited Brands is a specialty retailer operating in three segments: Victoria's Secret, Bath & Body Works, and
     Apparel. The Victoria's Secret segment sells women's intimate and other apparel, personal care and beauty products, and accessories through 1,003 stores located in the United States and 323 stores located in Canada. The
     Bath & Body Works segment sells personal care, beauty, and home fragrance products through 1,546 stores located throughout the United States. The
     Apparel segment sells women's and men's apparel through 658 Express stores and 260 Limited stores located throughout the United States. As of the fiscal year ended February 3, 2007, Limited Brands reported revenue of approximately $10.7 billion, net income of $676.0 million and stockholder equity of $3.0 billion.

o    GAP/GAP KIDS/BABY GAP (The Gap, NYSE: "GPS") (rated "BB+" by Fitch and S&P and "Ba1" by Moody's) occupy a total of 11,130 square feet (3.6% of square feet, 2.7% of rental income) under various lease terms expiring from
     October 31, 2007 to October 31, 2010. The Gap occupies 5,988 square feet,
     Gap Kids occupies 3,352 square feet and Baby Gap occupies 1,790 square feet. The blended rental rate per square foot of $25.24 is constant during the lease terms. There are no options to renew the leases. Gap, Gap Kids and Baby Gap are operating divisions of The Gap. The Gap is a global specialty retailer selling casual apparel, accessories and personal care products for men, women and children under The Gap, Old Navy, Banana
     Republic, Piperlime and Forth & Towne brand names. The Gap operates 3,131 stores located in the United States, Canada, the United Kingdom, France,
     Ireland and Japan. As of the fiscal year ended February 3, 2007, The Gap reported revenue of approximately $15.9 billion, net income of $778.0 million and stockholder equity of $5.4 billion.

                                      C-27

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                                MALL OF ACADIANA
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Mall of Acadiana Mortgage Loan is a $150.4 million, ten-year fixed rate loan secured by a first mortgage on a regional mall located in Lafayette,
     Lafayette Parish, Louisiana. The Mall of Acadiana Mortgage Loan matures on
     April 1, 2017 and accrues interest at an annual rate of 5.665%.

THE BORROWER:

o    The Mall of Acadiana Borrower is Acadiana Mall CMBS, LLC, a Delaware
     limited liability company and a single purpose bankruptcy remote entity with at least one independent manager for which the Mall of Acadiana
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by CBL & Associates Limited Partnership, a Delaware
     limited partnership, as the sole member and chief manager of the Mall of
     Acadiana Borrower. Equity ownership of CBL & Associates Limited Partnership is held 100% by CBL Holdings I, Inc., a Delaware corporation.

o    The Sponsor of the Mall of Acadiana Mortgage Loan is CBL & Associates
     Properties, Inc. (not rated), a real estate investment trust. CBL &
     Associates Properties, Inc. engages in the ownership, development, acquisition, leasing, management and operation of regional malls and community centers located primarily in the Southeast and Midwest. CBL &
     Associates Properties, Inc. owns controlling interests in 65 regional malls, 26 associated centers and four community centers, and non-controlling interests in six regional malls, two associated centers and
     54 community centers. As of the fiscal year ended December 31, 2006, CBL &
     Associates Properties, Inc. reported revenue of approximately $1.0 billion, net income of $117.5 million and stockholder equity of $1.1 billion.

THE PROPERTY:

o    The Mall of Acadiana Mortgaged Property consists of a fee simple interest in a regional mall built in 1978 and renovated in 2004. The collateral consists of the one-story main mall building. The improvements contain
     305,149 net rentable square feet and are situated on 27.66 acres. There is
     296,518 square feet of mall space, 6,971 square feet of food court space and 1,660 square feet of kiosk space. The Mall of Acadiana Mortgaged
     Property is currently occupied by more than 100 mall tenants ranging in size from 150 (kiosk) to 12,502 square feet. The Mall of Acadiana Mortgaged
     Property tenants over 7,000 square feet include Abercrombie & Fitch,
     Express, Banana Republic, Victoria's Secret, Limited, Finish Line, American
     Eagle Outfitters and New York & Company. The Mall of Acadiana Mortgaged
     Property is anchored by Sears, Dillard's, Macy's and JC Penney, all of which are separately owned and not part of the collateral. Including
     694,407 square feet of non-collateral anchor tenant space, the Mall of
     Acadiana Mortgaged Property contains a total of 999,556 square feet.

o    The Mall of Acadiana Borrower is generally required at its sole cost and expense to keep the Mall of Acadiana Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    CBL & Associates Management, Inc. manages the Mall of Acadiana Mortgaged
     Property. CBL & Associates Management, Inc., founded in 1978 and headquartered in Chattanooga, Tennessee, currently manages 130 retail properties including 79 regional malls located in 27 states and containing a total of approximately 74 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      C-28

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                          CONNECTICUT FINANCIAL CENTER
--------------------------------------------------------------------------------

                                LOAN INFORMATION

LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $130,400,000
FIRST PAYMENT DATE:           April 1, 2007
TERM/AMORTIZATION:            120/0 months
INTEREST ONLY PERIOD:         120 months
MATURITY DATE:                March 1, 2017
EXPECTED MATURITY BALANCE:    $130,400,000
BORROWING ENTITY:             157 Church, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance:
                              115 payments
                              Open: 5 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:     Yes
   OTHER RESERVE(1):          $100,000
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:     Yes
   TI/LC RESERVE:             $58,333
LOCKBOX:                      Hard

(1)  Ground Lease Escrow

                              FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:         $130,400,000
CUT-OFF DATE LTV:             80.0%
MATURITY DATE LTV:            80.0%
UNDERWRITTEN DSCR:            1.60x
MORTGAGE RATE:                5.603%

                              PROPERTY INFORMATION

PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     New Haven, Connecticut
YEAR BUILT/RENOVATED:         1990/NAP
NET RENTABLE SQUARE FEET:     466,049
CUT-OFF BALANCE PER SF:       $280
OCCUPANCY AS OF 02/28/2007:   90.6%
OWNERSHIP INTEREST:           Leasehold
PROPERTY MANAGEMENT:          Chase Management, LLC
UNDERWRITTEN NET CASH FLOW:   $11,817,985
APPRAISED VALUE:              $163,000,000

                                      C-29

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                          CONNECTICUT FINANCIAL CENTER
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                  FULL YEAR      FULL YEAR     ANNUALIZED
                                (12/31/2004)   (12/31/2005)   (10/31/2006)   UNDERWRITTEN
                                ------------   ------------   ------------   ------------

Effective Gross Income ......    $16,523,302    $16,649,301    $16,766,678    $19,123,399
Total Expenses ..............    $ 6,072,080    $ 6,128,820    $ 6,110,718    $ 6,615,280
Net Operating Income (NOI) ..    $10,451,222    $10,520,481    $10,655,960    $12,508,119
Cash Flow (CF) ..............    $10,451,222    $10,520,481    $10,655,960    $11,817,985
DSCR on NOI .................           1.41x          1.42x          1.44x          1.69x
DSCR on CF ..................           1.41x          1.42x          1.44x          1.60x

                              TENANT INFORMATION(1)

                                     RATINGS          TOTAL       % OF                 POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                     FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-----------------------------   -----------------   ---------   --------   --------   -----------   -----------   ----------

The United Illuminating(2)...      NR/ Baa2/ NR      217,767      46.7%     $37.43    $ 8,151,076       50.3%     06/14/2012
GSA(3) ......................     AAA/ Aaa/ AAA       94,085      20.2      $31.70      2,991,069       18.4      11/19/2012
Bank of America .............      AA/ Aa1/ AA        39,835       8.5      $34.25      1,364,349        8.4      03/31/2016
Withers Bergman LLP .........       Not Rated         35,479       7.6      $28.89      1,024,889        6.3      10/31/2010
                                                     -------      ----                -----------       ----
TOTAL .......................                        387,166      83.1%               $13,531,383       83.5%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  The United Illuminating subleases 63,968 square feet to Yale University and
     6,550 square feet to Wachovia Securities.

(3)  General Services Administration: U.S. Attorneys has 45,370 square feet expiring November 19, 2012. GSA Hearing & App has 8,862 square feet expiring September 30, 2014 and 4,101 square feet expiring on September 29,
     2104. GSA U.S. Bankruptcy has 26,415 square feet expiring September 14,
     2013. GSA Federal Probation has 9,337 square feet expiring December 22,
     2012. Rent PSF is a blended rate, not including $8,400 of income from a rooftop lease.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION      EXPIRING        SF      TOTAL SF    TOTAL SF     OF TOTAL SF     EXPIRING
------------------   -------------   --------   --------   ----------   ------------   ----------

2007(2) ..........         3               --       0.0%          --          0.0%     $   47,420
2008(2) ..........         4           20,309       4.4       20,309          4.4%     $  577,537
2010 .............         5           35,479       7.6       55,788         12.0%     $1,024,889
2011(2) ..........         1               --       0.0       55,788         12.0%     $   20,867
2012(2) ..........        22          272,474      58.5      328,262         70.4%     $9,819,481
2013 .............         4           26,415       5.7      354,677         76.1%     $  926,902
2014 .............         4           14,298       3.1      368,975         79.2%     $  443,769
2016 .............         5           44,935       9.6      413,910         88.8%     $1,537,749
Vacant ...........        --           52,139      11.2      466,049        100.0%     $       --
                         ---          -------     -----
TOTAL ............        48          466,049     100.0%

(1)  Information obtained from underwritten rent roll.

(2)  Includes rooftop tenants.

                                      C-30

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                          CONNECTICUT FINANCIAL CENTER
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 83.1% of the total net rentable square feet, are:

o    UNITED ILLUMINATING COMPANY (UIL Holdings Corporation, NYSE: "UIL") (not
     rated by Fitch and S&P, rated "Baa2" by Moody's) leases 217,767 square feet
     (46.7% of square feet, 50.3% of rental income) under a 20-year lease expiring on June 14, 2012. The current rental rates per square foot of
     $38.00 for office space (211,237 square feet) and $19.00 for mezzanine and basement space (6,530 square feet) are constant during the remaining lease term. There are no options to renew the lease. United Illuminating Company has subleased 63,968 square feet to Yale University and 6,550 square feet to Wachovia Bank. Yale University currently pays a sublease rent per square foot of $15.50, while Wachovia Bank pays a sublease rent per square foot of
     $30.00. UIL Holdings Corporation is the holding company for The United
     Illuminating Company. United Illuminating Company is a regulated utility providing electricity and energy related services to 320,000 customers located in the Greater New Haven and Bridgeport areas.

o    GENERAL SERVICES ADMINISTRATION ("GSA") (United States of America, rated
     "AAA" by Fitch and S&P, "Aaa" by Moody's) leases 94,085 square feet (20.2%
     of square feet, 18.4% of rental income) under numerous leases ranging from eight to 20 years and expiring from November 19, 2012 to September 30,
     2014. The current blended rental rate per square foot of $31.70 is constant during the remaining lease terms. There are no options to renew the leases.
     Occupants under the GSA leases are Federal Probation, Hearings and Appeals,
     U.S. Attorneys and the U.S. Bankruptcy Court. The GSA is the government's
     "landlord," meeting the office and other space requirements of the federal workforce. The GSA provides superior workplaces for federal customer agencies at good economies to the American taxpayer. The GSA is the largest public real estate organization in the country. The GSA has an inventory of over 342 million square feet of workspace for 1.1 million federal employees located in 2,100 American communities. This comprises over 1,500 government-owned buildings or approximately 51% of the GSA's total inventory. The remaining 49% is in privately owned leased facilities.

o    BANK OF AMERICA (NYSE: "BAC") (rated "AA" by Fitch and S&P, "Aa1" by
     Moody's) occupies 39,835 square feet (8.5% of square feet, 8.4% of rental income) under a twenty-two-year lease expiring on March 31, 2016. The current rental rate per square foot of $34.25 is constant during the remaining lease term. There are two five-year options to renew the lease with the rental rate per square foot determined at the then fair market, but at no less than the rental rate per square foot paid during the last year of the initial lease term or prior renewal period, as applicable. Bank of America operates approximately 5,700 retail banking offices and 17,000
     ATMs. As of the fiscal year ended December 31, 2006, Bank of America reported revenue of approximately $117.0 billion, net income of $21.1 billion and stockholder equity of $135.3 billion.

o    WITHERS BERGMAN LLP (not rated) occupies 35,479 square feet (7.6% of square feet, 6.3% of rental income) under numerous leases ranging from four to 20 years, all expiring on October 31, 2010. The current rental rates per square foot of $29.00 for office space (35,203 square feet) and $14.50 for mezzanine space (276 square feet) are constant during the remaining lease terms. There are no options to renew the leases. Withers Bergman is a tax and commercial law firm providing a wide array of services for individuals, families and charitable organizations, as well as businesses and professional associations. Since Withers Bergman is privately held, no financial information is available.

                                      C-31

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                          CONNECTICUT FINANCIAL CENTER
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Connecticut Financial Center Mortgage Loan is a $130.4 million, ten-year fixed rate loan secured by a first mortgage on a central business district office building located in New Haven, New Haven County,
     Connecticut. The Connecticut Financial Center Mortgage Loan is interest only for the entire loan term, matures on March 1, 2017 and accrues interest at an annual rate of 5.603%.

THE BORROWER:

o    The Connecticut Financial Center Borrower is 157 Church, LLC, a Connecticut
     limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Connecticut Financial
     Center Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership is held 0.1% by 157 Corporation, a Connecticut corporation, and 99.9% by Connecticut Financial Center Associates Limited
     Partnership, a Connecticut limited partnership. Through a series of intermediate ownership levels, equity ownership of the Connecticut
     Financial Center Borrower is eventually held by various Chase family members and trusts. The borrower principal is David T. Chase.

o    Founded by Mr. Chase in 1952, Chase Enterprises is a diversified organization involved in real estate, communications, banking, insurance, manufacturing and engineering. The Chase family owns approximately 20% of
     United Illuminating Company, the largest tenant in the Connecticut
     Financial Center Mortgaged Property. Chase Enterprises also has had significant interests in communications, owning several television and radio stations, banking and insurance companies. Chase Enterprises was a joint venture partner in the development and construction of cable television systems for the entire country of Poland. Its Polish affiliate,
     @ Entertainment, operated the largest multi-channel pay television service in Poland and developed a complimentary digital satellite direct-to-home broadcasting service. In 1999, United Pan-Europe Communication, Europe's second biggest cable operator, acquired @ Entertainment for over $1 billion.

o    The current focus for Chase Enterprises is real estate development. Company projects include One Financial Plaza, One Corporate Center and One
     Commercial Plaza located in Hartford, Connecticut, One Financial Plaza located in Springfield, Massachusetts, NCNB/Bank of America Plaza located in Fort Lauderdale, Florida, Fordham Plaza located in Bronx, New York, and the Connecticut Financial Center Mortgaged Property and adjacent City Hall located in New Haven, Connecticut.

THE PROPERTY:

o    The Connecticut Financial Center Mortgaged Property consists of a fee simple interest in a central business district office building built in
     1990. The 27-story Class A improvements contain 466,049 square feet and are situated on 0.59 acres of leasehold land. Retail space is located on the ground floor and office space is located on all remaining floors. The largest tenants are United Illuminating Company, General Services
     Administration, Bank of America and Withers Bergman LLP, which together occupy 83.1% of the total square feet and contribute 83.5% of the gross potential rental income. The building is fully sprinklered and a high-rise life safety fire alarm system is installed. Additional improvements include an underground parking garage situated on a non-contiguous site of 0.52 acres of leasehold land. Total land size is 1.11 acres of leasehold land.
     Eight passenger elevators and one freight elevator serve the office building. The parking garage is serviced by two elevators and is connected to the lobby of the office building by a shuttle elevator. There are 650 parking spaces located in the garage. The Connecticut Financial Center
     Mortgaged Property also has easement rights to two off-site parking lots owned and operated by the City of New Haven totaling 273 spaces. There are a total of 923 parking spaces, resulting in a parking ratio of 2.0 spaces per 1,000 square feet.

o    The Connecticut Financial Center Borrower is generally required at its sole cost and expense to keep the Connecticut Financial Center Mortgaged
     Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-32

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                          CONNECTICUT FINANCIAL CENTER
--------------------------------------------------------------------------------

GROUND LEASE:

o    The Connecticut Financial Center was co-developed with the adjacent City
     Hall and shares the same parking entry. The Connecticut Financial Center
     Borrower entered into a Ground Lease Agreement with the City of New Haven to develop the Connecticut Financial Center Mortgaged Property as part of the Government Center project. The office building is situated on 0.59 acres of leasehold land. The underground parking garage is situated on a non-contiguous site of 0.52 acres of leasehold land. Total land size is
     1.11 acres of leasehold land. The 125-year ground lease commenced on
     October 30, 1986 and expires on October 31, 2111. There are no options to renew the ground lease. The annual ground rent payment is $50,000 during lease years one to ten, $200,000 during lease years 11 to 20, $125 in lease year 21 and $0 in lease years 22 to 125.

PROPERTY MANAGEMENT:

o    Chase Management, LLC manages the Connecticut Financial Center Mortgaged
     Property. Chase Management, founded in 1952 and headquartered in Hartford, currently manages 32 commercial real estate properties, including eight office buildings containing a total of approximately 3.8 million square feet, 13 retail centers containing a total of approximately 2.5 million square feet, eight multifamily properties containing a total of approximately 9,250 units, two hotels containing a total of 290 rooms and a
     160-slip marina.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      C-33

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                               VALLEY RIVER CENTER
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                                LOAN INFORMATION

LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $120,000,000
FIRST PAYMENT DATE:           March 1, 2006
TERM/AMORTIZATION:            120/0 months
INTEREST ONLY PERIOD:         120 months
MATURITY DATE:                February 1, 2016
EXPECTED MATURITY BALANCE:    $120,000,000
BORROWING ENTITY:             Macerich Valley River Center LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance: 114 payments
                              Open: 6 payments
LOCKBOX:                      Hard

                              FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:         $120,000,000
CUT-OFF DATE LTV:             66.7%
MATURITY DATE LTV:            66.7%
UNDERWRITTEN DSCR:            1.54x
MORTGAGE RATE(1):             5.589%

(1)  The interest rate is rounded to three decimal places

                              PROPERTY INFORMATION

PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Eugene, Oregon
YEAR BUILT/RENOVATED:         1968/1990
NET RENTABLE SQUARE FEET:     391,811
CUT-OFF BALANCE PER SF:       $306
OCCUPANCY AS OF 12/31/2006:   93.0%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Macerich Property Management Company, LLC
UNDERWRITTEN NET CASH FLOW:   $10,502,139
APPRAISED VALUE:              $180,000,000

                                      C-34

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                               VALLEY RIVER CENTER
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                  FULL YEAR      FULL YEAR     ANNUALIZED
                                (12/31/2004)   (12/31/2005)   (09/30/2006)   UNDERWRITTEN
                                ------------   ------------   ------------   ------------

Effective Gross Income ......   $13,797,597    $14,493,813    $13,835,916    $16,238,589
Total Expenses ..............   $ 5,161,618    $ 5,007,082    $ 4,053,566    $ 5,435,125
Net Operating Income (NOI) ..   $ 8,635,979    $ 9,486,731    $ 9,782,350    $10,803,465
Cash Flow (CF) ..............   $ 8,635,979    $ 9,486,731    $ 9,782,350    $10,502,139
DSCR on NOI .................          1.27x          1.40x          1.44x          1.59x
DSCR on CF ..................          1.27x          1.40x          1.44x          1.54x

                              TENANT INFORMATION(1)

                                  RATINGS         TOTAL      % OF              POTENTIAL   % POTENTIAL   SALES      LEASE
TOP TENANTS                  FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT         RENT       PSF    EXPIRATION
---------------------------  -----------------  ---------  --------  --------  ----------  -----------  -------  ----------

Regal .....................     B-/ B2/ BB-       75,000     19.1%    $20.00   $1,500,000     14.3%      NAV     10/01/2021
Sports Authority ..........      NR/ NR/ B        52,250     13.3     $10.67      557,400      5.3       NAV     03/31/2022
Gap(2) ....................    BB+/ Ba1/ BB+       9,636      2.5     $31.08      299,460      2.8      $354(3)  12/31/2011
Abercrombie & Fitch .......      Not Rated         7,607      1.9     $27.00      205,389      2.0      $341(3)  06/30/2010
Forever 21, Inc. ..........      Not Rated         6,879      1.8     $24.00      165,096      1.6      $172(3)  06/30/2016
                                                 -------     ----              ----------     ----
TOTAL .....................                      151,372     38.6%             $2,727,345     26.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Gap has two separate leases with different lease expiration dates. 5,436 square feet (The Gap) expire on December 31, 2011 with the remaining 4,200
     (Gap Kids) month-to-month.

(3)  Based on trailing 12-months October 31, 2006.

                           LEASE ROLLOVER SCHEDULE(1)

                      NO. OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION       EXPIRING        SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
-------------------   -------------   --------   --------   ----------   ------------   ----------

2007 ..............         9           16,210      4.1%       16,210         4.1%      $  223,461
2008 ..............        11           17,877      4.6        34,087         8.7%      $  608,880
2009 ..............        11           17,764      4.5        51,581        13.2%      $  681,855
2010 ..............         9           21,460      5.5        73,311        18.7%      $  876,224
2011 ..............        13           36,139      9.2       109,450        27.9%      $1,239,945
2012 ..............         9            8,310      2.1       117,760        30.1%      $  761,109
2013 ..............        12           31,522      8.0       149,282        38.1%      $1,077,399
2014 ..............         4           10,216      2.6       159,498        40.7%      $  379,148
2015 ..............         5           16,763      4.3       176,261        45.0%      $  531,350
2016 ..............         6           22,542      5.8       198,803        50.7%      $  579,873
2018 ..............         1            5,514      1.4       204,317        52.1%      $  204,018
2021 ..............         1           75,000     19.1       279,317        71.3%      $1,500,000
2022 ..............         1           52,250     13.3       331,567        84.6%      $  557,400
MTM ...............        12           29,282      7.5       360,849        92.1%      $  294,490
Vacant ............        --           30,962      7.9       391,811       100.0%      $       --
                          ---          -------    -----
TOTAL .............       104          391,811    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-35

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                              VALLEY RIVER CENTER
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                         SUMMARY OF SIGNIFICANT TENANTS

The five largest tenants, representing 38.6% of the total net rentable square feet, are:

o    REGAL CINEMAS (rated "B-" by Fitch, "B2" by Moody's and "BB-" by S&P)
     occupies 75,000 square feet (19.1% of square feet, 14.3% of income) under a
     15-year lease expiring October 1, 2021 with three 5-year renewal options at a rate increase of $1.50 per square foot for each renewal period with six month's written notice. The current lease provides for a fixed rate of
     $20.00 per square foot for the lease term. Regal Entertainment Group is the largest motion picture exhibitor in the world. The Regal Cinemas theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards
     Theatres, operates 6,273 screens in 558 locations in 40 states. Gross sales company-wide were $393,751 per screen as of year end 2004. Regal Cinemas operates approximately 18% of all indoor screens in the United States including theatres in 43 of the top 50 U.S. markets and growing suburban areas. As of the fiscal year ended December 28, 2006, Regal Cinemas reported revenue of approximately $2.6 billion and net income of $315.9 million.

o    THE SPORTS AUTHORITY (not rated by Fitch and Moody's, rated "B" by S&P)
     occupies 52,250 square feet (13.3% of square feet, 5.3% of income) under a
     25-year lease expiring May 31, 2022 with two 5-year renewal options. The lease provides for a rate of $10.67 per square foot with a rate increase of
     10% every five years. The lease also provides for a percentage rent of 5%
     of gross sales as outlined in the lease. The Sports Authority assumed
     Copeland Sports' lease in January 2007. The Sports Authority sells sports equipment, general merchandise, shoes, and apparel. It also has an online store, run through an agreement with GSI Commerce (formerly Global Sports), and sells through a joint venture (called MegaSports) with AEON, which runs about 40 stores in Japan. The Sports Authority owns about 20% of
     MegaSports. Senior managers of The Sports Authority together with an investor group led by Leonard Green & Partners took The Sports Authority private in 2006.

o    GAP/GAP KIDS (The Gap, NYSE: "GPS") (rated "BB+" by Fitch and S&P, "Ba1" by
     Moody's) occupy a total of 9,636 square feet (2.5% of square feet, 2.8% of rental income) under one 24-year lease that expires on December 31, 2011 and another lease that is currently month-to-month. The Gap occupies 5,436 square feet and Gap Kids occupies 4,200 square feet. The blended rental rate per square foot of $31.08 is constant during the lease terms. There are no options to renew the leases. Gap and Gap Kids are operating divisions of The Gap. The Gap is a global specialty retailer selling casual apparel, accessories and personal care products for men, women and children under The Gap, Old Navy, Banana Republic, Piperlime and Forth & Towne brand names. The Gap operates 3,131 stores located in the United States, Canada, the United Kingdom, France, Ireland and Japan. As of the fiscal year ended
     February 3, 2007, The Gap reported revenue of approximately $15.9 billion, net income of $778.0 million and stockholder equity of $5.4 billion.

o    ABERCROMBIE & FITCH (NYSE: "ANF") (not rated) occupies 7,607 square feet
     (1.9% of square feet, 2.0% of income) under a ten-year lease expiring June
     30, 2010 with no renewal options. The lease provides for a minimum guaranteed rent of $27.00 per square foot with rental rate increases of 4%
     every two years. The tenant is required to pay a percentage rent of 5% of gross sales during the year up to $3,803,500 for the first two years, gross sales of $3,955,640 for years three through seven and net sales in excess of $4,107,780 for the last two years. Abercrombie & Fitch Co., through its subsidiaries, operates as a specialty retailer in the United States and
     Canada and sells casual apparel for men, women and children under the
     Abercrombie & Fitch, Abercrombie, Hollister and RUEHL brands. As of March
     23, 2007, it operated 950 stores in 49 states, the District of Columbia and
     Canada. Abercrombie & Fitch was founded in 1892 and is headquartered in New
     Albany, Ohio. According to financial reports dated February 3, 2007,
     Abercrombie & Fitch reported revenue of approximately $3.3 billion, net income of $422.2 million and stockholder equity of $1.4 billion.

o    FOREVER 21, INC. (not rated) occupies 6,879 square feet (1.8% of square feet, 1.6% of income) under a 10-year lease expiring June 1, 2016 with no renewal options. The lease provides for rate increases of 8.33% every five years and percentage rent of 5% of net sale over $3,301,920 for the first five years and 5% of net sales over $3,577,080 for the next five years.
     Forever 21 Retail, Inc., founded in 1984, operates 350 mainly mall-based US stores, many in California, (plus one in Canada) under the Forever 21 and
     Gadzooks banners, offering fashions for women and junior girls. Most of the retailer's apparel is private label and made in Southern California.
     Forever 21 has also opened a series of new concept stores (nine in total)
     called Fashion XXI that offers men's and women's fashions, as well as lingerie, footwear, cosmetic items and other accessories. Since Forever 21,
     Inc. is privately held, no financial information is available.

                                      C-36

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                              VALLEY RIVER CENTER
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Valley River Center Mortgage Loan is a $120.0 million, ten-year loan secured by a first mortgage on a regional mall located in Eugene, Oregon.
     The Valley River Center Mortgage Loan is interest-only for the entire loan term, matures on February 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 5.589%.

THE BORROWER:

o    The Valley River Center Borrower is Macerich Valley River Center LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors in which a non-consolidation opinion has been issued by the Valley River Center Borrower's legal counsel. Equity ownership is held by MVRC Holding, LLC, a Delaware limited liability company (100%), with equity ownership held by The Macerich
     Partnership, L.P., a Delaware limited partnership (100%). Equity ownership is held by The Macerich Company, a Maryland corporation (80%) and 1031 investors (20%).

o    The Macerich Company operates as a real estate investment trust in the
     United States and through The Macerich Partnership, L.P., engages in the acquisition, ownership, development, redevelopment, management, and leasing of regional and community shopping centers. The Macerich Company currently owns 75 regional shopping centers and 20 community shopping centers. The
     Macerich Company was formed in 1993 and is headquartered in Santa Monica,
     California. As of December 31, 2005, the company reported $155.1 million liquidity and $827.1 million stockholder equity. As of January 26, 2006,
     The Macerich Company had an equity market capitalization of $4.2 billion.

THE PROPERTY:

o    The Valley River Center Mortgaged Property consists of a fee simple interest in an enclosed regional mall built in 1968, renovated in 1990 and most recently expanded in 2006. The collateral improvements contain a total of 391,811 net rentable square feet with 4,965 parking spaces situated on
     57.0 acres and are anchored by JC Penney, Macy's, Gottschalks, Regal
     Cinemas and The Sports Authority. Anchors JC Penney, Macy's and Gottschalks
     are not part of the collateral securing the Valley River Center Mortgage
     Loan. There are 102 in-line mall tenants.

o    Comparable in-line average sales are $393 per square foot with an average occupancy cost of 11.3%. For the trailing 12 months ending October 31,
     2006, in-line sales were $458 per square foot with an average occupancy cost of 12.1% per square foot reported for the Valley River Center
     Mortgaged Property.

o    Located in Eugene, Oregon, the Valley River Center Mortgaged Property is
     approximately one mile north of the central business district and just west of the Delta Highway, a major north/south thoroughfare and 0.25 miles north of its interchange with I-105, a major east/west interstate highway. The
     Valley River Center Mortgaged Property neighborhood is the primary commercial/retail hub for the Eugene area and is a major attraction of retailers to the area. The largest employers in the market are PeaceHealth
     Corporation (4,300), University of Oregon (3,676), Lane Community College
     (2,531) and Monaco Coach Corporation (2,400). The Valley River Center
     Mortgaged Property is the only super regional mall within 60 miles and as a result, the primary trade area is projected to be within a 20 mile-radius and the secondary trade area extends out to 40 miles. The estimated 2004 population within a 10, 20 and 30-mile radius of the Valley River Center
     Mortgaged Property is 241,315, 307,400 and 334,571 and is projected to increase to 250,138, 318,116 and 345,193 by 2009. The 2004 estimated average household income for the same radii is $52,761, $53,654 and
     $53,669. Retail sales within the same designated trade area are $1.04 billion, $1.29 billion and $1.37 billion.

o    The Valley River Center Borrower is generally required at its sole cost and expense to keep the Valley River Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      C-37

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                               VALLEY RIVER CENTER
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PROPERTY MANAGEMENT:

o    Macerich Property Management Company, LLC, a sponsor related entity with 31 years of real estate management experience, manages the Valley River Center
     Mortgaged Property. Macerich Management Company currently manages 75 properties containing 76 million square feet and is the fourth largest mall operator in the United States. Macerich Management Company also currently owns and operates 64 super-regional malls in California and Arizona.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      C-38

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                              200 WEST 57TH STREET
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                                LOAN INFORMATION

LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $91,000,000
FIRST PAYMENT DATE:           March 1, 2007
TERM/AMORTIZATION:            120/0 months
INTEREST ONLY PERIOD:         120 months
MATURITY DATE:                February 1, 2017
EXPECTED MATURITY BALANCE:    $91,000,000
BORROWING ENTITY:             RCGLV 200W57, LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance: 108 payments
                              Open: 12 payments
UP-FRONT RESERVES:
   TAX RESERVE:               Yes
   REPLACEMENT RESERVE:       $2,753,242
   DEBT SERVICE RESERVE:      $2,500,000
ONGOING MONTHLY RESERVES:
   TAX RESERVE:               Yes
   REPLACEMENT RESERVE:       $2,515
MEZZANINE DEBT:               $17,000,000
LOCKBOX:                      Hard

                              FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:         $91,000,000
CUT-OFF DATE LTV:             67.2%
MATURITY DATE LTV:            67.2%
UNDERWRITTEN DSCR:            1.22x
MORTGAGE RATE(1):             5.658%

(1)  Mortgage rate rounded to three decimal places.

                              PROPERTY INFORMATION

PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     New York, New York
YEAR BUILT/RENOVATED:         1917/2007
NET RENTABLE SQUARE FEET:     158,607
CUT-OFF BALANCE PER SF:       $574
OCCUPANCY AS OF 01/01/2007:   97.3%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Jeffrey Management Corp.
UNDERWRITTEN NET CASH FLOW:   $6,379,842
APPRAISED VALUE:              $135,500,000

                                      C-39

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                              200 WEST 57TH STREET
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                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR     ANNUALIZED
                                 (12/31/2004)   (12/31/2005)   (06/30/2006)    UNDERWRITTEN
                                 ------------   ------------   ------------   --------------

Effective Gross Income .......    $8,113,936     $9,113,408     $9,253,344     $11,242,375
Total Expenses ...............    $4,100,427     $4,398,679     $4,235,776     $ 4,502,880
Net Operating Income (NOI) ...    $4,013,509     $4,734,729     $5,017,568     $ 6,739,495
Cash Flow (CF) ...............    $4,013,509     $4,734,729     $5,017,568     $ 6,379,842
DSCR on NOI ..................          0.77x          0.91x          0.96x           1.29x
DSCR on CF ...................          0.77x          0.91x          0.96x           1.22x

                              TENANT INFORMATION(1)

                                      RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                      FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
------------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

Trattoria Dell'Arte ..........       Not Rated         11,006       6.9%     $62.41    $  686,846        7.9%     08/31/2028
American Tax Institute .......       Not Rated          5,900       3.7      $80.76       476,488        5.5      06/30/2007
Abraham Family Partnership ...       Not Rated          5,091       3.2      $61.01       310,608        3.6      07/31/2008
JBR Offices ..................       Not Rated          4,536       2.9      $36.00       163,296        1.9      06/30/2014
                                                       ------      ----                ----------       ----
TOTAL ........................                         26,533      16.7%               $1,637,238       18.8%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                                  NO. OF
                                  LEASES    EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION               EXPIRING      SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
------------------------------   --------   --------   --------   ----------   ------------   ----------

2007 .........................      10        17,287      10.9%      17,287        10.9%      $1,139,798
2008 .........................      17        23,290      14.7       40.577        25.6%      $1,219,482
2009 .........................      18        28,763      18.1       69,340        43.7%      $1,381,296
2010 .........................      11        17,138      10.8       86,478        54.5%      $  906,254
2011 .........................       6        10,355       6.5       96,833        61.1%      $  464,186
2012 .........................       3         3,804       2.4      100,637        63.5%      $  313,467
2013 .........................       1         1,268       0.8      101,905        64.3%      $   71,892
2014 .........................       7        14,715       9.3      116,620        73.5%      $  899,629
2015 .........................       4         5,358       3.4      121,978        76.9%      $  274,085
2016 .........................       1         1,113       0.7      123,091        77.6%      $   48,000
2018 .........................       4         3,859       2.4      126,950        80.0%      $  642,204
2028 .........................       1        11,006       6.9      137,956        87.0%      $  686,846
MTM ..........................       9        11,585       7.3      149,541        94.3%      $  594,747
Vacant .......................      --         1,736       1.1      151,277        95.4%      $       --
Management/Conference Room ...      --         7,330       4.6      158,607       100.0%      $       --
                                   ---        ------     -----
TOTAL ........................      92       158,607     100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-40

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                              200 WEST 57TH STREET
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                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 68.1% of the total net rentable square feet, are:

o    TRATTORIA DELL'ARTE (not rated) occupies 11,006 square feet (6.9% of square feet, 7.9% of rental income) under a 40-year lease expiring on August 31,
     2028. The current rental rate per square foot of $62.41 increases annually each September by 50% of the increase in consumer price index over the base consumer price index of September 1988. There are no options to renew the lease. Trattoria Dell'Arte specializes in northern Italian cuisine and features the largest antipasto bar in New York. Trattoria Dell'Arte is owned by the Fireman Hospitality Group, which also owns other noteworthy
     New York restaurants, including Bond 45, Brooklyn Diner, Shelly's, Redeye
     Grill and Cafe Fiorello.

o    AMERICAN TAX INSTITUTE (not rated) occupies 5,900 square feet (3.7% of square feet, 5.5% of rental income) is under a 19-year lease originally expiring on December 31, 2006 and extended until June 30, 2007. The current rental rate per square foot of $80.76 is constant during the remaining lease term. There are no options to renew the lease. American Tax Institute provides training, refresher courses, seminars, roundtables and briefings on current international tax topics for over 400 members representing leading corporations and consultancies in the United States and Europe.

o    ABRAHAM FAMILY PARTNERSHIP (not rated) occupies a total of 5,091 square feet (3.2% of square feet, 3.6% of rental income) under three lease terms ranging from three to seven years, all expiring on July 31, 2008. The current blended rental rate per square foot of $61.01 increases each
     January and July of each lease year by consumer price index. There are no options to renew the lease.

o    JBR OFFICES (not rated) occupies 4,536 square feet (2.9% of square feet,
     1.9% of rental income) under a ten-year lease expiring on June 30, 2014.
     The current rental rate per square foot of $36.00 increases annually according to a detailed rent schedule in the lease. There are no options to renew the lease.

                                      C-41

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                              200 WEST 57TH STREET
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The 200 West 57th Street Mortgage Loan is a $91.0 million, ten-year fixed rate loan secured by a first mortgage on a central business district office building located in New York, New York County, New York. The 200 West 57th
     Street Mortgage Loan is interest only for the entire loan term, matures on
     February 1, 2017 and accrues interest at an annual rate, rounded to three decimal places, of 5.658%.

THE BORROWER:

o    The 200 West 57th Street Borrower is RCGLV 200W57, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the 200 West 57th Street
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 50.1% by RCG Longview Equity Fund, L.P., 40.0% by Eddie
     Trump and 9.9% by Jeffrey Feil. The borrower principal is RCG Longview
     Equity Fund, L.P. ("RCG").

o    RCG's managing partners own approximately 35 million square feet of retail, office, industrial and hospitality, and 35,000 residential units located in
     63 markets. Over the last six years, RCG's managing partners have placed through several funds more than $950 million to work on real estate transactions.

THE PROPERTY:

o    The 200 West 57th Street Mortgaged Property consists of a fee simple interest in a central business district office building built in 1917. The
     15-story plus basement improvements contain 158,607 square feet and are situated on 0.26 acres. Retail space is located on the ground floor and office space is located on all remaining floors. The largest tenants are
     Trattoria Dell'Arte, American Tax Institute, Abraham Family Partnership and
     JBR Offices, which together occupy 16.7% of the total square feet and contribute 18.8% of the gross potential rental income. The 200 West 57th
     Street Mortgaged Property is currently occupied by more than 80 office tenants and five ground floor retail tenants.

o    The 200 West 57th Street Borrower is generally required at its sole cost and expense to keep the 200 West 57th Street Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Jeffrey Management Corp. manages the 200 West 57th Street Mortgaged
     Property. Jeffrey Management, founded in 1957 and headquartered in New York
     City, currently manages approximately 15.0 million square feet of commercial real estate.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $17,000,000 mezzanine loan held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      C-42

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                             FRANKLIN AVENUE PLAZA
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                                LOAN INFORMATION

LOAN SELLER:                   Bank of America
LOAN PURPOSE:                  Acquisition
ORIGINAL PRINCIPAL BALANCE:    $87,000,000
FIRST PAYMENT DATE:            May 1, 2007
TERM/AMORTIZATION:             60/0 months
INTEREST ONLY PERIOD:          60 months
MATURITY DATE:                 April 1, 2012
EXPECTED MATURITY BALANCE:     $87,000,000
BORROWING ENTITY:              Treeline Franklin Avenue Plaza LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Lockout/Defeasance: 53 payments
                               Open: 7 payments
EXISTING MEZZANINE DEBT:       $10,000,000
UP-FRONT RESERVES:
   TAX RESERVE:                Yes
   IMMEDIATE REPAIR RESERVE:   $6,500,000
   TI/LC RESERVE:              $2,900,000
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                Yes
LOCKBOX:                       Hard

                              FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:          $87,000,000
CUT-OFF DATE LTV:              78.6%
MATURITY DATE LTV:             78.6%
UNDERWRITTEN DSCR:             1.14x
MORTGAGE RATE(1):              6.011%

(1)  Mortgage rate rounded to three decimal places.

                              PROPERTY INFORMATION

PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Suburban
LOCATION:                      Garden City, New York
YEAR BUILT/RENOVATED:          1979/2007
NET RENTABLE SQUARE FEET:      517,124
CUT-OFF BALANCE PER SF:        $168
OCCUPANCY AS OF 12/31/2006:    89.4%
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Treeline Management Corp.
UNDERWRITTEN NET CASH FLOW:    $6,052,445
APPRAISED VALUE:               $110,700,000

                                      C-43

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                             FRANKLIN AVENUE PLAZA
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                              FINANCIAL INFORMATION

                                   FULL YEAR      FULL YEAR      FULL YEAR
                                 (12/31/2004)   (12/31/2005)   (12/31/2006)   UNDERWRITTEN
                                 ------------   ------------   ------------   ------------

Effective Gross Income .......   $12,788,473    $13,106,927    $12,800,902    $13,606,152
Total Expenses ...............   $ 7,275,494    $ 7,707,753    $ 7,645,202    $ 7,159,774
Net Operating Income (NOI) ...   $ 5,512,979    $ 5,399,174    $ 5,155,700    $ 6,446,378
Cash Flow (CF) ...............   $ 5,512,979    $ 5,399,174    $ 5,155,700    $ 6,052,445
DSCR on NOI ..................          1.04x          1.02x          0.97x          1.22x
DSCR on CF ...................          1.04x          1.02x          0.97x          1.14x

                              TENANT INFORMATION(1)

                               RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS               FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT         RENT      EXPIRATION
-----------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

Merrill Lynch .........    AA-/ Aa3/ AA-        50,154       9.7%     $27.32    $1,370,207        9.9%     08/31/2012
Allstate ..............      A+/ A1/ A+         37,711       7.3      $29.25     1,103,204        7.9      10/31/2007
Healthcare Partners ...      Not Rated          32,035       6.2      $21.86       700,325        5.0      01/31/2012
Morgan Stanley DW .....     AA-/ Aa3/ A+        24,027       4.6      $31.39       754,099        5.4      08/31/2009
                                               -------      ----                ----------       ----
TOTAL .................                        143,927      27.8%               $3,927,834       28.3%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                           NO. OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION            EXPIRING        SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
------------------------   -------------   --------   --------   ----------   ------------   ----------

2007 ...................         19          76,782     14.8%       76,782        14.8%      $2,203,299
2008 ...................         14          36,839      7.1       113,621        22.0%      $1,029,946
2009 ...................         25          66,810     12.9       180,431        34.9%      $2,020,315
2010 ...................         13          24,659      4.8       205,090        39.7%      $  718,838
2011 ...................         11          22,921      4.4       228,011        44.1%      $  600,737
2012 ...................         28         121,159     23.4       349,170        67.5%      $3,220,269
2013 ...................          9          36,217      7.0       385,387        74.5%      $  975,243
2014 ...................          1          15,288      3.0       400,675        77.5%      $  482,489
2015 ...................          5          34,228      6.6       434,903        84.1%      $  788,918
2016 ...................          2           2,000      0.4       436,903        84.5%      $   42,200
2017 ...................          1           8,680      1.7       445,583        86.2%      $  296,682
MTM ....................          8           3,313      0.6       448,896        86.8%      $   34,924
Management / Storage and
   Public Areas ........          7          13,605      2.6       462,501        89.4%      $       --
Vacant .................         --          54,623     10.6       517,124       100.0%      $       --
                                ---         -------    -----
TOTAL ..................        143         517,124    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-44

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                             FRANKLIN AVENUE PLAZA
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                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 27.8% of the net rentable square feet, are:

o    MERRILL LYNCH (NYSE: "MER") (rated "AA-" by Fitch and S&P and "Aa3" by
     Moody's) occupies 50,154 square feet (9.7% of square feet, 9.9% of rental income) under a five-year lease renewal period expiring on August 31, 2012.
     The current rental rate per square foot of $27.32 increases annually by 3%.
     There is one 5-year option remaining to renew the lease with the rental rate per square foot determined at 95% of the then fair market. Merrill
     Lynch provides broker-dealer, investment banking, financing, wealth management, advisory, asset management, insurance, lending, and related products and services worldwide. As of the fiscal year ended December 29,
     2006, Merrill Lynch reported revenue of approximately $70.6 billion, net income of $7.5 billion and stockholder equity of $39.0 billion.

o    ALLSTATE (NYSE: "ALL") (rated "A+ by Fitch and S&P and "A1" by Moody's)
     occupies a total of 37,711 square feet (7.3% of square feet, 7.9% of rental income) under an 11-year lease expiring on October 31, 2007. The current blended rental rate per square foot of $29.25 is constant during the remaining initial lease term. There is one 5-year option to renew the lease with the rental rate per square foot determined at the greater of 95% of the then fair market or the rental rate per square foot in effect for the
     12-month period ending on the expiration date of the initial lease term.
     Allstate engages in the personal property and casualty insurance business, as well as in the life insurance, retirement and investment products business in the United States and Canada. Allstate operates in two segments: Allstate Protection and Allstate Financial. The Allstate
     Protection segment sells private passenger auto and homeowner's insurance primarily through agencies. This segment also sells various personal property and casualty insurance products, including landlords, personal umbrella, renters, condominium, residential fire, manufactured housing, boat owners, loan protection, and selected commercial property and casualty products, and provides emergency road services. The Allstate Financial segment provides life insurance, retirement and investment products, and supplemental accident and health insurance products to individual and institutional customers. The Allstate Financial segment markets products through multiple intermediary distribution channels, including agencies, independent agents, banks, broker-dealers and specialized structured settlement brokers. As of the fiscal year ended December 31, 2006, Allstate reported revenue of approximately $35.8 billion, net income of $5.0 billion and stockholder equity of $21.8 billion.

o    HEALTHCARE PARTNERS (not rated) occupies a total of 32,035 square feet
     (6.2% of square feet, 5.0% of rental income) leases ranging from seven to ten years expiring on January 31, 2012. The current blended rental rate per square foot of $21.86 increases annually by 3.5%. There are no options to renew the lease. Healthcare Partners manages and administers healthcare products for contracted health plans. Since Healthcare Partners is privately held, no financial information is available.

o    MORGAN STANLEY (NYSE: "MS") (rated "AA-" by Fitch, "Aa3" by Moody's and
     "A+" by S&P) occupies a total of 24,027 square feet (4.6% of square feet,
     5.4% of rental income) under leases ranging from 11 to 21 years expiring on
     August 31, 2009. The current blended rental rate per square foot of $31.39 increases annually by 3.0%. There is one 5-year option to renew the lease with the rental rate per square foot determined at the then fair market.
     Morgan Stanley is a financial services company providing various products and services to clients and customers, including corporations, governments, financial institutions and individuals worldwide. Morgan Stanley operates in four segments: Institutional Securities, Global Wealth Management Group,
     Asset Management and Discover. The Institutional Securities segment includes capital raising, financial advisory services, including advice on mergers and acquisitions, restructurings, real estate, and project finance, corporate lending, sales, trading, financing and market-making activities in equity securities and related products, and fixed income securities and related products. The Global Wealth Management Group segment provides brokerage and investment advisory services covering various investment alternatives, financial and wealth planning services, annuity and insurance products, credit and other lending products, banking and cash management services, retirement services, and trust and fiduciary services. The Asset
     Management segment provides asset management products and services in equity, fixed income, and alternative investments and private equity to institutional and retail clients through proprietary and third party retail distribution channels, intermediaries and institutional distribution channels. The Discover segment offers credit cards and related consumer products and services, operates a merchant and cash access network, and an automated teller machine/debit and electronic funds transfer network, and provides various consumer finance products and services. As of the fiscal year ended November 30, 2006, Morgan Stanley reported revenue of approximately $76.6 billion, net income of $7.5 billion and stockholder equity of $35.4 billion.

                                      C-45

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                             FRANKLIN AVENUE PLAZA
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                             ADDITIONAL INFORMATION

THE LOAN:

o    The Franklin Avenue Plaza Mortgage Loan is a $87.0 million, five-year fixed rate loan secured by a first mortgage on a suburban office complex located in Garden City, Town of Hempstead, Nassau County, New York. The Franklin
     Avenue Plaza Mortgage Loan is interest only for the entire loan term, matures on April 1, 2012 and accrues interest at an annual rate, rounded to three decimal places, of 6.011%.

THE BORROWER:

o    The Franklin Avenue Plaza Borrower is Treeline Franklin Avenue Plaza LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Franklin Avenue
     Plaza Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership is held 100% by Treeline Franklin Avenue Plaza Partners
     LLC, a Delaware limited liability company, as the sole member of the
     Franklin Avenue Plaza Borrower. Equity ownership of Treeline Franklin
     Avenue Plaza Partners LLC is held 25% by Treeline FAP Investors LLC, a
     Delaware limited liability company, and 75% by First Point Franklin Avenue
     Plaza LLC, a Delaware limited liability company. The borrower principal is
     Treeline FAP Guarantor LLC, a Delaware limited liability company.

o    The Treeline Companies currently owns and manages 12 office buildings located in the New York metropolitan area containing a total of approximately 3.0 million square feet.

o    First Point Partners LLC ("First Point") currently owns and manages several office and multifamily properties located in the New York metropolitan area. First Point's real estate investment focus is on office, retail, multi-family and land development assets along the east and west coasts of the United States, including Hawaii and Puerto Rico. First Point currently has $300 million of committed capital.

THE PROPERTY:

o    The Franklin Avenue Plaza Mortgaged Property consists of a fee simple interest in a suburban office complex consisting of two three-story and two
     5-story buildings built in 1979. The five-story buildings are connected and have a lower level. The Class "A" improvements contain a total of 517,124 square feet and are situated on 7.21 acres. The largest tenants are Merrill
     Lynch, Allstate, Healthcare Partners and Morgan Stanley, which together occupy 27.8% of the total square feet and contribute 28.3% of the gross potential rental income. The Franklin Avenue Plaza Mortgaged Property is currently occupied by approximately 90 additional tenants, including
     Metropolitan Life, Nassau County Federal Credit Union, USAA, Wachovia
     Securities and Vacation.com. The buildings are fully sprinklered and a life safety fire alarm system is installed. There are 761 parking spaces located within two free-standing concrete parking garages, 142 surface spaces and
     756 surface spaces owned by the city and dedicated to the Franklin Avenue
     Plaza Mortgaged Property for a total of 1,659 spaces, resulting in a parking ratio of 3.2 spaces per 1,000 square feet.

o    The Franklin Avenue Plaza Borrower is generally required at its sole cost and expense to keep the Franklin Avenue Plaza Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Treeline Management Corp. manages the Franklin Avenue Plaza Mortgaged
     Property. Treeline Management, founded in 1985 and headquartered in Garden
     City, New York, currently manages 12 office buildings containing a total of approximately 3.0 million square feet located in the New York metropolitan area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $10,000,000 mezzanine loan held outside of the Trust Fund.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      C-46

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                             50 SOUTH TENTH STREET
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                                LOAN INFORMATION

LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $76,200,000
FIRST PAYMENT DATE:           February 1, 2007
TERM/AMORTIZATION:            60/0 months
INTEREST ONLY PERIOD:         60 months
MATURITY DATE:                January 1, 2012
EXPECTED MATURITY BALANCE:    $76,200,000
BORROWING ENTITY:             FSP 50 South Tenth Street Corp.
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout: 12 payments
                              GRTR 1% PPMT or Yield
                              Maintenance: 41
                              Open: 7 payments
UP-FRONT RESERVES:
  TAX RESERVE:                Yes
ONGOING MONTHLY RESERVES:
  TAX RESERVE:                Yes
LOCKBOX:                      Hard

                             FINANCIAL INFORMATION

CUT-OFF DATE BALANCE:         $76,200,000
CUT-OFF DATE LTV:             59.5%
MATURITY DATE LTV:            59.5%
UNDERWRITTEN DSCR:            1.94x
MORTGAGE RATE:                5.287%

                             PROPERTY INFORMATION

PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Minneapolis, Minnesota
YEAR BUILT/RENOVATED:         2001/NAP
NET RENTABLE SQUARE FEET:     485,638
CUT-OFF BALANCE PER SF:       $157
OCCUPANCY AS OF 12/19/2006:   98.9%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Ryan Companies US, Inc.
UNDERWRITTEN NET CASH FLOW:   $7,928,061
APPRAISED VALUE:              $128,000,000

                                      C-47

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                              50 SOUTH TENTH STREET
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                              FINANCIAL INFORMATION

                                  FULL YEAR      FULL YEAR     ANNUALIZED
                                (12/31/2004)   (12/31/2005)   (10/31/2006)   UNDERWRITTEN
                                ------------   ------------   ------------   ------------

Effective Gross Income ......    $12,359,790    $13,693,491    $14,113,983    $14,976,434
Total Expenses ..............    $ 5,901,179    $ 5,642,591    $ 6,023,714    $ 6,481,969
Net Operating Income (NOI) ..    $ 6,458,611    $ 8,050,900    $ 8,090,269    $ 8,494,465
Cash Flow (CF) ..............    $ 6,458,611    $ 8,050,900    $ 8,090,269    $ 7,928,061
DSCR on NOI .................           1.58x          1.97x          1.98x          2.08x
DSCR on CF ..................           1.58x          1.97x          1.98x          1.94x

                              TENANT INFORMATION(1)

                                          RATINGS          TOTAL       % OF                 POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                          FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
----------------------------------   -----------------   ---------   --------   --------   ----------   -----------   ----------

Oracle USA, Inc.(2) ..............        A/ A2/ A        242,107       49.9%   $18.85     $4,562,979      50.1%      03/31/2014
Ryan Companies US, Inc.(3) .......       Not Rated         88,330       18.2    $17.97      1,587,340      17.4       07/31/2015
Target Corp.(4) ..................       A+/ A1/ A+        44,530        9.2    $13.28        591,178       6.5       08/31/2015
Portu-Sunberg & Associates Inc. ..       Not Rated         11,518        2.4    $17.08        196,767       2.2       01/31/2010
                                                          -------       ----               ----------      ----
TOTAL ............................                        386,485       79.6%              $6,938,264      76.1%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Oracle USA, Inc subleases 215,838 square feet with an expiration of March
     31, 2014 to Target Corp., and 26,269 square feet with an expiration of
     March 31, 2014 to Dobbs Temporary Services, Inc.

(3)  Ryan Companies US, Inc. leases two spaces. One space is 86,381 square feet with an expiration of July 31, 2015, and the other is 1,949 square feet with an expiration of January 31, 2008.

(4)  Target Corp leases two spaces. One space is 43,506 square feet with an expiration of August 31, 2015, and the other is 1,024 square feet with an expiration of October 31, 2011.

                           LEASE ROLLOVER SCHEDULE(1)

                     NO. OF LEASES   EXPIRING     % OF     CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION      EXPIRING        SF      TOTAL SF    TOTAL SF     OF TOTAL SF    EXPIRING
------------------   -------------   --------   --------   ----------   ------------   ----------

2007 .............         1            1,527      0.3%        1,527         0.3%      $   48,864
2008 .............         2           12,464      2.6        13,991         2.9%      $  231,285
2009 .............         7           26,746      5.5        40,737         8.4%      $  433,213
2010 .............         6           39,766      8.2        80,503        16.6%      $  723,400
2011 .............         6           21,908      4.5       102,411        21.1%      $  601,443
2012 .............         3            2,806      0.6       105,217        21.7%      $  108,831
2014 .............         2          244,658     50.4       349,875        72.0%      $4,657,366
2015 .............         2          129,887     26.7       479,762        98.8%      $2,120,272
MTM ..............         2              798      0.2       480,560        99.0%      $   26,096
Vacant ...........        --            5,078      1.0       485,638       100.0%      $       --
                         ---          -------    -----
TOTAL ............        31          485,638    100.0%

(1)  Information obtained from underwritten rent roll.

                                      C-48

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                             50 SOUTH TENTH STREET
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                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 79.6% of the total net rentable square feet, are:

o    ORACLE USA, INC. (NASDAQ: "ORCL") (rated "A" by Fitch and S&P and "A2" by
     Moody's) occupies a total of 242,107 square feet (49.9% of square feet,
     50.1% of income) under a 13-year lease expiring March 31, 2014 with three
     5-year renewal options at $18.50 per square foot or the then market rates, whichever is higher, with nine months written notice. The lease provides for base rent of $18.12 per square foot for approximately 24,823 square feet and $18.93 per square foot for 217,284 square feet. Oracle USA, Inc.
     has a first right of refusal on any additional space that becomes available and is superior to any option rights of any other tenants. The tenant must exercise this right within 10 business days after receiving notice from the landlord. Oracle USA, Inc. has subleased 215,838 square feet to Target
     Corporation and 26,269 square feet to Dobbs Temporary Services doing business as Pro Staff. Oracle Corporation, together with its subsidiaries, engages in the development, manufacture, distribution, servicing, and marketing of database, middleware, and application software. Oracle USA,
     Inc. offers software license updates, product support and other services.
     Oracle USA, Inc. distributes its products and services to consultants, education providers, Internet service providers, network integrators, resellers, independent software vendors, and system
     integrators/implementers. Oracle Corporation was founded by Lawrence J.
     Ellison in 1977 and is headquartered in Redwood City, California. As of the fiscal year ended May 31, 2006, Oracle USA, Inc. reported revenue of $11.8 billion, net income of $2.89 billion and stockholder equity of $10.84 billion.

o    RYAN COMPANIES US, INC. (not rated) occupies 88,330 square feet (18.2% of square feet, 17.4% of income) under two leases expiring January 31, 2008 and July 31, 2015 with two 5-year renewal options with nine months written notice. The lease provides a fixed base rent of $18.00 per square foot for
     86,381 square feet and $16.75 per square foot for 1,949 square feet of storage space. Ryan Companies US, Inc. is a commercial real estate development and property management company that offers design/build construction services and facilities management. The group works on office, industrial, retail, hospitality, medical, public-sector, and mission-critical projects nationwide. It has more than 10 million square feet of commercial development underway, including the Sears Centre in the
     Prairie Stone Business Park near Chicago. The property management unit manages more than 9.5 million square feet of property valued at more than
     $700 million. Francis and Russell Ryan began the enterprise in 1938 as a small northern Minnesota lumber company. It is in its third generation of leadership by the Ryan family.

o    TARGET CORPORATION (NYSE: "TGT") (rated "A+" by Fitch and S&P and "A1" by
     Moody's) occupies 44,530 square feet (9.2% of square feet, 6.5% of income)
     under a two 10-year leases expiring October 31, 2011 and August 31, 2015.
     The lease for 43,506 square foot space has three 5-year renewal options at market rates with 12 months written notice. This lease provides for a base rent of $13.00 per square foot with rate increases of $1.00 per square foot every three years. The lease for an additional 1,024 square feet provides for a base rent of $25.00 per square foot. Target Corporation operates general merchandise discount stores in the United States. Target
     Corporation offers an assortment of general merchandise, including consumables and commodities; electronics, entertainment, sporting goods, and toys; apparel and accessories; and home furnishings and decor; as well as a line of food items. The company operates its stores under Target and
     SuperTarget brands. Target Corporation also sells its merchandise online, as well as offers credit cards to its customers. As of November 17, 2006,
     Target operated 1,494 stores in 47 states and is headquartered in
     Minneapolis, Minnesota. The Target Corporation headquarters is located across the street from the 50 South Tenth Street Mortgaged Property and is connected by a sky bridge. As of the fiscal year ended January 28, 2006,
     Target reported revenue of $52.6 billion, net income of $2.4 billion and stockholder equity of $14.2 billion.

o    PORTU-SUNBERG & ASSOCIATES, INC (not rated) occupies a total of 11,518 square feet (2.4% of square feet, 2.2% of income) under an 8-year lease expiring on January 31, 2010 with one 5-year renewal option at market rates with nine months written notice. The lease provides for a base rent of
     $16.58 per square foot with annual rate increases of 1.5%. Portu-Sunberg &
     Associates, Inc. is a privately owned manufacturers' representative specializing in seasonal products, school supplies and patio furniture.

                                      C-49

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                             50 SOUTH TENTH STREET
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                             ADDITIONAL INFORMATION

THE LOAN:

o    The 50 South Tenth Street Loan is a $76.2 million, five-year fixed rate loan secured by a first mortgage on a central business district office building located in Minneapolis, Minnesota. The 50 South Tenth Street Loan
     is interest only for the entire loan term, matures on January 1, 2012 and accrues interest at an annual rate of 5.287%.

THE BORROWER:

o    The 50 South Tenth Street Borrower is FSP 50 South Tenth Street Corp., a
     Delaware corporation and a single purpose bankruptcy remote entity with equity ownership held by Franklin Street Properties Corp., (99%) a publicly-traded real estate investment trust, which is responsible for the day-to-day management of the Borrower, George J. Carter (1%) and a group of investors who own 700 shares retaining certain voting rights.

o    Franklin Street Properties Corp. is a publicly trade REIT which owns 31 properties containing 5.3 million square feet in 16 states. Franklin Street
     Properties Corp., through its subsidiaries, provides real estate and investment banking/investment services in the United States. Its real estate operations include real estate leasing, as well as interim acquisition financing, development, and asset/property management. The company also provides investment banking/investment services, including real estate acquisition and broker/dealer services. In addition, it provides development services, asset management services, property management services, and/or property accounting services. Franklin Street
     Properties Corp. was founded in 1981 and is headquartered in Wakefield,
     Massachusetts. As of December 31, 2005, Franklin Street Properties had net
     real estate assets of $553 million, liquidity of $70 million, total assets of $677 million, and net worth of $662 million. As of October 5, 2006,
     Franklin Street Properties Corp. had equity market capitalization of $1.4 billion.

THE PROPERTY:

o    The 50 South Tenth Street Mortgaged Property consists of a fee simple interest in a central business district office building, which was razed and redeveloped in 2001. The 12-story Class "A" improvements contain
     485,638 square feet and are situated on 2.83 acres. The major tenants are
     Oracle USA, Inc., Ryan Companies, Inc., Target Corporation and
     Portu-Sunberg & Associates, which together occupy 79.6% of the total square feet and contribute 76.1% of the gross potential rental income. The 50
     South Tenth Street Mortgaged Property is currently occupied by approximately 19 office tenants and 13 retail tenants. The 50 South Tenth
     Street Mortgaged Property is part of a larger mixed use area called 900
     Nicollet Mall, an approximate 1.3 million square foot parking, retail and office use complex covering one city block.

o    The 50 South Tenth Street Mortgaged Property is situated on the southwestern edge of the core area of the Minneapolis central business district and is connected to the extensive skyway system, which is critical for leasing success in the downtown core. Adjacent land uses include the downtown Target store, on the same block, Target Corporation's headquarters to the south, the University of St. Thomas Law School and graduate school to the west, the US Bank/Piper Jaffray Center (a 910,000 square foot Class
     "A" office building) connected by skyway to the north, and a mixture of retail and office land uses to the east across Nicollet Mall, including the
     Perkins and Will building and the Young Quinlan Building. A city-owned and operated parking garage is an amenity for the 50 South Tenth Street
     Mortgaged Property, because the subject has no on-site parking under control. Nicollet Mall is a nationally-renowned upscale shopping and dining district that covers a twelve-block stretch of Nicollet Avenue in downtown
     Minneapolis. Nicollet Mall serves as the central spine of the Minneapolis central business district, with dense commercial development to the east and west. Along with Hennepin Avenue, one block to the west, it forms the cultural and commercial heart of the city. Office buildings and department stores such as Macy's and Neiman Marcus are located on Nicollet Mall. The area also includes Orchestra Hall, and is close to the Warehouse District, the Hubert H. Humphrey Metrodome, the Minneapolis Convention Center and the
     Minneapolis Public Library.

                                      C-50

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                              50 SOUTH TENTH STREET
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o    The 50 South Tenth Street Borrower is generally required at its sole cost and expense to keep the 50 South Tenth Street Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The 50 South Tenth Street Mortgaged Property is managed by FSP Property
     Management, LLC (FSP), a wholly-owned affiliate of Franklin Street
     Properties Corp. The seller, developer, anchor tenant, and current property manager, Ryan Companies US, Inc. (via an affiliate thereof) has been retained to provide daily on-site property management services. Ryan
     Companies US, Inc. is a leading national commercial real estate firm offering integrated design-build and development as well as asset, property and facilities management services to customers. Ryan Companies US, Inc., a family-owned business committed to building lasting relationships, has offices in Chicago, Minneapolis, Phoenix, San Diego, Tampa, Cedar Rapids,
     Davenport and Des Moines. Ryan Companies US, Inc. currently manages over
     9.5 million square feet valued at over $700 million and is headquartered at the 50 South Tenth Street Mortgaged Property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

                                      C-51

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ANNEX D

CLASS A-AB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance

(1) Amounts shown may vary from actual amounts due to rounding.

D-1

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Annex E

CLASS XP REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class XP Reference Rate
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84

(1) Amounts shown may vary from actual amounts due to rounding.

E-1

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Annex F

Amortization Schedule
of the Parkway Chevrolet-Tomball Note A Mortgage Loan

Period	Date	Ending Balance(1)	Principal(1)
0	06/1/2007	$7,872,296.20	$—
1	07/1/2007	$7,864,235.13	$8,061.07
2	08/1/2007	$7,857,457.80	$6,777.33
3	09/1/2007	$7,850,645.08	$6,812.72
4	10/1/2007	$7,842,474.62	$8,170.46
5	11/1/2007	$7,835,583.68	$6,890.94
6	12/1/2007	$7,827,337.12	$8,246.56
7	01/1/2008	$7,820,367.15	$6,969.97
8	02/1/2008	$7,813,360.79	$7,006.36
9	03/1/2008	$7,803,686.05	$9,674.74
10	04/1/2008	$7,796,592.60	$7,093.45
11	05/1/2008	$7,788,149.04	$8,443.56
12	06/1/2008	$7,780,974.47	$7,174.57
13	07/1/2008	$7,772,452.00	$8,522.47
14	08/1/2008	$7,765,195.47	$7,256.53
15	09/1/2008	$7,757,901.06	$7,294.41
16	10/1/2008	$7,749,262.01	$8,639.05
17	11/1/2008	$7,741,884.41	$7,377.60
18	12/1/2008	$7,733,164.44	$8,719.97
19	01/1/2009	$7,725,702.80	$7,461.64
20	02/1/2009	$7,718,202.20	$7,500.60
21	03/1/2009	$7,706,762.82	$11,439.38
22	04/1/2009	$7,699,163.34	$7,599.48
23	05/1/2009	$7,690,227.51	$8,935.83
24	06/1/2009	$7,682,541.70	$7,685.81
25	07/1/2009	$7,673,521.90	$9,019.80
26	08/1/2009	$7,665,748.88	$7,773.02
27	09/1/2009	$7,657,935.27	$7,813.61
28	10/1/2009	$7,648,791.14	$9,144.13
29	11/1/2009	$7,640,888.99	$7,902.15
30	12/1/2009	$7,631,658.73	$9,230.26
31	01/1/2010	$7,623,667.13	$7,991.60
32	02/1/2010	$7,615,633.81	$8,033.32
33	03/1/2010	$7,603,710.75	$11,923.06
34	04/1/2010	$7,595,573.24	$8,137.51
35	05/1/2010	$7,586,114.03	$9,459.21
36	06/1/2010	$7,577,884.65	$8,229.38
37	07/1/2010	$7,568,336.06	$9,548.59
38	08/1/2010	$7,560,013.87	$8,322.19
39	09/1/2010	$7,551,648.22	$8,365.65
40	10/1/2010	$7,541,967.07	$9,681.15

(1)	Amounts shown may vary from actual amounts due to rounding.

Period	Date	Ending Balance(1)	Principal(1)
41	11/1/2010	$7,533,507.21	$8,459.86
42	12/1/2010	$7,523,734.41	$9,772.80
43	01/1/2011	$7,515,179.35	$8,555.06
44	02/1/2011	$7,506,579.63	$8,599.72
45	03/1/2011	$7,494,142.31	$12,437.32
46	04/1/2011	$7,485,432.76	$8,709.55
47	05/1/2011	$7,475,417.07	$10,015.69
48	06/1/2011	$7,466,609.75	$8,807.32
49	07/1/2011	$7,456,498.95	$10,110.80
50	08/1/2011	$7,447,592.86	$8,906.09
51	09/1/2011	$7,438,640.28	$8,952.58
52	10/1/2011	$7,428,388.16	$10,252.12
53	11/1/2011	$7,419,335.31	$9,052.85
54	12/1/2011	$7,408,985.66	$10,349.65
55	01/1/2012	$7,399,831.51	$9,154.15
56	02/1/2012	$7,390,629.56	$9,201.95
57	03/1/2012	$7,378,890.17	$11,739.39
58	04/1/2012	$7,369,578.90	$9,311.27
59	05/1/2012	$7,358,977.85	$10,601.05
60	06/1/2012	$7,349,562.61	$9,415.24
61	07/1/2012	$7,338,860.43	$10,702.18
62	08/1/2012	$7,329,340.16	$9,520.27
63	09/1/2012	$7,319,770.19	$9,569.97
64	10/1/2012	$7,308,917.48	$10,852.71
65	11/1/2012	$7,299,240.88	$9,676.60
66	12/1/2012	$7,288,284.45	$10,956.43
67	01/1/2013	$7,278,500.13	$9,784.32
68	02/1/2013	$7,268,664.73	$9,835.40
69	03/1/2013	$7,255,105.48	$13,559.25
70	04/1/2013	$7,245,147.94	$9,957.54
71	05/1/2013	$7,233,918.20	$11,229.74
72	06/1/2013	$7,223,850.04	$10,068.16
73	07/1/2013	$7,212,512.70	$11,337.34
74	08/1/2013	$7,202,332.78	$10,179.92
75	09/1/2013	$7,192,099.71	$10,233.07
76	10/1/2013	$7,180,601.94	$11,497.77
77	11/1/2013	$7,170,255.42	$10,346.52
78	12/1/2013	$7,158,647.29	$11,608.13
79	01/1/2014	$7,148,186.15	$10,461.14
80	02/1/2014	$7,137,670.39	$10,515.76
81	03/1/2014	$7,123,493.42	$14,176.97
82	04/1/2014	$7,112,848.74	$10,644.68
83	05/1/2014	$7,100,950.56	$11,898.18
84	06/1/2014	$7,090,188.18	$10,762.38
85	07/1/2014	$7,078,175.51	$12,012.67
86	08/1/2014	$7,067,294.23	$10,881.28

(1) Amounts shown may vary from actual amounts due to rounding.

Period	Date	Ending Balance(1)	Principal(1)
87	09/1/2014	$7,056,356.14	$10,938.09
88	10/1/2014	$7,044,172.54	$12,183.60
89	11/1/2014	$7,033,113.73	$11,058.81
90	12/1/2014	$7,020,812.69	$12,301.04
91	01/1/2015	$7,009,631.92	$11,180.77
92	02/1/2015	$6,998,392.78	$11,239.14
93	03/1/2015	$6,983,559.02	$14,833.76
94	04/1/2015	$6,972,183.76	$11,375.26
95	05/1/2015	$6,959,574.87	$12,608.89
96	06/1/2015	$6,948,074.39	$11,500.48
97	07/1/2015	$6,935,343.69	$12,730.70
98	08/1/2015	$6,923,716.69	$11,627.00
99	09/1/2015	$6,912,028.99	$11,687.70
100	10/1/2015	$6,899,116.17	$12,912.82
101	11/1/2015	$6,887,300.03	$11,816.14
102	12/1/2015	$6,874,262.27	$13,037.76
103	01/1/2016	$6,862,316.37	$11,945.90
104	02/1/2016	$6,850,308.11	$12,008.26
105	03/1/2016	$6,835,929.74	$14,378.37
106	04/1/2016	$6,823,783.71	$12,146.03
107	05/1/2016	$6,810,425.03	$13,358.68
108	06/1/2016	$6,798,145.85	$12,279.18
109	07/1/2016	$6,784,657.63	$13,488.22
110	08/1/2016	$6,772,243.92	$12,413.71
111	09/1/2016	$6,759,765.40	$12,478.52
112	10/1/2016	$6,746,083.27	$13,682.13
113	11/1/2016	—	$6,746,083.27

(1) Amounts shown may vary from actual amounts due to rounding.

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Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May     , 2007

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For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘GLOSSARY’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

•	guaranteed investment contracts;

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization;

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ and ‘‘CASH FLOW AGREEMENTS’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either:

•	‘‘regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘LEGAL INVESTMENT’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability To Sell Your Certificates

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including:

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Rights Upon Event of Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor’s claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by:

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse To Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related To Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD’s Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, ceiling clearance heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject To Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability To Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating To Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating To Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘GLOSSARY’’ attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include:

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘DESCRIPTION OF CREDIT SUPPORT—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor’s yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation:

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

Bank of America, National Association, As Sponsor

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and growth of the Sponsor’s commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2003	2004	2005	2006	YTD March 2007
Multifamily	$773,759,737	$846,810,000	$1,923,132,683	$1,893,565,597	$359,347,478
Office	2,519,410,500	4,554,682,199	4,707,688,429	6,223,513,504	6,386,157,953
Retail	1,675,580,125	2,693,464,540	3,934,548,928	4,190,404,575	1,307,188,320
Industrial	244,734,000	442,700,000	383,918,812	429,439,600	221,784,451
Manufactured Housing	604,559,638	827,847,923	87,612,439	24,316,420	0
Self Storage	127,118,000	411,710,000	294,366,598	684,795,946	55,531,300
Lodging	346,350,000	2,465,433,338	4,087,452,198	2,974,691,886	189,337,000
Total	$6,291,512,000	$12,242,648,000	$15,418,720,087	$16,420,727,528	$8,519,346,502

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘METHOD OF DISTRIBUTION’’ in the applicable prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘The Mortgage Loan Program,’’ ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ for more information about the Sponsor’s solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of

Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor’s telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor’s credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America’s underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (‘‘ASTM’’).

Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans through its capital markets servicing group in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
Commercial Mortgage Loans
By Number	8,747	10,349	10,481	9,473
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167	$83,588,000,000

As of March 31, 2007, Bank of America’s portfolio consisted of 9,477 commercial mortgage loans with an unpaid principal balance of approximately $110,346,325,000, of which 5,086 commercial mortgage loans with an unpaid principal balance of approximately $67,183,129,000 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer’s advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor’s as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor’s
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America’s loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America’s policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower’s financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the

Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero.

Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party’s estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party’s determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC’s participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC’s participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC’s participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC’s participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘THE DEPOSITOR’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement:

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will:

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,:

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California’s ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as To Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’), an officer’s certificate stating that (i) a review of the servicer’s or master servicer’s activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor’s annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation:

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency’s evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee’s gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘Risk Factors—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates’’ in this prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month.

The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘CASH FLOW AGREEMENTS’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with Respect To MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

Cash Flow Agreements

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender’s consent or a hearing at which the lender’s interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults’’.) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘Risk Factors—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘—Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower’s ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (‘‘OCC’’), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘State and Other Tax Consequences’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘Description of the Trust Funds—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘—Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC’s termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class’s fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any ‘‘excess inclusion’’ income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual’s, estate’s or trust’s share of such fees and expenses will be added to the gross income of such holder and (2) such individual’s, estate’s or trust’s share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person’s obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See ‘‘—Noneconomic REMIC Residual Certificates’’ above concerning the disregard of certain transfers having tax avoidance potential, and see ‘‘—Excess Inclusions’’ regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder’s miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate’s share of reasonable servicing fees and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder’s share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder’s normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or master servicer’s, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder’s trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a ‘‘Plan’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and entities deemed to hold plan assets because of a Plan’s investment in the entity) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions (each, an ‘‘Exemption’’) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘Legal Matters’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘Description of the Certificates—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor (other than Annual Reports on Form 10-K) with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

‘‘Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

‘‘Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

‘‘Bankruptcy Code’’ means the U.S. Bankruptcy Code.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

‘‘Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

‘‘Certificate Owner’’ means the actual purchaser of a book-entry certificate.

‘‘Closing Date’’ means date of the initial issuance of the certificates of a given series.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

‘‘Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

‘‘CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

‘‘Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of:

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

‘‘Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

‘‘Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

‘‘Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

‘‘DOL’’ means the United States Department of Labor.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

‘‘Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent:

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

‘‘Ginnie Mae’’ means Governmental National Mortgage Association.

‘‘Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

‘‘Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

‘‘Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

‘‘Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

‘‘Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

‘‘Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

‘‘Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

‘‘Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of:

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

‘‘Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

‘‘MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

‘‘Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower’s election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

‘‘Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than:

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either:

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

‘‘Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

‘‘Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

‘‘Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

‘‘Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

‘‘Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

‘‘Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

‘‘Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

‘‘Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

‘‘PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

‘‘Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

‘‘Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

‘‘Relief Act’’ means the Servicemembers Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

‘‘REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

‘‘REMIC Provisions’’ means Sections 860A through 860G of the Code.

‘‘REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

‘‘REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

‘‘REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

‘‘REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

‘‘REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

‘‘Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

‘‘Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

‘‘Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

‘‘Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

‘‘Treasury Department’’ means the United States Treasury Department.

‘‘UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which:

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

‘‘Voting Rights’’ means the voting rights evidenced by each series of certificates.

‘‘Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

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NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘BACM2007_2.xls’’ The file ‘‘BACM2007_2.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this free writing prospectus and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until August   , 2007, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,888,407,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2007-2

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A,
Class XP, Class XW, Class A-M,
Class A-M, Class A-J, Class B,
Class C and Class D

Banc of America
Commercial Mortgage Inc.,
Commercial Mortgage
Pass-Through Certificates,
Series 2007-2

FREE WRITING PROSPECTUS

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Credit Suisse

RBS Greenwich Capital

May     , 2007